As filed with the Securities and Exchange Commission on May 13, 1998
                                                Registration No.  333-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                           ----------------

                               FORM S-4
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ----------------

FIRSTFEDERAL FINANCIAL SERVICES CORP.         SIGNAL CAPITAL TRUST I
    (Exact name of registrant               (Exact name of registrant
   as specified in its charter)            as specified in its charter)
              Ohio                                   Delaware
      (State of incorporation)               (State of incorporation)
            _________                               ___________
   (Primary Standard Industrial            (Primary Standard Industrial)
    Classification Code Number)             Classification Code Number
           34-1622711                               34-1856353
(I.R.S. Employer Identification No.)   (I.R.S. Employer Identification No.)
                          135 East Liberty Street
                           Wooster, Ohio 44691
                             (330) 264-8001
          (Address, including zip code, and telephone number,
           including area code, of registrants' principal
                            executive offices)

                           -------------------

       Jon W. Park                                 Jon W. Park
FirstFederal Financial Services Corp.         Administrative Trustee
  Chief Financial Officer                     Signal Capital Trust I
  135 East Liberty Street                     135 East Liberty Street
    Wooster, Ohio 44691                          Wooster, Ohio 44691
     (330) 264-8001                                (330) 264-8001
(Address, including zip code, and telephone number, including area code, of agents for service)

                           ----------------

                               Copies to:
                         Edward F. Petrosky, Esq.
                             Brown & Wood LLP
                          One World Trade Center
                         New York, New York 10048

     Approximate date of commencement of proposed sale of the securities to the public. As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            ---------------------
                       CALCULATION OF REGISTRATION FEE

                                                                          Proposed
                                                          Proposed        Maximum
                                           Amount         Maximum        Aggregate       Amount of
  Title of Each Class of Securities        to be       Offering Price  Offering Price   Registration
           to be Registered              Registered     Per Unit (1)        (1)             Fee
  ----------------------------------    -----------     ------------    -------------    -----------
8.67% Capital Securities, Series B,     $50,000,000         100%        $50,000,000       $14,750
of Signal Capital Trust I
8.67% Junior Subordinated Deferrable
Interest Debentures, Series B, of
FirstFederal Financial Services
Corp. (2)
Series B Capital Securities
Guarantee of FirstFederal Financial
Services Corp. (3)
Total (4)                               $50,000,000(5)       100%        $50,000,000       $14,750


     (1)  Estimated solely for the purpose of computing the registration fee.
     (2) No separate consideration will be received for the 8.67% Junior Subordinated Deferrable Interest Debentures, Series B, of FirstFederal Financial Services Corp. distributed upon any liquidation of Signal Capital Trust I.
     (3) No separate consideration will be received for the Series B Capital Securities Guarantee of FirstFederal Financial Services Corp.
     (4) This Registration Statement is deemed to cover rights of holders of 8.67% Junior Subordinated Deferrable Interest Debentures, Series B, under the Indenture, the rights of holders of 8.67% Capital Securities, Series B, under the Trust Agreement and under the Series B Capital Securities Guarantee and certain backup undertakings as described herein.
     (5) Such amount represents the liquidation amount of 8.67% Capital Securities, Series B, to be exchanged hereunder and under the principal amount of 8.67% Junior Subordinated Deferrable Interest Debentures, Series B, that may be distributed to holders of such Capital Securities upon any liquidation of Signal Capital Trust I.

                             ------------------
THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                 SUBJECT TO COMPLETION, DATED MAY 13, 1998

PROSPECTUS
----------
                            SIGNAL CAPITAL TRUST I

                            OFFER TO EXCHANGE ITS

                      8.67% CAPITAL SECURITIES, SERIES B
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                      FOR ANY AND ALL OF ITS OUTSTANDING

                      8.67% CAPITAL SECURITIES, SERIES A
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

        FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                    FIRSTFEDERAL FINANCIAL SERVICES CORP.

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON           , 1998, UNLESS EXTENDED.
                               ----------

Signal Capital Trust I, a trust created under the laws of the state of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to and including $50,000,000 aggregate Liquidation Amount of its 8.67% Capital Securities, Series B (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.67% Capital Securities, Series A (the "Original Capital Securities"), of which $50,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, FirstFederal Financial Services Corp., a Ohio corporation (the "Corporation" or "First Federal"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Exchange Capital Securities (the "Exchange Guarantee") for a like guarantee in respect of the Original Capital Securities (the "Original Guarantee") and (ii) its 8.67% Junior Subordinated Deferrable Interest Debentures due February 15, 2028, Series B (the "Exchange Junior Subordinated

                                                     (Continued on next page)

This Prospectus and the Letter of Transmittal are first mailed to all holders of Original Capital Securities on or about ____________, 1998.

See "Risk Factors" beginning on page 20 for certain information that should be considered by holders in deciding whether to tender Original Capital Securities in the Exchange Offer.

     THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS
        OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                                 ACCURACY OR
    ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                             CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS             , 1998.
                                             ------------

(Continued from the previous page)

Debentures") for its 8.67% Junior Deferrable Interest Debentures due February 15, 2028, Series A (the "Original Junior Subordinated Debentures"), in an aggregate principal amount corresponding to the aggregate Liquidation Amount of Original Capital Securities accepted for exchange, which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

     The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement, dated as of February 10, 1998 (the "Registration Rights Agreement"), among the Corporation, the Trust and Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"). In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

     The Exchange Capital Securities and the Original Capital Securities (together, the "Capital Securities") represent undivided beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Firstar Trust Company is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Exchange Junior Subordinated Debentures will mature on February 15, 2028 (the "Stated Maturity Date").
The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities-- Subordination of Common Securities".

     As used herein, (i) the "Indenture" means the Indenture, dated as of February 13, 1998, as amended and supplemented from time to time, between the Corporation and Firstar Trust Company, as Trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures and (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust, dated as of February 13, 1998, among the Corporation, as Sponsor, Firstar Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, or undivided beneficial interests in the assets or the Trust. In addition, as the context may require, (i)"Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and
(ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

     Holders of the Exchange Capital Securities as of August 1, 1998 will be entitled to receive cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from February 13, 1998, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998, at the annual rate of 8.67% of the Liquidation Amount of $1,000 per Exchange Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods to each deferral period (each, an "Extension Period"), provided that an Extension Period must end on an Interest Payment Date (as defined herein) and may not extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Exchange Capital Securities also will be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Exchange Junior Subordinated Debentures.

     During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Exchange Capital Securities are entitled will continue to accumulate) at the rate of 8.67% per annum, compounded semi-annually, and holders of Trust Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount." Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.67% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

     Through the Guarantee, the guarantee of the Corporation relating to the Common Securities (the "Common Guarantee"), the Trust Agreement, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Exchange Capital Securities and Common Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Exchange Guarantee, the Common Guarantee and the Exchange Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination"). See "Risk Factors--Ranking of Subordinated Obligations under the Exchange Guarantee and the Exchange Junior Subordinated
Debentures: Limitation on Source of Funds."

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Exchange Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to February 15, 2008 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Exchange Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

     Subject to the Corporation having received any required regulatory approvals, the Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Redemption Date, in whole or in part, at a price (the "Optional Prepayment Price") equal to 104.335% of the principal amount thereof on the Initial Optional Redemption Date, declining ratably on each May 1 thereafter to 100% on or after February 15, 2018 or (ii) at any time prior to the Initial Optional Redemption Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount (as defined herein). The "Make-Whole Amount" shall be equal to the greater of
(a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in the case of each of clauses (a) and (b), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums (as defined herein), if any, to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     The Corporation has the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation's having received (i) an opinion of counsel to the effect that such distribution will not be a taxable event to the holders of Exchange Capital Securities and (ii) any required regulatory approvals. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."

     THE CAPITAL SECURITIES, INCLUDING THE EXCHANGE CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES), OR ANY INTEGRAL MULTIPLE OF $1,000 LIQUIDATION AMOUNT (ONE CAPITAL SECURITY) IN EXCESS THEREOF. ANY TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

             ----------------------------------------------------

     The Trust is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance (the "Staff') of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 90th day following the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to Firstar Trust Company (the "Exchange Agent") at the address set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact that (i) makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or upon the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

             ----------------------------------------------------

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for inclusion in the Nasdaq Stock Market, the electronic securities market operated by the National Association of Securities Dealers, Inc. ("Nasdaq").

     Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on _________, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange prior to August 15, 1998 will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including February 13, 1998. See "The Exchange Offer--Distributions on the Exchange Capital Securities."

     The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Commission by June 26, 1998 and declared effective by the Commission by August 5, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                            AVAILABLE INFORMATION

     The Corporation is subject to informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). The Corporation's common stock and one series of cumulative convertible preferred stock are traded on the Nasdaq National Market under the symbols "FFSW" and "FFSWO," respectively. Such reports, proxy statements and other information concerning the Corporation also may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in activities necessary, advisable or incidental thereto. See "Signal Capital Trust I," "Description of Exchange Securities-Description of Exchange Capital Securities," "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Securities-- Description of Exchange Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPO-RATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR
SUCH DOCUMENTS SHOULD BE DIRECTED TO: FIRSTFEDERAL FINANCIAL SERVICES CORP., 135 EAST LIBERTY STREET, WOOSTER, OHIO 44691, ATTENTION: JON W. PARK (TELEPHONE (330) 264-8001).

     The following documents, which have been filed by the Corporation pursuant to the Exchange Act, are incorporated herein by reference:

    o the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997;

    o the Corporation's Current Report on Form 8-K dated February 3, 1998 with respect to the Corporation's earnings release for the year ended December 31, 1997;

    o the Corporation's Current Report on Form 8-K dated February 9, 1998 with respect to the announcement of the signing of a definitive merger agreement with First Shenango Bancorp, Inc. ("Shenango");

    o the Corporation's Current Report on Form 8-K dated April 21, 1998 with respect to the Corporation's earnings release for the quarter ended March 31, 1998; and

    o the Joint Proxy Statement of the Corporation and Shenango dated May 4, 1998 with respect to the proposed acquisition by the Corporation of Shenango.

                                   SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Reference is made to and this summary is qualified in its entirety by, the more detailed information and financial statements including the notes thereto contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                    FIRSTFEDERAL FINANCIAL SERVICES CORP.

     FirstFederal Financial Services Corp. (the "Corporation"), an Ohio corporation, is a bank holding company, which has as its primary wholly-owned subsidiaries Signal Bank, N.A., a national bank ("Signal Bank"), Summit Bank, N.A., a national bank ("Summit Bank" and, together with Signal Bank, the "Banks") and Mobile Consultants, Inc., a broker and servicer of manufactured housing finance contracts ("MCi" and, together with the Banks, the "Subsidiaries").

     Founded in 1905 as an Ohio chartered mutual building and loan association, Signal Bank converted to a federally chartered thrift in 1935, converted from mutual to stock form in 1987, and converted from a savings and loan association to a national bank in 1997. On September 15, 1997, Signal Bank completed the acquisition of seven branches from Keybank, National Association, with approximately $151 million in deposits. Such branches are located in the cities of Bucyrus, Crestline, Cygnet, Galion, Tiffin, Wayne and Willard in north central and north western Ohio. The purchase price was equal to 12.15% of average deposits, resulting in approximately $19 million in goodwill which is being amortized over a period not exceeding fifteen years. Signal Bank serves north central Ohio ("the Market Area") through its home office, 25 full service banking offices, and 3 limited service facilities.

     Signal Bank offers a wide range of competitive consumer-oriented lending and deposit products and services in the Market Area. Signal Bank has achieved significant growth in recent years through the expansion of its asset origination capabilities and acquiring branches in its Market Area.

     The Corporation acquired Summit Bank on July 8, 1997. Summit Bank offers a full complement of banking products and primarily provides service to small businesses, individuals and professionals in the Akron, Canton and Cleveland metropolitan areas. Summit Bank, with assets of $88.6 million when acquired, was accounted for as a pooling of interests. Summit Bank operates 2 full service banking offices.

     As of December 31, 1997, 55% of the Banks' loan portfolio consisted of loans secured by one- to four-family residential real estate, while 27% of the loan portfolio consisted of manufactured housing and other consumer loans and 18% consisted of commercial mortgage loans, commercial loans and commercial lease contracts.

     MCi, a manufactured housing finance company which brokers manufactured home loans to and on behalf of financial institutions, was acquired by the Corporation in April, 1996. MCi facilitates primarily non-mortgage, consumer loan contracts through 3,500 dealers of manufactured homes located in 44 states, in the continental United States. MCi also services the collection and recovery of troubled loans on behalf of the financial institutions which originate the loans.

     On February 9, 1998, the Corporation announced that it signed a definitive agreement on February 6, 1998 to acquire First Shenango Bancorp, Inc. ("Shenango") located in New Castle, Pennsylvania. Under the terms of the agreement, the Corporation will exchange 1.42875 shares of its common stock for each share of the issued and outstanding common stock of Shenango. Based on the Corporation's closing price of $33.40 on February 6, 1998, the transaction value is approximately $103.9 million. The merger will be accounted for as a pooling of interests. Shenango's wholly owned savings bank, First Federal Savings Bank of New Castle, Pennsylvania has four offices located in New Castle, Pennsylvania. At December 31, 1997, Shenango had total assets of $375.0 million, deposits of $275.2 million and shareholders' equity of $47.9 million. It is anticipated that the acquisition of Shenango will be completed in either late June or early in the 3rd quarter.

     On April 23, 1998, the Corporation announced that its board of directors approved a five-for-four stock split and declared cash dividends on its common and Series B preferred shares.

     The Corporation engages in discussions concerning potential acquisitions from time to time, but currently has no commitments, agreements or understandings to acquire any additional financial institutions. The Corporation expects to continue to take advantage of the consolidation of the financial services industry by further developing its community bank franchise within its own and contiguous market areas.

     The Corporation's principal executive offices are located in 135 E. Liberty Street, Wooster, Ohio 44691.


                            SIGNAL CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 4, 1998. The Trust's business and affairs are conducted by the Issuer Trustees: Firstar Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee and the three individual Administrative Trustees, who are officers or other employees of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures are and will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation. The principal executive office of the Trust is c/o FirstFederal Financial Services Corp., 135 East Liberty Street, Wooster, Ohio 44691.

                              THE EXCHANGE OFFER

The Exchange Offer......................Up to and including $50,000,000 aggregate Liquidation Amount of
                                        Exchange Capital Securities are being
                                        offered in exchange for a like
                                        aggregate Liquidation Amount of
                                        Original Capital Securities. Original
                                        Capital Securities may be tendered for
                                        exchange in whole or in part in a
                                        Liquidation Amount of $100,000 (100
                                        Capital Securities) or any integral
                                        multiple of $1,000 (one Capital
                                        Security) in excess thereof.

                                        The Corporation and the Trust are
                                        making the Exchange Offer in order to
                                        satisfy their obligations under the
                                        Registration Rights Agreement relating
                                        to the Original Capital Securities.
                                        For a description of the procedures
                                        for tendering Original Capital
                                        Securities, see "The Exchange
                                        Offer--Procedures for Tendering
                                        Original Capital Securities."

Expiration Date........................ 5:00 p.m., New York City time, on
                                        ____________, 1998 unless the Exchange
                                        Offer is extended by the Corporation
                                        and the Trust (in which case the
                                        Expiration Date will be the latest
                                        date and time to which the Exchange
                                        Offer is extended). See "The Exchange
                                        Offer--Terms of the Exchange Offer."

Conditions to
  the Exchange Offer................... The Exchange Offer is subject to certain conditions, which may be waived by the
                                        Corporation and the Trust in their
                                        sole discretion. The Exchange Offer is
                                        not conditioned upon any minimum
                                        Liquidation Amount of Original Capital
                                        Securities being tendered. See "The
                                        Exchange Offer--Conditions to the
                                        Exchange Offer."

Terms of the Exchange Offer............ The Corporation and the Trust reserve the right in their sole and absolute
                                        discretion, subject to applicable law,
                                        at any time and from time to time, (i)
                                        to delay the acceptance of the
                                        Original Capital Securities, (ii) to
                                        terminate the Exchange Offer if
                                        certain specified conditions have not
                                        been satisfied, (iii) to extend the
                                        Expiration Date of the Exchange Offer
                                        and retain all Original Capital
                                        Securities tendered pursuant to the
                                        Exchange Offer, subject, however, to
                                        the right of holders of Original
                                        Capital Securities to withdraw their
                                        tendered Original Capital Securities,
                                        (iv) to waive any condition, or (v)
                                        amend the terms of the Exchange Offer,
                                        subject to the Registration Rights
                                        Agreement, in any respect. See "The
                                        Exchange Offer--Terms of the Exchange
                                        Offer."

Withdrawal Rights...................... Tenders of Original Capital Securities
                                        may be withdrawn at any time prior to
                                        the Expiration Date by delivering a
                                        written notice of such withdrawal to
                                        the Exchange Agent in conformity with
                                        certain procedures as set forth herein
                                        under "The Exchange Offer--Withdrawal
                                        Rights."

Procedures for Tendering
  Original Capital Securities.......... Certain brokers, dealers, commercial banks, trust companies and other
                                        nominees (each, a "Custodian") who
                                        hold Original Capital Securities
                                        through The Depository Trust Company
                                        ("DTC") must effect tenders by book
                                        entry transfer through DTC's Automated
                                        Tender Offer Program ("ATOP').
                                        Beneficial owners of Original Capital
                                        Securities registered in the name of a
                                        Custodian are urged to contact such
                                        Custodian promptly if they wish to
                                        tender Original Capital Securities
                                        pursuant to the Exchange Offer.
                                        Tendering holders of Original Capital
                                        Securities that do not use ATOP must
                                        complete and sign a Letter of
                                        Transmittal in accordance with the
                                        instructions contained therein and
                                        forward the same by mail, facsimile
                                        transmission or hand delivery,
                                        together with any other required
                                        documents, to the Exchange Agent,
                                        either with the certificates of the
                                        Original Capital Securities to be
                                        tendered or in compliance with the
                                        specified procedures for guaranteed
                                        delivery of Original Capital
                                        Securities. Tendering holders of
                                        Original Capital Securities that use
                                        ATOP will, by so doing, acknowledge
                                        that they are bound by the terms of
                                        the Letter of Transmittal. See "The
                                        Exchange Offer--Procedures for
                                        Tendering Original Capital
                                        Securities."

                                        Letters of Transmittal and
                                        certificates representing Original
                                        Capital Securities should not be sent
                                        to the Corporation or the Trust. Such
                                        documents should only be sent to the
                                        Exchange Agent.

Resales of Exchange
  Capital Securities................... The Corporation and the Trust are making the Exchange Offer in reliance on the
                                        position of the Staff of the
                                        Commission as set forth in certain
                                        interpretive letters addressed to
                                        third parties in other transactions.
                                        However, neither the Corporation nor
                                        the Trust has sought its own
                                        interpretive letter and there can be
                                        no assurance that the Staff of the
                                        Commission would make a similar
                                        determination with respect to the
                                        Exchange Offer as it has in such
                                        interpretive letters to third parties.
                                        Based on these interpretations by the
                                        Staff of the Commission, and subject
                                        to the two immediately following
                                        sentences, the Corporation and the
                                        Trust believe that Exchange Capital
                                        Securities issued pursuant to this
                                        Exchange Offer in exchange for
                                        Original Capital Securities may be
                                        offered for resale, resold and
                                        otherwise transferred by a holder
                                        thereof (other than a holder who is a
                                        broker-dealer) without further
                                        compliance with the registration and
                                        prospectus delivery requirements of
                                        the Securities Act, provided that such
                                        Exchange Capital Securities are
                                        acquired in the ordinary course of
                                        such holder's business and that such
                                        holder is not participating, and has
                                        no arrangement or understanding with
                                        any person to participate, in a
                                        distribution (within the meaning of
                                        the Securities Act) of such Exchange
                                        Capital Securities. However, any
                                        holder of Original Capital Securities
                                        who is an "affiliate" of the
                                        Corporation or the Trust or who
                                        intends to participate in the Exchange
                                        Offer for the purpose of distributing
                                        the Exchange Capital Securities, or
                                        any broker-dealer who purchased the
                                        Original Capital Securities from the
                                        Trust for resale pursuant to Rule 144A
                                        or any other available exemption under
                                        the Securities Act, (i) will not be
                                        able to rely on the interpretations of
                                        the Staff of the Commission set forth
                                        in the above-mentioned interpretive
                                        letters, (ii) will not be permitted or
                                        entitled to tender such Original
                                        Capital Securities in the Exchange
                                        Offer and (iii) must comply with the
                                        registration and prospectus delivery
                                        requirements of the Securities Act in
                                        connection with any sale or other
                                        transfer of such Original Capital
                                        Securities unless such sale is made
                                        pursuant to an exemption from such
                                        requirements. In addition, as
                                        described herein, if any broker-dealer
                                        holds Original Capital Securities
                                        acquired for its own account as a
                                        result of market-making or other
                                        trading activities and exchanges such
                                        Original Capital Securities for
                                        Exchange Capital Securities, then such
                                        broker-dealer must deliver a
                                        prospectus meeting the requirements of
                                        the Securities Act in connection with
                                        any resales of such Exchange Capital
                                        Securities.

                                        Each holder of Original Capital
                                        Securities who wishes to exchange
                                        Original Capital Securities for
                                        Exchange Capital Securities in the
                                        Exchange Offer will be required to
                                        represent that (i) it is not an
                                        "affiliate" of the Corporation or the
                                        Trust, (ii) any Exchange Capital
                                        Securities to be received by it are
                                        being acquired in the ordinary course
                                        of its business, (iii) it has no
                                        arrangement or understanding with any
                                        person to participate in a
                                        distribution (within the meaning of
                                        the Securities Act) of such Exchange
                                        Capital Securities, and (iv) if such
                                        holder is not a broker-dealer, such
                                        holder is not engaged in, and does not
                                        intend to engage in, a distribution
                                        (within the meaning of the Securities
                                        Act) of such Exchange Capital
                                        Securities. Each broker-dealer that
                                        receives Exchange Capital Securities
                                        for its own account in exchange for
                                        Original Capital Securities, where
                                        such Original Capital Securities were
                                        acquired by such broker-dealer as a
                                        result of market-making activities or
                                        other trading activities, must
                                        acknowledge that it will deliver a
                                        prospectus meeting the requirements of
                                        the Exchange Act in connection with
                                        any resale of such Exchange Capital
                                        Securities. See "Plan of
                                        Distribution." The Letter of
                                        Transmittal states that, by so
                                        acknowledging and by delivering a
                                        prospectus, a broker-dealer will not
                                        be deemed to admit that it is an
                                        "underwriter" within the meaning of
                                        the Securities Act. Based on the
                                        position taken by the Staff of the
                                        Commission in the interpretive letters
                                        referred to above, the Corporation and
                                        the Trust believe that Participating
                                        Broker-Dealers who acquired Original
                                        Capital Securities for their own
                                        accounts as a result of market-making
                                        activities or other trading activities
                                        may fulfill their prospectus delivery
                                        requirements with respect to the
                                        Exchange Capital Securities received
                                        upon exchange of such Original Capital
                                        Securities (other than Original
                                        Capital Securities that represent an
                                        unsold allotment from the initial sale
                                        of the Original Capital Securities)
                                        with a prospectus meeting the
                                        requirements of the Securities Act,
                                        which may be the prospectus prepared
                                        for an exchange offer so long as it
                                        contains a description of the plan of
                                        distribution with respect to the
                                        resale of such Exchange Capital
                                        Securities. Accordingly, this
                                        Prospectus, as it may be amended or
                                        supplemented from time to time, may be
                                        used by a Participating Broker-Dealer
                                        in connection with resales of Exchange
                                        Capital Securities received in
                                        exchange for Original Capital
                                        Securities where such Original Capital
                                        Securities were acquired by such
                                        Participating Broker-Dealer for its
                                        own account as a result of
                                        market-making or other trading
                                        activities. Subject to certain
                                        provisions set forth in the
                                        Registration Rights Agreement and to
                                        the limitations described herein under
                                        "The Exchange Offer-Resales of
                                        Exchange Capital Securities," the
                                        Corporation and the Trust have agreed
                                        that this Prospectus, as it may be
                                        amended or supplemented from time to
                                        time, may be used by a Participating
                                        Broker-Dealer in connection with
                                        resales of such Exchange Capital
                                        Securities for a period ending 90 days
                                        after the Expiration Date (subject to
                                        extension under certain limited
                                        circumstances) or, if earlier, when
                                        all such Exchange Capital Securities
                                        have been disposed of by such
                                        Participating Broker-Dealer. See "Plan
                                        of Distribution." Any Participating
                                        Broker-Dealer who is an "affiliate" of
                                        the Corporation or the Trust may not
                                        rely on such interpretive letters and
                                        must comply with the registration and
                                        prospectus delivery requirements of
                                        the Securities Act in connection with
                                        any resale transaction. See "The
                                        Exchange Offer--Resales of Exchange
                                        Capital Securities."

Exchange Agent......................... The Exchange Agent with respect to the
                                        Exchange Offer is Firstar Trust
                                        Company. The address, and telephone
                                        and facsimile number of the Exchange
                                        Agent are set forth in "The Exchange
                                        Offer--Exchange Agent" and in the
                                        Letter of Transmittal.

Use of Proceeds........................ Neither the Corporation nor the Trust
                                        will receive any cash proceeds from
                                        the issuance of the Exchange Capital
                                        Securities offered hereby. See "Use of
                                        Proceeds."

Certain U.S. Federal
Income Tax Considerations.............. The exchange of Original Capital
                                        Securities for Exchange Capital
                                        Securities should not be a taxable
                                        exchange for U.S. federal income tax
                                        purposes, and holders should not
                                        recognize any taxable gain or loss or
                                        any interest income as a result of
                                        such exchange. See "Certain U.S.
                                        Federal Income Tax
                                        Consequences--Exchange of Capital
                                        Securities."

ERISA Considerations................... Holders of Original Capital Securities
                                        should review the information set
                                        forth under "ERISA Considerations"
                                        prior to tendering Original Capital
                                        Securities in the Exchange Offer.


                       THE EXCHANGE CAPITAL SECURITIES

Securities Offered..................... Up to and including $50,000,000 aggregate Liquidation Amount of
                                        Exchange Capital Securities
                                        (Liquidation Amount $1,000 per
                                        Exchange Capital Security) will have
                                        been registered under the Securities
                                        Act. The Exchange Capital Securities
                                        will be issued, and the Original
                                        Capital Securities were issued, under
                                        the Trust Agreement. The Exchange
                                        Capital Securities and any Original
                                        Capital Securities that remain
                                        outstanding after consummation of the
                                        Exchange Offer will vote together as a
                                        single class for purposes of
                                        determining whether holders of the
                                        requisite percentage in outstanding
                                        Liquidation Amount thereof have taken
                                        certain actions or exercised certain
                                        rights under the Trust Agreement. See
                                        "Description of Exchange
                                        Securities--Description of Exchange
                                        Capital Securities--Voting Rights;
                                        Amendment of the Trust Agreement." The
                                        terms of the Exchange Capital
                                        Securities are identical in all
                                        material respects to the terms of the
                                        Original Capital Securities, except
                                        that the Exchange Capital Securities
                                        have been registered under the
                                        Securities Act, will not be subject to
                                        certain restrictions on transfer
                                        applicable to the Original Capital
                                        Securities and will not provide for
                                        any increase in the Distribution rate
                                        thereon. See "The Exchange Offer-
                                        -Purpose and Effect of the Exchange
                                        Offer," "Description of Exchange
                                        Securities" and "Description of
                                        Original Securities."

Distribution Dates..................... February 15 and August 15 of each year, commencing August 15, 1998.

Extension Periods...................... So long as no Debenture Event of
                                        Default has occurred and is
                                        continuing, Distributions on Exchange
                                        Capital Securities will be deferred
                                        for the duration of any Extension
                                        Period elected by the Corporation with
                                        respect to the payment of interest on
                                        the Exchange Junior Subordinated
                                        Debentures. No Extension Period will
                                        exceed 10 consecutive semi-annual
                                        periods, end on a date other than an
                                        Interest Payment Date or extend beyond
                                        the Stated Maturity Date. During an
                                        Extension Period, the holders of
                                        Exchange Capital Securities will be
                                        required to include deferred interest
                                        income in their gross income for
                                        United States federal income tax
                                        purposes in advance of any
                                        corresponding cash distributions. See
                                        "Description of Exchange
                                        Securities--Description of Exchange
                                        Junior Subordinated Debentures--Option
                                        to Extend Interest Payment Date" and
                                        "Certain U.S. Federal Income Tax
                                        Consequences--Interest Income and
                                        Original Issue Discount."

Ranking................................ The Exchange Capital Securities will rank pari passu, and payments thereon
                                        will be made pro rata, with the
                                        Original Capital Securities and the
                                        Common Securities except as described
                                        under "Description of Exchange
                                        Securities--Description of Exchange
                                        Capital Securities--Subordination of
                                        Common Securities." The Exchange
                                        Junior Subordinated Debentures will
                                        rank pari passu with the Original
                                        Junior Subordinated Debentures and all
                                        other junior subordinated debentures
                                        (if any) issued by the Corporation
                                        (the "Other Debentures"), which are
                                        issued and sold (if at all) to other
                                        trusts to be established by the
                                        Corporation (if any), in each case
                                        similar to the Trust ("Other Trusts"),
                                        and will constitute unsecured
                                        obligations of the Corporation and
                                        will rank subordinate and junior in
                                        right of payment to all Senior
                                        Indebtedness to the extent and in the
                                        manner set forth in the Indenture. See
                                        "Description of Exchange Securities--
                                        Description of Exchange Junior
                                        Subordinated Debentures." The Exchange
                                        Guarantee will rank pari passu with
                                        the Original Guarantee and all other
                                        guarantees (if any) issued by the
                                        Corporation with respect to preferred
                                        beneficial interests (if any) issued
                                        by Other Trusts ("Other Guarantees")
                                        and will constitute an unsecured
                                        obligation of the Corporation and will
                                        rank subordinate and junior in right
                                        of payment to all Senior Indebtedness
                                        to the extent and in the manner set
                                        forth in the Exchange Guarantee. See
                                        "Description of Exchange Securities--
                                        Description of Exchange Guarantee." In
                                        addition, because the Corporation is a
                                        holding company, the Exchange Junior
                                        Subordinated Debentures and the
                                        Exchange Guarantee will be effectively
                                        subordinated to all existing and
                                        future liabilities of the
                                        Corporation's subsidiaries. See
                                        "Description of Exchange
                                        Securities--Description of Exchange
                                        Junior Subordinated
                                        Debentures--Subordination."

Redemption............................. The Trust Securities will be subject to mandatory redemption in a Like Amount,
                                        (i) in whole but not in part, on the
                                        Stated Maturity Date upon repayment of
                                        the Junior Subordinated Debentures,
                                        (ii) in whole but not in part, at any
                                        time prior to the Initial Optional
                                        Redemption Date, contemporaneously
                                        with the optional prepayment of the
                                        Junior Subordinated Debentures by the
                                        Corporation upon the occurrence and
                                        continuation of a Special Event and
                                        (iii) in whole or in part, on or after
                                        the Initial Optional Redemption Date,
                                        contemporaneously with the optional
                                        prepayment by the Corporation of all
                                        or part of the Junior Subordinated
                                        Debentures, in each case, at the
                                        applicable Redemption Price. See
                                        "Description of Exchange
                                        Securities--Description of Exchange
                                        Capital Securities--Redemption" and
                                        "--Description of Exchange Junior
                                        Subordinated Debentures--Special Event
                                        Prepayment."

Transfer Restrictions.................. The Exchange Capital Securities will be issued, and may be transferred, only
                                        in blocks having a Liquidation Amount
                                        of not less than $100,000 (100 Capital
                                        Securities), or any integral multiple
                                        of $1,000 Liquidation Amount (one
                                        Capital Security) in excess thereof.
                                        See "Description of Exchange
                                        Securities--Description of Exchange
                                        Capital Securities--Restrictions on
                                        Transfer." Any such transfer of
                                        Exchange Capital Securities in a block
                                        having a Liquidation Amount of less
                                        than $100,000 shall be deemed to be
                                        void and of no legal effect
                                        whatsoever.

ERISA Considerations................... Prospective purchasers must carefully consider the restrictions on purchase
                                        set forth under "ERISA
                                        Considerations."

Absence of Market for the
  Exchange Capital Securities.......... The Exchange Capital Securities will be a new issue of securities for which
                                        there currently is no market.
                                        Accordingly, there can be no assurance
                                        as to the development or liquidity of
                                        any market for the Exchange Capital
                                        Securities. The Trust and the
                                        Corporation do not intend to apply for
                                        listing of the Exchange Capital
                                        Securities on any securities exchange
                                        or for quotation through Nasdaq. See
                                        "Plan of Distribution."


                                 RISK FACTORS

     Prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. In addition, information contained in, or incorporated by reference in, this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

     The obligations of the Corporation under the Exchange Guarantee issued by it for the benefit of the holders of Exchange Capital Securities, as well as under the Exchange Junior Subordinated Debentures, will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee and the Indenture, respectively. No payment may be made of the principal of or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, (i) when there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default thereunder, or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. At December 31, 1997, the Corporation had approximately $1.4 billion of Senior Indebtedness outstanding.

     As a holding company, the Corporation's operations are conducted primarily by the Subsidiaries. Presently, dividends from the Subsidiaries are the primary source of funds for the Corporation. There are regulatory limitations on the amount of dividends that the Banks may pay to the Corporation. At December 31, 1997, the Banks had approximately $20.5 million legally available for payment of dividends to the Corporation. However, the Banks' payment of dividends may be prohibited under certain circumstances, including if payment thereof would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Banks are subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Banks from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by a Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus.

     Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. At December 31, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of approximately $1.3 billion.

     The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the same extent and in the same manner as the Exchange Junior Subordinated Debentures. None of the Indenture, the Exchange Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of Exchange Junior Subordinated Debentures--General," "--Subordination" and "Description of Exchange Guarantee--Status of the Exchange Guarantee." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

     The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon the Corporation making payments on the Exchange Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities will be deferred from the relevant Distribution Date for such Distributions during any such Extension Period (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 8.67% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures). During an Extension Period, the Corporation generally will be prohibited from (i) declaring or paying dividends on the Corporation's capital stock, (ii) making payments of principal of or interest or premium, if any, on its debt securities other than debt securities ranking senior to the Junior Subordinated Debentures or (iii) making any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation other than guarantees ranking senior to the Junior Subordinated Debentures. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Distributions."

     Before the end of an Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.67%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

     The Corporation has no plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

     If the Corporation exercises its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

     If a Special Event occurs before February 15, 2008, the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approvals. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed legislation (the "Proposed Legislation") that would have, among other things, denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Exchange Junior Subordinated Debentures. The Proposed Legislation would have been effective on the date of first committee action. The Proposed Legislation was not included in the recently enacted Taxpayer Relief Act of 1997. There can be no assurances, however, that similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Exchange Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Exchange Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption" and "--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment." See also "Certain U.S. Federal Income Tax Consequences - Proposed Tax Legislation.

LIQUIDATION DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The Corporation will have the right to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current United States federal income tax law, a distribution of Exchange Junior Subordinated Debentures upon the liquidation of the Trust would not be a taxable event to holders of the Exchange Capital Securities. Upon the occurrence of a Special Event, however, a liquidation of the Trust in which the Exchange Capital Securities are redeemed for cash would be a taxable event to the holders thereof. See "Certain U.S. Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a dissolution of the Trust were to occur. Accordingly, the Exchange Capital Securities or the Exchange Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase such securities. Because holders of Exchange Capital Securities may receive Exchange Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to interest payments on the Exchange Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities--Description of Exchange Capital Securities-- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE EXCHANGE GUARANTEE

     The Exchange Guarantee will guarantee to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time; (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

     The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities will not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest (including Additional Sums (as defined below) and Compounded Interest (as defined below), if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures when such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the rights of the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or to assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Debenture Events of Default" and "Description of Exchange Securities--Description of Exchange Guarantee." The Trust Agreement provides that each holder of Exchange Capital Securities by acceptance thereof agrees to the provisions of the Indenture and the Exchange Guarantee. Firstar Trust Company will act as Guarantee Trustee under the Exchange Guarantee and will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities. Firstar Trust Company also acts as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

     Holders of Exchange Capital Securities generally will have voting rights relating only to the modification of the Exchange Capital Securities and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Exchange Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. Holders of Exchange Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

TRADING CHARACTERISTICS OF THE CAPITAL SECURITIES

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Exchange Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. If the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

ABSENCE OF RATINGS AND RESTRICTIONS ON RESALE

     The Capital Securities have not been rated by a nationally recognized statistical rating organization and, accordingly, will be subject to transfer restrictions (including a limitation on transfer only to blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities)). See "Description of Exchange Securities--Description of Exchange Capital Securities--Restrictions on Transfer." There is no existing public market for the Capital Securities, and there can be no assurance as to the liquidity of any market that may develop for the Capital Securities or the ability of the holders to sell their Capital Securities or as to what price holders of the Capital Securities may be able to sell their Capital Securities. Future trading prices of the Capital Securities will depend on many factors, including, among other things, prevailing interest rates, the Corporation's operating results, and the market for similar securities.

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

     The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

     The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

     The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed with the Commission by June 26, 1998 and declared effective by the Commission by August 5, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

ABSENCE OF PUBLIC MARKET AND RESTRICTIONS ON RESALE

     The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities), or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. In addition, any market-making activity, should it develop, will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of, or the trading market for, the Exchange Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

     If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition and results of operations of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "--Procedures for Tendering Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.


                    FIRSTFEDERAL FINANCIAL SERVICES CORP.

     The Corporation is a bank holding company, which has as its primary wholly-owned subsidiaries Signal Bank, N.A., a national bank ("Signal Bank"), Summit Bank, N.A., a national bank ("Summit Bank" and, together with Signal Bank, the "Banks") and Mobile Consultants, Inc., a broker and servicer of manufactured housing finance contracts ("MCi" and, together with the Banks, the "Subsidiaries").

     Founded in 1905 as an Ohio chartered mutual building and loan association, Signal Bank converted to a federally chartered thrift in 1935, converted from mutual to stock form in 1987, and converted from a savings and loan association to a national bank in 1997. On September 15, 1997, Signal Bank completed the acquisition of seven branches from Keybank, National Association, with approximately $151 million in deposits. Such branches are located in the cities of Bucyrus, Crestline, Cygnet, Galion, Tiffin, Wayne and Willard in north central and north western Ohio. The purchase price was equal to 12.15% of average deposits, resulting in approximately $19 million in goodwill which is being amortized over a period not exceeding fifteen years. Signal Bank serves north central Ohio ("the Market Area") through its home office, 25 full service banking offices, and 3 limited service facilities.

     Signal Bank offers a wide range of competitive consumer-oriented lending and deposit products and services in the Market Area. Signal Bank has achieved significant growth in recent years through the expansion of its asset origination capabilities and acquiring branches in its Market Area.

     The Corporation acquired Summit Bank on July 8, 1997. Summit Bank offers a full complement of banking products and primarily provides service to small businesses, individuals and professionals in the Akron, Canton and Cleveland metropolitan areas. Summit Bank, with assets of $88.6 million when acquired, was accounted for as a pooling of interests. Summit Bank operates 2 full service banking offices.

     As of December 31, 1997, 55% of the Banks' loan portfolio consisted of loans secured by one- to four-family residential real estate, while 27% of the loan portfolio consisted of manufactured housing and other consumer loans and 18% consisted of commercial mortgage loans, commercial loans and commercial lease contracts.

     MCi, a manufactured housing finance company which brokers manufactured home loans to and on behalf of financial institutions, was acquired by the Corporation in April, 1996. MCi facilitates primarily non-mortgage, consumer loan contracts through 3,500 dealers of manufactured homes located in 44 states, in the continental United States. MCi also services the collection and recovery of troubled loans on behalf of the financial institutions which originate the loans.

     On February 9, 1998, the Corporation announced that it signed a definitive agreement on February 6, 1998 to acquire First Shenango Bancorp, Inc. ("Shenango") located in New Castle, Pennsylvania. Under the terms of the agreement, the Corporation will exchange 1.42875 shares of its common stock for each share of the issued and outstanding common stock of Shenango. Based on the Corporation's closing price of $33.40 on February 6, 1998, the transaction value is approximately $103.9 million. The merger will be accounted for as a pooling of interests. Shenango's wholly owned savings bank, First Federal Savings Bank of New Castle, Pennsylvania has four offices located in New Castle, Pennsylvania. At December 31, 1997, Shenango had total assets of
$375.0 million, deposits of $275.2 million and shareholders' equity of $47.9 million. It is anticipated that the acquisition of Shenango will be completed in either late June or early in the 3rd quarter.

     On April 23, 1998, the Corporation announced that its board of directors approved a five-for-four stock split and declared cash dividends on its common and Series B preferred shares.

     The Corporation engages in discussions concerning potential acquisitions from time to time, but currently has no commitments, agreements or understandings to acquire any additional financial institutions. The Corporation expects to continue to take advantage of the consolidation of the financial services industry by further developing its community bank franchise within its own and contiguous market areas.


                            SIGNAL CAPITAL TRUST I

     The Trust is a statutory business trust created under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures are and will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that if there is an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation acquired Common Securities in an aggregate Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 31 years, but may be dissolved earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Corporation as holder of the Common Securities. The Issuer Trustees for the Trust are Firstar Trust Company, as the Property Trustee, Delaware Trust Capital Management, Inc., as the Delaware Trustee and the three Administrative Trustees who are officers or other employees of the Corporation. Firstar Trust Company also acts as guarantee trustee under the Guarantee and as debenture trustee under the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, has agreed to pay all fees, expenses, debts and obligations (other than the payments in respect of the Trust Securities) related to the Trust and the offering of the Capital Securities and has agreed to pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payments in respect of the Trust Securities) of the Trust.


                               USE OF PROCEEDS

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities was $50,000,000. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Original Junior Subordinated Debentures will be used for general corporate purposes.

                 RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratios of earnings to combined fixed charges of the Corporation on a consolidated basis for the respective periods indicated.


                                                                   Year Ended December 31,
                                                    --------------------------------------------
                                                    1997      1996      1995      1994      1993
                                                    ----      ----      ----      ----      ----
Ratio of Earnings to Combined Fixed Charges:
Excluding interest on deposits                      1.88x     1.73x     1.73x     2.07x     2.55x
 .....................
Including interest on deposits                      1.38      1.31      1.33      1.43      1.55
 .....................


     For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                             ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust is treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Corporation. The Capital Securities are shown in the consolidated balance sheets of the Corporation as "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation."

                                CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Corporation as of December 31, 1997. The following data should be read in conjunction with the financial information and discussion thereof included in documents incorporated by reference in this Prospectus. See "Incorporation of Certain Documents by Reference."

                                                                                               December 31, 1997
                                                                                               -----------------
                                                                                           Actual         As Adjusted
                                                                                           ------         -----------
                                                                                                (in thousands)
                                                                                              -----------------
Long-Term Borrowings:
     Long term debt, primarily Federal Home Loan Bank
       borrowings and repurchase agreements . . . . . . . . . . . . . . . . . .            $208,711       $208,711
     9.125% Subordinated Notes due March 15, 2004,                                           40,500         40,500
       redeemable after March 15, 2002  . . . . . . . . . . . . . . . . . . . .
              Total Long-Term Borrowings  . . . . . . . . . . . . . . . . . . .             249,211        249,211
                                                                                            -------        -------
Corporation-Obligated Mandatorily Redeemable
     Securities of Subsidiary Holding Solely Parent
     Company Debentures(1)  . . . . . . . . . . . . . . . . . . . . . . . . . .                 -           50,000
Shareholders' Equity:                                                                        ------        -------
     Preferred stock, no par value, authorized 1,500,000 shares
       61/2% Cumulative Convertible, Series B,
       429,892 Shares, issued and outstanding   . . . . . . . . . . . . . . . .               9,917          9,917
     Common stock, par value $1.00 per share, 20,000,000
       authorized, 8,836,394 issued and outstanding . . . . . . . . . . . . . .               7,070          7,070
     Additional paid-in capital . . . . . . . . . . . . . . . . . . . . . . . .              44,584         44,584
     Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              45,249         45,249
     Treasury stock, at cost, 429,475 shares  . . . . . . . . . . . . . . . . .              (1,751)        (1,751)
     Securities equity valuation account  . . . . . . . . . . . . . . . . . . .                (334)          (334)
                                                                                                ---            ---
                 Total Shareholders' Equity . . . . . . . . . . . . . . . . . .             104,735        104,735
                                                                                            -------        -------
                                Total Capitalization  . . . . . . . . . . . . .            $353,735       $403,946
                                                                                            =======        =======

__________________
(1) Reflects the Original Securities. As described herein, the sole assets of the Trust, which is a subsidiary of the Corporation, are $51,547,000 aggregate principal amount of the Junior Subordinated Debentures (including the amounts attributable to the issuance of the Common Securities of the Trust), which will mature on February 15, 2028. The Corporation owns all of the Common Securities issued by the Trust.


                     SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data below should be read in connection with the financial information included in the Corporation's 1997 Annual Report on Form 10-K for the year ended December 31, 1997. See "Available Information" and "Incorporation of Certain Documents by Reference."


                                                             YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------------
                                           1997           1996        1995         1994        1993
                                          ------          ----        ----         ----        ----
                                                    (Dollars in Thousands, except per share data)
INCOME STATEMENT DATA:
Interest Income                      $   90,093        $73,559      $64,922     $51,987     $45,510
Interest Expense                         59,550         48,048       41,046      29,260      25,319
                                         ------         ------      -------      ------      ------
Net Interest Income                      30,543         25,511       23,876      22,727      20,191
Provision for credit losses                 842            360           --          15       1,025
                                         ------         ------      -------      ------      ------
Net Interest Income After
Provision      for Credit                29,701         25,151      23,876       22,712      19,166
               Losses
Non-interest Income                      29,285         17,929       4,167        2,915       6,001
Non-interest Expense(2)                  35,643         27,346       13,651      12,116      10,374
                                         ------         ------       ------      ------      ------
Income before Income Taxes               23,343         15,734       14,392      13,511      14,793

Provision for Income Taxes           $    8,895          5,884        4,946       4,490       5,054
                                         ------         ------      -------      ------      ------
Net income                           $   14,448       $  9,850    $   9,466    $  9,021    $  9,739
                                         ======         ======      =======      ======      ======
Net income applicable to common
     stock                           $   12,864       $  8,154    $   7,660    $  7,657    $  8,733
                                         ======         ======      =======      ======       =====
PER SHARE DATA (1):
Net Income (basic)                   $     2.07       $   1.46    $   1.48     $   1.49      $ 1.70
Net Income (diluted)                       1.57           1.14        1.14         1.14        1.34
Average Basic Shares (in                  6,215          5,588       5,170        5,149       5,120
thousands)
Average Diluted Shares (in                9,223          8,626       8,313        7,866       7,303
          thousands)

BALANCE SHEET DATA (AT PERIOD
END):
Total Assets                         $1,457,415     $1,080,383    $947,270     $835,667    $682,639
Loan & leases, net of allowance       1,001,311        756,768     581,060      478,576     381,241
Total deposits                          981,675        671,918     574,041      502,527     453,821
Borrowings, including advances          347,243        312,413     286,726      258,171     168,379
Total shareholders' equity              104,735         85,287      76,533       69,246      53,673

AVERAGE BALANCE SHEET DATA:
Total assets                         $1,269,144     $1,035,289    $885,727     $741,722    $620,939
Interest-earnings assets              1,163,765        980,884     858,077      715,901     594,018

Loans and leases, net of                821,150        718,802     527,885      413,639     339,437
allowance
Total deposits                          747,168        625,517     524,267      484,920     434,059
Borrowings, including advances          381,982        317,999     283,828      190,612     132,962
Total shareholders' equity               95,409         80,763      73,211       63,585      49,637
PERFORMANCE RATIOS:
Return on Average Assets(2)                1.14%          0.95%       1.07%        1.21%       1.57%
Return on Average Shareholders'
     Equity(2)                            15.14          12.20       12.90        14.17       19.62
Net Interest Margin(3)                     2.62           2.60        2.78         3.17        3.40
Efficiency ratio(2)(4)                    56.57          61.03       50.61        47.85       45.49
Total non-interest expense to
     average total assets                  2.81           2.67        1.54         1.63        1.67
Dividend payout ratio(5)                  25.65          34.20       33.73        28.84       20.16

ASSET QUALITY RATIOS(6):
Allowance for Loan Losses to
Non-      performing Assets              119.07%         69.91%     158.41%       89.62%     114.69%
Allowance for Loan Losses to
Total     Loans                            0.60           0.43        0.51         0.67        1.17
Total Non-performing Assets to                                                     0.43        0.58
     Total Assets                          0.32           0.39        0.20
Net Charge-Offs to Average                 0.10           0.07        0.04         0.32        0.13
Loans

CAPITAL RATIOS (AT PERIOD END):
Shareholders' equity to total              7.19%          7.89%       8.08%        8.29%       7.86%
assets
Tier 1 Risk-Adjusted Capital(7)            8.18            N/A         N/A          N/A         N/A
Total Risk-Adjusted Capital               12.89          11.53       14.52        17.25       16.67
Tier 1 Leverage (7)                        5.23           6.42        6.60         7.42        7.11

______________

(1) Per share data has been restated to reflect stock dividends and stock splits effected prior to December 31, 1997.

(2) Amounts shown include non-recurring charges of $1.2 million ($1 million after tax) reflecting Summit acquisition costs included in the third quarter of 1997 and $3.3 million ($2.2 million after tax) included in the third quarter of 1996 for the one-time assessment for the re-
     capitalization of the Savings Association Insurance Fund (SAIF). For comparative purposes, certain performance ratios are presented below excluding non-recurring charges:

                                                      Year Ended                         Year Ended
                                                   December 31, 1997                 December 31, 1996
                                                   -----------------                ------------------
Return on average assets                                  1.22%                             1.16%
Return on average shareholders' equity                   16.19                             14.72
Efficiency ratio                                         54.55                             52.78


(3) Net interest income on a fully taxable equivalent basis divided by average interest-earning assets.

(4) Non-interest expense less amortization of intangible assets divided by the sum of net interest income (on a fully taxable equivalent basis) and non-interest income.

(5) Total dividends paid on common and convertible preferred stock divided by net income.

(6) Non-performing assets include nonaccrual loans, loans past due 90 days or more, restructured loans, other real estate and other repossessed assets.

(7) The Corporation became a bank holding company through the July 1, 1997 conversion of First Federal Savings and Loan Association of Wooster to a national bank, now known as Signal Bank, N.A. Prior to July 1, 1997, the Corporation operated as a thrift and was not required to compute Tier 1 risk-adjusted capital. The thrift capital ratio, leverage (core) capital, is comparable to the "Tier 1 leverage" ratio reported by national banks and has been shown for periods prior to July 1, 1997.


                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a registration statement relating to the exchange of the New Capital Securities for the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement.
The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 26, 1998 and declared effective by August 5, 1998, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum until such registration statement is filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, as soon as practicable after the Expiration Date, the Corporation will exchange the Exchange Junior Subordinated Debentures for the Original Junior Subordinated Debentures in a principal amount corresponding to the Liquidation Amount of the Original Capital Securities accepted for exchange and will execute the Exchange Guarantee in respect of the Exchange Capital Securities exchanged for such Original Capital Securities. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to and including $50,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, as soon as practicable after the Expiration Date, an aggregate Liquidation Amount of up to and including $50,000,000 of Exchange Capital Securities in exchange for a like Liquidation Amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $50,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

     Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

     If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof as soon as practicable after the Expiration Date.

     Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See "--Fees and Expenses."

     NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE LIQUIDATION AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on __________________, 1998 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion that if any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," (iv) to waive any condition or (v) amend the terms of the Exchange Offer, subject to the Registration Rights Agreement, in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day (as defined herein) after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable laws, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, and the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made as soon as practicable after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will represent, warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will represent, warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that such holder has received and agrees to be bound by the terms of the Letter of Transmittal and the Corporation may enforce the Letter of Transmittal against such holder.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

     Valid Tender.  Except as set forth herein, in order for Original
     ------------
Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and (i) tendered Original Capital Securities must be received by the Exchange Agent, or (ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

     If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an agent's message in lieu of the Letter of Transmittal. The entire Liquidation Amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS
RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer.  For purposes of the Exchange Offer, the
     -------------------
Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

     A beneficial owner of Original Capital Securities that are held by or registered in the name of a custodian is urged to contact such Custodian promptly if such beneficial owner wishes to participate in the Exchange Offer.

     Certificates.  If the tender is not made through ATOP, certificates
     ------------
representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

     If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the Liquidation Amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire Liquidation Amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Signature Guarantees.  Certificates for the Original Capital
     --------------------
Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (each of the foregoing, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Delivery.  The method of delivery of the book-entry confirmation or
     --------
certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Guaranteed Delivery.  If a holder desires to tender Original Capital
     -------------------
Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (i)  such tenders are made by or through an Eligible Institution;

     (ii) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (a "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to the Expiration Date; and

     (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity.  All questions as to the form of
     -------------------------
documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder, whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such New Capital Securities for Original Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in the light of the circumstances under which they were made, not misleading, or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate Liquidation Amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

     Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange on or prior to August 15, 1998 will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and including February 13, 1998. Accordingly, holders of Exchange Capital Securities as of the close of business on August 1, 1998 will be entitled to receive Distributions accumulated from and including February 13, 1998.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied prior to the Expiration Date:

     (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

     (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

     (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

     (iv) the Corporation shall have determined in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation.

     If the Corporation or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Firstar Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:


         BY MAIL:                  FACSIMILE            BY HAND OR OVERNIGHT
      (Registered or              TRANSMITTER:                DELIVERY:
         Certified                 (Eligible            Firstar Trust Company
     Mail Recommended)         Institutions Only)            1555 North
   Firstar Trust Company         (414) 905-5049          RiverCenter Drive
        1555 North                                            Suite 301
     RiverCenter Drive           TO CONFIRM BY          Milwaukee, Wisconsin
         Suite 301                 TELEPHONE                    53212
   Milwaukee, Wisconsin          (414) 905-5013
           53212

     Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to the Corporation. See "Incorporation of Certain Documents by Reference." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.


                      DESCRIPTION OF EXCHANGE SECURITIES

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Trust will issue the Exchange Capital Securities. Firstar Trust Company is the Property Trustee under the Trust Agreement. The Exchange Capital Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreement, including the definitions therein of certain terms.

     General.  The Exchange Capital Securities will be limited to
     -------
$50,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Original Capital Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Exchange Capital Securities and the related Common Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. See "--Description of Exchange Guarantee."

     Distributions.  Distributions on the Exchange Capital Securities will
     -------------
be cumulative, will accumulate from February 13, 1998 and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998, at the annual rate of 8.67% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the 15th day of the month next preceding that in which the relevant Distribution Date (as defined herein) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York, Wilmington, Delaware, Milwaukee, Wisconsin, and Wooster, Ohio are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.67% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions," as used herein shall include any such additional Distributions.

     Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on the applicable Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Trust is required to give notice to any securities exchange or automated quotation system or to holders of the Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "-- Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain U.S. Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). The Corporation has no current intention to exercise its option to defer payments of interest on the Junior Subordinated Debentures thereby triggering a deferral of Distributions on the Trust Securities.

     The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions on the Exchange Capital Securities (if and to the extent the Trust has funds legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

     Redemption.  Upon the repayment on the Stated Maturity Date or
     ----------
prepayment in whole or in part prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' prior written notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures before the Initial Optional Redemption Date upon the occurrence and continuation of a Special Event (as defined herein), the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after the Initial Optional Redemption Date, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Exchange Junior Subordinated Debentures are to be prepaid prior to the Stated Maturity Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities. If less than all of the Capital Securities held in book-entry form are to be redeemed, such Capital Securities will be redeemed in accordance with the procedures of DTC as described under "--Form, Denomination, Book-Entry Procedures and Transfer."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior
Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The Corporation will have the option to prepay the Exchange Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Redemption Date, at the applicable Optional Prepayment Price and
(ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approvals. See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     Liquidation of the Trust and Distribution of Exchange Junior
     ------------------------------------------------------------
Subordinated Debentures.  The Corporation, as Sponsor, will have the right
-----------------------
at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the receipt by (i) the Administrative Trustees of an opinion of counsel to the effect that such distribution will not cause the holders of Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the Corporation, as Sponsor, of any required regulatory approvals.

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities in respect of such amounts. See "--Subordination of Common Securities." If an early dissolution occurs, the Junior Subordinated Debentures will be subject to optional prepayment, in whole or in part, on or after the Initial Optional Redemption Date, unless such dissolution relates to the circumstances described in clause (v) above, in which case the Junior Subordinated Debentures will be subject to optional prepayment, in whole, but not in part, on or after the Initial Optional Redemption Date.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive, in respect of each Global Capital Security held by it, a registered global certificate representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase such securities.

     Redemption Procedures.  If applicable, Trust Securities shall be
     ---------------------
redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See "--Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent (as defined herein) to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date, except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee" (i) Distributions on Exchange Capital Securities will continue to accumulate at the then-applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, distributions will cease to accrue on the Trust Securities called for redemption.

     Subordination of Common Securities.  Payment of Distributions on, and
     ----------------------------------
the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

     Events of Default; Notice.  The occurrence of a Debenture Event of
     -------------------------
Default (see "--Description of Exchange Junior Subordinated Debentures-- Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Subordination of Common Securities."

     Removal of Issuer Trustees.  Unless a Debenture Event of Default
     --------------------------
shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

     Merger or Consolidation of Issuer Trustees.  Any Person into which
     ------------------------------------------
the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

     Mergers, Consolidations, Amalgamation or Replacements of the Trust.
     ------------------------------------------------------------------
The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the Trust Securities are then listed or quoted, if any, (iv) if the Capital Securities (including any Successor Securities) or Junior Subordinated Debentures are rated by any nationally recognized statistical rating organization prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, such transaction does not cause the Capital Securities (including any Successor Securities) or Junior Subordinated Debentures to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust,
(vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

     Voting Rights: Amendment of the Trust Agreement.  Except as provided
     -----------------------------------------------
below and under "--Mergers, Consolidations, Amalgamation or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act or (iii) to modify, eliminate or add any provisions of the Trust Agreement to such extent as shall be necessary to enable the Trust or the Corporation to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority in Liquidation Amount of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by the Corporation or any affiliate of the Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Form, Denomination, Book-Entry Procedures and Transfer.  The Exchange
     ------------------------------------------------------
Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities), or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof, and may be transferred or exchanged on in such blocks in the manner described herein.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Depositary Procedures. DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE EXCHANGE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Global Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Global Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Corporation or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC's operations.

     Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depositary within 90 days, (ii) the Corporation in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default under the Trust Agreement or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

     Exchange of Certificated Capital Securities for Book-Entry Capital Securities. Other Capital Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Trust Agreement) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

     Payment and Paying Agency.  Payments in respect of the Global Capital
     -------------------------
Securities shall be made to DTC which shall credit the relevant accounts at DTC on the applicable payment dates and payments in respect of the Exchange Capital Securities that are not held by DTC shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' prior written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

     Restrictions on Transfer.  The Exchange Capital Securities will be
     ------------------------
issued, and may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital
Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having an aggregate Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

     Registrar and Transfer Agent.  The Property Trustee will act as
     ----------------------------
registrar and transfer agent for the Exchange Capital Securities.

     Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

     Information Concerning the Property Trustee.  The Property Trustee,
     -------------------------------------------
other than during the occurrence and continuance of an Event of Default, will undertake to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Exchange Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     Miscellaneous.  The Administrative Trustees are authorized and
     -------------
directed to conduct the affairs of and to operate the Trust in such a way that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes and (iii) the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. The Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities, and (ii) the issuance of the Trust Securities are not subject to preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

     The Exchange Junior Subordinated Debentures are to be issued under an Indenture, as amended and supplemented from time to time (as so amended and supplemented, the "Indenture"), between the Corporation and Firstar Trust Company, as Debenture Trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act and, by its terms, will incorporate certain provisions of the Trust Indenture Act. The Indenture will be subject to and governed by the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and is subject to, and is qualified in its entirety by reference to all of the provisions of the Exchange Junior Subordinated Debentures and the Indenture, including the definitions therein of certain terms, and those terms made a part of the Indenture by the Trust Indenture Act.

     General.  Concurrently with the issuance of the Original Capital
     -------
Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Original Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Exchange Junior Subordinated Debentures for Original Junior Subordinated Debentures accepted for exchange.

     The Exchange Junior Subordinated Debentures will bear interest at the annual rate of 8.67% of the principal amount thereof, payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 (each, an "Interest Payment Date"), to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month next preceding that in which the relevant Interest Payment Date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which payment is due on the Exchange Junior Subordinated Debentures is not a Business Day, then the payment required to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable payment date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.67% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Exchange Junior Subordinated Debentures will be issued pursuant to the Indenture. The Exchange Junior Subordinated Debentures will mature on February 15, 2028 (the "Stated Maturity Date").

     The Exchange Junior Subordinated Debentures will be unsecured and will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination."

     Almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation is a legal entity separate and distinct from the Banks and its other subsidiaries. Holders of Junior Subordinated Debentures should look only to the Corporation for payments on the Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends and interest from the Banks and its other subsidiaries, and there are various limitations on the Banks to pay such dividends, as discussed below. The Banks are also subject to certain restrictions on the transfer of funds by each of such depository institutions to the Corporation and certain other affiliates, in the form of loans, other extensions of credit, investments or purchases of assets. Transfers by any Bank to the Corporation or any single affiliate are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and transfers to all affiliates are limited in the aggregate to 20% of such Bank's capital and surplus. Furthermore, such loans and extensions of credit are subject to various collateral requirements.

     As a holding company, the Corporation's operations are conducted primarily by the Subsidiaries. Presently, dividends from the Subsidiaries are the primary source of funds for the Corporation. There are regulatory limitations on the amount of dividends that the Banks may pay to the Corporation. At December 31, 1997, the Banks had approximately $20.5 million legally available for payment of dividends to the Corporation. However, the Banks' payment of dividends may be prohibited under certain circumstances, including if payment thereof would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Banks are subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Banks from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by a Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus.

     Further, as a holding company the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures.

     The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. At December 31, 1997, the Corporation had $1.4 billion of Senior Indebtedness outstanding, and the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $1.3 billion. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

     Form, Registration and Transfer.  If the Exchange Junior Subordinated
     -------------------------------
Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by a global certificate registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, prepayments, notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

     Payment and Paying Agents.  Payment of principal of (and premium, if
     -------------------------
any) and interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Milwaukee, Wisconsin or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

     Option to Extend Interest Payment Date.  So long as no Debenture
     --------------------------------------
Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.67%, compounded semi-annually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain U.S. Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Property Trustee is required to give notice to any securities exchange or to holders of Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

     Optional Prepayment.  The Exchange Junior Subordinated Debentures
     -------------------
will be prepayable, in whole or in part, at the option of the Corporation on or after the Initial Optional Redemption Date, subject to the Corporation having received any required regulatory approvals, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon, including Compounded Interest and Additional Sums (as defined herein), if any, to the date of prepayment if prepaid during the 12-month period beginning May 1 of the years indicated below:

     YEAR                PERCENTAGE
     ----                ----------
     2008                104.335%
     2009                103.902%
     2010                103.468%
     2011                103.035%
     2012                102.601%
     2013                102.168%
     2014                101.734%
     2015                101.301%
     2016                100.867%
     2017                100.434%
     2018 and thereafter 100.000%

     Special Event Prepayment.  Prior to the Initial Optional Redemption
     ------------------------
Date, if a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of any required regulatory approvals, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" shall be equal to the greater of (x) 100% of the principal amount thereof or (y) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon (including Compounded Interest and Additional Sums, if any) to the date of prepayment.

     A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

     A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after February 10, 1998, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) the interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means the receipt by the Corporation and the Trust of an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Corporation or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after February 10, 1998, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier 1 Capital (or its then-equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 2.65% if such prepayment date occurs on or prior to February 15, 1999 and (b) 2.10% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Junior Subordinated Debentures, provided that if no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

     "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. Government securities dealer in The City of New York selected by the Corporation.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Remaining Life" means the term of the Junior Subordinated Debentures from the prepayment date to the Stated Maturity Date.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

     Certain Covenants of the Corporation.  The Corporation will also
     ------------------------------------
covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures; or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Original Guarantee or the Exchange Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

     So long as the Trust Securities remain outstanding, the Corporation also will covenant (i) to maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the prepayment of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and (iv) not to cause, as sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except as provided in the Trust Agreement.

     Modification of Indenture.  From time to time the Corporation and the
     -------------------------
Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling the Corporation and the Trust to conduct an Exchange Offer as contemplated by the Registration Rights Agreement, provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected: (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures, or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon, except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or change any of the prepayment provisions, or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior
Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

     Debenture Events of Default.  The Indenture provides that any one or
     ---------------------------
more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period in respect of the Junior Subordinated Debentures or Other Debentures, as the case may be); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

          (iii) failure to observe or perform any other agreement or covenant contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

     The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Exchange Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

     Enforcement of Certain Rights by Holders of Exchange Capital
     ------------------------------------------------------------
Securities.  If a Debenture Event of Default shall have occurred and be
----------
continuing and shall be attributable to the failure of the Corporation to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Exchange Capital Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "--Description of Exchange Capital Securities--Events of Default; Notice."

     Consolidation, Merger, Sale of Assets and Other Transactions.  The
     ------------------------------------------------------------
Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties as an entirety or substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

     Satisfaction and Discharge.  The Indenture provides that when, among
     --------------------------
other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or upon prepayment within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

     Subordination.  In the Indenture, the Corporation has covenanted and
     -------------
agreed that any Junior Subordinated Debentures issued thereunder will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of all Senior Indebtedness will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of the Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of the Junior
Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Indebtedness" shall mean: (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities and accrued and unpaid interest to depositors arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

     "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks pari passu with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

     "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not pari passu with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding up or liquidation or reorganization of the Corporation other than the 9.125% Subordinated Notes due 2004. The securing of any Indebtedness otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

     "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior
Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     Almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation is a legal entity separate and distinct from the Banks and its other subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the Corporation for payments on the Exchange Junior Subordinated Debentures. The principal sources of the Corporation's income are dividends and interest from the Banks and its other subsidiaries, and there are various limitations on the Banks to pay such dividends, as discussed below. The Banks are also subject to certain restrictions on the transfer of funds by each of such depository institutions to the Corporation and certain other affiliates, in the form of loans, other extensions of credit, investments or purchases of assets. Transfers by any Bank to the Corporation or any single affiliate are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and transfers to all affiliates are limited to an aggregate of 20% of such Bank's capital and surplus. Furthermore, such loans and extensions of credit are subject to various collateral requirements.

     As a holding company, the Corporation's operations are conducted primarily by the Subsidiaries. Presently, dividends from the Subsidiaries are the primary source of funds for the Corporation. There are regulatory limitations on the amount of dividends that the Banks may pay to the Corporation. At December 31, 1997, the Banks had approximately $20.5 million legally available for payment of dividends to the Corporation. However, the Banks' payment of dividends may be prohibited under certain circumstances, including if payment thereof would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Banks are subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Banks from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by a Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus.

     Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the case of the Banks), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Banks). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures.

     The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. At December 31, 1997, the Corporation had $1.4 billion of Senior Indebtedness outstanding, and the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $1.3 billion. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

     Restrictions on Transfer.  The Exchange Junior Subordinated
     ------------------------
Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 and multiples of $1,000 in excess thereof. Any attempted transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such purported transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

     Information Concerning the Debenture Trustee.  Following the Exchange
     --------------------------------------------
Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     Governing Law.  The Indenture and the Exchange Junior Subordinated
     -------------
Debentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF EXCHANGE GUARANTEE

     The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. Firstar Trust Company will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and those made part of the Guarantee by the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

     Status of Original Guarantee.  If not all the Original Capital
     ----------------------------
Securities are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of the Corporation for the benefit of the holders of the Original Capital Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

     General.  The Corporation will irrevocably agree to pay in full on a
     -------
subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time; (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time; and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities or the redemption of all Exchange Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

     Status of the Exchange Guarantee.  The Exchange Guarantee will
     --------------------------------
constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures. See "Description of Exchange Junior Subordinated Debentures--Subordination." In addition, because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of such subsidiary (including depositors in the Banks), except to the extent the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee effectively will be subordinated to all existing and future liabilities of the Corporation's present and future subsidiaries (including deposit liabilities of the Banks). As a result, claimants should look only to the assets of the Corporation for payments under the Exchange Guarantee. See "Description of Exchange Junior Subordinated Debentures-- General."

     The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Corporation with respect to preferred beneficial interests (if any) issued by Other Trusts. The Exchange Guarantee does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

     The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures.

     Events of Default.  An event of default under the Exchange Guarantee
     -----------------
will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in respect of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

     The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee. If the Guarantee Trustee fails to enforce the Exchange Guarantee, any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

     Amendments and Assignment.  Except with respect to any changes that
     -------------------------
do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no consent will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

     Termination of the Exchange Guarantee.  The Exchange Guarantee will
     -------------------------------------
terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

     Information Concerning the Guarantee Trustee.  The Guarantee Trustee,
     --------------------------------------------
other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, in case a default with respect to the Exchange Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     Governing Law.  The Exchange Guarantee will be governed by and
     -------------
construed in accordance with the laws of the State of New York.

                      DESCRIPTION OF ORIGINAL SECURITIES

     The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances),
(ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, if a registration statement relating to the Exchange Offer has not been filed by June 26, 1998 and been declared effective by August 5, 1998, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

       RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
          JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Securities--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment rates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities; and (iv) the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

     A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement except if an Extension Period is elected by the Corporation.

LIMITED PURPOSE OF THE TRUST

     The Exchange Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Exchange Junior Subordinated Debentures, exchanging the Exchange Capital Securities and the Original Junior Subordinated Debentures in the Exchange Offer, and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

     Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the
Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences associated with the exchange of Original Capital Securities for Exchange Capital Securities and with the ownership and disposition of Capital Securities held as capital assets by a holder who purchased Original Capital Securities upon initial issuance. It does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders (as defined herein) engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     Brown & Wood LLP ("Tax Counsel") has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law or purports to describe certain provisions of the U.S. federal income tax laws, it is a correct summary in all material respects of the matters discussed herein. In connection with the issuance of the Exchange Junior Subordinated Debentures and the Exchange Capital Securities, Tax Counsel also will render the opinion described below under "--Classification of the Trust." An opinion of Tax Counsel is not binding on the Internal Revenue Service ("IRS") or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinions described herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation and the Capital Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures for all United States federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (the "IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

     An opinion of Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under Treasury regulations (the "Treasury Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

     Under the Treasury Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Treasury Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

     The Treasury Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE
TRUST

     The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust were characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

     Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income).
A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than the applicable holding period.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss.
Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

     On February 6, 1997, President Clinton proposed legislation (the "Proposed Legislation") that would have, among other things, denied an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Exchange Junior Subordinated Debentures. The Proposed Legislation would have been effective on the date of first committee action. The Proposed Legislation was not included in the recently enacted Taxpayer Relief Act of 1997. In addition, the Clinton Administration's recently released proposed budget for the fiscal year 1999 does not include the Proposed Legislation or any provisions similar to the Proposed Legislation. There can be no assurances, however, that similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Exchange Junior Subordinated Debentures, resulting in a Tax Event. The occurrence of a Tax Event may result in the redemption of the Exchange Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange Securities--Description of Capital Securities--Redemption" and "--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

THE TAXPAYER RELIEF ACT OF 1997

     On August 5, 1997, the Taxpayer Relief Act of 1997 (the "Tax Act") was enacted into law. The Tax Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen month as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The Tax Act did not change the capital gains tax rates applicable to corporate taxpayers. Prospective investors should consult their own tax advisors concerning these tax law changes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

     A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes; (ii) a corporation or a partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership, Treasury regulations are adopted that provide otherwise); (iii) a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source or (iv) a trust if, and only if, (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date, that elect to continue to be treated as United States persons, also will be a U.S. Holder.

     Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or
(2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security unless (i) the gain is effectively connected with the conduct of a trade or business within the United States or (ii) the holder is an individual who was present in the United States for at least 183 days during the taxable year of the sale and certain other conditions are met.

     As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors concerning the New Regulations.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

     Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by a Plan with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee, as well as any other persons exercising discretion with respect to the Exchange Junior Subordinated Debentures, may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Exchange Capital Securities.

     A Plan fiduciary should consider whether the purchase of Exchange Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan.

     THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 90 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

     The Trust and the Corporation will not receive any proceeds from any issuance of Exchange Capital Securities. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                       VALIDITY OF EXCHANGE SECURITIES

     The validity of the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be passed upon for the Corporation by Brown & Wood LLP, New York, New York. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust and the Corporation by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain matters relating to United States federal income tax considerations will be passed upon by Brown & Wood LLP, New York, New York.

                                   EXPERTS

     The consolidated financial statements of the Corporation as of December 31, 1997 and 1996, and for the years then ended, included in the Corporation's 1997 Form 10-K and incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. Their report refers to the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", in 1997.

     The consolidated financial statements of the Corporation as of December 31, 1995, and for the year then ended, and incorporated in this Prospectus by reference to the Corporation's 1997 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


 -------------------------------------------------------------------

                              TABLE OF CONTENTS

                                              PAGE
Available Information . . . . . . . . . . . . .  9
Incorporation of Certain Documents by Reference 10
Summary   . . . . . . . . . . . . . . . . . . . 11
Risk Factors  . . . . . . . . . . . . . . . . . 20
FirstFederal Financial Services Corp.   . . . . 28
Signal Capital Trust I.   . . . . . . . . . . . 29
Use of Proceeds   . . . . . . . . . . . . . . . 30
Ratios of Earnings to Combined Fixed Charges  . 30
Accounting Treatment  . . . . . . . . . . . . . 30
Capitalization  . . . . . . . . . . . . . . . . 31
Selected Consolidated Financial Data  . . . . . 32
The Exchange Offer  . . . . . . . . . . . . . . 34
Description of Exchange Securities  . . . . . . 45
Description of Original Securities  . . . . . . 71
Relationship Among the Exchange Capital
  Securities, the Exchange Junior
  Subordinated Debentures and the
  Exchange Guarantee  . . . . . . . . . . . . . 71
Certain U.S. Federal Income Tax Consequences    73
ERISA Considerations    . . . . . . . . . . . . 78
Plan of Distribution  . . . . . . . . . . . . . 79
Validity of Exchange Securities   . . . . . . . 79
Experts   . . . . . . . . . . . . . . . . . . . 79


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     Section 145 of the General Corporation Law of Delaware authorizes the registrant to indemnify its directors and officers under specified circumstances. Article Twelfth of the certificate of incorporation of the registrant provides in effect that the registrant shall provide certain indemnification of its directors and officers.

     Section 145 of the General Corporation Law of Delaware also authorizes FirstFederal Financial Services Corp. to indemnify persons who serve as directors or officers of the registrant at the request of FirstFederal Financial Services Corp. under specified circumstances. Article Eleventh of the certificate of incorporation of FirstFederal Financial Services Corp. provides in effect that FirstFederal Financial Services Corp. shall provide certain indemnification to such persons.

     The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
          ------------------------------------------

     4.1 Indenture, dated as of February 13, 1998, between the Corporation and Firstar Trust Company, as Debenture Trustee.

     4.2  Form of Exchange Junior Subordinated Debenture.

     4.3  Certificate of Trust of Signal Capital Trust I, dated February 4,
          1998.

     4.4 Declaration of Trust of Signal Capital Trust I, dated as of February 4, 1998.

     4.5 Amended and Restated Declaration of Trust of Signal Capital Trust I, dated as of February 13, 1998.

     4.6  Form of Exchange Capital Security.

     4.7  Form of Exchange Guarantee.

     4.8 Registration Rights Agreement, dated as of February 10, 1998, among FirstFederal Financial Services Corp., Signal Capital Trust I and the Initial Purchaser.

     4.9 Liquidated Damages Agreement, dated as of February 10, 1998, among the FirstFederal Financial Services Corp., Signal Capital Trust I and the Initial Purchaser.

     5.1 Opinion of Brown & Wood LLP as to the legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee.

     5.2 Opinion of Richards, Layton & Finger, P.A. as to the validity of the Exchange Capital Securities.

     8.1 Opinion of Brown & Wood LLP as to certain federal income tax matters.

     12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits).

     12.2 Computation of ratio of earnings to fixed charges (including interest on deposits).

     23.1 Consent of Brown & Wood LLP  (included as part of Exhibit 5.1 and
          Exhibit 8.1).

     23.2 Consent of Richards, Layton & Finger, P.A. (included as part of
          Exhibit 5.2).

     23.3 Consent of KPMG Peat Marwick LLP.

     23.4 Consent of Deloitte & Touche LLP.

     26.1 Form T-1 Statement of Eligibility of Firstar Trust Company to act as Property Trustee under the Amended and Restated Declaration of Trust.

     26.2 Form T-1 Statement of Eligibility of Firstar Trust Company to act as Guarantee Trustee under the Exchange Guarantee.

     26.3 Form T-1 Statement of Eligibility of Firstar Trust Company to act as Debenture Trustee under the Indenture.

     99.1 Form of Letter of Transmittal.

     99.2 Form of Notice of Guaranteed Delivery.

     99.3 Form of Exchange Agent Agreement.

     99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

     99.5 Form of Letter to Clients.


ITEM 22.  UNDERTAKINGS.
          -------------

     Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wooster, state of Ohio, on the 10th day of April, 1998.

     FirstFederal Financial Services Corp.



     By:/s/ James J. Little
        -------------------------------------------------------
         Name:  James J. Little
         Title:   President and Chief Operating Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints James Little and Jon Park, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of April, 1998.

        Signature                       Title
        ---------                       -----

        /s/ Gary G. Clark               Chairman of the Board and CEO
        -------------------------
        Gary G. Clark


       /s/ James J. Little              President, and Chief Operating Officer
       ---------------------------
       James J. Little


       /s/ Jon W. Park                  Chief Financial Officer
       ----------------------------
       Jon W. Park


       /s/ L. Dwight Douce              Executive V.P. & Secretary - Director
       -----------------------------
       L. Dwight Douce


      /s/ Joseph P. Ciolek              Director
      ------------------------------
      Joseph P. Ciolek


      /s/ R. Victor Dix                 Director
      -------------------------------
      R. Victor Dix


      /s/ Gust B. Geralis               Director
      -------------------------------
      Gust B. Geralis



      /s/ Richard E. Herald             Director
      -------------------------------
      Richard E. Herald


                                        Director
     ---------------------------------
     Ronald A. James, Jr.


                                        Director
     --------------------------------
     David J. Olderman


     /s/ Daniel H. Plumly               Director
     ---------------------------------
     Daniel H. Plumly


     /s/ Steven N. Stein                Director
     ---------------------------------
     Steven N. Stein


     /s/ David C. Vernon                Director
     ----------------------------------
     David C. Vernon

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wooster, state of Ohio, on the 10th day of April, 1998.


     SIGNAL CAPITAL TRUST I


     By:/s/ James J. Little
        ------------------------------------------------------
        James J. Little
        as Administrative Trustee


     By:/s/ Jon W. Park
        ------------------------------------------------------
        Jon W. Park
        as Administrative Trustee


     By:/s/ H. Stewart Fitz Gibbon III
        ------------------------------------------------------
        H. Stewart Fitz Gibbon III
        as Administrative Trustee


                                EXHIBIT INDEX
Exhibit
  No.     Exhibit
-------   -------

     4.1 Indenture, dated as of February 13, 1998, between the Corporation and Firstar Trust Company, as Debenture Trustee.

     4.2  Form of Exchange Junior Subordinated Debenture.

     4.3  Certificate of Trust of Signal Capital Trust I, dated February 4,
          1998.

     4.4 Declaration of Trust of Signal Capital Trust I, dated as of February 4, 1998.

     4.5 Amended and Restated Declaration of Trust of Signal Capital Trust I, dated as of February 13, 1998.

     4.6  Form of Exchange Capital Security.

     4.7  Form of Exchange Guarantee Agreement.

     4.8 Registration Rights Agreement, dated February 10, 1998, among FirstFederal Financial Services Corp., Signal Capital Trust I and the Initial Purchaser.

     4.9 Liquidated Damages Agreement, dated February 10, 1998, among the FirstFederal Financial Services Corp., Signal Capital Trust I and the Initial Purchaser.

     5.1 Opinion of Brown & Wood LLP as to the legality of the Exchange Junior Subordinated Debentures and the Exchange Guarantee.

     5.2 Opinion of Richards, Layton & Finger P.A., as to the validity of the Exchange Capital Securities.

     8.1 Opinion of Brown & Wood LLP as to certain federal income tax matters.

     12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits).

     12.2 Computation of ratio of earnings to fixed charges (including interest on deposits).

     23.1 Consent of Brown & Wood LLP  (included as part of Exhibit 5.1 and
          Exhibit 8.1).

     23.2 Consent of Richards, Layton & Finger, P.A. (included as part of
          Exhibit 5.2)

     23.3 Consent of KPMG Peat Marwick LLP.

     23.4 Consent of Deloitte & Touche LLP.

     26.1 Form T-1 Statement of Eligibility of Firstar Trust Company to act as Property Trustee under the Amended and Restated Declaration of Trust.

     26.2 Form T-1 Statement of Eligibility of Firstar Trust Company to act as Guarantee Trustee under the Exchange Guarantee.

     26.3 Form T-1 Statement of Eligibility of Firstar Trust Company to act as Debenture Trustee under the Indenture.

     99.1 Form of Letter of Transmittal.

     99.2 Form of Notice of Guaranteed Delivery.

     99.3 Form of Exchange Agent Agreement.

     99.4 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

     99.5 Form of Letter to Clients.


                                                                  EXHIBIT 4.1
                                                                  -----------



                      FIRSTFEDERAL FINANCIAL SERVICES CORP.
                        ______________________________

                        ______________________________


                                  INDENTURE

                        DATED AS OF FEBRUARY 13, 1998
                        ______________________________




                            FIRSTAR TRUST COMPANY


                             AS DEBENTURE TRUSTEE


                        ______________________________


              JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES


     Tie Sheet of provisions of Trust Indenture Act of 1939 with Indenture dated as of February 13, 1998 between FirstFederal Financial Services Corp. and Firstar Trust Company, as Debenture Trustee:

ACT SECTION                                                INDENTURE SECTION

310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.09
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.09
310(a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
310(a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.10, 6.11
310(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.13
311(a) and (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.01, 4.02(a)
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.02
312(b) and (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.04
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.04
313(b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.04
313(b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.04
313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.04
313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.04
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.03
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(c)(1) and (2) . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.07
314(c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.07
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
315(a)(c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.01
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.08
315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.09
316(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.07
316(a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N/A
316(a) last sentence  . . . . . . . . . . . . . . . . . . . . . . . . .  2.09
316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9.02
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.05
317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.05
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13.08


                      -------------------------------
     THIS TIE-SHEET IS NOT PART OF THE INDENTURE AS EXECUTED.


                              TABLE OF CONTENTS*

                                                                         Page
                                                                         ----

ARTICLE I DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . .   1
     Additional Sums  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Adjusted Treasury Rate . . . . . . . . . . . . . . . . . . . . . . .   2
     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . .   2
     Bankruptcy Law . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Board Resolution . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Capital Securities . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Capital Securities Guarantee . . . . . . . . . . . . . . . . . . . .   3
     Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Common Securities  . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Common Securities Guarantee  . . . . . . . . . . . . . . . . . . . .   3
     Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Comparable Treasury Issue  . . . . . . . . . . . . . . . . . . . . .   4
     Comparable Treasury Price  . . . . . . . . . . . . . . . . . . . . .   4
     Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Corporation Request  . . . . . . . . . . . . . . . . . . . . . . . .   4
     Compounded Interest  . . . . . . . . . . . . . . . . . . . . . . . .   4
     Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Debenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Declaration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Deferred Interest  . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Definitive Securities  . . . . . . . . . . . . . . . . . . . . . . .   5
     Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Dissolution Event  . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Exchange Offer . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Exchange Securities  . . . . . . . . . . . . . . . . . . . . . . . .   5
     Extended Interest Payment Period . . . . . . . . . . . . . . . . . .   5
     Federal Reserve  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Indebtedness Ranking on a Parity with the Securities . . . . . . . .   6
     Indebtedness Ranking Junior to the Securities  . . . . . . . . . . .   7
     Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Initial Optional Prepayment Date . . . . . . . . . . . . . . . . . .   7
     Initial Securities . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . .   7
     Liquidated Damages . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Make Whole Amount  . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Non Book-Entry Capital Securities  . . . . . . . . . . . . . . . . .   8
     Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . .   8
     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Optional Prepayment Price  . . . . . . . . . . . . . . . . . . . . .   8
     Other Debentures . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Other Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Predecessor Security . . . . . . . . . . . . . . . . . . . . . . . .   9
     Prepayment Price . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Principal Office of the Debenture Trustee  . . . . . . . . . . . . .   9
     Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Quotation Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Reference Treasury Dealer  . . . . . . . . . . . . . . . . . . . . .   9
     Reference Treasury Dealer Quotations . . . . . . . . . . . . . . . .   9
     Registration Rights Agreement  . . . . . . . . . . . . . . . . . . .  10
     Regulatory Capital Event . . . . . . . . . . . . . . . . . . . . . .  10
     Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . .  10
     Restricted Security  . . . . . . . . . . . . . . . . . . . . . . . .  10
     Rule 144A  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Securityholder . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Holder of Securities . . . . . . . . . . . . . . . . . . . . . . . .  10
     Security Register  . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .  11
     Special Event  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Special Event Prepayment Price . . . . . . . . . . . . . . . . . . .  11
     Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Tax Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Signal Capital Trust . . . . . . . . . . . . . . . . . . . . . . . .  12
     Trust Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . .  12


______________
* This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.


ARTICLE II     SECURITIES
     SECTION 2.01.  Forms Generally . . . . . . . . . . . . . . . . . . .  13
     SECTION 2.02.  Execution and Authentication  . . . . . . . . . . . .  13
     SECTION 2.03.  Form and Payment  . . . . . . . . . . . . . . . . . .  13
     SECTION 2.04.  Legends.  . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 2.05.  Global Security . . . . . . . . . . . . . . . . . . .  14
     SECTION 2.06   Interest  . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 2.07.  Transfer and Exchange . . . . . . . . . . . . . . . .  17
     SECTION 2.08.  Replacement Securities  . . . . . . . . . . . . . . .  19
     SECTION 2.09.  Temporary Securities. . . . . . . . . . . . . . . . .  19
     SECTION 2.10.  Cancellation  . . . . . . . . . . . . . . . . . . . .  20
     SECTION 2.11.  Defaulted Interest  . . . . . . . . . . . . . . . . .  20
     SECTION 2.12.  CUSIP Numbers . . . . . . . . . . . . . . . . . . . .  21

ARTICLE III        PARTICULAR COVENANTS OF THE CORPORATION
     SECTION 3.01.  Payment of Principal, Premium and Interest  . . . . .  22
     SECTION 3.02.  Offices for Notices and Payments, etc.  . . . . . . .  22
     SECTION 3.03.  Appointments to Fill Vacancies in Debenture
                    Trustee's Office  . . . . . . . . . . . . . . . . . .  23
     SECTION 3.04.  Provision as to Paying Agent  . . . . . . . . . . . .  23
     SECTION 3.05.  Certificate to Debenture Trustee  . . . . . . . . . .  24
     SECTION 3.06.  Compliance with Consolidation Provisions. . . . . . .  24
     SECTION 3.07.  Limitation on Dividends . . . . . . . . . . . . . . .  24
     SECTION 3.08.  Covenants as to Signal Capital Trust  . . . . . . . .  25
     SECTION 3.09.  Payment of Expenses . . . . . . . . . . . . . . . . .  26
     SECTION 3.10.  Payment Upon Resignation or Removal . . . . . . . . .  27

ARTICLE IV     SECURITYHOLDERS' LISTS AND REPORTS BY THE
               CORPORATION AND THE DEBENTURE TRUSTEE
     SECTION 4.01.  Securityholders' Lists  . . . . . . . . . . . . . . .  27
     SECTION 4.02.  Preservation and Disclosure of Lists  . . . . . . . .  27
     SECTION 4.03.  Reports by the Corporation  . . . . . . . . . . . . .  29
     SECTION 4.04.  Reports by the Debenture Trustee  . . . . . . . . . .  31

ARTICLE V REMEDIES OF THE DEBENTURE TRUSTEE AND
          SECURITYHOLDERS ON EVENT OF DEFAULT
     SECTION 5.01.  Events of Default . . . . . . . . . . . . . . . . . .  31
     SECTION 5.02.  Payment of Securities on Default; Suit Therefor . . .  34
     SECTION 5.03.  Application of Moneys Collected by Debenture
                    Trustee . . . . . . . . . . . . . . . . . . . . . . .  36
     SECTION 5.04.  Proceedings by Securityholders  . . . . . . . . . . .  36
     SECTION 5.05.  Proceedings by Debenture Trustee  . . . . . . . . . .  37
     SECTION 5.06.  Remedies Cumulative and Continuing  . . . . . . . . .  38
     SECTION 5.07.  Direction of Proceedings and Waiver of Defaults by
                    Majority of Securityholders . . . . . . . . . . . . .  38
     SECTION 5.08.  Notice of Defaults  . . . . . . . . . . . . . . . . .  39
     SECTION 5.09.  Undertaking to Pay Costs  . . . . . . . . . . . . . .  40

ARTICLE VI     CONCERNING THE DEBENTURE TRUSTEE
     SECTION 6.01.  Duties and Responsibilities of Debenture
                    Trustee . . . . . . . . . . . . . . . . . . . . . . .  40
     SECTION 6.02.  Reliance on Documents, Opinions, etc. . . . . . . . .  42
     SECTION 6.03.  No Responsibility for Recitals, etc.  . . . . . . . .  44
     SECTION 6.04.  Debenture Trustee, Authenticating Agent, Paying
                    Agents, Transfer Agents or Registrar May Own
                    Securities  . . . . . . . . . . . . . . . . . . . . .  44
     SECTION 6.05.  Moneys to be Held in Trust  . . . . . . . . . . . . .  44
     SECTION 6.06.  Compensation and Expenses of Debenture  Trustee . . .  45
     SECTION 6.07.  Officers' Certificate as Evidence . . . . . . . . . .  46
     SECTION 6.08.  Conflicting Interest of Debenture  Trustee  . . . . .  46
     SECTION 6.09.  Eligibility of Debenture Trustee  . . . . . . . . . .  46
     SECTION 6.10.  Resignation or Removal of Debenture     Trustee . . .  47
     SECTION 6.11.  Acceptance by Successor Debenture  Trustee  . . . . .  48
     SECTION 6.12.  Succession by Merger, etc.  . . . . . . . . . . . . .  49
     SECTION 6.13.  Limitation on Rights of Debenture Trustee as a
                    Creditor  . . . . . . . . . . . . . . . . . . . . . .  50
     SECTION 6.14.  Authenticating Agents . . . . . . . . . . . . . . . .  50

ARTICLE VII    CONCERNING THE SECURITYHOLDERS
     SECTION 7.01.  Action by Securityholders . . . . . . . . . . . . . .  51
     SECTION 7.02.  Proof of Execution by Securityholders . . . . . . . .  52
     SECTION 7.03.  Who Are Deemed Absolute Owners  . . . . . . . . . . .  52
     SECTION 7.04.  Securities Owned by Corporation Deemed Not
                    Outstanding . . . . . . . . . . . . . . . . . . . . .  53
     SECTION 7.05.  Revocation of Consents; Future Holders Bound  . . . .  53

ARTICLE VIII   SECURITYHOLDERS' MEETINGS
     SECTION 8.01.  Purposes of Meetings  . . . . . . . . . . . . . . . .  54
     SECTION 8.02.  Call of Meetings by Debenture Trustee . . . . . . . .  54
     SECTION 8.03.  Call of Meetings by Corporation or Securityholders  .  55
     SECTION 8.04.  Qualifications for Voting . . . . . . . . . . . . . .  55
     SECTION 8.05.  Regulations . . . . . . . . . . . . . . . . . . . . .  55
     SECTION 8.06.  Voting  . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE IX     AMENDMENTS
     SECTION 9.01.  Without Consent of Securityholders  . . . . . . . . .  57
     SECTION 9.02.  With Consent of Securityholders . . . . . . . . . . .  58
     SECTION 9.03.  Compliance with Trust Indenture Act; Effect of
                    Supplemental Indentures . . . . . . . . . . . . . . .  60
     SECTION 9.04.  Notation on Securities  . . . . . . . . . . . . . . .  60
     SECTION 9.05.  Evidence of Compliance of Supplemental Indenture to
                    be Furnished to Debenture Trustee . . . . . . . . . .  60

ARTICLE X CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE
     SECTION 10.01. Corporation May Consolidate, etc., on Certain Terms .  60
     SECTION 10.02. Successor Corporation to be Substituted for
                    Corporation . . . . . . . . . . . . . . . . . . . . .  61
     SECTION 10.03. Opinion of Counsel to be Given Debenture
               Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE XI     SATISFACTION AND DISCHARGE OF INDENTURE
     SECTION 11.01. Discharge of Indenture  . . . . . . . . . . . . . . .  62
     SECTION 11.02. Deposited Moneys and U.S. Government Obligations to
                    be Held in Trust by Debenture Trustee . . . . . . . .  63
     SECTION 11.03. Paying Agent to Repay Moneys Held . . . . . . . . . .  63
     SECTION 11.04. Return of Unclaimed Moneys  . . . . . . . . . . . . .  64
     SECTION 11.05. Defeasance Upon Deposit of Moneys or U.S. Government
                    Obligations . . . . . . . . . . . . . . . . . . . . .  64

ARTICLE XII    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
               OFFICERS AND DIRECTORS
     SECTION 12.01. Indenture and Securities Solely Corporate
                    Obligations . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE XIII   MISCELLANEOUS PROVISIONS
     SECTION 13.01. Successors  . . . . . . . . . . . . . . . . . . . . .  66
     SECTION 13.02. Official Acts by Successor Corporation  . . . . . . .  66
     SECTION 13.03. Surrender of Corporation Powers . . . . . . . . . . .  67
     SECTION 13.04. Addresses for Notices, etc. . . . . . . . . . . . . .  67
     SECTION 13.05. Governing Law . . . . . . . . . . . . . . . . . . . .  67
     SECTION 13.06. Evidence of Compliance with Conditions Precedent  . .  67
     SECTION 13.07. Business Days . . . . . . . . . . . . . . . . . . . .  68
     SECTION 13.08. Trust Indenture Act to Control  . . . . . . . . . . .  68
     SECTION 13.09. Table of Contents, Headings, etc. . . . . . . . . . .  68
     SECTION 13.10. Execution in Counterparts . . . . . . . . . . . . . .  68
     SECTION 13.11. Separability  . . . . . . . . . . . . . . . . . . . .  68
     SECTION 13.12. Assignment  . . . . . . . . . . . . . . . . . . . . .  69
     SECTION 13.13. Acknowledgement of Rights . . . . . . . . . . . . . .  69

ARTICLE XIV    PREPAYMENT OF SECURITIES; MANDATORY AND
               OPTIONAL SINKING FUND
     SECTION 14.01. Special Event Prepayment  . . . . . . . . . . . . . .  70
     SECTION 14.02. Optional Prepayment by Corporation  . . . . . . . . .  70
     SECTION 14.03. No Sinking Fund . . . . . . . . . . . . . . . . . . .  72
     SECTION 14.04. Notice of Prepayment; Selection of Securities . . . .  72
     SECTION 14.05. Payment of Securities Called for Prepayment . . . . .  73

ARTICLE XV     SUBORDINATION OF SECURITIES
     SECTION 15.01. Agreement to Subordinate  . . . . . . . . . . . . . .  74
     SECTION 15.02. Default on Senior Indebtedness  . . . . . . . . . . .  74
     SECTION 15.03. Liquidation; Dissolution; Bankruptcy  . . . . . . . .  75
     SECTION 15.04. Subrogation . . . . . . . . . . . . . . . . . . . . .  76
     SECTION 15.05. Debenture Trustee to Effectuate Subordi nation  . . .  78
     SECTION 15.06. Notice by the Corporation . . . . . . . . . . . . . .  78
     SECTION 15.07. Rights of the Debenture Trustee; Holders of Senior
                    Indebtedness  . . . . . . . . . . . . . . . . . . . .  79
     SECTION 15.08. Subordination May Not Be Impaired . . . . . . . . . .  80

ARTICLE XVI    EXTENSION OF INTEREST PAYMENT PERIOD
     SECTION 16.01. Extension of Interest Payment Period  . . . . . . . .  81
     SECTION 16.02. Notice of Extension . . . . . . . . . . . . . . . . .  81

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1


          THIS INDENTURE, dated as of February 13, 1998, between FirstFederal Financial Services Corp., an Ohio corporation (hereinafter sometimes called the "Corporation"), and Firstar Trust Company, a Wisconsin banking corporation, as debenture trustee (hereinafter sometimes called the "Debenture Trustee").

                            W I T N E S S E T H :

          In consideration of the premises, and the purchase of the Securities (as defined below) by the holders thereof, the Corporation cove-nants and agrees with the Debenture Trustee for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:


                                  ARTICLE I

                                 DEFINITIONS

          SECTION 1.01.  Definitions.

          The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this
Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or which are by reference therein defined in the Securities Act of 1933, as amended (the "Securities Act"), shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The following terms have the meanings given to them in the Declaration: (i) Clearing Agency; (ii) Delaware Trustee; (iii) Property Trustee; (iv) Administrative Trustees; (v) Initial Capital Securities; (vi) Exchange Capital Securities;
(vii) Direct Action; (viii) Initial Capital Securities Guarantee; (ix) Exchange Capital Securities Guarantee; and (x) Distributions. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Headings are used for convenience of reference only and do not affect interpretation. The singular includes the plural and vice versa.

          "Additional Sums" shall have the meaning set forth in Section
2.06(c).

          "Adjusted Treasury Rate" means, with respect to any prepayment date pursuant to Section 14.01, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15
(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 2.65% if such prepayment date occurs on or prior to February 15, 1999 and (b) 2.10% in all other cases.

          "Affiliate" shall have the meaning given to that term in Rule 405 under the Securities Act or any successor rule thereunder.

          "Authenticating Agent" shall mean any agent or agents of the Debenture Trustee which at the time shall be appointed and acting pursuant to
Section 6.14.

          "Bankruptcy Law" shall mean Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

          "Board of Directors" shall mean either the Board of Directors of the Corporation or any duly authorized committee of that board.

          "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Debenture Trustee.

          "Book-Entity Capital Securities" shall have the meaning set forth in Section 2.05(a)(i).

          "Business Day" shall mean, with respect to any series of Securities, any day other than a Saturday or a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware, Milwaukee, Wisconsin and Wooster, Ohio are authorized or required by law or executive order to remain closed.

          "Capital Securities" shall mean undivided beneficial interests in the assets of the Trust which are designated as "Capital Securities" and rank pari passu with the Common Securities issued by the Trust;
provided, however, that if an Event of Default has occurred and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the holders of the Capital Securities shall be paid in full the Distributions and the liquidation, redemption and other payments to which they are entitled. References to "Capital Securities" shall include collectively any Initial Capital Securities and Exchange Capital Securities.

          "Capital Securities Guarantee" shall mean any guarantee agreement that the Corporation may enter into with Firstar Trust Company or other Persons that operates directly or indirectly for the benefit of holders of Capital Securities and shall include the Initial Capital Securities Guarantee and the Exchange Capital Securities Guarantee with respect to the Initial Capital Securities and the Exchange Capital Securities, respectively.

          "Commission" shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Securities" shall mean undivided beneficial interests in the assets of the Trust which are designated as "Common Securities" and rank pari passu with Capital Securities issued by the Trust; provided, however, that if an Event of Default has occurred and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the holders of the Capital Securities shall be paid in full the Distributions and the liquidation, prepayment and other payments to which they are then entitled.

          "Common Securities Guarantee" shall mean any guarantee that the Corporation may enter into that operates directly or indirectly for the benefit of holders of Common Securities.

          "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Securities, provided that if no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

          "Comparable Treasury Price" shall mean, with respect to any prepay-ment date pursuant to Section 14.01, (i) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          "Corporation" shall mean FirstFederal Financial Services Corp., an Ohio corporation, and, subject to the provisions of Article X, shall include its successors and assigns.

          "Corporation Request" or "Corporation Order" shall mean a written request or order signed in the name of the Corporation by an Officer and delivered to the Debenture Trustee.

          "Compounded Interest" shall have the meaning set forth in Section
16.01.

          "Custodian" shall mean any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

          "Debenture Trustee" shall mean the Person identified as "Debenture Trustee" in the first paragraph hereof, and, subject to the provisions of
Article VI hereof, shall also include its successors and assigns as Debenture Trustee hereunder.

          "Declaration" shall mean the Amended and Restated Declaration of Trust of the Trust, dated as of February 13, 1998, as amended from time to time.

          "Default" shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulted Interest" shall have the same meaning set forth in
Section 2.11.

          "Deferred Interest" shall have the meaning set forth in Section
16.01.

          "Definitive Securities" shall mean those securities issued in fully registered certificated form not otherwise in global form.

          "Depositary" shall mean, with respect to the Securities for which the Corporation shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act or other applicable statute or regulation, which, in each case, shall be designated by the Corporation pursuant to Section 2.05(d).

          "Dissolution Event" shall mean the liquidation of the Trust pursuant to the Declaration, and the distribution of the Securities held by the Property Trustee to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

          "Event of Default" shall mean any event specified in Section 5.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" shall mean the offer that may be made pursuant to the Registration Rights Agreement (i) by the Corporation to exchange the Exchange Securities for the Initial Securities and to execute the Exchange Capital Securities Guarantee in respect of the Exchange Capital Securities and (ii) by the Trust to exchange the Exchange Capital Securities for the Initial Capital Securities.

          "Exchange Securities" shall mean the Corporation's 8.67% Junior Subordinated Deferrable Interest Debentures due February 15, 2028, Series B, as authenticated and issued under this Indenture.

          "Extended Interest Payment Period" shall have the meaning set forth in Section 16.01.

          "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

          "Global Security" shall mean, with respect to the Securities, a Security executed by the Corporation and delivered by the Debenture Trustee to the Depositary or pursuant to the Depositary's instruction, or if no instructions are received then held by the Property Trustee, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

          "Holding Company Capital Rules" shall mean the holding company level capital adequacy guidelines of the Federal Reserve or similar guidelines.

          "Indebtedness" shall mean (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities and accrued, unpaid interest to depositors arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation, whether incurred on or prior to the date of this Indenture or hereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and (vii) every obligation of the type referred to in clauses
(i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

          "Indebtedness Ranking on a Parity with the Securities" shall mean
(i) Indebtedness, whether outstanding on the date of execution of this Indenture or hereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks pari passu with and not prior to the Securities in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation, and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any trust other than the Trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation, that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Capital Securities Guarantee. The securing of any Indebtedness otherwise constituting Indebt-edness Ranking on a Parity with the Securities shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Securities.

          "Indebtedness Ranking Junior to the Securities" shall mean any Indebtedness, whether outstanding on the date of execution of this Indenture or hereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not pari passu with or prior to the Securities (and any other Indebtedness Ranking on a Parity with the Securities) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation other than the 9.125% Subordinated Notes due 2004. The securing of any Indebtedness otherwise constituting Indebted-ness Ranking Junior to the Securities shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Securities.

          "Indenture" shall mean this instrument as originally executed or, if amended as herein provided, as so amended.

          "Initial Optional Prepayment Date" shall mean February 15, 2008.

          "Initial Securities" shall mean the Corporation's 8.67% Junior Subordinated Deferrable Interest Debentures due February 15, 2028, Series A, as authenticated and issued under this Indenture.

          "Interest Payment Date" shall have the meaning set forth in Section 2.06(a).

          "Like Amount" shall mean (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Securities to be paid in accordance with their terms and
(ii) with respect to a distribution of Securities upon the liquidation of the Trust, Securities having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom Securities are distributed.

          "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

          "Make Whole Amount" shall mean an amount equal to the greater of
(x) 100% of the principal amount of Securities to be prepaid or (y) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on such Securities, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year con-sisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of such prepayment.

          "Maturity Date" shall mean February 15, 2028.

          "Non Book-Entry Capital Securities" shall have the meaning set forth in Section 2.05(a)(ii).

          "Officers" shall mean any of the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice Presi-dent, the Chief Financial Officer, the Secretary or an Assistant Secretary of the Corporation.

          "Officers' Certificate" shall mean a certificate signed by two Officers and delivered to the Debenture Trustee.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of the Corporation, and who shall be reasonably acceptable to the Debenture Trustee.

          "Optional Prepayment Price" shall have the meaning set forth in
Section 14.02(a).

          "Other Debentures" shall mean all junior subordinated debentures other than the Securities issued by the Corporation from time to time and sold to trusts other than the Trust to be established by the Corporation (if any), in each case similar to the Trust.

          "Other Guarantees" shall mean all guarantees other than the Capital Securities Guarantee and the Common Guarantee issued by the Corporation with respect to preferred beneficial interests (if any) issued to trusts other than the Trust to be established by the Corporation (if any), in each case similar to the Trust.

          The term "outstanding" when used with reference to the Securities, shall mean, subject to the provisions of Section 7.04, as of any particular time, all Securities authenticated and delivered by the Debenture Trustee or the Authenticating Agent under this Indenture, except

          (a) Securities theretofore cancelled by the Debenture Trustee or the Authenticating Agent or delivered to the Debenture Trustee for cancellation;

          (b) Securities, or portions thereof, for the payment or prepayment of which moneys in the necessary amount shall have been deposited in trust with the Debenture Trustee or with any paying agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent); provided that, if such Securities, or portions thereof, are to be prepaid prior to maturity thereof, notice of such prepayment shall have been given as set forth in Article XIV or provision sat-isfactory to the Debenture Trustee shall have been made for giving such notice; and

          (c) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursu-ant to the terms of Section 2.08 unless proof satisfactory to the Corporation and the Debenture Trustee is presented that any such Securities are held by bona fide holders in due course.

          "Person" shall mean any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security shall mean every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

          "Prepayment Price" shall mean the Special Event Prepayment Price or the Optional Prepayment Price, as the context requires.

          "Principal Office of the Debenture Trustee", or other similar term, shall mean the office of the Debenture Trustee, at which at any particular time its corporate trust business shall be administered.

          "Purchase Agreement" shall mean the Purchase Agreement dated February 10, 1998 among the Corporation, the Trust and the Initial Purchaser named therein.

          "Quotation Agent" shall mean the Reference Treasury Dealer appointed by the Corporation.

          "Reference Treasury Dealer" shall mean a nationally recognized U.S. Government securities dealer in New York, New York selected by the Corporation.

          "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any prepayment date pursuant to Section 14.01, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

          "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of February 10, 1998, among the Corporation, the Trust and the initial purchaser named therein, as such agreement may be amended, modified or supplemented from time to time.

          "Regulatory Capital Event" shall mean the receipt by the Corporation and the Trust of an opinion of independent bank regulatory counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Debenture Issuer or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after February 10, 1998, the Capital Securities do not constitute, or within 90 days of the date of such opinion will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of the Securities in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

          "Remaining Life" shall mean the term of the Securities from any prepayment date pursuant to Section 14.01 to the Maturity Date.

          "Responsible Officer" shall mean any officer of the Debenture Trustee's Corporate Trust Administration department with direct responsibili-ty for the administration of the Indenture and also means, with respect to a particular corporate trust matter, any other officer of the Debenture Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Security" shall mean Securities that bear or are required to bear the legends relating to transfer restrictions under the Securities Act set forth in Exhibit A hereto.

          "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Securities" shall mean, collectively, the Initial Securities and the Exchange Securities.

          "Securityholder", "holder of Securities", or other similar terms, shall mean any Person in whose name at the time a particular Security is registered in the Security Register kept by the Corporation or the Debenture Trustee for that purpose in accordance with the terms hereof.

          "Security Register" shall mean (i) prior to a Dissolution Event, the list of holders provided to the Debenture Trustee pursuant to Section 4.01, and (ii) following a Dissolution Event, any security register maintained by a security registrar for the Securities appointed by the Corporation following the execution of a supplemental indenture providing for transfer procedures as provided for in Section 2.07(a).

          "Senior Indebtedness" shall mean all Indebtedness, including the Corporation's 9.125% Subordinated Notes due 2004, whether outstanding on the date of execution of this Indenture, or hereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities, and any deferrals, renewals or extensions of such Senior Indebtedness.

          "Signal Capital Trust" or the "Trust" shall mean Signal Capital Trust I, a Delaware business trust created for the purpose of issuing its undivided beneficial interests in connection with the issuance of Securities under this Indenture.

          "Special Event" shall mean a Regulatory Capital Event or a Tax Event, as the context requires.

          "Special Event Prepayment Price" shall mean, with respect to any prepayment of the Securities following a Special Event, an amount in cash equal to the Make Whole Amount.

     "Subsidiary" shall mean with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

          "Tax Event" shall mean the receipt by the Trust and the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after February 10, 1998, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) the interest payable by the Corporation on the Securities is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Trust Securities" shall mean, collectively, the Capital Securities and the Common Securities.

          "U.S. Government Obligations" shall mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or prepayable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          SECTION 1.02.  Business Day Certificate.
                         -------------------------

          On the date of execution and delivery of this Indenture (with respect to the remainder of calendar year 1998) and thereafter, within 15 days prior to the end of each calendar year while this Indenture remains in effect (with respect to the succeeding calendar years), the Corporation shall deliver to the Debenture Trustee an Officers' Certificate specifying the days on which banking institutions or trust companies in New York, New York, Wilmington, Delaware, Milwaukee, Wisconsin and Wooster, Ohio are then autho-rized or obligated by law or executive order to remain closed.


                                  ARTICLE II

                                  SECURITIES

          SECTION 2.01.  Forms Generally.

          The Securities and the Debenture Trustee's certificate of authen-tication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject or usage. Each Security shall be dated the date of its authentication.

          SECTION 2.02.  Execution and Authentication.

          An Officer shall sign the Securities for the Corporation by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Debenture Trustee. The signature of the Debenture Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Debenture Trustee shall, upon a Corporation Order, authenticate for original issue up to, and the aggregate principal amount of Securities outstanding at any time may not exceed, $51,547,000 aggregate principal amount of the Securities, except as provided in Sections 2.07, 2.08, 2.09 and
14.05. The series of Securities to be initially issued hereunder shall be the Initial Securities.

          SECTION 2.03.  Form and Payment.

          Except as provided in Section 2.05, the Securities shall be issued in fully registered certificated form without interest coupons. Principal of and premium, if any, and interest on the Securities issued in certificated form will be payable, the transfer of such Securities will be registrable and such Securities will be exchangeable for Securities bearing identical terms and provisions at the office or agency of the Corporation maintained for such purpose under Section 3.02; provided, however, that payments of interest may be made at the option of the Corporation (i) by check mailed to the holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper transfer instructions have been received in writing by the rele-vant record date. Notwithstanding the foregoing, so long as the holder of any Securities is the Property Trustee, the payment of the principal of and premium, if any, and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on such Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

          SECTION 2.04.  Legends.

          (a) Except as permitted by subsection (b) of this Section 2.04 or as otherwise determined by the Corporation in accordance with applicable law, each Security shall bear the applicable legends relating to restrictions on transfer pursuant to the Securities Act and any other applicable securities laws in substantially the form set forth on Exhibit A hereto.

          (b) In the event of an Exchange Offer, the Corporation shall issue and the Debenture Trustee, upon Corporation Order, shall authenticate Exchange Securities in exchange for Initial Securities accepted for exchange in the Exchange Offer, which Exchange Securities shall not bear the legends required by subsection (a) above, in each case unless the holder of such Initial Securities is either (A) a broker-dealer who purchased such Initial Securities directly from the Corporation for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Initial Securities or (C) a Person who is an Affiliate of the Corporation or the Trust.

          SECTION 2.05.  Global Security.

          (a)  In connection with a Dissolution Event,

               (i) if any Capital Securities are held in book-entry form ("Book-Entry Capital Securities"), a Like Amount of Definitive Securi-ties shall be presented to the Debenture Trustee (if an arrangement with the Depositary has been maintained) by the Property Trustee in exchange for one or more Global Securities (as may be required pursuant to Section 2.07), to be registered in the name of the Depositary, or its nominee, and delivered by the Debenture Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instruc-tions of the Administrative Trustees; the Corporation upon any such presentation shall execute one or more Global Securities in such aggre-gate principal amount and deliver the same to the Debenture Trustee for authentication and delivery in accordance with this Indenture; and pay-ments on the Securities issued as a Global Security will be made to the Depositary; and

               (ii) if any Capital Securities are held in certificated form, the related Definitive Securities may be presented to the Debenture Trustee by the Property Trustee and any Capital Security certificates which represent Capital Securities other than Book-Entry Capital Secu-rities ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in Securities presented to the Debenture Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security certificates are presented to the security registrar for the Securities for transfer or reissuance, at which time such Capital Security certificates will be cancelled and a Security in a Like Amount, registered in the name of the holder of the Capital Security certificate or the transferee of the holder of such Capital Security certificate, as the case may be, will be executed by the Corporation and delivered to the Debenture Trustee for authentication and delivery in accordance with this Indenture; and upon the issuance of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Debenture Trustee will be cancelled.

          (b) The Global Securities shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon; provided,
                                                           --------
however, that the aggregate principal amount of outstanding Securities
-------
represented thereby may from time to time be reduced or increased, as appro-priate, to reflect exchanges and prepayments. Any endorsement of a Global Security to reflect the amount of any increase or de-crease in the aggregate principal amount of outstanding Securities represent-ed thereby shall be made by the Debenture Trustee, in accordance with instructions given by the Corporation as required by this Section 2.05.

          (c) The Global Securities may be transferred, in whole but not in part, only to the Depositary, to another nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

          (d) If at any time the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary or the Depositary has ceased to be a clearing agency registered under the Exchange Act, and, in each case, a successor Depositary is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condi-tion, as the case may be, the Corporation will execute, and the Debenture Trustee, upon receipt of a Corporation Order, will authenticate and make available for delivery the Definitive Securities, in authorized denomina-tions, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. If there is a Default or an Event of Default, the Depositary shall have the right to exchange the Global Securities for Definitive Securities. In addition, the Corporation may at any time determine that the Securities shall no longer be represented by a Global Security. In the event of such an Event of Default or such a determination, the Corporation shall execute, and subject to
Section 2.07, the Debenture Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation and a Corporation Order, will authenticate and make available for delivery the Definitive Securities, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security, in exchange for such Global Security. Upon the exchange of the Global Security for such Definitive Securities, in authorized denominations, the Global Security shall be can-celled by the Debenture Trustee. Such Definitive Securities issued in ex-change for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Debenture Trustee. The Debenture Trustee shall deliver such Definitive Securities to the Depositary for delivery to the Persons in whose names such Definitive Securities are so registered.

          SECTION 2.06   Interest.

          (a) Each Security will bear interest at the rate of 8.67% per annum (the "Coupon Rate") from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from February 13, 1998, until the principal thereof becomes due and payable, and at the Coupon Rate on any overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, compounded semi-annually, payable (subject to the provisions of Article XVI) semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 (each, an "Interest Payment Date"), to the Person in whose name such Security or any predecessor Security is registered, at the close of business on the regular record date for such interest installment, which shall be the 15th day of the month immediately preceding the month in which the relevant Inter-est Payment Date falls.

          (b) Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          (c) During such time as the Property Trustee is the holder of any Securities, the Corporation shall pay any additional amounts on the Securities as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

          SECTION 2.07.  Transfer and Exchange.

          (a)  Transfer Restrictions.  (i) The Initial Securities, and
               ---------------------
those Exchange Securities with respect to which any Person described in
Section 2.04(b)(A), (B) or (C) is the beneficial owner, may not be trans-ferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Corporation in accordance with applicable law. Upon any distribution of the Securities following a Dissolution Event, the Corporation and the Debenture Trustee shall enter into a supplemental indenture pursuant to Section 9.01 to provide for the transfer restrictions and procedures with respect to the Securities substantially similar to those contained in the Declaration to the extent applicable in the circumstances existing at such time.

               (ii) The Securities will be issued and may be transferred only in blocks having an aggregate principal amount of not less than $100,000 and in multiples of $1,000 in excess thereof. Any attempted transfer of the Securities in a block having an aggregate principal amount of less than $100,000 shall be deemed to be voided and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a holder of such Securities for any purpose, including, but not limited to the receipt of payments on such Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Securities.

          (b)  General Provisions Relating to Transfers and Exchanges.  To
               ------------------------------------------------------
permit registrations of transfers and exchanges, the Corporation shall execute and the Debenture Trustee shall authenticate Definitive Securities and Global Securities at the request of the security registrar for the Securities. All Definitive Securities and Global Securities issued upon any registration of transfer or exchange of Definitive Securities or Global Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities or Global Securities surrendered upon such registration of transfer or exchange.

          No service charge shall be made to a holder for any registration of transfer or exchange, but the Corporation may require payment of a sum suffi-cient to cover any transfer tax or similar governmental charge payable in connection therewith.

          The Corporation shall not be required to: (i) issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of prepayment or any notice of selection of Securities for prepayment under Article XIV hereof and ending at the close of business on the day of such mailing; or (ii) register the transfer of or exchange any Security so selected for prepayment in whole or in part, except the nonprepaid portion of any Security being pr-epaid in part.

          Prior to due presentment for the registration of a transfer of any Security, the Debenture Trustee, the Corporation and any agent of the Debenture Trustee or the Corporation may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest on such Securities, and none of the Debenture Trustee, the Corpo-ration and any agents of the Debenture Trustee or the Corporation shall be affected by notice to the contrary.

          (c)  Exchange of Initial Securities for Exchange Securities.
               ------------------------------------------------------
The Initial Securities may be exchanged for Exchange Securities pursuant to the terms of the Exchange Offer. The Debenture Trustee shall make the exchange as follows:

          The Corporation shall present the Debenture Trustee with an Officers' Certificate certifying the following:

          (A) upon issuance of the Exchange Securities, the transactions contemplated by the Exchange Offer have been consummated; and

          (B) the principal amount of Initial Securities properly tendered in the Exchange Offer that are represented by a Global Security, the principal amount of Initial Securities properly tendered in the Exchange Offer that are represented by Defin-itive Securities, the name of each holder of such Definitive Securities, the principal amount properly tendered in the Exchange Offer by each such holder and the name and address to which Definitive Securities for Exchange Securities shall be registered and sent for each such holder.

          The Debenture Trustee, upon receipt of (i) such Officers' Certif-icate, (ii) an Opinion of Counsel (x) to the effect that the Exchange Securities have been registered under Section 5 of the Securities Act and the Indenture has been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in Section 3(q) of the Registration Rights Agreement and (iii) a Corporation Order, shall authenticate (A) a Global Security representing Exchange Securities in aggregate principal amount equal to the aggregate principal amount of Initial Securities represented by a Global Security indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Securities representing Exchange Securities registered in the names of, and in the principal amounts indicated in, such Officers' Certificate.

          If the principal amount of the Global Security for the Exchange Securities is less than the principal amount of the Global Security for the Initial Securities, the Debenture Trustee shall make an endorsement on such Global Security for Initial Securities indicating a reduction in the principal amount represented thereby.

          The Debenture Trustee shall deliver such Definitive Securities representing Exchange Securities to the holders thereof as indicated in such Officers' Certificate.

          SECTION 2.08.  Replacement Securities.

          If any mutilated Security is surrendered to the Debenture Trustee, or the Corporation and the Debenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Corporation shall issue and the Debenture Trustee shall authenticate a replacement Security if the Debenture Trustee's requirements for replacements of Securities are met. An indemnity bond must be supplied by the holder that is sufficient in the judgment of the Debenture Trustee and the Corporation to protect the Corporation, the Debenture Trustee, any agent thereof or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Corporation or the Debenture Trustee may charge for its expenses in replacing a Security.

          Every replacement Security is an obligation of the Corporation and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

          SECTION 2.09.  Temporary Securities.

          Pending the preparation of Definitive Securities, the Corporation may execute, and upon Corporation Order the Debenture Trustee shall authenticate and make available for delivery, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

          If temporary Securities are issued, the Corporation shall cause Definitive Securities to be prepared without unreasonable delay. The Definitive Securities shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency maintained by the Corporation for such purpose pursuant to
Section 3.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Corporation shall execute, and the Debenture Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of Defini-tive Securities of authorized denominations. Until so exchanged, the tempo-rary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

          SECTION 2.10.  Cancellation.

          The Corporation at any time may deliver Securities to the Debenture Trustee for cancellation. The Debenture Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Securities in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Corporation directs them to be returned to it. The Corporation may not issue new Securities to replace Securities that have been prepaid or paid or that have been delivered to the Debenture Trustee for cancellation.

          SECTION 2.11.  Defaulted Interest.

          Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Corporation, at its election, as provided in clause (a) or clause (b) below:

          (a) The Corporation may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Debenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Corporation shall deposit with the Debenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Debenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Debenture Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Debenture Trustee of the notice of the proposed payment. The Debenture Trustee shall promptly notify the Corporation of such special record date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date and shall be no longer payable pursuant to the following clause (b).

          (b) The Corporation may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Debenture Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Debenture Trustee.

          SECTION 2.12.  CUSIP Numbers.

          The Corporation in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Debenture Trustee shall use "CUSIP" numbers in notices of prepayment as a convenience to Securityholders; provided, however, that any such notice may state that no
--------  -------
representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a prepayment and that reliance may be placed only on the other identification numbers printed on the Securities, and any such prepayment shall not be affected by any defect in or omission of such numbers. The Corporation will promptly notify the Debenture Trustee of any change in the CUSIP numbers.


                                 ARTICLE III

                   PARTICULAR COVENANTS OF THE CORPORATION

          SECTION 3.01.  Payment of Principal, Premium and Interest.

          The Corporation covenants and agrees for the benefit of the holders of the Securities that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on the Securities at the place, at the respective times and in the manner provided herein. The Corporation further covenants to pay any and all amounts due in respect of the Securities, including, without limitation, Additional Sums, as may be required pursuant to Section 2.06(c), Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement and Compounded Interest, as may be required pursuant to Section 16.01.

          SECTION 3.02.  Offices for Notices and Payments, etc.

          So long as any of the Securities remain outstanding, the Corporation will maintain in Milwaukee, Wisconsin an office or agency where the Securities may be presented for payment, an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Corporation in respect of the Securities or this Indenture may be served. The Corporation will give to the Debenture Trustee written notice of the location of any such office or agency and of any change of location thereof. Until otherwise designated from time to time by the Corporation in a notice to the Debenture Trustee, any such office or agency for all of the above purposes shall be the Principal Office of the Debenture Trustee. In case the Corporation shall fail to maintain any such office or agency in Milwaukee, Wisconsin or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Debenture Trustee.

          In addition to any such office or agency, the Corporation may from time to time designate one or more offices or agencies outside Milwaukee, Wisconsin where the Securities may be presented for payment, for registration of transfer and for exchange and where notices and demands to or upon the Corporation in respect of the Securities or this Indenture may be served in the manner provided in this Indenture, and the Corporation may from time to time rescind such designation, as the Corporation may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain any such office or agency in Milwaukee, Wisconsin for the purposes above mentioned. The Corporation will give to the Debenture Trustee prompt written notice of any such designation or rescission thereof.

          SECTION 3.03. Appointments to Fill Vacancies in Debenture Trustee's Office.

          The Corporation, whenever necessary to avoid or fill a vacancy in the office of Debenture Trustee, will appoint, in the manner provided in
Section 6.10, a Debenture Trustee, so that there shall at all times be a Debenture Trustee hereunder.

          SECTION 3.04.  Provision as to Paying Agent.

          (a) If the Corporation shall appoint a paying agent other than the Debenture Trustee with respect to the Securities, it will cause such paying agent to execute and deliver to the Debenture Trustee an instrument in which such agent shall agree with the Debenture Trustee, subject to the provision of this Section 3.04,

               (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Securities (whether such sums have been paid to it by the Corporation or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities; and

               (2) that it will give the Debenture Trustee notice of any failure by the Corporation (or by any other obligor on the Securities) to make any payment of the principal of and premium or interest (including Additional Sums and Compounded Interest, if any) and Liquidated Damages, if any, on the Securities when the same shall be due and payable.

          (b) If the Corporation shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Debenture Trustee of any failure to take such action and of any failure by the Corporation (or by any other obligor under the Securities) to make any payment of the principal of and premium, if any, or interest on the Securities when the same shall become due and payable.

          (c) Anything in this Section 3.04 to the contrary notwithstanding, the Corporation may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Securities hereunder, or for any other reason, pay or cause to be paid to the Debenture Trustee all sums held in trust for such Securities by the Debenture Trustee or any paying agent here-under, as required by this Section 3.04, such sums to be held by the Debenture Trustee upon the trusts herein contained.

          (d) Anything in this Section 3.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this
               Section 3.04 is subject to Sections 11.03 and 11.04.

          SECTION 3.05.  Certificate to Debenture Trustee.

          The Corporation will deliver to the Debenture Trustee on or before 120 days after the end of each fiscal year in each year, commencing with the first fiscal year ending after the date hereof, so long as Securities are outstanding hereunder, an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Corporation, stating that in the course of the performance by the signers of their duties as officers of the Corporation they would normally have knowledge of any Default by the Corporation in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof.

          SECTION 3.06.  Compliance with Consolidation Provisions.

          The Corporation will not, while any of the Securities remain out-standing, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other Person unless the provisions of Article X hereof are complied with.

          SECTION 3.07.  Limitation on Dividends.

          The Corporation will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee (other than the Capital Securities Guarantee) by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock, (b) any declaration of a dividend in connection with the implementa-tion of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursu-ant thereto, (c) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (d) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (e) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit or compensation plans for its direc-tors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is a Default or an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Securities are held by the Property Trustee, the Corporation shall be in default with respect to its payment of any obliga-tions under the Capital Securities Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extended Interest Payment Period and shall not have rescinded such notice, and such Extended Interest Payment Period or any extension thereof shall have commenced and be continuing.

          SECTION 3.08.  Covenants as to Signal Capital Trust

          In the event Securities are issued to the Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Trust, for so long as such Trust Securities remain outstanding, the Corporation (i) will maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any successor of the Corporation, permitted pursuant to Article X, may succeed to the Corporation's ownership of such Common
Securities, (ii) will use commercially reasonable efforts to cause the Trust
(a) to remain a business trust, except in connection with a distribution of Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain merg-ers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes, (iii) will use commercially reasonable efforts to cause each holder of the Trust Securities to be treated as owning an undivided beneficial interest in the Securities and (iv) will not cause, as sponsor of the Trust, or permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except as provided in the Declaration.

          SECTION 3.09.  Payment of Expenses.

          In connection with the offering, sale and issuance of the Securities to the Trust and in connection with the sale of the Trust Securities by the Trust, the Corporation, in its capacity as borrower with respect to the Securities, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Securities, including commissions to the initial purchaser payable pursuant to the Purchase Agreement, fees and expenses in connection with any Exchange Offer, filing of a shelf registration statement or other action to be taken pursuant to the Registration Rights Agreement and compen-sation of the Debenture Trustee in accordance with the provisions of Section 6.06;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the initial purchaser in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of assets of the Trust;

          (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration;

          (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

          (e) pay all other fees, expenses, debts and obligations (other than in respect of the Trust Securities) related to the Trust.

          SECTION 3.10.  Payment Upon Resignation or Removal.

          Upon termination of this Indenture or the removal or resignation of the Debenture Trustee, unless otherwise stated, the Corporation shall pay to the Debenture Trustee all amounts accrued and owing to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Corporation shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued and owing to the date of such termination, removal or resignation.

                                  ARTICLE IV

                  SECURITYHOLDERS' LISTS AND REPORTS BY THE
                    CORPORATION AND THE DEBENTURE TRUSTEE

          SECTION 4.01.  Securityholders' Lists.

          The Corporation covenants and agrees that it will furnish or cause to be furnished to the Debenture Trustee:

          (a) on a semi-annual basis on each regular record date for the Securities, a list, in such form as the Debenture Trustee may reasonably require, of the names and addresses of the Securityholders as of such record date; and

          (b) at such other times as the Debenture Trustee may request in writing, within 30 days after the receipt by the Corporation, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, except that, no such lists need be furnished so long as the Debenture Trustee is in possession thereof by reason of its acting as security registrar for the Securities.

          SECTION 4.02.  Preservation and Disclosure of Lists.

          (a) The Debenture Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of the Securities (1) contained in the most recent list furnished to it as provided in Section
               4.01 or (2) received by it in the capacity of security reg-istrar (if so acting) hereunder. The Debenture Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

          (b) In case three or more holders of Securities (hereinafter referred to as "applicants") apply in writing to the Debenture Trustee and furnish to the Debenture Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Securities or with holders of all Securities with respect to their rights under this In-denture and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Debenture Trustee shall within 5 Business Days after the receipt of such application, at its election, either:

                    (1) afford such applicants access to the information preserved at the time by the Debenture Trustee in accordance with the provisions of subsection (a) of this Section 4.02, or

                    (2) inform such applicants as to the approximate number of holders of all Securities whose names and addresses appear in the information preserved at the time by the Debenture Trustee in accordance with the provisions of subsection (a) of this Section 4.02, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communica-tion, if any, specified in such application.

                    If the Debenture Trustee shall elect not to afford such
               applicants access to such information, the Debenture Trustee shall, upon the written request of such applicants, mail to each Securityholder whose name and address appear in the information preserved at the time by the Debenture Trustee in accordance with the provisions of subsection (a) of this
               Section 4.02 a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Debenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five Business Days after such tender, the Debenture Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Debenture Trustee, such mailing would be contrary to the best interests of the holders of Securities or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Com-mission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Debenture Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Debenture Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every holder of Securities, by receiving and holding the same, agrees with the Corporation and the Debenture Trustee that neither the Corporation nor the Debenture Trustee nor any paying agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Securities in accordance with the provisions of subsection (b) of this Section 4.02, regardless of the source from which such information was derived, and that the Debenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

          SECTION 4.03.  Reports by the Corporation.

          (a) The Corporation covenants and agrees to file with the Debenture Trustee, within 15 days after the date on which the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or
               Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of such sections, then to provide to the Debenture Trustee, such of the supplementary and periodic in-formation, documents and reports which would have been required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

          (b) The Corporation covenants and agrees to file with the Debenture Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          (c) The Corporation covenants and agrees to transmit by mail to all holders of Securities, as the names and addresses of such holders appear upon the Security Register, within 30 days after the filing thereof with the Debenture Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsections (a) and
               (b) of this Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission.

          (d) Delivery of such reports, information and documents to the Debenture Trustee is for informational purposes only and the Debenture Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Debenture Trustee is entitled to rely exclu-sively on Officers' Certificates).

          (e) So long as is required for an offer or sale of the Securities to qualify for an exemption under Rule 144A under the Securities Act, the Corporation shall, upon request, provide the information required by clause (d)(4) thereunder to each Securityholder and to each beneficial owner and prospective purchaser of Securities identified by each Securityholder of Restricted Securities, unless such information is furnished to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

          SECTION 4.04.  Reports by the Debenture Trustee.

          (a) The Debenture Trustee shall transmit to Securityholders such reports concerning the Debenture Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Debenture Trustee shall, within sixty days after each February 15 following the date of this Indenture, commencing February 15, 1999, deliver to Securityholders a brief report, dated as of such February 15, which complies with the provi-sions of such Section 313(a).

          (b) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Debenture Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Corporation. The Corporation will promptly notify the Debenture Trustee when the Securities are listed on any stock exchange.

                                  ARTICLE V

            REMEDIES OF THE DEBENTURE TRUSTEE AND SECURITYHOLDERS
                             ON EVENT OF DEFAULT

          SECTION 5.01.  Events of Default.

          One or more of the following events of default shall constitute an Event of Default hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Securities or any Other Debentures (about which a Responsible Officer of the Debenture Trustee has actual knowledge) when due, and continuance of such default for a period of 30 days; provided, however, that a valid extension of
                                  --------  -------
               an interest payment period by the Corporation in accordance with the terms hereof or thereof shall not constitute a default in the payment of interest for this purpose; or

          (b) default in the payment of any principal of (or premium, if any, on) the Securities or any Other Debentures (about which a Responsible Officer of the Debenture Trustee has actual knowledge) when due, whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

          (c) default in the performance, or breach, of any covenant or warranty of the Corporation in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation by the Debenture Trustee or to the Corporation and the Debenture Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

          (e) the Corporation shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due.

          If an Event of Default with respect to Securities at the time out-standing occurs and is continuing, then in every such case the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal amount of all Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Debenture Trustee if given by the holders of the outstanding Securities), and upon any such declaration the same shall become immediately due and payable.

          The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, (i) the Corporation shall pay or shall deposit with the Debenture Trustee a sum sufficient to pay (A) all matured installments of interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on all the Securities and the principal of and premium, if any, on any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities to the date of such payment or deposit) and (B) such amount as shall be sufficient to cover compensation due to the Debenture Trustee and each predecessor Debenture Trustee, their respective agents, attorneys and counsel, pursuant to Section 6.06, and (ii) any and all Events of Default under the Indenture, other than the non-payment of the principal of the Securities which shall have become due solely by such declaration of acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, in every such case, the holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Corporation and to the Debenture Trustee, may rescind and annul such declara-tion and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          In case the Debenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Debenture Trustee, then and in every such case the Corporation, the Debenture Trustee and the holders of the Securities shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Corporation, the Debenture Trustee and the holders of the Securities shall continue as though no such proceeding had been taken.

          SECTION 5.02.  Payment of Securities on Default; Suit Therefor.

     The Corporation covenants that (a) in case default shall be made in the payment of any installment of interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on any of the Securities as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Securities as and when the same shall have become due and payable, whether at maturity of the Securities or upon prepayment or by declaration or otherwise, then, upon demand of the Debenture Trustee, the Corporation will pay to the Debenture Trustee, for the benefit of the holders of the Securities, the whole amount that then shall have become due and payable on all such Securities for principal and premium, if any, or interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law and, if the Securities are held by the Trust or a trustee of such trust, without duplication of any other amounts paid by the Trust or a trustee in respect thereof) upon the overdue installments of interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation to the Debenture Trustee, its agents, attorneys and counsel, and any other amount due to the Debenture Trustee pursuant to Section 6.06.

          In case the Corporation shall fail forthwith to pay such amounts upon such demand, the Debenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corpo-ration or any other obligor on the Securities and collect in the manner provided by law out of the property of the Corporation or any other obligor on the Securities, wherever situated, the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Corporation or any other obligor on the Securities under Title 11, United States Code, or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Corporation or such other obligor, or in the case of any other similar judicial proceedings relative to the Corporation or other obligor upon the Securities, or to the creditors or property of the Corporation or such other obligor, the Debenture Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Debenture Trustee shall have made any demand pursuant to the provisions of this Section 5.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Debenture Trustee (including any claim for amounts due to the Debenture Trustee pursuant to 6.06) and of the Securityholders allowed in such judicial proceedings relative to the Corporation or any other obligor on the Securities, or to the creditors or property of the Corporation or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Debenture Trustee, and, in the event that the Debenture Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Debenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Debenture Trustee, each predecessor Debenture Trustee and their respective agents, attorneys and counsel, and all other amounts due to the Debenture Trustee pursuant to Section 6.06.

          Nothing herein contained shall be construed to authorize the Debenture Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof or to authorize the Debenture Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

          All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Debenture Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Debenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities.

          In any proceedings brought by the Debenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Debenture Trustee shall be a party), the Debenture Trustee shall be held to represent all the holders of the Securities, and it shall not be necessary to make any holders of the Securities parties to any such proceed-ings.

          SECTION 5.03.  Application of Moneys Collected by Debenture
                         Trustee.

          Any moneys collected by the Debenture Trustee shall be applied in the following order, at the date or dates fixed by the Debenture Trustee for the distribution of such moneys, upon presentation of the Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

          First: To the payment of costs and expenses of collection applicable to the Securities and all other amounts due to the Debenture Trustee under Section 6.06;

          Second: To the payment of all Senior Indebtedness of the Corporation if and to the extent required by Article XV;

          Third: To the payment of the amounts then due and unpaid upon Securities for principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Securities, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Securities for principal (and premium, if any) and interest, respectively; and

          Fourth:  To the Corporation.

          SECTION 5.04.  Proceedings by Securityholders.

          No holder of any Security shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such holder previously shall have given to the Debenture Trustee written notice of an Event of Default and of the continu-ance thereof with respect to the Securities specifying such Event of Default, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have made written request upon the Debenture Trustee to institute such action, suit or proceeding in its own name as Debenture Trustee hereunder and shall have offered to the Debenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or there-by, and the Debenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Debenture Trustee, that no one or more holders of Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities.

          Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of (and premium, if any) and interest on (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on such Security, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder and by accepting a Security hereunder it is expressly understood, intended and covenanted by the taker and holder of every Security with every other such taker and holder and the Debenture Trustee, that no one or more holders of Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other Securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Debenture Trustee shall be entitled to such relief as can be given either at law or in equity.

          The Corporation and the Debenture Trustee acknowledge that pursuant to the Declaration, the holders of Capital Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action with respect to any Event of Default referred to in clause (a) or (b) of Section 5.01.

          SECTION 5.05.  Proceedings by Debenture Trustee.

          In case an Event of Default occurs with respect to Securities and is continuing, the Debenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Debenture Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Debenture Trustee by this Indenture or by law.

          SECTION 5.06.  Remedies Cumulative and Continuing.

     All powers and remedies given by this Article V to the Debenture Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Debenture Trustee or the holders of the Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to the Securities, and no delay or omission of the Debenture Trustee or of any holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.04, every power and remedy given by this Article V or by law to the Debenture Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Debenture Trustee or by the Securityholders.


          SECTION 5.07. Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

     The holders of a majority in aggregate principal amount of the Securities at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee; provided, however, that (subject to the provisions of Section 6.01) the
--------  -------
Debenture Trustee shall have the right to decline to follow any such direction if the Debenture Trustee shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Debenture Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Debenture Trustee in good faith by one of its Responsible Officers shall determine that the action or proceedings so directed would involve the Debenture Trustee in personal liability. Prior to any declaration accelerating the maturity of the Securities, the holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the holders of all of the Securities waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of (or premium, if any,) or interest on (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on any of the Securities (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including Compounded Interest and Additional Sums, if any) (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the holder of each Security affected; provided, however, that if the Securities are held by the
                   --------  -------
Property Trustee, such waiver or modification to such waiver shall not be effective until the holders of a majority in aggregate liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each
        --------  -------
outstanding Security is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver. Upon any such waiver, the Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Corporation, the Debenture Trustee and the holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.07, said Default or Event of Default shall for all purposes of the Securities and this Indenture be deemed to have been cured and to be not continuing.

          SECTION 5.08.  Notice of Defaults.

     (a) The Debenture Trustee shall, within 90 days after the occurrence of a Default with respect to the Securities actually known to a Responsible Officer of the Debenture Trustee, mail to all Securityholders, as the names and addresses of such holders appear upon the Security Register, notice of all such Defaults, unless such Default shall have been cured before the giving of such notice (the term "Default" for the purpose of this Section 5.08 being hereby defined to be any of the events specified in clauses (a), (b), (c), (d) and (e) of Section 5.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in clause
(c) of Section 5.01); provided, however, that, except in the case of Default
                      --------  -------
in the payment of the principal of (or premium, if any) or interest (including Compounded Interest or Additional Sums, if any) or Liquidated Damages, if any, on any of the Securities, the Debenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Debenture Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders; provided, further, that in the case of any Default of the character specified
--------  -------
in Section 5.01(c), no such notice to Securityholders shall be given until at least 60 days after the occurrence thereof, but shall be given within 90 days after such occurrence.

          (b) Within ten Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Debenture Trustee, the Debenture Trustee shall transmit notice of such Event of Default to all Securityholders as their names and addresses appear on the Security Register, unless such Event of Default shall have been cured or waived.

          SECTION 5.09.  Undertaking to Pay Costs.

          All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Debenture Trustee for any action taken or omitted by it as Debenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.09 shall not apply to any suit instituted by the Debenture Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on any Security against the Corporation on or after the same shall have become due and payable.


                                  ARTICLE VI

                       CONCERNING THE DEBENTURE TRUSTEE

          SECTION 6.01.  Duties and Responsibilities of Debenture Trustee.

          With respect to the holders of the Securities issued hereunder, the Debenture Trustee, prior to the occurrence of an Event of Default (which, other than in the case of Sections 5.01(a) and 5.01(b) hereof, is known to the Debenture Trustee) and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default (which, other than in the case of Sections 5.01(a) and 5.01(b) hereof, is known to the Debenture Trustee) has occurred (which has not been cured or waived), the Debenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          No provision of this Indenture shall be construed to relieve the Debenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

          (a) prior to the occurrence of an Event of Default (which, other than in the case of Sections 5.01(a) and 5.01(b) hereof, is known to the Debenture Trustee) and after the curing or waiving of all such Events of Default which may have occurred,

               (1) the duties and obligations of the Debenture Trustee shall be determined solely by the express provisions of this Indenture, and the Debenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Debenture Trustee; and

               (2) in the absence of bad faith on the part of the Debenture Trustee, the Debenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Debenture Trustee and con-forming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be fur-nished to the Debenture Trustee, the Debenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

          (b) the Debenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Debenture Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Debenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Securityholders pursuant to Section 5.07, relating to the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred upon the Debenture Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it reasonably believes that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

          SECTION 6.02.  Reliance on Documents, Opinions, etc.

          Except as otherwise provided in Section 6.01:

          (a) the Debenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Corporation mentioned herein may be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Debenture Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Corporation;

          (c) the Debenture Trustee may consult with counsel of its selec-tion and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Debenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Debenture Trustee reasonable and sufficient security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (e) the Debenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Debenture Trustee of the obliga-tion, upon the occurrence of an Event of Default (which, other than in the case of Sections 5.01(a) and 5.01(b) hereof, is known to the Debenture Trustee) (that has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (f) the Debenture Trustee shall not be bound to make any inves-tigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the holders of a majority in aggregate principal amount of the outstanding Securities; provided, however, that if the
                                           --------  -------
               payment within a reasonable time to the Debenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Debenture Trustee, not reasonably assured to the Debenture Trustee by the security afforded to it by the terms of this Indenture, the Debenture Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

          (g) the Debenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including any Authenticating Agent) or attorneys, and the Debenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

          (h) the Debenture Trustee shall not be charged with knowledge of any Default or Event of Default unless (1) such Default or Event of Default falls within Section 5.01(a) (other than a default with respect to the payment of Compounded Interest, Liquidated Damages or Additional Sums) or 5.01(b) of the Indenture, (2) a Responsible Officer shall have actual knowl-edge of such Default or Event of Default or (3) written notice of such Default or Event of Default shall have been given to the Debenture Trustee by the Corporation or any other obligor on the Securities or by any holder of the Securities; and

          (i) the Debenture Trustee shall not be liable for any action taken, suffered or omitted by it in good faith, without negli-gence or willful misconduct and believed by it to be autho-rized or within the discretion or rights or powers conferred upon it by this Indenture.

          SECTION 6.03.  No Responsibility for Recitals, etc.

          The recitals contained herein and in the Securities (except in the certificate of authentication of the Debenture Trustee or the Authenticating Agent) shall be taken as the statements of the Corporation, and the Debenture Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Debenture Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Debenture Trustee and the Authenticating Agent shall not be accountable for the use or application by the Corporation of any Securities or the proceeds of any Securities authenticated and delivered by the Debenture Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

          SECTION 6.04. Debenture Trustee, Authenticating Agent, Paying Agents, Transfer Agents or Registrar May Own Securities.

          The Debenture Trustee or any Authenticating Agent or any paying agent or any transfer agent or any security registrar for the Securities, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Debenture Trustee, Authenticating Agent, paying agent, transfer agent or security registrar for the Securities.

          SECTION 6.05.  Moneys to be Held in Trust.

          Subject to the provisions of Section 11.04, all moneys received by the Debenture Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Debenture Trustee and any paying agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by an Officer thereof.

          SECTION 6.06.  Compensation and Expenses of Debenture Trustee.

          The Corporation, as issuer of Securities under this Indenture, covenants and agrees to pay to the Debenture Trustee from time to time, and the Debenture Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Corporation and the Debenture Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation will pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Corporation also covenants to indemnify each of the Debenture Trustee (including in its individual capacity) and any predecessor Debenture Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense including taxes (other than taxes based on the income of the Debenture Trustee) incurred without negligence or bad faith on the part of the Debenture Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Corporation under this Section 6.06 to compensate and indemnify the Debenture Trustee and to pay or reimburse the Debenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Debenture Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

          When the Debenture Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for its services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the resignation or removal of the Debenture Trustee and the defeasance or other termination of this Indenture.


          SECTION 6.07.  Officers' Certificate as Evidence.

          Except as otherwise provided in Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Debenture Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Debenture Trustee, and such Officers' Certificate, in the absence of negligence or bad faith on the part of the Debenture Trustee, shall be full warrant to the Debenture Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 6.08.  Conflicting Interest of Debenture Trustee.

          If the Debenture Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Debenture Trustee and the Corporation shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

          SECTION 6.09.  Eligibility of Debenture Trustee.

          The Debenture Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 10 million U.S. dollars ($10,000,000) and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as Debenture Trustee.

          In case at any time the Debenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Debenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

          SECTION 6.10.  Resignation or Removal of Debenture Trustee.

          (a) The Debenture Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice of such resignation to the Corporation and by mailing notice thereof to the holders of the Securities at their addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Debenture Trustee and one copy to the succes-sor trustee. If no successor trustee shall have been so ap-pointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the affected Securityholders, the resigning Debenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security for at least six months may, subject to the provisions of Section 5.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and pre-scribe, appoint a successor trustee.

          (b)  In case at any time any of the following shall occur:

               (1) the Debenture Trustee shall fail to comply with the provisions of Section 6.08 after written request therefor by the Corporation or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months, or

               (2) the Debenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Corporation or by any such Securityholder, or

               (3) the Debenture Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Debenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Debenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Debenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Debenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of
               Section 5.09, any Securityholder who has been a bona fide holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Debenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Debenture Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Debenture Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after written notification of such nomination the Cor-poration objects thereto, or if no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such removal, in which case the Debenture Trustee so removed or any Securityholder, upon the terms and conditions and otherwise as in subsection (a) of this Section
               6.10 provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

          (d) Any resignation or removal of the Debenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

          SECTION 6.11.  Acceptance by Successor Debenture Trustee.

          Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of all amounts then due it pursuant to the provisions of Section 6.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

          No successor trustee shall accept appointment as provided in this
Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.08 and eligible under the provisions of Section 6.09.

          Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Corporation shall mail notice of the succession of such trustee hereunder to the holders of Securities at their addresses as they shall appear on the Security register. If the Corporation fails to mail such notice within 10 days after the acceptance of appointment by the succes-sor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Corporation.

          SECTION 6.12.  Succession by Merger, etc.

          Any corporation into which the Debenture Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Debenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Debenture Trustee, shall be the successor of the Debenture Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     In case at the time such successor to the Debenture Trustee shall succeed to the trusts created by this Indenture any Securities shall have been authenticated but not delivered, any such successor to the Debenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Debenture Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which the Securities or this Indenture elsewhere provides that the certificate of the Debenture Trustee shall have; provided, however, that the right to adopt the certificate of authentication
--------  -------
of any predecessor Debenture Trustee or authenticate Securities in the name of any predecessor Debenture Trustee shall apply only to its successor or successors by merger or consolidation.

          SECTION 6.13.  Limitation on Rights of Debenture Trustee as a
                         Creditor.

          The Debenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Debenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

          SECTION 6.14.  Authenticating Agents.

          There may be one or more Authenticating Agents appointed by the Debenture Trustee upon the request of the Corporation with power to act on its behalf and subject to its direction in the authentication and delivery of Securities issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Securities; provided, however, that the
                                                   --------  -------
Debenture Trustee shall have no liability to the Corporation for any acts or omissions of the Authenticating Agent with respect to the authentication and delivery of Securities. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any state or territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this
Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section.

          Any corporation into which any Authenticating Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this
Section 6.14 without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Debenture Trustee and to the Corporation. The Debenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Debenture Trustee may, and upon the request of the Corporation shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Corporation and shall mail notice of such appointment to all Securityholders as the names and addresses of such holders appear on the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

          The Corporation, as issuer of the Securities, agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services. Any Authenticating Agent shall have no responsibility or liability for any action taken by it as such in accordance with the directions of the Debenture Trustee.


                                 ARTICLE VII

                        CONCERNING THE SECURITYHOLDERS

          SECTION 7.01.  Action by Securityholders.

          Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument (including by way of electronic transmission) or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, or (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

     If the Corporation shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by
      --------  -------
such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          SECTION 7.02.  Proof of Execution by Securityholders.

          Subject to the provisions of Section 6.01, 6.02 and 8.05, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Debenture Trustee or in such manner as shall be satisfactory to the Debenture Trustee. The ownership of Securities shall be proved by the Security Register or by a certificate of the security registrar for the Securities. The Debenture Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

          The record of any Securityholders' meeting shall be proved in the manner provided in Section 8.06.

          SECTION 7.03.  Who Are Deemed Absolute Owners.

          Prior to due presentment for registration of transfer of any Security, the Corporation, the Debenture Trustee, any Authenticating Agent, any paying agent, any transfer agent and any security registrar for the Securities may deem the person in whose name such Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment of or on account of the principal of and premium, if any, and (subject to Section 2.06) interest on such Security and for all other purposes; and neither the Corporation nor the Debenture Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any security registrar for the Securities shall be affected by any notice to the contrary. All such payments so made to any holder for the time being or upon his order shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

          SECTION 7.04.  Securities Owned by Corporation Deemed Not
                         Outstanding.

     In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Corporation or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Debenture
--------  -------
Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Debenture Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 7.04 if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee's right to vote such Securities and that the pledgee is not the Corporation or any such other obligor or Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation or any such other obligor. In the case of a dispute as to such right, any decision by the Debenture Trustee taken upon the advice of counsel shall be full protection to the Debenture Trustee.

          SECTION 7.05.  Revocation of Consents; Future Holders Bound.

          At any time prior to (but not after) the evidencing to the Debenture Trustee, as provided in Section 7.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security (or any Security issued in whole or in part in exchange or substitution therefor), subject to Section 7.01, the serial number of which is shown by the evidence to be included in the group of Securities the holders of which have consented to such action, may, by filing written notice with the Debenture Trustee at its principal office and upon proof of holding as provided in Section 7.02, revoke such action so far as concerns such Security (or so far as concerns the principal amount represented by any exchanged or substituted Security). Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.


                                 ARTICLE VIII

                          SECURITYHOLDERS' MEETINGS

          SECTION 8.01.  Purposes of Meetings.

          A meeting of Securityholders may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

          (a) to give any notice to the Corporation or to the Debenture Trustee, or to give any directions to the Debenture Trustee, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of
               Article V;

          (b) to remove the Debenture Trustee and nominate a successor trustee pursuant to the provisions of Article VI;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

          (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of such Securities under any other provision of this Indenture or under applicable law.

          SECTION 8.02.  Call of Meetings by Debenture Trustee.

          The Debenture Trustee may at any time call a meeting of Securityholders to take any action specified in Section 8.01, to be held at such time and at such place in Milwaukee, Wisconsin as the Debenture Trustee shall determine. Notice of every meeting of the Securityholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to holders of Securities at their addresses as they shall appear on the Securities Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

          SECTION 8.03.  Call of Meetings by Corporation or Securityholders.

          In case at any time the Corporation, pursuant to a resolution of the Board of Directors, or the holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Debenture Trustee to call a meeting of Securityholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Debenture Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Securityholders may determine the time and the place in Milwaukee, Wisconsin for such meeting and may call such meeting to take any action authorized in
Section 8.01, by mailing notice thereof as provided in Section 8.02.

          SECTION 8.04.  Qualifications for Voting.

          To be entitled to vote at any meeting of Securityholders, a Person shall be (a) a holder of one or more Securities or (b) a Person appointed by an instrument in writing as proxy by a holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Debenture Trustee and its counsel and any representatives of the Corporation and its counsel.

          SECTION 8.05.  Regulations.

          Notwithstanding any other provisions of this Indenture, the Debenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

          The Debenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Securityholders as provided in Section 8.03, in which case the Corporation or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

          Subject to the provisions of Section 8.04, at any meeting each holder of Securities or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him;
provided, however, that no vote shall be cast or counted at any meeting in
--------  -------
respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time by a majority of those present, and the meeting may be held as so adjourned without further notice.

          SECTION 8.06.  Voting.

          The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of such holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Debenture Trustee to be preserved by the Debenture Trustee, the latter to have attached thereto the ballots voted at the meeting. The holders of the Initial Securities and the Exchange Securities shall vote for all purposes as a single class.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                  ARTICLE IX

                                  AMENDMENTS

          SECTION 9.01.  Without Consent of Securityholders.

          The Corporation and the Debenture Trustee may from time to time and at any time amend this Indenture, without the consent of the Securityholders, for one or more of the following purposes:

          (a) to evidence the succession of another Person to the Corporation, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Corporation pursuant to Article X hereof;

          (b) to add to the covenants of the Corporation such further covenants, restrictions or conditions for the protection of the Securityholders as the Board of Directors and the
               Debenture Trustee shall consider to be for the protection of the Securityholders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the remedies provided in this Indenture as herein set
               forth; provided, however, that in respect of any such
                      --------  -------
               additional covenant, restriction or condition such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Debenture Trustee upon such default;

          (c) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, provided that any such action shall not materially adversely affect the interests of the holders of the Securities;

          (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities;

          (f) to make provision for transfer procedures, certification, book-entry provisions, the form of restricted securities legends, if any, to be placed on Securities, and all other matters required pursuant to Section 2.07 or otherwise nec-essary, desirable or appropriate in connection with the issuance of Securities to holders of Capital Securities in the event of a distribution of Securities by the Trust following a Dissolution Event, provided that any such action shall not materially adversely affect the interests of the holders of the Securities;

          (g) to qualify or maintain qualification of this Indenture under the Trust Indenture Act; or

          (h) to make any change that does not adversely affect the rights of any Securityholder in any material respect.

          The Debenture Trustee is hereby authorized to join with the Corporation in the execution of any supplemental indenture to effect such amendment, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Debenture Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Debenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any amendment to this Indenture authorized by the provisions of this Section 9.01 may be executed by the Corporation and the Debenture Trustee without the consent of the holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

          SECTION 9.02.  With Consent of Securityholders.

          With the consent (evidenced as provided in Section 7.01) of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, the Corporation, when authorized by a Board Resolution, and the Debenture Trustee may from time to time and at any time amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however,
                                                           --------  -------
that no such amendment shall, without the consent of the holders of each Security then outstanding and affected thereby (i) change the Maturity Date of any Security, or reduce the rate or extend the time of payment of interest thereon (except as contemplated by Article XVI), or reduce the principal amount thereof, or change any prepayment provisions, or make the principal thereof or any interest or premium thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any Securityholder to institute suit for payment thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such amendment to the Indenture; provided, however, that if the Securities are held
                            --------  -------
by the Trust, such amendment shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such amendment; provided, further, that if the consent of the holder of each
                --------  -------
outstanding Security is required, such amendment shall not be effective until each holder of the Trust Securities shall have consented to such amendment.

          Upon the request of the Corporation accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture affecting such amendment, and upon the filing with the Debenture Trustee of evidence of the consent of Securityholders as aforesaid, the Debenture Trustee shall join with the Corporation in the execution of such supplemental indenture unless such supplemental indenture affects the Debenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Debenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          Promptly after the execution by the Corporation and the Debenture Trustee of any supplemental indenture pursuant to the provisions of this Section, the Debenture Trustee shall transmit by mail, first class postage prepaid, a notice, prepared by the Corporation, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Security Register. Any failure of the Debenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          SECTION 9.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

          Any supplemental indenture executed pursuant to the provisions of this Article IX shall comply with the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this
Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Debenture Trustee, the Corporation and the holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          SECTION 9.04.  Notation on Securities.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation in form approved by the Debenture Trustee as to any matter provid-ed for in such supplemental indenture. If the Corporation or the Debenture Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Debenture Trustee and the Board of Directors, to any modifi-cation of this Indenture contained in any such supplemental indenture may be prepared and executed by the Corporation, authenticated by the Debenture Trustee or the Authenticating Agent and delivered in exchange for the Securities then outstanding.

          SECTION 9.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Debenture Trustee.

          The Debenture Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article IX.


                                  ARTICLE X

              CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

          SECTION 10.01. Corporation May Consolidate, etc., on Certain Terms.

          Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of the Corporation with or into any other Person (whether or not affiliated with the Corporation, as the case may
be), or successive consolidations or mergers in which the Corporation or its successor or successors, as the case may be, shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Corporation, or its successor or successors as the case may be, as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Corporation, or its successor or successors, as the case may be) authorized to acquire and operate the same, provided that (a) the
                                                    --------
Corporation is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, conveyance, transfer or lease of property is made is a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia, and (b) if the Corporation is not the surviving Person, upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of (and premium, if any) and interest on the Securities according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Corporation shall be expressly assumed by the surviving Person, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect) satisfactory in form to the Debenture Trustee executed and delivered to the Debenture Trustee by the Person formed by such consolidation, or into which the Corporation shall have been merged, or by the Person which shall have acquired such property, as the case may be, and (c) after giving effect to such consolidation, merger, sale, conveyance, transfer or lease, no Default or Event of Default shall have occurred and be continuing.

          SECTION 10.02. Successor Corporation to be Substituted for
                         Corporation.

          In case of any such consolidation, merger, sale, conveyance, or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Debenture Trustee and satisfactory in form to the Debenture Trustee, of the obligation of due and punctual payment of the principal of (and premium, if any,) and interest on all of the Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation, such successor Person shall succeed to and be substituted for the Corporation, with the same effect as if it had been named herein as a party hereto, and the Corporation thereupon shall be relieved of any further liability or obligation hereunder or upon the Securities. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of FirstFederal Financial Services Corp., any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Debenture Trustee or the Authenticating Agent; and, upon the order of such successor Person instead of the Corporation and subject to all the terms, conditions and limitations in this Indenture prescribed, the Debenture Trustee or the Authenticating Agent shall authenticate and deliver any Securities which previously shall have been signed and delivered by any Officer of the Corporation to the Debenture Trustee or the Authenticating Agent for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Debenture Trustee or the Authenticating Agent for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

          SECTION 10.03. Opinion of Counsel to be Given Debenture Trustee.

          The Debenture Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article X complies with the provisions of this Article X.


                                  ARTICLE XI

                   SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 11.01. Discharge of Indenture.

          When (a) the Corporation shall deliver to the Debenture Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.08) and not theretofore cancelled, or (b) all the Securities not theretofore cancelled or delivered to the Debenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for prepayment within one year under arrangements satisfactory to the Debenture Trustee for the giving of notice of prepayment, and the Corporation shall deposit with the Debenture Trustee, in trust, funds sufficient to pay on the Maturity Date or upon prepayment all of the Securities (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced as provided in Section 2.08) not theretofore cancelled or delivered to the Debenture Trustee for cancellation, including principal (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, due or to become due to the Maturity Date or prepayment date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Securities (1) theretofore repaid to the Corporation in accordance with the provisions of Section 11.04, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if, in either case the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then this Indenture shall cease to be of further effect except for the provisions of Sections 2.02, 2.07, 2.08, 3.01, 3.02, 3.04, 6.06, 6.10 and 11.04 hereof, which shall survive until such Securities shall mature and be paid. Thereafter, Sections 6.06, 6.10 and 11.04 shall survive, and the Debenture Trustee, on demand of the Corporation accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Corporation, however, hereby agrees to reimburse the Debenture Trustee for any costs or expenses thereafter reasonably and properly incurred by the Debenture Trustee in connection with this Indenture or the Securities.

          SECTION 11.02. Deposited Moneys and U.S. Government Obligations to
                         be Held in Trust by Debenture Trustee.

          Subject to the provisions of Section 11.04, all moneys and U.S. Government Obligations deposited with the Debenture Trustee pursuant to Sections 11.01 or 11.05 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Corporation if acting as its own paying agent), to the holders of the particular Securities for the payment of which such moneys or U.S. Government Obligations have been deposited with the Debenture Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

          The Corporation shall pay and indemnify the Debenture Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 11.05 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of outstanding Securities.

          SECTION 11.03. Paying Agent to Repay Moneys Held.

          Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Debenture Trustee) shall, upon written demand of the Corporation, be repaid to it or paid to the Debenture Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

          SECTION 11.04. Return of Unclaimed Moneys.

          Any moneys deposited with or paid to the Debenture Trustee or any paying agent for payment of the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on Securities and not applied but remaining unclaimed by the holders of Securities for two years after the date upon which the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Corporation by the Debenture Trustee or such paying agent; and the holder of any of the Securities shall thereafter look only to the Corporation for any payment which such holder may be entitled to collect and all liability of the Debenture Trustee or such paying agent with respect to such moneys shall thereupon cease.

          SECTION 11.05. Defeasance Upon Deposit of Moneys or U.S. Government
                         Obligations.

          The Corporation shall be deemed to have been Discharged (as defined below) from its obligations with respect to the Securities on the 91st day after the applicable conditions set forth below have been satisfied:

          (1) the Corporation shall have deposited or caused to be deposited irrevocably with the Debenture Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities (i) money in an amount, or
               (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Debenture Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of and interest and premium, if any, on the outstanding Securities on the dates such installments of principal, interest or premium are due;

          (2) if the Securities are then listed on any national securities exchange, the Corporation shall have delivered to the Debenture Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under this Section 11.05 would not cause such Securities to be delisted from such exchange;

          (3) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit; and

          (4) the Corporation shall have delivered to the Debenture Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that holders of the Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this
               Section 11.05 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

          "Discharged" means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities and to have satisfied all the obligations under this Indenture relating to the Securities (and the Debenture Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except (A) the rights of holders of Securities to receive, from the trust fund described in clause (1) above, payment of the principal of and the interest and premium, if any, on the Securities when such payments are due; (B) the Corporation's obligations with respect to the Securities under Sections 2.07, 2.08, 5.02 and 11.04; and (C) the rights, powers, trusts, duties and immunities of the Debenture Trustee hereunder.

          "Defeasance Agent" means another financial institution which is eligible to act as Debenture Trustee hereunder and which assumes all of the obligations of the Debenture Trustee necessary to enable the Debenture Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to this Section, the following conditions shall apply:

          (1) the Debenture Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent's rights and responsibilities; and

          (2) the Defeasance Agent shall provide verification to the Debenture Trustee acknowledging receipt of sufficient money and/or U. S. Government Obligations to meet the applicable conditions set forth in this Section 11.05.


                                 ARTICLE XII

                   IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                            OFFICERS AND DIRECTORS

          SECTION 12.01. Indenture and Securities Solely Corporate
                         Obligations.

          No recourse for the payment of the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation in this Indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, officer or director, as such, past, present or future, of the Corporation or of any successor Person to the Corporation, either directly or through the Corporation or any successor Person to the Corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Securities.


                                 ARTICLE XIII

                           MISCELLANEOUS PROVISIONS


          SECTION 13.01. Successors.

          All the covenants, stipulations, promises and agreements in this Indenture contained by the Corporation shall bind its successors and assigns whether so expressed or not.

          SECTION 13.02. Official Acts by Successor Corporation.

          Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Corporation shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation.

          SECTION 13.03. Surrender of Corporation Powers.

          The Corporation by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Debenture Trustee may surrender any of the powers reserved to the Corporation, and thereupon such power so surrendered shall terminate both as to the Corporation, as the case may be, and as to any successor Person.

          SECTION 13.04. Addresses for Notices, etc.

          Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Debenture Trustee or by the holders of Securities on the Corporation may be given or served by being deposited postage prepaid by first class mail, registered or certified mail, overnight courier service or conformed telecopy addressed (until another address is filed by the Corporation with the Debenture Trustee for the purpose) to the Corporation at 135 E. Liberty Street, Wooster, Ohio 44691,
Attention: Administrative Trustee. Any notice, direction, request or demand by any Securityholder to or upon the Debenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Debenture Trustee, Firstar Trust Company, 1555 North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin 53212, Attention:
Corporate Trust Department (unless another address is provided by the Deben-ture Trustee to the Corporation for such purpose). Any notice or communi-cation to a Securityholder shall be mailed by first class mail to his or her address shown on the Security Register kept by the security registrar for the Securities.

          SECTION 13.05. Governing Law.

          This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without regard to conflict of law principles thereof.

          SECTION 13.06. Evidence of Compliance with Conditions Precedent.

          Upon any application or demand by the Corporation to the Debenture Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Debenture Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Each certificate or opinion provided for in this Indenture and delivered to the Debenture Trustee with respect to compliance with a condition or covenant provided for in this Indenture (except certificates delivered pursuant to Section 3.05) shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examina-tion or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 13.07. Business Days.

          In any case where the date of payment of principal of (or premium, if any) or interest on the Securities is not a Business Day, the payment of such principal of (or premium, if any) or interest on the Securities will not be made on such date but will be made on the next succeeding Business Day, with the same force and effect as if made on the original date of payment, and no interest shall accrue for the period from and after such date.

          SECTION 13.08. Trust Indenture Act to Control.

          If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclu-sive, of the Trust Indenture Act, such imposed duties shall control.

          SECTION 13.09. Table of Contents, Headings, etc.

          The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 13.10. Execution in Counterparts.

          This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          SECTION 13.11. Separability.

          In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities, but this Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          SECTION 13.12. Assignment.

          The Corporation will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Corporation, provided that, in
                                                     --------
the event of any such assignment, the Corporation will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

          SECTION 13.13. Acknowledgement of Rights.

          The Corporation acknowledges that, with respect to any Securities held by the Trust or a trustee of such trust, if the Property Trustee of such Trust fails to enforce its rights under this Indenture as the holder of the Securities held as the assets of the Trust, any holder of Capital Securities may institute legal proceedings directly against the Corporation to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Corpo-ration to pay principal of (or premium, if any) or interest on the Securities when due, the Corporation acknowledges that a holder of Capital Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of (or premium, if any) or interest on the Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Securities.


                                 ARTICLE XIV

                   PREPAYMENT OF SECURITIES; MANDATORY AND
                            OPTIONAL SINKING FUND

          SECTION 14.01. Special Event Prepayment.

          If, prior to the Initial Optional Prepayment Date, a Special Event has occurred and is continuing, then notwithstanding Section 14.02(a) but subject to Section 14.02(c), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, upon (i) not less than 45 days written notice to the Debenture Trustee and (ii) not less than 30 days nor more than 60 days' written notice to the Securityholders, to prepay the Securities, in whole (but not in part), at the Special Event Prepayment Price. Following a Special Event, the Corporation shall take such action as is necessary to promptly determine the Special Event Prepayment Price, including, without limitation, the appointment of a Quotation Agent. The Special Event Prepayment Price shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or such earlier time as the Corporation determines, provided that the Corporation
                                            --------
shall deposit with the Debenture Trustee an amount sufficient to pay the Special Event Prepayment Price by 10:00 a.m., New York City time, on the date such Special Event Prepayment Price is to be paid.

          SECTION 14.02. Optional Prepayment by Corporation.

          (a) Subject to Sections 14.02(b) and (c), the Corporation shall have the right to prepay the Securities, in whole or in part, at any time on or after the Initial Optional Prepayment Date, upon not less than 30 days and not more than 60 days' written notice, at the prepayment prices set forth below plus, in each case, accrued and unpaid interest thereon (including Com-pounded Interest and Additional Sums, if any) and Liquidated Damages, if any, to the applicable date of prepayment (the "Optional Prepayment Price") if prepaid during the 12-month period beginning February 15 of the years indi-cated below.

                                       Percentage
            Year                      of Principal
     -----------------               --------------

          2008                          104.335%
          2009                          103.902%
          2010                          103.468%
          2011                          103.035%
          2012                          102.601%
          2013                          102.168%
          2014                          101.734%
          2015                          101.301%
          2016                          100.867%
          2017                          100.434%
          2018 and thereafter           100.000%

          If the Securities are only partially prepaid pursuant to this Sec-tion 14.02, the Securities to be prepaid shall be selected on a pro rata basis not more than 60 days prior to the date fixed for prepayment from the outstanding Securities not previously called for prepayment; provided,
                                                             --------
however, that with respect to Securityholders that would be required to hold
-------
Securities with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Securities of each such Securityholder so that after such prepayment such Securityholder shall hold Securities either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Securities, and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate; provided, further, that any such proration may be made on the
             --------  -------
basis of the aggregate principal amount of Securities held by each Securityholder and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000 or integral multiples thereof shall be prepaid. The Optional Prepayment Price shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or at such earlier time as the Corporation determines, provided that the Corporation shall deposit with the Debenture Trustee an
--------
amount sufficient to pay the Optional Prepayment Price by 10:00 a.m., New York City time, on the date such Optional Prepayment Price is to be paid.

          (b) Notwithstanding the first sentence of Section 14.02(a), upon the entry of an order for dissolution of the Trust by a court of competent jurisdiction, the Securities thereafter will be subject to optional prepay-ment, in whole only, but not in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Prices and otherwise in accordance with this Article XIV.

          (c)  Any prepayment of Securities pursuant to Section 14.01 or
Section 14.02 shall be subject to the Corporation obtaining any and all required regulatory approvals.

          SECTION 14.03. No Sinking Fund.

          The Securities are not entitled to the benefit of any sinking fund.

          SECTION 14.04. Notice of Prepayment; Selection of Securities.

          In case the Corporation shall desire to exercise the right to prepay all, or, as the case may be, any part of the Securities in accordance with their terms, it shall fix a date for prepayment and shall mail a notice of such prepayment at least 30 and not more than 60 days prior to the date fixed for prepayment to the holders of Securities to be so prepaid as a whole or in part at their last addresses as the same appear on the Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Security designated for prepayment as a whole or in part shall not affect the validity of the proceedings for the prepayment of any other Security.

          Each such notice of prepayment shall specify the CUSIP number of the Securities to be prepaid, the date fixed for prepayment, the prepayment price at which the Securities are to be prepaid (or the method by which such prepayment price is to be calculated), the place or places of payment that payment will be made upon presentation and surrender of the Securities, that interest accrued to the date fixed for prepayment will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be prepaid will cease to accrue. If less than all the Securities are to be prepaid, the notice of prepayment shall specify the numbers of the Securities to be prepaid. In case any Security is to be prepaid in part only, the notice of prepayment shall state the portion of the principal amount thereof to be prepaid and shall state that on and after the date fixed for prepayment, upon surrender of such Security, a new Security or Securities in principal amount equal to the portion thereof that has not been prepaid will be issued.

          By 10:00 a.m., New York City time, on the prepayment date specified in the notice of prepayment given as provided in this Section, the Corporation will deposit with the Debenture Trustee or with one or more paying agents an amount of money sufficient to prepay on the prepayment date all the Securities so called for prepayment at the appropriate Prepayment Price, together with interest accrued thereon to the date fixed for prepay-ment.

          SECTION 14.05. Payment of Securities Called for Prepayment.

          If notice of prepayment has been given as provided in Section 14.04, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Prepayment Price, together with interest accrued thereon to the date fixed for prepayment (subject to the rights of holders of Securities at the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the prepayment date), and on and after said date (unless the Corporation shall default in the payment of such Securities at the Prepayment Price, together with interest accrued thereon to said date) interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Securities or portions of Securities so called for prepayment shall cease to accrue. On presentation and surrender of such Securities at a place of payment specified in said notice, the said Securities or the specified portions thereof shall be paid and prepaid by the Corporation at the applicable Prepayment Price, together with interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, accrued thereon to the date fixed for prepayment (subject to the rights of holders of Securities on the close of business on a regular record date in respect of an Interest Payment Date occurring on or prior to the prepayment date).

          Upon presentation of any Security prepaid in part only, the Corporation shall execute and the Debenture Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Corporation, a new Security or Securities of authorized denominations, in principal amount equal to the portion of the Security so presented that has not been prepaid.


                                  ARTICLE XV

                         SUBORDINATION OF SECURITIES

          SECTION 15.01. Agreement to Subordinate.

          The Corporation covenants and agrees, and each holder of Securities issued hereunder likewise covenants and agrees, that the Securities shall be issued subject to the provisions of this Article XV; and each holder of a Security, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

          The payment by the Corporation of the principal of, premium, if any, and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

          No provision of this Article XV shall prevent the occurrence of any Default or Event of Default hereunder.

          SECTION 15.02. Default on Senior Indebtedness.

          In the event and during the continuation of any default by the Corporation in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Corporation with respect to the principal (including prepayment payments) of (or premium, if any) or interest on the Securities (including
Compounded Interest and Additional Sums (if any) and Liquidated Damages, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof).

          In the event of the acceleration of the maturity of the Securities, then no payment shall be made by the Corporation with respect to the principal (including prepayment payments) of (or premium, if any) or interest on the Securities (including Compounded Interest and Additional Sums (if any) and Liquidated Damages, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof) until the holders of all Senior Indebtedness outstanding at the time of such acceleration shall receive payment in full of such Senior Indebtedness (including any amounts due upon acceleration).

          In the event that, notwithstanding the foregoing, any payment shall be received by the Debenture Trustee when such payment is prohibited by the preceding paragraphs of this Section 15.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebt-edness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Debenture Trustee in writing within 90 days of such payment of the amounts then due and owing on such Senior Indebtedness, and only the amounts specified in such notice to the Debenture Trustee shall be paid to the holders of such Senior Indebted-ness.

          SECTION 15.03. Liquidation; Dissolution; Bankruptcy.

          Upon any payment by the Corporation or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, the holders of all Senior Indebtedness of the Corporation will first be entitled to receive payment in full of such Senior Indebtedness, before any payment is made by the Corporation on account of the principal of (or premium, if any) or interest on the Securities (including Compounded Interest and Additional Sums (if any) and Liquidated Damages, if any, or any other amounts which may be due on the Securities pursuant to the terms hereof or thereof); and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Corporation, or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, which the Securityholders or the Debenture Trustee would be entitled to receive from the Corporation, except for the provisions of this Article XV, shall be paid by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Securityholders or by the Debenture Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Corporation (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Corporation) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Securityholders or to the Debenture Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Corporation of any kind or character prohibited by the foregoing, whether in cash, property or securities, shall be received by the Debenture Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Corporation, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

          For purposes of this Article XV, the words "cash, property or securities" shall not be deemed to include shares of stock of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article XV with respect to the Securities to the payment of Senior Indebted-ness that may at the time be outstanding, provided that
                                          --------
(i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolida-tion of the Corporation with, or the merger of the Corporation into, another Person or the liquidation or dissolution of the Corporation following the sale, conveyance, transfer or lease of its property as an entirety, or sub-stantially as an entirety, to another Person upon the terms and conditions provided for in Article X of this Indenture shall not be deemed a dissolu-tion, winding-up, liquidation or reorganization for the purposes of this
Section 15.03 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer or lease, comply with the conditions stated in Article X of this Indenture. Nothing in Section 15.02 or in this Section 15.03 shall apply to claims of, or payments to, the Debenture Trustee under or pursuant to Section
6.06 of this Indenture.

          SECTION 15.04. Subrogation.

          Subject to the payment in full of all Senior Indebtedness, the rights of the Securityholders shall be subrogated to the rights of the hold-ers of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Securityholders or the Debenture Trustee would be entitled except for the provisions of this
Article XV, and no payment over pursuant to the provisions of this Article XV to or for the benefit of the holders of such Senior Indebtedness by Securityholders or the Debenture Trustee, shall, as between the Corporation, its creditors other than holders of Senior Indebtedness of the Corporation, and the holders of the Securities, be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XV are and are intended solely for the purposes of defining the relative rights of the holders of the Securities, on the one hand, and the holders of such Senior Indebtedness on the other hand.

          Nothing contained in this Article XV or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Corpo-ration, its creditors other than the holders of Senior Indebtedness of the Corporation, and the holders of the Securities, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Securities the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Corporation, as the case may be, other than the holders of Senior Indebtedness of the Corporation, as the case may be, nor shall anything herein or therein prevent the Debenture Trustee or the holder of any Security from exercising all reme-dies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article XV of the holders of such Senior Indebtedness in respect of cash, property or securities of the Corporation, as the case may be, received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Corporation referred to in this Article XV, the Debenture Trustee, subject to the provisions of Article VI of this Indenture, and the Securityholders shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Debenture Trustee or to the Securityholders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XV.

          SECTION 15.05. Debenture Trustee to Effectuate Subordination.

          Each Securityholder by such Securityholder's acceptance thereof authorizes and directs the Debenture Trustee on such Securityholder's behalf to take such action (as the Debenture Trustee, in its discretion, deems necessary or appropriate, upon instruction or otherwise) to effectuate the subordination provided in this Article XV and appoints the Debenture Trustee such Security holder's attorney-in-fact for any and all such purposes.

          SECTION 15.06. Notice by the Corporation.

          The Corporation shall give prompt written notice to a Responsible Officer of the Debenture Trustee of any fact known to the Corporation that would prohibit the making of any payment of monies to or by the Debenture Trustee in respect of the Securities pursuant to the provisions of this
Article XV. Notwithstanding the provisions of this Article XV or any other provision of this Indenture, the Debenture Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Debenture Trustee in respect of the Securities pursuant to the provisions of this Article XV, unless and until a Responsible Officer of the Debenture Trustee shall have received written notice thereof from the Corporation or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Debenture Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Debenture Trustee shall not have received the
--------  -------
notice provided for in this Section 15.06 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on any Security), then, anything herein contained to the contrary notwithstanding, the Debenture Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          The Debenture Trustee, subject to the provisions of Article VI of this Indenture, shall be entitled to conclusively rely on a written notice delivered to it by a Person representing himself to be a holder of Senior Indebtedness of the Corporation (or a trustee on behalf of such holder), as the case may be, to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or hold-ers. In the event that the Debenture Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribu-tion pursuant to this Article XV, the Debenture Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Debenture Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XV, and, if such evidence is not furnished, the Debenture Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Upon any payment or distribution of assets of the Corporation referred to in this Article XV, the Debenture Trustee and the Securityholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Debenture Trustee or to the Securityholders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article XV.

          SECTION 15.07. Rights of the Debenture Trustee; Holders of Senior
                         Indebtedness.

          The Debenture Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Debenture Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness of the Corporation, the Debenture Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this
Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Debenture Trustee. The Debenture Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Article VI of this Indenture, the Debenture Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Securityholders, the Corporation or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

          Nothing in this Article XV shall apply to claims of, or payments to, the Debenture Trustee under or pursuant to Section 6.06.

          SECTION 15.08. Subordination May Not Be Impaired.

          No right of any present or future holder of any Senior Indebtedness of the Corporation to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Corpo-ration, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Corporation may, at any time and from time to time, without the consent of or notice to the Debenture Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article XV or the obligations hereunder of the holders of the Securities to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Corporation, as the case may be, and any other Person.

                                 ARTICLE XVI

                     EXTENSION OF INTEREST PAYMENT PERIOD

          SECTION 16.01. Extension of Interest Payment Period.

          So long as no Event of Default has occurred and is continuing, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not exceeding 10 con-secutive semi-annual periods, including the first such semi-annual period during such extension period (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable, provided that no Extended Interest
--------
Payment Period shall end on a date other than an Interest Payment Date or extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 16.01, will bear interest thereon at the Coupon Rate compounded semi-annually for each semi-annual period during the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Corporation shall pay all interest accrued and unpaid on the Securities, including any Additional Sums and Compounded Interest (together, "Deferred Interest"), that shall be payable to the holders of the Securities in whose names the Securities are registered in the Security Register on the record date immediately preceding the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Corporation may further defer payments of interest by further extending such Extended Interest Payment Period, provided that
                                  --------
such Extended Interest Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, shall not
(i) exceed 10 consecutive semi-annual periods, including the first such semi-annual period during such Extended Interest Payment Period, (ii) end on a date other than an Interest Payment Date or (iii) extend beyond the Maturity Date of the Securities. Upon the termination of any Extended Interest Payment Period and the payment of all amounts then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

          SECTION 16.02. Notice of Extension.

          (a) If the Property Trustee is the only holder of the Securities at the time the Corporation elects to commence an Extended Interest Payment Period, the Corporation shall give written notice to the Administrative Trustees, the Property Trustee and the Debenture Trustee of its election to commence such Extended Interest Payment Period at least five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities would have been payable, or (ii) the date the Property Trustee is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or to holders of the Capital Securities, but in any event at least five Business Days before such record date.

          (b) If the Property Trustee is not the only holder of the Securities at the time the Corporation elects to commence an Extended Interest Payment Period, the Corporation shall give the holders of the Securities and the Debenture Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Debenture Trustee is required to give notice of the record or payment date of such interest payment to any national securities exchange.

          (c) The semi-annual period in which any notice is given pursuant to paragraphs (a) or (b) of this Section 16.02 shall be counted as one of the 10 semi-annual periods permitted in the maximum Extended Interest Payment Period permitted under Section 16.01.

          Firstar Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                         FIRSTFEDERAL FINANCIAL SERVICES CORP.


                         By   /s/ Jon W. Park
                              _________________________
                              Name:  Jon W. Park
                              Title:  Chief Financial Officer


                         FIRSTAR TRUST COMPANY,
                         as Debenture Trustee


                         By   /s/ Charles F. Pedersen
                              _________________________
                              Name:  Charles F. Pedersen
                              Title:  Assistant Vice President


                         By   /s/ Yvonne Siira
                              _________________________
                              Name:  Yvonne Siira
                              Title:  Assistant Secretary


                                  EXHIBIT A
                                  ---------

                          (FORM OF FACE OF SECURITY)

          (IF THIS SECURITY IS A GLOBAL SECURITY, INSERT: THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)

          (THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRSTFEDERAL FINANCIAL SERVICES CORP. (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH
(A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN
VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE CORPORATION, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT A CERTIFI-CATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE CORPORATION. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.)

          THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. ANY ATTEMPTED TRANSFER OF SECURITIES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PRINCIPAL, PREMIUM (IF ANY) OR INTEREST OF SUCH SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT A PLAN OR PLAN ASSET ENTITY OR (ii) THE ACQUISITION AND HOLDING OF THIS SECURITY BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR IS EXEMPT FORM ANY SUCH PROHIBITION.


No.                                     CUSIP No. -

                    FIRSTFEDERAL FINANCIAL SERVICES CORP.

           8.67% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                       DUE FEBRUARY 15, 2028, Series A

          FirstFederal Financial Services Corp., an Ohio corporation (the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________________ or registered assigns, the principal sum of $_________________ Dollars on February 15, 2028 (the "Maturity Date"), unless previously prepaid, and to pay interest on the outstanding principal amount hereof from February 15, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on February 15 and August 15 of each year, commencing August 15, 1998, at the rate of 8.67% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is en-forceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually ("Compounded Interest"). The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which the principal of (or premium, if any) or interest on this Security is payable is not a Business Day (as defined in the Indenture), then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Corporation will be required to pay Additional Sums (as defined in the Indenture) with respect to this Security. Pursuant to the Registration Rights Agreement, in certain limited circumstances the Corporation will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to this Security.

          The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the first day of the month in which the relevant Interest Payment Date falls. Any such interest install-ment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Debenture Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          The principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security shall be payable at the office or agency of the Debenture Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of
                                     --------  -------
interest may be made at the option of the Corporation by (i) check mailed to the holder at such address as shall appear in the Security Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the foregoing, so long as the Holder of this Security is the Property Trustee of Signal Capital Trust I, the payment of the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security will be made at such place and to such account as may be designated by such Property Trustee.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowl-edge or effectuate the subordination so provided and (c) appoints the Debenture Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Security shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certifi-cate of Authentication hereon shall have been signed by or on behalf of the Debenture Trustee.

     The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this __ day of ____, ____.



                              FIRSTFEDERAL FINANCIAL SERVICES CORP.



                              By: ____________________________
                                   Name:
                                   Title:


Attest:

By: _______________________
     Name:
     Title:


                        CERTIFICATE OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.


                              FIRSTAR TRUST COMPANY,
                              not in its individual capacity but solely as Debenture Trustee


                              By:______________________________
                                 Authorized Signatory


                              By:______________________________
                                 Authorized Signatory


                        (FORM OF REVERSE OF SECURITY)

          This Security is one of the Securities of the Corporation (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of February 13, 1998 (the "Indenture"), duly executed and delivered between the Corporation and Firstar Trust Company, as Debenture Trustee (the "Debenture Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities there-under of the Debenture Trustee, the Corporation and the holders of the Secur-ities.

          Upon the occurrence and continuation of a Special Event (as defined in the Indenture) prior to February 15, 2008 (the "Initial Optional Prepay-ment Date"), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, to prepay this Security in whole (but not in part) at the Special Event Prepayment Price. "Special Event Prepayment Price" shall mean, with respect to any prepayment of this Security following a Special Event, an amount in cash equal to the Make Whole Amount. The "Make Whole Amount" shall mean an amount equal to the greater of
(i) 100% of the principal amount to be prepaid or (ii) the sum, as determined by a Quotation Agent (as defined in the Indenture), of the present values of remaining scheduled payments of principal and interest hereon, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consist-ing of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Indenture), plus, in the case of each of clauses (i) and (ii), any accrued and unpaid interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, thereon to the date of such prepayment.

          In addition, the Corporation shall have the right to prepay this Security, in whole or in part, at any time on or after the Initial Optional Prepayment Date (an "Optional Prepayment"), at the prepayment prices set forth below plus, in each case, accrued and unpaid interest (including Additional Sums and Compounded Interest, if any) and Liquidated Damages, if any, thereon to the applicable date of prepayment (the "Optional Prepayment Price"), if prepaid during the 12-month period beginning February 15 of the years indicated below.

                                  Percentage
            Year                 of Principal
     -----------------           ------------

     2008                          104.335%
     2009                          103.902%
     2010                          103.468%
     2011                          103.035%
     2012                          102.601%
     2013                          102.168%
     2014                          101.734%
     2015                          101.301%
     2016                          100.867%
     2017                          100.434%
     2018 and thereafter           100.000%

          The Optional Prepayment Price or the Special Event Prepayment Price, as the case requires, shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or at such earlier time as the Corporation determines, provided, that the Corporation shall deposit with the
                        --------
Debenture Trustee an amount sufficient to pay the applicable Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days' prior written notice.

          If the Securities are only partially prepaid by the Corporation pursuant to an Optional Prepayment, the particular Securities to be prepaid shall be selected on a pro rata basis from the outstanding Securities not previously called for prepayment; provided, however, that with respect to
                                  --------  -------
Securityholders that would be required to hold Securities with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Securities of each such Securityholder so that after such prepayment such Securityholder shall hold Securities either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Securities and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate; provided, further, that
                                                    --------  -------
any such proration may be made on the basis of the aggregate principal amount of Securities held by each Securityholder thereof and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000 or integral multiples thereof shall be prepaid. In the event of prepayment of this Security in part only, a new Security or Securities for the portion hereof that has not been prepaid will be issued in the name of the holder hereof upon the cancellation hereof.

          Notwithstanding the foregoing, any prepayment of Securities by the Corporation shall be subject to the receipt of any and all required regulatory approvals.

          In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental
                               --------  -------
indenture shall, without the consent of each holder of Securities then outstanding and affected thereby, (i) change the Maturity Date of any Securi-ty, or reduce the rate or extend the time of payment of interest thereon (subject to Article XVI of the Indenture), or reduce the principal amount thereof, or change any of the prepayment provisions or make the principal thereof or any interest or premium thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to institute suit for payment thereof, or (ii) reduce the afore-said percentage of Securities the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securi-ties then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on this Security at the time and place and at the rate and in the money herein prescribed.

          So long as no Event of Default shall have occurred and be continuing, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period (an "Extended Interest Payment Period") of such Securities for a period not (i) exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, (ii) extending beyond the Maturity Date of the Securities or (iii) ending on a date other than an Interest Payment Date, at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Corporation may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest
                                       --------
Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

          The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liqui-dation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Debentures) of the Corporation that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, as defined in the Indenture, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that
(a) is, or with the giving of notice or the lapse of time, or both, would constitute, an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Securities are held by the Property Trustee of Signal Capital Trust I, the Corporation shall be in default with respect to its payment of any obligations under the Cap-ital Securities Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extended Interest Payment Period, and shall not have rescinded such Notice, and such Extended Interest Payment Period or any extension thereof shall have commenced and be contin-uing.

          Subject to (i) the Corporation having received any required regulatory approvals and (ii) the Administrative Trustees of Signal Capital Trust I having received an opinion of counsel to the effect that such distribution will not cause the holders of Capital Securities to recognize gain or loss for federal income tax purposes, the Corporation will have the right at any time to liquidate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust.

          The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in Milwaukee, Wisconsin accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Debenture Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Security, the Corporation, the Debenture Trustee, any authenticating agent, any paying agent, any transfer agent and the security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Securities) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Corporation nor the Debenture Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any security registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

                                                                  EXHIBIT 4.2
                                                                  -----------

                          (FACE OF SECURITY)

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. ANY ATTEMPTED TRANSFER OF SECURITIES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PRINCIPAL, PREMIUM (IF ANY) OR INTEREST OF SUCH SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

No.

                    FIRSTFEDERAL FINANCIAL SERVICES CORP.

           8.67% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE


                       DUE FEBRUARY 15, 2028, SERIES B

          FirstFederal Financial Services Corp., an Ohio corporation (the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Signal Capital Trust I or registered assigns, the principal sum of
                                                  ($            ) on February
15, 2028 (the "Maturity Date"), unless previously prepaid, and to pay inter-est on the outstanding principal amount hereof from February 13, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on August 15 and February 15 of each year, commencing August 15, 1998, at the rate of 8.67% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under appli-cable law) on any overdue installment of interest at the same rate per annum compounded semi-annually ("Compounded Interest"). The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which the principal of (or premium, if any) or interest on this Security is payable is not a Business Day, then the payment payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. Pursuant to the Indenture, in certain circumstances the Corporation will be required to pay Additional Sums with respect to this Security.

          The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be at the close of business on the first day of the month in which the relevant Interest Payment Date falls. Any such interest install-ment not punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Debenture Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          The principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) on this Security shall be payable at the office or agency of the Debenture Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the
--------  -------
Corporation by (i) check mailed to the holder at such address as shall appear in the Security Register or (ii) transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date. Notwithstanding the forego-ing, so long as the Holder of this Security is the Property Trustee of Signal Capital Trust I, the payment of the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) on this Security will be made at such place and to such account as may be designated by such Property Trustee.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Debenture Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowl-edge or effectuate the subordination so provided and (c) appoints the Debenture Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          This Security shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose until the Certifi-cate of Authentication hereon shall have been signed by or on behalf of the Debenture Trustee.

     The provisions of this Security are continued on the reverse side hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed and sealed this __ day of ____, 1998.

                         FIRSTFEDERAL FINANCIAL SERVICES CORP.



                              By: ____________________________
                                   Name:
                                   Title:


Attest:

By: _______________________
     Name:
     Title:


                        CERTIFICATE OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.


                              FIRSTAR TRUST COMPANY,
                              not in its individual capacity but solely as Debenture Trustee


                              By:______________________________
                                 Authorized Signatory


                              By:______________________________
                                 Authorized Signatory


                            (REVERSE OF SECURITY)

          This Security is one of the Securities of the Corporation (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued under and pursuant to an Indenture, dated as of February 13, 1998 (the "Indenture"), duly executed and delivered between the Corporation and Firstar Trust Company, as Debenture Trustee (the "Debenture Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities there-under of the Debenture Trustee, the Corporation and the holders of the Secur-ities.

          Upon the occurrence and continuation of a Special Event prior to February 15, 2008 (the "Initial Optional Prepayment Date"), the Corporation shall have the right, at any time within 90 days following the occurrence of such Special Event, to prepay this Security in whole (but not in part) at the Special Event Prepayment Price. "Special Event Prepayment Price" shall mean, with respect to any prepayment of this Security following a Special Event, an amount in cash equal to the Make Whole Amount. The "Make Whole Amount" shall mean an amount equal to the greater of (i) 100% of the principal amount to be prepaid or (ii) the sum, as determined by a Quotation Agent, of the present values of remaining scheduled payments of principal and interest hereon, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (i) and (ii), any accrued and unpaid interest (including Compounded Interest and Additional Sums, if any) to the date of such prepayment.

          In addition, the Corporation shall have the right to prepay this Security, in whole or in part, at any time on or after the Initial Optional Prepayment Date (an "Optional Prepayment"), at the prepayment prices set forth below (expressed as a percentage of the outstanding principal amout to be redeemed) plus, in each case, accrued and unpaid interest (including Additional Sums and Compounded Interest, if any) to the applicable date of prepayment (the "Optional Prepayment Price"), if prepaid during the 12-month period beginning February 15 of the years indicated below.

                                       Percentage
            Year                      of Principal
     -----------------                ------------

     2008                               104.335%
     2009                               103.902%
     2010                               103.468%
     2011                               103.035%
     2012                               102.601%
     2013                               102.168%
     2014                               101.734%
     2015                               101.301%
     2016                               100.867%
     2017                               100.434%
     2018 and thereafter                100.000%

          The Optional Prepayment Price or the Special Event Prepayment Price, as the case requires, shall be paid prior to 12:00 noon, New York City time, on the date of such prepayment or at such earlier time as the Corporation determines, provided, that the Corporation shall deposit with the
                        --------
Debenture Trustee an amount sufficient to pay the applicable Prepayment Price by 10:00 a.m., New York City time, on the date such Prepayment Price is to be paid. Any prepayment pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days' prior written notice.

          If the Securities are only partially prepaid by the Corporation pursuant to an Optional Prepayment, the particular Securities to be prepaid shall be selected on a pro rata basis from the outstanding Securities not previously called for prepayment; provided, however, that with respect to
                                  --------  -------
Securityholders that would be required to hold Securities with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of such pro rata prepayment, the Corporation shall prepay Securities of each such Securityholder so that after such prepayment such Securityholder shall hold Securities either with an aggregate principal amount of at least $100,000 or such Securityholder no longer holds any Securities and shall use such method (including, without limitation, by lot) as the Corporation shall deem fair and appropriate; provided, further, that
                                                    --------  -------
any such proration may be made on the basis of the aggregate principal amount of Securities held by each Securityholder thereof and may be made by making such adjustments as the Corporation deems fair and appropriate in order that only Securities in denominations of $1,000 or integral multiples thereof shall be prepaid. In the event of prepayment of this Security in part only, a new Security or Securities for the portion hereof that has not been prepaid will be issued in the name of the holder hereof upon the cancellation hereof.

          Notwithstanding the foregoing, any prepayment of Securities by the Corporation shall be subject to the receipt of any and all required regulatory approvals.

          In case an Event of Default shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Securities at the time outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall,
            --------  -------
without the consent of each holder of Securities then outstanding and affected thereby, (i) change the Maturity Date of any Securities, or reduce the rate or extend the time of payment of interest thereon (subject to
Article XVI of the Indenture), or reduce the principal amount thereof, or change any of the prepayment provisions or make the principal thereof or any interest or premium thereon payable in any coin or currency other than U.S. dollars, or impair or affect the right of any holder of Securities to insti-tute suit for payment thereof, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supple-mental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities at the time outstanding affected thereby, on behalf of all of the holders of the Securities, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities or a default in respect of any covenant or provision under which the Indenture cannot be modified or amended without the consent of each holder of Securi-ties then outstanding. Any such consent or waiver by the holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) on this Security at the time and place and at the rate and in the money herein prescribed.

          So long as no Event of Default shall have occurred and be continuing, the Corporation shall have the right, at any time and from time to time during the term of the Securities, to defer payments of interest by extending the interest payment period of such Securities for a period not
(i) exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such extension period, (ii) extending beyond the Maturity Date of the Securities (an "Extended Interest Payment Period") or
(iii) ending on a date other than an Interest Payment Date, at the end of which period the Corporation shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Securities to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Corporation may further defer payments of interest by further extending such Extended Interest Payment Period, provided that such Extended Interest
                                       --------
Payment Period, together with all such previous and further extensions within such Extended Interest Payment Period, (i) shall not exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extended Interest Payment Period, (ii) shall not end on any date other than an Interest Payment Date, and (iii) shall not extend beyond the Maturity Date of the Securities. Upon the termination of any such Extended Interest Payment Period and the payment of all accrued and unpaid interest and any additional amounts then due, the Corporation may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Corporation may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

          The Corporation has agreed that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liqui-dation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities (including other Debentures) of the Corporation that rank pari passu with or junior in right of payment to the Securities or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Securities (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Capital Securities Guarantee, as defined in the Indenture, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would constitute, an Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Securities are held by the Property Trustee of Signal Capital Trust I, the Corporation shall be in default with respect to its payment of any obligations under the Capital Securities Guarantee or (3) the Corporation shall have given notice of its election to exercise its right to commence an Extended Interest Payment Period, and shall not have rescinded such Notice, and such Extended Interest Payment Period or any extension thereof shall have commenced and be continuing.

          Subject to (i) the receipt of any and all required regulatory approvals and (ii) the receipt of an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities, the Corporation will have the right at any time to liquidate the Trust and cause the Securities to be distributed to the holders of the Trust Securities in liquidation of the Trust.

          The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to the transfer restrictions limitations as may be contained herein and therein from time to time, this Security is transferable by the holder hereof on the Security Register of the Corporation, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in Milwaukee, Wisconsin accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation or the Debenture Trustee duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Security, the Corporation, the Debenture Trustee, any authenticating agent, any paying agent, any transfer agent and the security registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the security registrar for the Securities) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the Indenture) interest due hereon and for all other purposes, and neither the Corporation nor the Debenture Trustee nor any authenticating agent nor any paying agent nor any transfer agent nor any security registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, employee, officer or director, past, present or future, as such, of the Corporation or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          All terms used but not defined in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

                                                                  EXHIBIT 4.3
                                                                  -----------

                             CERTIFICATE OF TRUST


                                      OF
                            SIGNAL CAPITAL TRUST I


          THIS CERTIFICATE OF TRUST of Signal Capital Trust I (the "Trust"), dated as of February 4, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).
                       -------               -- ---

          (i)  Name.  The name of the business trust being formed hereby
               ----
is Signal Capital Trust I.

          (ii) Delaware Trustee.  The name and business address of the
               ----------------
trustee of the Trust with a principal place of business in the State of Delaware are Delaware Trust Capital Management, Inc., Corporate Trust Dept., 5-4-82-12, 3 Beaver Valley Road, Wilmington, Delaware 19803.

         (iii) Effective Date.  This Certificate of Trust shall be effective
               --------------
as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

     FIRSTAR TRUST COMPANY,
          not in its individual capacity but solely as trustee


     By:         /s/ Charles F. Pedersen
          ---------------------------------
          Name:     Charles F. Pedersen
          Title:    Assistant Vice President

     DELAWARE TRUST CAPITAL MANAGEMENT, INC., not in its individual capacity but solely as trustee


     By:       /s/ Richard N. Smith
          --------------------------------
          Name:     Richard N. Smith
          Title:    Vice President


                 /s/ Jon W. Park
     -------------------------------------
          JON W. PARK,
          not in his individual capacity but solely as trustee



                                                                  EXHIBIT 4.4
                                                                  -----------

                             DECLARATION OF TRUST
                                      OF
                            SIGNAL CAPITAL TRUST I

     THIS DECLARATION OF TRUST, dated as of February 4, 1998 (this "Declaration"), is by and among FirstFederal Financial Services Corp., an Ohio corporation, as sponsor (the "Sponsor"), and Firstar Trust Company, a Wisconsin banking corporation, as trustee, Delaware Trust Capital Management, Inc., a Delaware banking corporation, as trustee, and Jon W. Park, as trustee (collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "Signal Capital Trust I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust
      -------                  -- ---
Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration, satisfactory to each such party and having substantially the terms described in the Offering Memorandum (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4.  The Sponsor, as the sponsor of the Trust, is hereby authorized
(i) to prepare and distribute one or more offering memoranda on behalf of the Trust, including any necessary or desirable amendments thereto (including any exhibits contained therein or forming a part thereof), relating to the Capital Securities and Common Securities of the Trust and certain other securities (each an "Offering Memorandum"); (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under, or obtain for the Capital Securities an exemption from, the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to execute, deliver and perform on behalf of the Trust such underwriting or purchase agreements with one or more underwriters, purchasers or agents relating to the offering of the Capital Securities as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities and Common Securities of the Trust; and (v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. If any filing referred to in clauses
(ii) and (iv) above is required by law or by the rules and regulations of any applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by law or by the rules and regulations of any applicable governmental agency, self-regulatory organization or other person or organization.

     5.   This Declaration may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be three and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

     7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

     FIRSTFEDERAL FINANCIAL SERVICES CORP.,
          as Sponsor


     By:             /s/ Gary G. Clark
          ---------------------------------------------------
          Name:     Gary G. Clark
          Title:    Chairman and Chief Executive Officer

     FIRSTAR TRUST COMPANY,
          not in its individual capacity
          but solely as trustee of the Trust


     By:             /s/ Charles F. Pedersen
          --------------------------------------------------
          Name:     Charles F. Pedersen
          Title:    Assistant Vice President

     By:             /s/ Yvonne Siira
          -----------------------------------------------------
          Name:     Yvonne Siira
          Title:    Assistant Secretary

     DELAWARE TRUST CAPITAL MANAGEMENT, INC.
          not in its individual capacity
          but solely as trustee of the Trust


     By:             /s/ Richard N. Smith
          --------------------------------------------------
          Name:     Richard N. Smith
          Title:    Vice President


                       /s/ Jon W. Park
     -------------------------------------------------
     JON W. PARK,
          not in his individual capacity
          but solely as trustee of the Trust





                                                                  EXHIBIT 4.5
                                                                  -----------



=============================================================================








                       AMENDED AND RESTATED DECLARATION

                                   OF TRUST

                                      OF

                            SIGNAL CAPITAL TRUST I


                        Dated as of February 13, 1998







=============================================================================








                              TABLE OF CONTENTS
                              -----------------
                                                                         Page
                                                                         ----

                                  ARTICLE I
                        INTERPRETATION AND DEFINITIONS

     SECTION 1.1    Definitions . . . . . . . . . . . . . . . . . . . . .   2

                                  ARTICLE II
                             TRUST INDENTURE ACT

     SECTION 2.1    Trust Indenture Act; Application  . . . . . . . . . .  11
     SECTION 2.2    Lists of Holders of Securities  . . . . . . . . . . .  11
     SECTION 2.3    Reports by the Property Trustee . . . . . . . . . . .  12
     SECTION 2.4    Periodic Reports to Property Trustee  . . . . . . . .  12
     SECTION 2.5    Evidence of Compliance with Conditions Precedent  . .  12
     SECTION 2.6    Events of Default; Waiver . . . . . . . . . . . . . .  12
     SECTION 2.7    Default; Notice . . . . . . . . . . . . . . . . . . .  14

                                 ARTICLE III
                                 ORGANIZATION

     SECTION 3.1    Name  . . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 3.2    Office  . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 3.3    Purpose . . . . . . . . . . . . . . . . . . . . . . .  15
     SECTION 3.4    Authority . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 3.5    Title to Property of the Trust  . . . . . . . . . . .  16
     SECTION 3.6    Powers and Duties of the Administrative
                    Trustees  . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 3.7    Prohibition of Actions by the Trust and the Trust-
                    ees . . . . . . . . . . . . . . . . . . . . . . . . .  20
     SECTION 3.8    Powers and Duties of the Property       Trustee . . .  21
     SECTION 3.9    Certain Duties and Responsibilities of the Property
                    Trustee . . . . . . . . . . . . . . . . . . . . . . .  23
     SECTION 3.10   Certain Rights of Property Trustee  . . . . . . . . .  25
     SECTION 3.11   Delaware Trustee  . . . . . . . . . . . . . . . . . .  28
     SECTION 3.12   Execution of Documents  . . . . . . . . . . . . . . .  28
     SECTION 3.13   Not Responsible for Recitals or Issuance of Securi-
                    ties  . . . . . . . . . . . . . . . . . . . . . . . .  28
     SECTION 3.14   Duration of Trust . . . . . . . . . . . . . . . . . .  29
     SECTION 3.15   Mergers . . . . . . . . . . . . . . . . . . . . . . .  29

                                  ARTICLE IV
                                   SPONSOR

     SECTION 4.1    Sponsor's Purchase of Common Securities . . . . . . .  31
     SECTION 4.2    Responsibilities of the Sponsor . . . . . . . . . . .  31
     SECTION 4.3    Right to Proceed  . . . . . . . . . . . . . . . . . .  32
     SECTION 4.4    Right to Terminate Trust  . . . . . . . . . . . . . .  32


                                  ARTICLE V
                                   TRUSTEES

     SECTION 5.1    Number of Trustees; Appointment of
                    Co-Trustee  . . . . . . . . . . . . . . . . . . . . .  32
     SECTION 5.2    Delaware Trustee  . . . . . . . . . . . . . . . . . .  33
     SECTION 5.3    Property Trustee; Eligibility . . . . . . . . . . . .  34
     SECTION 5.4    Certain Qualifications of Administrative Trustees
                    and Delaware Trustee Generally  . . . . . . . . . . .  35
     SECTION 5.5    Administrative Trustees . . . . . . . . . . . . . . .  35
     SECTION 5.6    Appointment, Removal and Resignation of Trustees  . .  36
     SECTION 5.7    Vacancies among Trustees  . . . . . . . . . . . . . .  38
     SECTION 5.8    Effect of Vacancies . . . . . . . . . . . . . . . . .  38
     SECTION 5.9    Meetings  . . . . . . . . . . . . . . . . . . . . . .  38
     SECTION 5.10   Delegation of Power . . . . . . . . . . . . . . . . .  39
     SECTION 5.11   Merger, Conversion, Consolidation or Succession to
                    Business  . . . . . . . . . . . . . . . . . . . . . .  39

                                  ARTICLE VI
                                DISTRIBUTIONS

     SECTION 6.1    Distributions . . . . . . . . . . . . . . . . . . . .  40

                                 ARTICLE VII
                            ISSUANCE OF SECURITIES

     SECTION 7.1    General Provisions Regarding Securities . . . . . . .  40
     SECTION 7.2    Execution and Authentication  . . . . . . . . . . . .  41
     SECTION 7.3    Form and Dating . . . . . . . . . . . . . . . . . . .  42
     SECTION 7.4    Registrar, Paying Agent and Exchange         Agent  .  44
     SECTION 7.5    Paying Agent to Hold Money in Trust . . . . . . . . .  44
     SECTION 7.6    Replacement Securities  . . . . . . . . . . . . . . .  45
     SECTION 7.7    Outstanding Capital Securities  . . . . . . . . . . .  45
     SECTION 7.8    Capital Securities in Treasury  . . . . . . . . . . .  45
     SECTION 7.9    Temporary Securities  . . . . . . . . . . . . . . . .  46
     SECTION 7.10   Cancellation  . . . . . . . . . . . . . . . . . . . .  47

                                 ARTICLE VIII
                             TERMINATION OF TRUST

     SECTION 8.1    Termination of Trust  . . . . . . . . . . . . . . . .  47

                                  ARTICLE IX
                            TRANSFER OF INTERESTS

     SECTION 9.1    Transfer of Securities  . . . . . . . . . . . . . . .  48
     SECTION 9.2    Transfer Procedures and Restrictions  . . . . . . . .  49
     SECTION 9.3    Deemed Security Holders . . . . . . . . . . . . . . .  59
     SECTION 9.4    Book-Entry Interests  . . . . . . . . . . . . . . . .  60
     SECTION 9.5    Notices to Clearing Agency  . . . . . . . . . . . . .  61
     SECTION 9.6    Appointment of Successor Clearing Agency  . . . . . .  61

                                  ARTICLE X
                          LIMITATION OF LIABILITY OF
                  HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

     SECTION 10.1   Liability . . . . . . . . . . . . . . . . . . . . . .  61
     SECTION 10.2   Exculpation . . . . . . . . . . . . . . . . . . . . .  61
     SECTION 10.3   Fiduciary Duty  . . . . . . . . . . . . . . . . . . .  62
     SECTION 10.4   Indemnification . . . . . . . . . . . . . . . . . . .  63
     SECTION 10.5   Outside Businesses  . . . . . . . . . . . . . . . . .  67

                                  ARTICLE XI
                                  ACCOUNTING

     SECTION 11.1   Fiscal Year . . . . . . . . . . . . . . . . . . . . .  67
     SECTION 11.2   Certain Accounting Matters  . . . . . . . . . . . . .  67
     SECTION 11.3   Banking . . . . . . . . . . . . . . . . . . . . . . .  68
     SECTION 11.4   Withholding . . . . . . . . . . . . . . . . . . . . .  68

                                 ARTICLE XII
                           AMENDMENTS AND MEETINGS

     SECTION 12.1   Amendments  . . . . . . . . . . . . . . . . . . . . .  69
     SECTION 12.2   Meetings of the Holders; Action by Written Consent  .  71

                                 ARTICLE XIII
                     REPRESENTATIONS OF PROPERTY TRUSTEE
                             AND DELAWARE TRUSTEE

     SECTION 13.1   Representations and Warranties of Property Trustee  .  73
     SECTION 13.2   Representations and Warranties of Delaware Trustee  .  73

                                 ARTICLE XIV
                             REGISTRATION RIGHTS

     SECTION 14.1   Registration Rights Agreement; Liquidated Damages . .  74

                                  ARTICLE XV
                                MISCELLANEOUS

     SECTION 15.1   Notices . . . . . . . . . . . . . . . . . . . . . . .  75
     SECTION 15.2   Governing Law . . . . . . . . . . . . . . . . . . . .  76
     SECTION 15.3   Intention of the Parties  . . . . . . . . . . . . . .  76
     SECTION 15.4   Headings  . . . . . . . . . . . . . . . . . . . . . .  77
     SECTION 15.5   Successors and Assigns  . . . . . . . . . . . . . . .  77
     SECTION 15.6   Partial Enforceability  . . . . . . . . . . . . . . .  77
     SECTION 15.7   Counterparts  . . . . . . . . . . . . . . . . . . . .  77


ANNEX I        TERMS OF SECURITIES  . . . . . . . . . . . . . . . . . . . I-1
EXHIBIT A-1    FORM OF CAPITAL SECURITY CERTIFICATE . . . . . . . . . .  A1-1
EXHIBIT A-2    FORM OF COMMON SECURITY CERTIFICATE  . . . . . . . . . .  A2-1




                            CROSS-REFERENCE TABLE*


     Section of
Trust Indenture Act                       Section of
of 1939, as amended                       Declaration
-------------------                       -----------

310(a)............................         5.3
310(b)............................         5.3(c), 5.3(d)
311(a)............................         2.2(b)
311(b)............................         2.2(b)
312(a)............................         2.2(a)
312(b)............................         2.2(b)
313...............................         2.3
314(a)............................         2.4; 3.6(j)
314(c)............................         2.5
315(a)............................         3.9
315(b)............................         2.7(a)
315(c)............................         3.9(a)
315(d)............................         3.9(b)
316(a)............................         2.6
316(c)............................         3.6(e)
317(a)............................         3.8(e); 3.8(h)
317(b)............................         3.8(i); 7.5
_______________

* This Cross-Reference Table does not constitute part of this Declaration and shall not affect the interpretation of any of its terms or provisions.




                             AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      OF
                            SIGNAL CAPITAL TRUST I

                        Dated as of February 13, 1998


          AMENDED AND RESTATED DECLARATION OF TRUST ("Declaration") dated and effective as of February 13, 1998, by the Trustees (as defined herein), the Sponsor (as defined herein) and by the holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to this Declaration;

          WHEREAS, certain of the Trustees and the Sponsor established Signal Capital Trust I (the "Trust"), a trust created under the Delaware Business Trust Act pursuant to a Declaration of Trust dated as of February 4, 1998 (the "Original Declaration"), and a Certificate of Trust filed with the Secretary of State of the State of Delaware on February 4, 1998, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust, investing the proceeds thereof in certain Debentures of the Debenture Issuer (each as hereinafter defined), and engaging in only those activities necessary, advisable or incidental thereto;

          WHEREAS, prior to the date hereof, no interests in the Trust have been issued;

          WHEREAS, all of the Trustees and the Sponsor, by this Declaration, amend and restate each and every term and provision of the Original Declaration; and

          NOW, THEREFORE, it being the intention of the parties hereto to continue the Trust as a business trust under the Business Trust Act and that this Declaration constitute the governing instrument of such business trust, the Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests in the assets of the Trust issued hereunder, subject to the provisions of this Declaration and, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                                  ARTICLE I
                        INTERPRETATION AND DEFINITIONS

SECTION 1.1    Definitions.
               -----------

          Unless the context otherwise requires:

          (a) capitalized terms used in this Declaration but not defined in the preamble above or elsewhere herein have the respective meanings as-signed to them in this Section 1.1;

          (b) a term defined anywhere in this Declaration has the same meaning throughout;

          (c) all references to "the Declaration" or "this Declaration" are to this Declaration and each Annex and Exhibit hereto, as modified, supplemented or amended from time to time;

          (d) all references in this Declaration to Articles and Sections and Annexes and Exhibits are to Articles and Sections of and Annexes and Exhibits to this Declaration unless otherwise specified;

          (e) a term defined in the Trust Indenture Act has the same meaning when used in this Declaration unless otherwise defined in this Declaration or unless the context otherwise requires;

          (f) a term defined in the Indenture (as defined herein) has the same meaning when used in this Declaration unless otherwise defined in this Declaration or the context otherwise requires; and

          (g) a reference to the singular includes the plural and vice versa.

          "Administrative Trustee" has the meaning set forth in Section 5.1.
           ----------------------

          "Affiliate" has the same meaning as given to that term in Rule
           ---------
405 under the Securities Act or any successor rule thereunder.

          "Agent" means any Paying Agent, Registrar or Exchange Agent.
           -----

          "Authorized Officer" of a Person means any other Person that is
           ------------------
authorized to legally bind such former Person.

          "Book-Entry Interest" means a beneficial interest in the Global
           -------------------
Capital Security registered in the name of a Clearing Agency or its nominee, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 9.4.

          "Business Day" means any day other than a Saturday or a Sunday
           ------------
or a day on which banking institutions in New York, New York, Wilmington, Delaware, Milwaukee, Wisconsin and Wooster, Ohio are authorized or required by law or executive order to remain closed.

          "Business Trust Act" means Chapter 38 of Title 12 of the
           ------------------
Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended
                                         -- ----
from time to time, or any successor legislation.

          "Capital Security Beneficial Owner" means, with respect to a
           ---------------------------------
Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

          "Capital Security Certificate" has the meaning set forth in
           ----------------------------
Section 9.4.

          "Capital Securities" means, collectively, the Series A Capital
           ------------------
Securities and the Series B Capital Securities.

          "Capital Securities Guarantee" means, collectively, the Series A
           ----------------------------
Capital Securities Guarantee and the Series B Capital Securities Guarantee.

          "Clearing Agency" means an organization registered as a
           ---------------
"Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Capital Securities and in whose name or in the name of a nominee of that organization shall be registered a global certificate and which shall undertake to effect book entry transfers and pledges of the Capital Securities.

          "Clearing Agency Participant" means a broker, dealer, bank,
           ---------------------------
other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Time" means the "Closing Time" as defined in the Pur
           ------------
chase Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from
           ----
time to time, or any successor legislation.

          "Commission" means the United States Securities and Exchange
           ----------
Commission as from time to time constituted, or if at any time after the execution of this Declaration such Commission is not existing and performing the duties now assigned to it under applicable federal securities laws, then the body performing such duties at such time.

          "Common Securities" has the meaning specified in Section 7.1(a).
           -----------------

          "Common Securities Guarantee" means the Common Securities
           ---------------------------
Guarantee Agreement, dated as of the Closing Time, of FirstFederal Financial Services Corp., in respect of the Common Securities.

          "Common Securities Subscription Agreement" means the Common
           ----------------------------------------
Securities Subscription Agreement, dated as of the Closing Time, between the Trust and the FirstFederal Financial Services Corp., relating to the Common Securities.

          "Company Indemnified Person" means (a) any Administrative
           --------------------------
Trustee; (b) any Affiliate of any Administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee; or (d) any officer, employee or agent of the Trust or its Affiliates.

          "Corporate Trust Office" means the office of the Property
           ----------------------
Trustee at which the corporate trust business of the Property Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Declaration is located at 1555 North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin 53212.

          "Covered Person" means: (a) any officer, director, shareholder,
           --------------
partner, member, representative, employee or agent of (i) the Trust or (ii) the Trust's Affiliates; and (b) any Holder of Securities.

          "Debenture Issuer" means FirstFederal Financial Services Corp.,
           ----------------
an Ohio corporation, or any successor entity resulting from any consoli-dation, amalgamation, merger or other business combination, in its capacity as issuer of the Debentures under the Indenture.

          "Debenture Subscription Agreement" means the Debenture
           --------------------------------
Subscription Agreement, dated as of the Closing Time, between the Debenture Issuer and the Trust in respect of the Series A Debentures.

          "Debenture Trustee" means Firstar Trust Company, a Wisconsin
           -----------------
banking corporation, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

          "Debentures" means, collectively, the Series A Debentures and
           ----------
the Series B Debentures.

          "Default" means an event, act or condition that with notice or
           -------
lapse of time, or both, would constitute an Event of Default.

          "Definitive Capital Securities" has the meaning set forth in
           -----------------------------
Section 7.3(c).

          "Delaware Trustee" has the meaning set forth in Section 5.1.
           ----------------

          "Direct Action" has the meaning set forth in Section 3.8(e).
           -------------

          "Distribution" means a distribution payable to Holders in
           ------------
accordance with Section 6.1.

          "DTC" means The Depository Trust Company, the initial Clearing
           ---
Agency.

          "Event of Default" in respect of the Securities means an Event
           ----------------
of Default (as defined in the Indenture) that has occurred and is continuing in respect of the Debentures.

          "Exchange Act" means the Securities Exchange Act of 1934, as
           ------------
amended from time to time, or any successor legislation.

          "Exchange Agent" has the meaning set forth in Section 7.4.
           --------------

          "Exchange Offer" means the offer that may be made pursuant to
           --------------
the Registration Rights Agreement (i) by the Trust to exchange Series B Capital Securities for Series A Capital Securities and (ii) by the Debenture Issuer to exchange Series B Debentures for Series A Debentures and to execute the Series B Capital Securities Guarantee in respect of the Series B Capital Securities.

          "Federal Reserve Board" means the Board of Governors of the
           ---------------------
Federal Reserve System.

          "Fiduciary Indemnified Person" has the meaning set forth in
           ----------------------------
Section 10.4(b).

          "Fiscal Year" has the meaning set forth in Section 11.1.
           -----------

          "Global Capital Security" has the meaning set forth in Section
           -----------------------
7.3(a).

          "Holder" means a Person in whose name a Security or Successor
           ------
Security is registered, such Person being a beneficial owner within the meaning of the Business Trust Act.

          "Indemnified Person" means a Company Indemnified Person or a
           ------------------
Fiduciary Indemnified Person.

          "Indenture" means the Indenture, dated as of the Closing Time,
           ---------
between the Debenture Issuer and the Debenture Trustee, as amended from time to time.

          "Initial Optional Redemption Date" has the meaning set forth in
           --------------------------------
Section 4(b) of Annex I hereto.

          "Investment Company" means an investment company as defined in
           ------------------
the Investment Company Act.

          "Investment Company Act"  means the Investment Company Act of
           ----------------------
1940, as amended from time to time, or any successor legislation.

          "Legal Action" has the meaning set forth in Section 3.6(g).
           ------------

          "Like Amount" has the meaning set forth in Section 3 of Annex I
           -----------
hereto.

          "Liquidated Damages Agreement" means the Liquidated Damages
           ----------------------------
Agreement, dated as of February 10, 1998, by and among the Debenture Issuer, the Trust and the Initial Purchaser named therein, as amended from time to time.

          "List of Holders" has the meaning set forth in Section 2.2(a).
           ---------------

          "Majority in liquidation amount" means, with respect to the
           ------------------------------
Trust Securities, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holders of outstanding Trust Securities voting together as a single class or, as the context may require, Holders of out-standing Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

          "Offering Memorandum" has the meaning set forth in Section
           -------------------
3.6(b)(i).

          "Officers' Certificate" means, with respect to any Person, a
           ---------------------
certificate signed by the Chairman, the Chief Executive Officer, the President, an Executive or Senior Vice President, a Vice President, the Chief Financial Officer, the Secretary or an Assistant Secretary. Any Officers' Certificate delivered by the Trust shall be signed by at least one Adminis-trative Trustee. Any Officers' Certificate delivered with respect to compli-ance with a condition or covenant provided for in this Declaration shall include:

          (a) a statement that each officer signing the Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may
           ------------------
be an employee of the Sponsor, and who shall be acceptable to the Property Trustee.

          "Participants" has the meaning specified in Section 7.3(b).
           ------------

          "Paying Agent" has the meaning specified in Section 7.4.
           ------------

          "Payment Amount" has the meaning specified in Section 6.1.
           --------------

          "Person" means a legal person, including any individual,
           ------
corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "PORTAL" has the meaning set forth in Section 3.6(b)(iii).
           ------

          "Property Trustee" has the meaning set forth in Section 5.3(a).
           ----------------

          "Property Trustee Account" has the meaning set forth in Section
           ------------------------
3.8(c)(i).

          "Purchase Agreement" means the Purchase Agreement, dated
           ------------------
February 10, 1998, by and among the Trust, the Debenture Issuer and the Initial Purchaser named therein.

          "QIBs" shall mean qualified institutional buyers as defined in
           ----
Rule 144A.

          "Quorum" means a majority of the Administrative Trustees or, if
           ------
there are only two Administrative Trustees, both of them.

          "Registrar" has the meaning set forth in Section 7.4.
           ---------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of February 10, 1998, by and among the Trust, the Debenture Issuer and the Initial Purchaser named therein, as amended from time to time.

          "Registration Statement" has the meaning set forth in the
           ----------------------
Registration Rights Agreement.

          "Regulatory Capital Event" has the meaning set forth in Section
           ------------------------
4(c) of Annex I hereto.

          "Related Party" means, with respect to the Sponsor, any direct
           -------------
or indirect wholly owned subsidiary of the Sponsor or any other Person that owns, directly or indirectly, 100% of the outstanding voting securities of the Sponsor.

          "Responsible Officer" means any officer within the Corporate
           -------------------
Trust Office of the Property Trustee with direct responsibility for the administration of this Declaration and also means, with respect to a particu-lar corporate trust matter, any other officer of the Property Trustee to whom such matter is referred because of that officer's knowledge of and familiari-ty with the particular subject.

          "Restricted Definitive Capital Securities" has the meaning set
           ----------------------------------------
forth in Section 7.3(c).

          "Restricted Capital Security" means a Capital Security required
           ---------------------------
by Section 9.2 to contain a Restricted Securities Legend.

          "Restricted Securities Legend" has the meaning set forth in
           ----------------------------
Section 9.2(i).

          "Rule 3a-5" means Rule 3a-5 under the Investment Company Act, or
           ---------
any successor rule or regulation.

          "Rule 144" means Rule 144 under the Securities Act, as such rule
           --------
may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Rule 144A" means Rule 144A under the Securities Act, as such
           ---------
rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          "Securities" or "Trust Securities" means the Common Securities
           ----------      ----------------
and the Capital Securities.

          "Securities Act" means the Securities Act of 1933, as amended
           --------------
from time to time, or any successor legislation.

          "Securities Guarantees" means the Common Securities Guarantee
           ---------------------
and the Capital Securities Guarantee.

          "Series A Capital Securities" has the meaning specified in
           ---------------------------
Section 7.1(a).

          "Series A Capital Securities Guarantee" means the Series A
           -------------------------------------
Capital Securities Guarantee Agreement, dated as of the Closing Time, by FirstFederal Financial Services Corp., in respect of the Series A Capital Securities.

          "Series A Debentures" means the 8.67% Junior Subordinated
           -------------------
Deferrable Interest Debentures due February 15, 2028, Series A, of the Deben-ture Issuer issued pursuant to the Indenture.

          "Series B Capital Securities" has the meaning specified in
           ---------------------------
Section 7.1(a).

          "Series B Capital Securities Guarantee" means the Series B
           -------------------------------------
Capital Securities Guarantee Agreement to be entered into in connection with the Exchange Offer by FirstFederal Financial Services Corp., in respect of the Series B Capital Securities.

          "Series B Debentures" means the 8.67% Junior Subordinated
           -------------------
Deferrable Interest Debentures due February 15, 2028, Series B, of the Deben-ture Issuer to be issued pursuant to the Indenture in connection with the Exchange Offer.

          "Special Event" has the meaning set forth in Section 4(c) of
           -------------
Annex I hereto.

          "Special Event Redemption Price" has the meaning set forth in
           ------------------------------
Section 4(c) of Annex I hereto.

          "Sponsor" means FirstFederal Financial Services Corp., an Ohio
           -------
corporation, or any successor entity resulting from any merger, consolida-tion, amalgamation or other business combination, in its capacity as sponsor of the Trust.

          "Successor Delaware Trustee" has the meaning set forth in
           --------------------------
Section 5.6(b)(ii).

          "Successor Entity" has the meaning set forth in Section
           ----------------
3.15(b)(i).

          "Successor Property Trustee" has the meaning set forth in
           --------------------------
Section 3.8(f)(ii).

          "Successor Securities" has the meaning set forth in Section
           --------------------
3.15(b)(i).

          "Super Majority" has the meaning set forth in Section
           --------------
2.6(a)(ii).

          "Tax Event" has the meaning set forth in Section 4(c) of Annex I
           ---------
hereto.

          "10% in liquidation amount" means, with respect to the Trust
           -------------------------
Securities, except as provided in the terms of the Capital Securities or by the Trust Indenture Act, Holders of outstanding Trust Securities voting together as a single class or, as the context may require, Holders of out-standing Capital Securities or Holders of outstanding Common Securities voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Securities of the relevant class.

          "Treasury Regulations" means the income tax regulations,
           --------------------
including temporary and proposed regulations, promulgated under the Code by the United States Treasury, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as
           -------------------
amended from time to time, or any successor legislation.

          "Trustee" or "Trustees" means each Person who has signed this
           -------      --------
Declaration as a trustee, so long as such Person shall continue as a trustee of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as Trustees in accordance with the provisions hereof, and references herein to a Trustee or the Trustees shall refer to such Person or Persons solely in their capacity as trustees hereunder.

          "Trust Property" means (a) the Debentures, (b) any cash on
           --------------
deposit in, or owing to the Property Trustee Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to this Declaration.

          "Unrestricted Global Capital Security" has the meaning set forth
           ------------------------------------
in Section 9.2(b).


                                  ARTICLE II
                             TRUST INDENTURE ACT

SECTION 2.1    Trust Indenture Act; Application.
               --------------------------------

          (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration in order for this Declaration to be qualified under the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

          (c) If and to the extent that any provision of this Declaration limits, qualifies or conflicts with the duties imposed by SectionSection 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

SECTION 2.2    Lists of Holders of Securities.
               ------------------------------

          (a) Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide the Property Trustee, unless the Property Trustee is Registrar for the Securities, (i) within 14 days after each record date for payment of Distributions, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such record date, provided that neither the Sponsor nor the
                                  -------- ----
Administrative Trustees on behalf of the Trust shall be obligated to provide such List of Holders at any time that the List of Holders does not differ from the most recent List of Holders given to the Property Trustee by the Sponsor and the Administrative Trustees on behalf of the Trust, and (ii) at any other time, within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Property Trustee. The Property Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in Lists of Holders given to it or which it receives in the capacity as Paying Agent (if acting in such capacity), provided that the
                                                       -------- ----
Property Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Property Trustee shall comply with its obligations under SectionSection 311(a), 311(b) and 312(b) of the Trust Indenture Act.

SECTION 2.3    Reports by the Property Trustee.
               -------------------------------

          Within 60 days after February 15 of each year, commencing February 15, 1999, the Property Trustee shall provide to the Holders of the Capital Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Property Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4    Periodic Reports to Property Trustee.
               ------------------------------------

          Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as are required by Section 314 (if any) of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5    Evidence of Compliance with Conditions Precedent.
               ------------------------------------------------

          Each of the Sponsor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officers' Certificate.

SECTION 2.6    Events of Default; Waiver.
               -------------------------

          (a) The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default in respect of the Capital Securities and its consequences, provided that, if the underlying Event of
                                 -------- ----
Default under the Indenture:

          (i) is not waivable under the Indenture, the Event of Default under the Declaration shall also not be waivable; or

          (ii) requires the consent or vote of greater than a majority in aggregate principal amount of the holders of the Debentures (a "Super Majority") to be waived under the Indenture, the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in aggregate liquidation amount of the Capital Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding.

The foregoing provisions of this Section 2.6(a) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Upon such waiver, any such Default shall cease to exist, and any Event of Default with respect to the Capital Securities arising therefrom shall be deemed to have been cured, for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Default or an Event of Default with respect to the Capital Securities or impair any right consequent thereon. Any waiver by the Holders of the Capital Securities of an Event of Default with respect to the Capital Securities shall also be deemed to constitute a waiver by the Holders of the Common Securities of any such Event of Default with respect to the Common Securities for all purposes of this Declaration without any further act, vote, or consent of the Holders of the Common Securities.

          (b) The Holders of a Majority in liquidation amount of the Common Securities may, by vote, on behalf of the Holders of all of the Common Securities, waive any past Event of Default with respect to the Common Securities and its consequences, provided that, if the underlying Event of
                                 -------- ----
Default under the Indenture:

          (i) is not waivable under the Indenture, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration shall also not be waivable; or

          (ii) requires the consent or vote of a Super Majority to be waived, except where the Holders of the Common Securities are deemed to have waived such Event of Default under the Declaration as provided below in this Section 2.6(b), the Event of Default under the Declaration may only be waived by the vote of the Holders of at least the proportion in aggregate liquidation amount of the Common Securities that the relevant Super Majority represents of the aggregate principal amount of the Debentures outstanding;

provided further, each Holder of Common Securities will be deemed to have
-------- -------
waived any such Event of Default and all Events of Default with respect to the Common Securities and their consequences if all Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated, and until such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the Holders of the Capital Securities and only the Holders of the Capital Securities will have the right to direct the Property Trustee in accordance with the terms of the Securities. The foregoing provisions of this Section 2.6(b) shall be in lieu of SectionSection 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such SectionSection 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act are hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act. Subject to the foregoing provisions of this Section 2.6(b), upon such waiver, any such Default shall cease to exist and any Event of Default with respect to the Common Securities arising therefrom shall be deemed to have been cured for every purpose of this Declaration, but no such waiver shall extend to any subsequent or other Default or Event of Default with respect to the Common Securities or impair any right consequent thereon.

          (c) A waiver of an Event of Default under the Indenture by the Property Trustee, at the direction of the Holders of the Capital Securities, constitutes a waiver of the corresponding Event of Default under this Declaration. The foregoing provisions of this Section 2.6(c) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Declaration and the Securities, as permitted by the Trust Indenture Act.

SECTION 2.7    Default; Notice.
               ---------------

          (a) The Property Trustee shall, within 90 days after a Responsible Officer obtains actual knowledge of the occurrence of a Default with respect to the Securities, transmit by mail, first class postage prepaid, to the Holders, notices of all such Defaults, unless such Defaults have been cured before the giving of such notice or previously waived; provided, however,
                                                       --------  -------
that except in the case of a Default arising from the nonpayment of principal of (or premium, if any) or interest (including Compounded
Interest and Additional Sums (as such terms are defined in the Indenture), if any) or Liquidated Damages (as defined in the Registration Rights Agreement) on any of the Debentures, the Property Trustee shall be protected in withholding such notice if and so long as a Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Property Trustee shall not be deemed to have knowledge of any Default or Event of Default except:

          (i) a Default or Event of Default under Sections 5.01(a) (other than the payment of Compounded Interest, Additional Sums and Liquidated Damages) and 5.01(b) of the Indenture; or

          (ii) any Default or Event of Default as to which the Property Trustee shall have received written notice or of which a Responsible Officer charged with the administration of the Declaration shall have actual knowledge.

          (c) Within ten Business Days after a Responsible Officer obtains actual knowledge of the occurrence of any Event of Default, the Property Trustee shall transmit notice of such Event of Default to the Holders of the Capital Securities, the Administrative Trustees and the Sponsor, unless such Event of Default shall have been cured or waived. The Sponsor and the Administrative Trustees shall file annually with the Property Trustee a cer-tification as to whether or not they are in compliance with all the condi-tions and covenants applicable to them under this Declaration.


                                 ARTICLE III
                                 ORGANIZATION

SECTION 3.1    Name.
               ----

          The Trust is named "Signal Capital Trust I" as such name may be modified from time to time by the Administrative Trustees following written notice to the Delaware Trustee, the Property Trustee and the Holders. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Administrative Trustees.

SECTION 3.2    Office.
               ------

          The address of the principal office of the Trust is c/o
FirstFederal Financial Services Corp., 135 E. Liberty Street, Wooster, Ohio 44691. On ten Business Days' prior written notice to the Delaware Trustee, the Property Trustee and the Holders of Securities, the Administrative Trust-ees may designate another principal office.

SECTION 3.3    Purpose.
               -------

          The exclusive purposes and functions of the Trust are (a) to issue and sell Securities, (b) use the proceeds from the sale of the Securities to acquire the Debentures, and (c) except as otherwise limited herein, to engage in only those other activities necessary, advisable or incidental thereto, including without limitation, those activities specified in Sections 3.6, 3.8, 3.9, 3.10, 3.11 and/or 3.12. The Trust shall not borrow money, issue debt or reinvest proceeds derived from investments, mortgage or pledge any of its assets, or otherwise undertake (or permit to be undertaken) any activity that would cause the Trust not to be classified for United States federal income tax purposes as a grantor trust.

SECTION 3.4    Authority.
               ---------

          Subject to the limitations provided in this Declaration and to the specific duties of the Property Trustee, the Administrative Trustees shall have exclusive and complete authority to carry out the purposes of the Trust. An action taken by one or more of the Administrative Trustees in accordance with their powers shall constitute the act of and serve to bind the Trust and an action taken by the Property Trustee on behalf of the Trust in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustees acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustees to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustees as set forth in this Declaration.

SECTION 3.5    Title to Property of the Trust.
               ------------------------------

          Except as provided in Section 3.8 with respect to the Debentures and the Property Trustee Account or as otherwise provided in this Declaration, legal title to all assets of the Trust shall be vested in the Trust. The Holders shall not have legal title to any part of the assets of the Trust, but shall have an undivided beneficial interest in the assets of the Trust.

SECTION 3.6    Powers and Duties of the Administrative Trustees.
               ------------------------------------------------

          The Administrative Trustees shall have the exclusive power, duty and authority, and are hereby authorized and directed, to cause the Trust to engage in the following activities:

          (a) to execute, enter into and deliver the Common Securities Subscription Agreement and to execute, deliver, issue and sell the Securities in accordance with this Declaration; provided, however, that except as
                                     --------  -------
contemplated in Section 7.1(a), (i) the Trust may issue no more than one series of Capital Securities and no more than one series of Common Securities, (ii) there shall be no interests in the Trust other than the Securities, and (iii) the issuance of Securities shall be limited to a simultaneous issuance of both Capital Securities and Common Securities at the Closing Time;

          (b) in connection with the issue and sale of the Capital Securities and the consummation of the Exchange Offer, at the direction of the Sponsor, to:

          (i) prepare and execute, if necessary, an offering memorandum (the "Offering Memorandum") in preliminary and final form prepared by the Sponsor, in relation to the offering and sale of Series A Capital Secu-rities to QIBs in reliance on Rule 144A and to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and to execute and file with the Commission, at such time as determined by the Sponsor, any Registration Statement, including any amendments thereto, as contemplated by the Registration Rights Agreement;

          (ii) execute and file any documents prepared by the Sponsor, or take any acts as determined by the Sponsor to be necessary in order to qualify or register all or part of the Capital Securities in any State in which the Sponsor has determined to qualify or register such Capital Securities for sale;

          (iii) execute and file an application, prepared by the Sponsor, to permit the Capital Securities to trade or be quoted or listed in or on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market or any other securities exchange, quotation system or the Nasdaq Stock Market's National Market;

          (iv) execute and deliver letters, documents, or instruments with DTC and other Clearing Agencies relating to the Capital Securities;

          (v) if required, execute and file with the Commission a registra-tion statement on Form 8-A, including any amendments thereto, prepared by the Sponsor, relating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, as the case may be; and

          (vi) execute, enter into and deliver the Registration Rights Agreement and the Liquidated Damages Agreement providing for, among other things, the sale and registration of the Capital Securities;

          (c) to execute, enter into and deliver the Debenture Subscription Agreement, to acquire the Series A Debentures with the proceeds of the sale of the Series A Capital Securities and the Common Securities and to exchange the Series A Debentures for a like principal amount of Series B Debentures, pursuant to the Exchange Offer; provided, however, that the Administrative
                                --------  -------
Trustees shall cause legal title to the Debentures to be held of record in the name of the Property Trustee for the benefit of the Holders;

          (d) to give the Sponsor and the Property Trustee prompt written notice of the occurrence of a Special Event;

          (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act, Distributions, voting rights, redemptions and exchanges, and to issue relevant notices to the Holders of Capital Securities and Holders of Common Securities as to such actions and applicable record dates;

          (f) to take all actions and perform such duties as may be required of the Administrative Trustees pursuant to the terms of the Securities;

          (g) to the fullest extent permitted by law, to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Trust ("Legal Action"), unless pursuant to Section 3.8(e), the Property Trustee has the exclusive power to bring such Legal Action;

          (h) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

          (i) to cause the Trust to comply with the Trust's obligations under the Trust Indenture Act;

          (j) to give the certificate required by Section 314(a)(4) of the Trust Indenture Act to the Property Trustee, which certificate may be executed by any Administrative Trustee;

          (k) to incur expenses that are necessary or incidental to carry out any of the purposes of the Trust;

          (l) to act as, or appoint another Person to act as, Registrar and Exchange Agent for the Securities or to appoint a Paying Agent for the Securities as provided in Section 7.4 except for such time as such power to appoint a Paying Agent is vested in the Property Trustee;

          (m) to give prompt written notice to the Property Trustee and to Holders of any notice received from the Debenture Issuer of its election to defer payments of interest on the Debentures by extending the interest payment period under the Indenture;

          (n) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders or to enable the Trust to effect the purposes for which the Trust was created;

          (o) to take any action, not inconsistent with this Declaration or with applicable law, that the Administrative Trustees determine in their discretion to be necessary or desirable in carrying out the activities of the Trust as set out in this Section 3.6, including, but not limited to:

          (i) causing the Trust not to be deemed to be an Investment Company required to be registered under the Investment Company Act;

          (ii) causing the Trust to continue to be classified for United States federal income tax purposes as a grantor trust; and

          (iii) cooperating with the Debenture Issuer to ensure that the Debentures will be treated as indebtedness of the Debenture Issuer for United States federal income tax purposes;

          (p) to take all action necessary to consummate the Exchange Offer or otherwise cause the Capital Securities to be registered pursuant to an effective registration statement in accordance with the provisions of the Registration Rights Agreement;

          (q) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust; and

          (r) to execute and deliver all documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary, advisable or incidental to the foregoing.

          The Administrative Trustees must exercise the powers set forth in this Section 3.6 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and the Administrative Trustees shall not take any action that is inconsistent with the purposes and functions of the Trust set forth in Section 3.3.

          Subject to this Section 3.6, the Administrative Trustees shall have none of the powers or the authority of the Property Trustee set forth in
Section 3.8.

          Any expenses incurred by the Administrative Trustees pursuant to this Section 3.6 shall be reimbursed by the Debenture Issuer.

SECTION 3.7    Prohibition of Actions by the Trust and the Trustees.
               ----------------------------------------------------

          The Trust shall not, and the Trustees (including the Property Trustee and the Delaware Trustee) shall not, and the Administrative Trustees shall cause the Trust not to, engage in any activity other than as required or authorized by this Declaration. The Trust shall not:

          (i) invest any proceeds received by the Trust from holding the Debentures, but shall distribute all such proceeds to Holders pursuant to the terms of this Declaration and of the Securities;

          (ii) acquire any assets other than as expressly provided herein;

          (iii) possess Trust Property for other than a Trust purpose or execute any mortgage in respect of, or pledge, any Trust Property;

          (iv) make any loans or incur any indebtedness other than loans represented by the Debentures;

          (v) possess any power or otherwise act in such a way as to vary the Trust Property or the terms of the Securities in any way whatsoever;

          (vi) issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Se-curities;

          (vii) other than as provided in this Declaration or Annex I hereto, (A) direct the time, method and place of conducting any proceeding with respect to any remedy available to the Debenture Trust-ee, or exercising any trust or power conferred upon the Debenture Trustee with respect to the Debentures, (B) waive any past default that is waivable under the Indenture, or (C) exercise any right to rescind or annul any declaration that the principal of all the Debentures shall be due and payable; or

          (viii) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required unless the Trust shall have received an opinion of independent tax coun-sel experienced in such matters to the effect that such amendment, modi-fication or termination will not cause more than an insubstantial risk that the Trust will not be classified as a grantor trust for United States federal income tax purposes.

SECTION 3.8    Powers and Duties of the Property Trustee.
               -----------------------------------------

          (a) The legal title to the Debentures shall be owned by and held of record in the name of the Property Trustee in trust for the benefit of the Trust and the Holders. The right, title and interest of the Property Trustee to the Debentures shall vest automatically in each Person who may hereafter be appointed as Property Trustee in accordance with Section 5.6. Such vesting and cessation of title shall be effective whether or not conveyancing documents with regard to the Debentures have been executed and delivered.

          (b) The Property Trustee shall not transfer its right, title and interest in the Debentures to the Administrative Trustees or to the Delaware Trustee (if the Property Trustee does not also act as Delaware Trustee).

          (c)  The Property Trustee shall:

          (i) establish and maintain a segregated non-interest bearing trust account (the "Property Trustee Account") in the name of and under the exclusive control of the Property Trustee on behalf of the Holders and, upon the receipt of payments of funds made in respect of the Debentures held by the Property Trustee, deposit such funds into the Property Trustee Account and make payments or cause the Paying Agent to make payments to the Holders from the Property Trustee Account in accordance with Section 6.1; funds in the Property Trustee Account shall be held uninvested until disbursed in accordance with this Declaration; and the Property Trustee Account shall be an account that is maintained with a banking institution the rating on whose long-term unsecured indebtedness by a "nationally recognized statistical rating organization", as that term is defined for purposes of Rule 436(g)(2) under the Securities Act, is at least equal to the rating assigned to the Capital Securities;

          (ii) engage in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Securities to the extent the Debentures are redeemed or mature; and

          (iii) upon written notice of distribution issued by the Admi-nistrative Trustees in accordance with the terms of the Securities, engage in such ministerial activities as shall be necessary or appropri-ate to effect the distribution of the Debentures to Holders upon the oc-currence of certain events.

          (d) The Property Trustee shall take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Declaration and the Securities.

          (e) Subject to Section 3.9(a), the Property Trustee shall take any Legal Action which arises out of or in connection with an Event of Default of which a Responsible Officer has actual knowledge or the Property Trustee's duties and obligations under this Declaration or the Trust Indenture Act and if the Property Trustee shall have failed to take such Legal Action, the Holders of the Capital Securities may take such Legal Action, to the same extent as if such Holders of Capital Securities held an aggregate principal amount of Debentures equal to the aggregate liquidation amount of such Capital Securities, without first proceeding against the Property Trustee or the Trust; provided, however, that if an Event of Default has occurred and is
           --------  -------
continuing and such event is attributable to the failure of the Debenture Issuer to pay the principal of or premium, if any, or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Debentures on the date such principal, premium, if any, or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of Capital Securities may directly institute a proceeding for enforcement of payment to such Holder of the principal of or premium, if any or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such Holder (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Holders of the Common Securities will be subrogated to the rights of such Holder of Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of Capital Securities in such Direct Action. Except as provided in the preceding sentences, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

          (f) The Property Trustee shall continue to serve as a Trustee until either:

          (i) the Trust has been completely liquidated and the proceeds of the liquidation distributed to the Holders pursuant to the terms of the Securities and this Declaration; or

          (ii) a successor Property Trustee has been appointed and has accepted that appointment in accordance with Section 5.6 (a "Successor Property Trustee").

          (g) The Property Trustee shall have the legal power to exercise all of the rights, powers and privileges of a holder of Debentures under the Indenture and, if an Event of Default actually known to a Responsible Officer occurs and is continuing, the Property Trustee shall, for the benefit of Holders, enforce its rights as holder of the Debentures subject to the rights of the Holders pursuant to the terms of this Declaration and the Securities.

          (h) The Property Trustee shall be authorized to undertake any actions set forth in Section 317(a) of the Trust Indenture Act.

          (i) For such time as the Property Trustee is the Paying Agent, the Property Trustee may authorize one or more Persons to act as additional Paying Agents and to pay Distributions, redemption payments or liquidation payments on behalf of the Trust with respect to all Securities and any such Paying Agent shall comply with Section 317(b) of the Trust Indenture Act.
Any such additional Paying Agent may be removed by the Property Trustee at any time the Property Trustee remains as Paying Agent and a successor Paying Agent or additional Paying Agents may be (but are not required to be) ap-pointed at any time by the Property Trustee while the Property Trustee is acting as Paying Agent.

          (j) Subject to this Section 3.8, the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 3.6.

          Notwithstanding anything expressed or implied to the contrary in this Declaration or any Annex or Exhibit hereto, (i) the Property Trustee must exercise the powers set forth in this Section 3.8 in a manner that is consistent with the purposes and functions of the Trust set out in Section 3.3, and (ii) the Property Trustee shall not take any action that is inconsistent with the purposes and functions of the Trust set out in Section 3.3.

SECTION 3.9    Certain Duties and Responsibilities of the Property
               ---------------------------------------------------
               Trustee.
               -------

          (a) The Property Trustee, before the occurrence of any Event of Default (of which, other than in the case of Events of Default under Sections 5.01(a) and 5.01(b) of the Indenture, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing or waiving of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Declaration and in the Securities and no implied covenants shall be read into this Declaration against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) of which a Responsible Officer has actual knowledge, the Property Trustee shall exercise such of the rights and powers vested in it by this Declaration, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) No provision of this Declaration shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of an Event of Default (of which, other than in the case of Events of Default under Sections 5.01(a) and 5.01(b) of the Indenture, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Declaration and in the Securities and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Declaration and in the Securities, and no implied covenants or obligations shall be read into this Declaration against the Property Trustee; and

               (B) in the absence of bad faith on the part of the Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Declaration; provided, however, that in the case of any such
                       --------  -------
          certificates or opinions that by any provision hereof are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Declaration;

          (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Property Trustee was negligent in ascertaining the per-tinent facts;

          (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accor-dance with the direction of the Holders of a Majority in liquidation amount of the Securities relating to the time, method and place of con-ducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Declaration;

          (iv) no provision of this Declaration shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Declaration or indemnity reasonably satisfactory to the Property Trustee against such risk or liability is not reasonably assured to it;

          (v) the Property Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Debentures and the Property Trustee Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Declaration and the Trust Indenture Act;

          (vi) the Property Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Debentures or the payment of any taxes or assessments levied thereon or in connection therewith;

          (vii) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Sponsor. Money held by the Property Trustee need not be segre-gated from other funds held by it except in relation to the Property Trustee Account maintained by the Property Trustee pursuant to Section 3.8(c)(i) and except to the extent otherwise required by law; and

          (viii) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Sponsor with their respective duties under this Declaration, nor shall the Property Trustee be liable for any default or misconduct of the Administrative Trustees or the Sponsor.

SECTION 3.10   Certain Rights of Property Trustee.
               -------------------------------------

          (a)  Subject to the provisions of Section 3.9:

          (i) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (ii) any direction or act of the Sponsor or the Administrative Trustees contemplated by this Declaration may be sufficiently evidenced by an Officers' Certificate;

          (iii) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically pre-scribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Sponsor or the Admi-nistrative Trustees;

          (iv) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any fi-nancing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof;

          (v) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion, such counsel may be counsel to the Sponsor or any of its Affiliates, and may include any of its employees, and the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

          (vi) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any Holder, unless such Holder shall have provided to the Property Trustee security and indemnity, reasonably satisfactory to the Property Trustee, against the costs, expenses (in-cluding reasonable attorneys' fees and expenses and the expenses of the Property Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, in-cluding such reasonable advances as may be requested by the Property Trustee; provided, however, that, nothing contained in this Section 3.10(a)(vi) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default (of which, other than in the case of Events of Default under Sections 5.01(a) and 5.01(b) of the Indenture, a Responsible Officer of the Property Trustee has actual knowledge), of its obligation to exercise the rights and powers vested in it by this Declaration;

          (vii) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (viii) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (ix) any action taken by the Property Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Property Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Property Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Property Trustee's or its agent's taking such action;

          (x) whenever in the administration of this Declaration the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders which instructions may only be given by the Holders of the same proportion in liquidation amount of the Securities as would be entitled to direct the Property Trustee under the terms of the Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in or accordance with such instructions;

          (xi) except as otherwise expressly provided by this Declaration, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration; and

          (xii) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence or willful misconduct, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration.

          (b) No provision of this Declaration shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

SECTION 3.11   Delaware Trustee.
               ----------------

          Notwithstanding any other provision of this Declaration other than
Section 5.2, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsi-bilities of the Trustees described in this Declaration (except as required under the Business Trust Act). Except as set forth in Section 5.2, the Delaware Trustee shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act. In the event the Delaware Trustee shall at any time be required to take any action or perform any duty hereunder, the Delaware Trustee shall be entitled to the benefits of Section 3.9(b)(ii) to (viii), inclusive, and Section 3.10. No implied covenants or obligations shall be read into this Declaration against the Delaware Trustee.

SECTION 3.12   Execution of Documents.
               ----------------------

          Each Administrative Trustee, individually, is authorized to execute and deliver on behalf of the Trust any documents, agreements, instruments or certificates that the Administrative Trustees have the power and authority to execute pursuant to Section 3.6.

SECTION 3.13   Not Responsible for Recitals or Issuance of Securities.
               ------------------------------------------------------

          The recitals contained in this Declaration and the Securities shall be taken as the statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the Trust Property or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration or the Securities.

SECTION 3.14   Duration of Trust.
               -----------------

          The Trust, unless dissolved pursuant to the provisions of Article VIII hereof, shall have existence up to February 15, 2029.

SECTION 3.15   Mergers.
               -------

          (a) The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, except as described in Section 3.15(b) and (c) and except with respect to the distribution of Debentures to Holders pursuant to Section 8.1(a)(iii).

          (b) The Trust may, at the request of the Sponsor, with the consent of the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees and without the consent of the Holders, the Dela-ware Trustee or the Property Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust orga-nized as such under the laws of any State; provided that:
                                           -------- ----

          (i)  such successor entity (the "Successor Entity") either:

               (A) expressly assumes all of the obligations of the Trust under the Securities; or

               (B) substitutes for the Securities other securities having substantially the same terms as the Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise;

          (ii) the Sponsor expressly appoints a trustee of the Successor Entity that possesses the same powers and duties as the Property Trustee with respect to the Debentures;

          (iii) the Successor Securities (excluding any securities substituted for the Common Securities) are listed, quoted or included for trading, or any Successor Securities will be listed, quoted or included for trading upon notification of issuance, on any national securities exchange or with any other organization on which the Capital Securities are then listed, quoted or included;

          (iv) such merger, consolidation, amalgamation, replacement, convey-ance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or the Debentures to be downgraded by any na-tionally recognized statistical rating organization that publishes a rating on the Capital Securities or the Debentures;

          (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including the holders of any Successor Securities) in any material respect (other than with respect to any dilution of the interests of such Holders or holders, as the case may be, in the Successor Entity);

          (vi) the Successor Entity has a purpose substantially identical to that of the Trust;

          (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Sponsor has received an opinion of independent counsel to the Trust experienced in such matters to the effect that:

               (A) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders (including the holders of any Successor Securities) in any material respect (other than with respect to any dilution of the interests of such Holders or holders, as the case may be, in the Successor Entity);

               (B) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the Successor Entity will be required to register as an Investment Company; and

               (C) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Trust (or the Successor Entity) will continue to be classified as a grantor trust for United States federal income tax purposes;

          (viii) the Sponsor or any permitted successor or assignee owns all of the common securities of the Successor Entity and guarantees the obligations of the Successor Entity under the Successor Securities at least to the extent provided by the Securities Guarantees; and

          (ix) there shall have been furnished to the Property Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that all conditions precedent in this Declaration to such transaction have been satisfied.

          (c) Notwithstanding Section 3.15(b), the Trust shall not, except with the consent of Holders of 100% in liquidation amount of the Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other Person or permit any other Person to consoli-date, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the Successor Entity not to be classified as a grantor trust for United States federal income tax purposes.


                                  ARTICLE IV
                                   SPONSOR

SECTION 4.1    Sponsor's Purchase of Common Securities.
               ---------------------------------------

          At the Closing Time, pursuant to the Common Securities Subscription Agreement, the Sponsor will purchase all of the Common Securities then issued by the Trust, in an amount equal to at least 3% of the total capital of the Trust, at the same time as the Series A Capital Securities are issued and sold.

SECTION 4.2    Responsibilities of the Sponsor.
               -------------------------------

          In connection with the issue and sale of the Capital Securities, the Sponsor shall have the exclusive right and responsibility to engage in the following activities:

          (a) to prepare the Offering Memorandum, in preliminary and final form, and to prepare for filing by the Trust with the Commission any Regis-tration Statement, including any amendments thereto, as contemplated by the Registration Rights Agreement;

          (b) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by the Trust, and advise the Trust of actions it must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Sponsor deems necessary or advisable in order to comply with the applicable laws of any such States;

          (c) if deemed necessary or advisable by the Sponsor, to prepare for filing by the Trust an application to permit the Capital Securities to trade or be quoted or listed in or on the PORTAL market, or any other securities exchange, quotation system or the Nasdaq Stock Market's National Market;

          (d) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A, including any amendments thereto, re-lating to the registration of the Capital Securities under Section 12(b) or 12(g) of the Exchange Act, as the case may be, including any amendments thereto; and

          (e) to negotiate the terms of, execute, enter into and deliver the Purchase Agreement and to negotiate the terms of the Registration Rights Agreement providing for the sale and registration, as applicable, of the Cap-ital Securities.

SECTION 4.3    Right to Proceed.
               ----------------

          The Sponsor acknowledges the rights of the Holders of Capital Securities, in the event that a failure of the Trust to pay Distributions on the Capital Securities is attributable to the failure of the Debenture Issuer to pay the principal of or premium (if any) or interest on the Debentures, to institute a proceeding directly against the Debenture Issuer for enforcement of its payment obligations in respect of the Debentures.

SECTION 4.4    Right to Dissolve Trust.
               -----------------------

          The Sponsor will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Debentures to be distributed to the Holders in liquidation of the Trust. Such right is subject to the Sponsor's having received (i) an Opinion of Counsel to the effect that such distribution will not cause the holders of Capital Securities to recognize gain or loss for United States federal income tax purposes and (ii) any and all required regulatory approvals.


                                  ARTICLE V
                                   TRUSTEES

SECTION 5.1    Number of Trustees; Appointment of Co-Trustee.
               ---------------------------------------------

          The number of Trustees initially shall be five (5), and:

          (a) at any time before the issuance of any Securities, the Sponsor may, by written instrument, increase or decrease the number of Trustees; and

          (b) after the issuance of any Securities, the number of Trustees may be increased or decreased by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities;

provided, however, that, the number of Trustees shall in no event be less
--------  -------
than two (2); provided further that (1) one Trustee, in the case of a
              -------- -------
natural person, shall be a person who is a resident of the State of Delaware or that, if not a natural person, is an entity which has its principal place of business in the State of Delaware (the "Delaware Trustee"); (2) there shall be at least one Trustee who is an employee or officer of, or is affiliated with, the Sponsor (an "Administrative Trustee"); and (3) one Trustee shall be the Property Trustee for so long as this Declaration is required to qualify as an indenture under the Trust Indenture Act, and such Trustee may also serve as Delaware Trustee if it meets the applicable re-quirements. Notwithstanding the above, unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holders of a Majority in liquidation amount of the Common Securities acting as a class at a meeting of the Holders of the Common Securities, and the Admin-istrative Trustees shall have power to appoint one or more Persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appoint-ment, and to vest in such Person or Persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of this Declaration. In case an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make any such appointment of a co-trustee.

SECTION 5.2    Delaware Trustee.
               ----------------

          For so long as required by the Business Trust Act, the Delaware Trustee shall be:

          (a)  a natural person who is a resident of the State of Delaware;
or

          (b) if not a natural person, an entity which has its principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law,

provided, however, that, if the Property Trustee has its principal place
--------           ----
of business in the State of Delaware and otherwise meets the requirements of applicable law, then the Property Trustee shall also be the Delaware Trustee and Section 3.11 shall have no application.

     The initial Delaware Trustee shall be:

     Delaware Trust Capital Management, Inc.
     3 Beaver Valley Road
     Wilmington, Delaware 19803
     Attention:  Corporate Trust Administration
     Telecopier:  (302) 421-7387 or (302) 421-7742
     Telephone:   (302) 421-7339

SECTION 5.3    Property Trustee; Eligibility.
               -----------------------------

          (a) There shall at all times be one Trustee (the "Property Trustee") which shall act as Property Trustee and which shall:

          (i)  not be an Affiliate of the Sponsor; and

          (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 10 million U.S. dollars ($10,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corpora-tion publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority re-ferred to above, then for the purposes of this Section 5.3(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Property Trustee shall cease to be eligible to so act under Section 5.3(a), the Property Trustee shall immediately resign in the manner and with the effect set forth in Section 5.6(c).

          (c) If the Property Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee and the Holder of the Common Securities (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust In-denture Act.

          (d) The Capital Securities Guarantee shall be deemed to be specifically described in this Declaration for purposes of clause (i) of the first proviso contained in Section310(b) of the Trust Indenture Act.

          (e)  The initial Property Trustee shall be:

               Firstar Trust Company
               1555 North RiverCenter Drive, Suite 301
               Milwaukee, Wisconsin 53212
               Attention:  Corporate Trust Department
               Telecopier:  (414) 905-5049
               Telephone:   (414) 905-5013

SECTION 5.4    Certain Qualifications of Administrative Trustees and Dela-
               ----------------------------------------------------------
               ware Trustee Generally.
               ----------------------

          Each Administrative Trustee and the Delaware Trustee (unless the Property Trustee also acts as Delaware Trustee) shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more Authorized Officers.

SECTION 5.5    Administrative Trustees.
               -----------------------

          The initial Administrative Trustees shall be:

               James J. Little
               Jon W. Park
               H. Stewart Fitz Gibbon III
               c/o FirstFederal Financial Services Corp.
               135 E. Liberty Street
               Wooster, Ohio 44691
               Telecopier: (330) 262-1057
               Telephone: (330) 264-8001

          (a) Except as expressly set forth in this Declaration and except if a meeting of the Administrative Trustees is called with respect to any matter over which the Administrative Trustees have power to act, any power of the Administrative Trustees may be exercised by, or with the consent of, any one such Administrative Trustee.

          (b) Unless otherwise required by the applicable law, any Administrative Trustee acting alone is authorized to execute on behalf of the Trust any documents which the Administrative Trustees have the power and authority to cause the Trust to execute pursuant to Section 3.6.

          (c) An Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purposes of signing any documents which the Administrative Trustees have power and authority to cause the Trust to execute pursuant to Section 3.6.

SECTION 5.6    Appointment, Removal and Resignation of Trustees.
               -------------------------------------------------

          (a) Subject to Section 5.6(b) hereof and to Section 6(b) of Annex I hereto, Trustees may be appointed or removed without cause at any time:

          (i) until the issuance of any Securities, by written instrument executed by the Sponsor;

          (ii) unless an Event of Default shall have occurred and be continuing after the issuance of any Securities, by vote of the Holders of a Majority in liquidation amount of the Common Securities voting as a class at a meeting of the Holders of the Common Securities; and

          (iii) if an Event of Default shall have occurred and be continuing after the issuance of the Securities, with respect to the Property Trustee or the Delaware Trustee, by vote of Holders of a Majority in liquidation amount of the Capital Securities voting as a class at a meeting of Holders of the Capital Securities.

          (b) (i) The Trustee that acts as Property Trustee shall not be removed in accordance with Section 5.6(a) until a Successor Property Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Property Trustee and delivered to the removed Property Trustee, the Administrative Trustees and the Sponsor; and

          (ii) the Trustee that acts as Delaware Trustee shall not be removed in accordance with this Section 5.6(a) until a successor Trustee possessing the qualifications to act as Delaware Trustee under Sections
     5.2 and 5.4 (a "Successor Delaware Trustee") has been appointed and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the removed Delaware Trustee, the Property Trustee (if the removed Delaware Trustee is not also the Property Trustee), the Administrative Trustees and the Sponsor.

          (c) A Trustee appointed to office shall hold office until his successor shall have been appointed or until his death, removal or resigna-tion. Any Trustee may resign from office (without need for prior or subse-quent accounting) by an instrument in writing signed by the Trustee and de-livered to the other Trustees, the Sponsor and the Trust, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that:
         --------  -------

          (i) No such resignation of the Trustee that acts as the Property Trustee shall be effective:

               (A) until a Successor Property Trustee has been appointed and has accepted such appointment by instrument executed by such Suc-cessor Property Trustee and delivered to the Trust, the Sponsor, the Delaware Trustee (if the resigning Property Trustee is not also the Delaware Trustee) and the resigning Property Trustee; or

               (B) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders; and

          (ii) no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Property Trustee (if the resigning Delaware Trustee is not also the Property Trustee), the Sponsor and the resigning Delaware Trustee.

          (d) The Holders of the Common Securities or, if an Event of Default shall have occurred and be continuing after the issuance of the Securities, the Holders of the Capital Securities shall use their best efforts to promptly appoint a Successor Delaware Trustee or Successor Property Trustee, as the case may be, if the Property Trustee or the Delaware Trustee delivers an instrument of resignation in accordance with this Section 5.6.

          (e) If no Successor Property Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Sec-tion 5.6 within 60 days after delivery of an instrument of resignation or removal, the Property Trustee or Delaware Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Property Trustee or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          (f) No Property Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Property Trustee or Successor Delaware Trustee, as the case may be.

          (g) At the time of resignation or removal of the Property Trustee or the Delaware Trustee, the Sponsor shall pay to such Trustee any amounts that may be owed to such Trustee pursuant to Section 10.4.

SECTION 5.7    Vacancies among Trustees.
               ------------------------

          If a Trustee ceases to hold office for any reason and the number of Trustees is not reduced pursuant to Section 5.1, or if the number of Trustees is increased pursuant to Section 5.1, a vacancy shall occur. A resolution certifying the existence of such vacancy by the Administrative Trustees or, if there are more than two, a majority of the Administrative Trustees shall be conclusive evidence of the existence of such vacancy. The vacancy shall be filled with a Trustee appointed in accordance with Section 5.6.

SECTION 5.8    Effect of Vacancies.
               -------------------

          The death, resignation, retirement, removal, bankruptcy, dissolu-tion, liquidation, incompetence or incapacity to perform the duties of a Trustee shall not operate to dissolve, terminate or annul the Trust or to terminate this Declaration. Whenever a vacancy in the number of Administra-tive Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 5.6, the Administrative Trustees in office, regardless of their number, shall have all the powers granted to the Administrative Trustees and shall discharge all the duties im-posed upon the Administrative Trustees by this Declaration.

SECTION 5.9    Meetings.
               --------

          If there is more than one Administrative Trustee, meetings of the Administrative Trustees shall be held from time to time upon the call of any Administrative Trustee. Regular meetings of the Administrative Trustees may be held at a time and place fixed by resolution of the Administrative Trustees. Notice of any in-person meetings of the Administrative Trustees shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before such meeting. Notice of any telephonic meetings of the Administrative Trustees or any committee thereof shall be hand delivered or otherwise delivered in writing (including by facsimile, with a hard copy by overnight courier) not less than 24 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting. The presence (whether in person or by telephone) of an Administrative Trustee at a meeting shall constitute a waiver of notice of such meeting except where an Administrative Trustee attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Unless provided otherwise in this Declaration, any action of the Administrative Trustees may be taken at a meeting by vote of a majority of the Administrative Trustees present (whether in person or by telephone) and eligible to vote with respect to such matter, provided that a Quorum
                                              -------- ----
is present, or without a meeting by the unanimous written consent of the Administrative Trustees. In the event there is only one Administrative Trustee, any and all action of such Administrative Trustee shall be evidenced by a written consent of such Administrative Trustee.

SECTION 5.10   Delegation of Power.
               -------------------

          (a) Any Administrative Trustee may, by power of attorney consis-tent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplat-ed in Section 3.6, including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing.

          (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to officers of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Declaration.

SECTION 5.11   Merger, Conversion, Consolidation or Succession to
               --------------------------------------------------
               Business.
               --------

     Any Person into which the Property Trustee or the Delaware Trustee or any Administrative Trustee that is not a natural person, as the case may be, may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee, as the case may be, shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, as the case may be, shall be the successor of the Property Trustee or the Delaware Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such Person shall be otherwise qualified and eligible under this Article.


                                  ARTICLE VI
                                DISTRIBUTIONS

SECTION 6.1    Distributions.
               -------------

          Holders shall receive Distributions in accordance with the applicable terms of the relevant Holder's Securities. If and to the extent that the Debenture Issuer makes a payment of interest (including Compounded Interest and Additional Sums), premium and/or principal on the Debentures held by the Property Trustee or Liquidated Damages or any other payments pursuant to the Registration Rights Agreement with respect to the Debentures held by the Property Trustee (the amount of any such payment being a "Payment Amount"), the Property Trustee shall and is directed, to the extent funds are available for that purpose, to make a distribution (a "Distribution") of the Payment Amount to Holders in accordance with the terms of the Securities.


                                 ARTICLE VII
                            ISSUANCE OF SECURITIES

SECTION 7.1    General Provisions Regarding Securities.
               ---------------------------------------

          (a) The Administrative Trustees shall on behalf of the Trust issue one class of capital securities representing undivided preferred beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Series A Capital Securities") and one class of common securi-ties representing common undivided beneficial interests in the assets of the Trust having such terms as are set forth in Annex I (the "Common Securi-ties"). The Administrative Trustees shall on behalf of the Trust issue one class of capital securities representing undivided preferred beneficial interests in the Trust having such terms as set forth in Annex I (the "Series B Capital Securities") in exchange for the Series A Capital Securities accepted for exchange in the Exchange Offer, which Series B Capital Securities shall not bear the legends required by Section 9.2(i) unless the Holder of such Series A Capital Securities is either (A) a broker-dealer who purchased such Series A Capital Securities directly from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Capital Securities or (C) a Person who is an Affiliate of the Sponsor or the Trust. The Trust shall issue no securities or other interests in the assets of the Trust other than the Capital Securities and the Common Securities.

          (b) The consideration received by the Trust for the issuance of the Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

          (c) Upon issuance of the Securities as provided in this Declara-tion, the Securities so issued shall be deemed to be validly issued, fully paid and non-assessable.

          (d) Every Person, by virtue of having become a Holder or a Capital Security Beneficial Owner in accordance with the terms of this Declaration, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Declaration.

SECTION 7.2    Execution and Authentication.
               ----------------------------

          (a) The Securities shall be signed on behalf of the Trust by an Administrative Trustee. In case any Administrative Trustee of the Trust who shall have signed any of the Securities shall cease to be such Administrative Trustee before the Securities so signed shall be delivered by the Trust, such Securities nevertheless may be delivered as though the Person who signed such Securities had not ceased to be such Administrative Trustee; and any Securities may be signed on behalf of the Trust by such persons who, at the actual date of execution of such Security, shall be the Administrative Trustees of the Trust, although at the date of the execution and delivery of this Declaration any such person was not an Administrative Trustee.

          (b) One Administrative Trustee shall sign the Securities for the Trust by manual or facsimile signature. Unless otherwise determined by the Trust, such signature shall, in the case of Common Securities, be a manual signature.

          A Capital Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee. The signature shall be conclusive evidence that the Capital Security has been au-thenticated under this Declaration. A Common Security shall be valid upon execution by an Administrative Trustee without any act of the Property Trustee.

          Upon a written order of the Trust signed by one Administrative Trustee, the Property Trustee shall authenticate the Capital Securities for original issue. The aggregate number of Capital Securities outstanding at any time shall not exceed the number set forth in Annex I hereto except as provided in Section 7.6.

          The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate Capital Securities. An authenticating agent may authenticate Capital Securities whenever the Property Trustee may do so.
Each reference in this Declaration to authentication by the Property Trustee includes authentication by such agent. An authenticating agent has the same rights as the Property Trustee hereunder with respect to the Sponsor or an Affiliate.

SECTION 7.3    Form and Dating.
               ---------------

          The Capital Securities shall be evidenced by one or more certificates substantially in the form of Exhibit A-1, and the Common Securi-ties shall be evidenced by one or more certificates substantially in the form of Exhibit A-2. The Property Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit A-1. Certificates repre-senting the Securities may be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to an Administrative Trustee, as evidenced by the execution thereof. The Securities may have letters, "CUSIP" or other numbers, notations or other marks of identification or designation and such legends or endorsements required by law, stock exchange rule, agreements to which the Trust is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable
-------- ----
to the Administrative Trustees, as evidenced by their execution thereof.
The Trust at the direction of the Sponsor shall furnish any such legend not contained in Exhibit A-1 to the Property Trustee in writing. Each Capital Security shall be dated the date of its authentication. The terms and provisions of the Securities set forth in Annex I and the forms of Securities set forth in Exhibits A-1 and A-2 are part of the terms of this Declaration and, to the extent applicable, the Property Trustee and the Sponsor, by their execution and delivery of this Declaration, expressly agree to such terms and provisions and to be bound thereby.

          (a)  Global Capital Security.  Capital Securities offered and
               -----------------------
sold to QIBs in reliance on Rule 144A, as provided in the Purchase Agreement, shall be issued in the form of a single permanent global Capital Security in definitive, fully registered form without distribution coupons with the appropriate global legends and Restricted Securities Legend set forth in Exhibit A-1 hereto (the "Global Capital Security"), which shall be deposited on behalf of the purchasers of the Capital Securities represented thereby with the Property Trustee, at its Milwaukee, Wisconsin office, as custodian for the Clearing Agency, and registered in the name of the Clearing Agency or a nominee of the Clearing Agency, duly executed by the Trust and authen-ticated by the Property Trustee as hereinafter provided. The number of Cap-ital Securities represented by the Global Capital Security may from time to time be increased or decreased by adjustments made on the records of the Property Trustee and the Clearing Agency or its nominee as hereinafter provided.

          (b)  Book-Entry Provisions.  This Section 7.3(b) shall apply
               ---------------------
only to the Global Capital Security and such other Capital Securities in global form as may be authorized by the Trust to be deposited with or on behalf of the Clearing Agency.

          An Administrative Trustee shall execute and the Property Trustee shall, in accordance with this Section 7.3, authenticate and make available for delivery initially a single Global Capital Security that (i) shall be registered in the name of Cede & Co. or other nominee of such Clearing Agency and (ii) shall be delivered by the Property Trustee to such Clearing Agency or pursuant to such Clearing Agency's written instructions or, if no such written instructions are received by the Property Trustee, held by the Property Trustee as custodian for the Clearing Agency.

          Members of, or participants in, the Clearing Agency ("Par-ticipants") shall have no rights under this Declaration with respect to the Global Capital Security held on their behalf by the Clearing Agency or by the Property Trustee as the custodian of the Clearing Agency or under such Global Capital Security, and the Clearing Agency may be treated by the Trust, the Property Trustee and any agent of the Trust or the Property Trustee as the absolute owner of such Global Capital Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trust, the Property Trustee or any agent of the Trust or the Property Trustee from giving effect to any written certification, proxy or other authorization fur-nished by the Clearing Agency or impair, as between the Clearing Agency and its Participants, the operation of customary practices of such Clearing Agency governing the exercise of the rights of a holder of a beneficial interest in the Global Capital Security.

          (c)  Definitive Capital Securities.  Except as provided in
               -----------------------------
Section 7.9 or 9.2(f)(i), owners of beneficial interests in the Global Capital Security will not be entitled to receive physical delivery of certificated Capital Securities ("Definitive Capital Securities"). Purchasers of Securities who are "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and who are not QIBs will receive Capital Securities in the form of individual certificates in definitive, fully registered form without distribution coupons and with the Restricted Securities Legend set forth in Exhibit A-1 hereto ("Restricted Definitive Capital Securities"); provided, however, that upon registration
                                 --------  -------
of transfer of such Restricted Definitive Capital Securities to a QIB, such Restricted Definitive Capital Securities will, unless the Global Capital Security has previously been exchanged, be exchanged for an interest in the Global Capital Security pursuant to the provisions of Section 9.2. Restricted Definitive Capital Securities will bear the Restricted Securities Legend set forth on Exhibit A-1 unless removed in accordance with this
Section 7.3 or Section 9.2.

SECTION 7.4    Registrar, Paying Agent and Exchange Agent.
               ------------------------------------------

          The Trust shall maintain in Milwaukee, Wisconsin (i) an office or agency where Capital Securities may be presented for registration of transfer ("Registrar"), (ii) an office or agency where Capital Securities may be presented for payment ("Paying Agent") and (iii) an office or agency where Securities may be presented for exchange ("Exchange Agent"). The Registrar shall keep a register of the Capital Securities and of their transfer. The Trust may appoint the Registrar, the Paying Agent and the Exchange Agent and may appoint one or more co-registrars, one or more additional paying agents and one or more additional exchange agents in such other locations as it shall determine. The term "Registrar" includes any additional registrar, the term "Paying Agent" includes any additional paying agent and the term "Ex-change Agent" includes any additional exchange agent. The Trust may change any Paying Agent, Registrar, co-registrar or Exchange Agent without prior notice to any Holder. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Sponsor. The Trust shall notify the Property Trustee of the name and address of any Agent not a party to this Declaration. If the Trust fails to appoint or maintain another entity as Registrar, Paying Agent or Exchange Agent, the Property Trustee shall act as such. The Trust or any of its Affiliates may act as Paying Agent, Registrar, or Exchange Agent. The Trust shall act as Paying Agent, Registrar and Exchange Agent for the Common Securities.

          The Trust initially appoints the Property Trustee as Registrar, Paying Agent and Exchange Agent for the Capital Securities.

SECTION 7.5    Paying Agent to Hold Money in Trust.
               -----------------------------------

          The Trust shall require each Paying Agent other than the Property Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Property Trustee all money held by the Paying Agent for the payment of liquidation amounts or Distributions, and will notify the Property Trustee if there are insufficient funds for such purpose. While any such insufficiency continues, the Property Trustee may require a Paying Agent to pay all money held by it to the Property Trustee. The Trust at any time may require a Paying Agent to pay all money held by it to the Property Trustee and to account for any money disbursed by it. Upon payment over to the Property Trustee, the Paying Agent (if other than the Trust or an Affiliate of the Trust) shall have no further liability for the money. If the Trust or the Sponsor or an Affiliate of the Trust or the Sponsor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 7.6    Replacement Securities.
               ----------------------

          If a Holder claims that a Security owned by it has been lost, de-stroyed or wrongfully taken or if such Security is mutilated and is surrendered to the Trust or in the case of the Capital Securities to the Property Trustee, an Administrative Trustee shall execute and the Property Trustee shall authenticate and make available for delivery a replacement Security if the Property Trustee's requirements are met. An indemnity bond must be provided by the Holder which, in the judgment of the Property Trustee, is sufficient to protect the Trustees, the Sponsor, the Trust or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Trust may charge such Holder for its expenses in replacing a Security.

SECTION 7.7    Outstanding Capital Securities.
               ------------------------------

          The Capital Securities outstanding at any time are all the Capital Securities authenticated by the Property Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Capital Security is replaced, paid or purchased pursuant to
Section 7.6 hereof, it ceases to be outstanding unless the Property Trustee receives proof satisfactory to it that the replaced, paid or purchased Capital Security is held by a bona fide purchaser.

          If Capital Securities are considered paid in accordance with the terms of this Declaration, they cease to be outstanding and Distributions on them shall cease to accumulate.

          A Capital Security does not cease to be outstanding because one of the Trust, the Sponsor or an Affiliate of the Sponsor holds the Security.

SECTION 7.8    Capital Securities in Treasury.
               ------------------------------

          In determining whether the Holders of the required amount of Securities have concurred in any direction, waiver or consent, Capital Securities owned by the Trust, the Sponsor or an Affiliate of the Sponsor, as the case may be, shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Property Trustee shall be fully protected in relying on any such direction, waiver or consent, only Securities which the Property Trustee actually knows are so owned shall be so disregarded.

SECTION 7.9    Temporary Securities.
               --------------------

          (a) Until Definitive Capital Securities are ready for delivery, the Trust may prepare and, in the case of the Capital Securities, the Property Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Capital Securities but may have variations that the Trust considers appropriate for temporary Securities. Without unreasonable delay, the Trust shall prepare and, in the case of the Capital Securities, the Property Trustee shall authenticate Definitive Capital Securities in exchange for temporary Securities.

          (b) The Global Capital Security deposited with the Clearing Agency or with the Property Trustee as custodian for the Clearing Agency pursuant to
Section 7.3 shall be transferred to the beneficial owners thereof in the form of Definitive Capital Securities only if such transfer complies with Section
9.2 and (i) the Clearing Agency notifies the Sponsor that it is unwilling or unable to continue as Clearing Agency for such Global Capital Security or if at any time such Clearing Agency ceases to be a "clearing agency" registered under the Exchange Act, and, in each case, a clearing agency is not appointed by the Sponsor within 90 days of receipt of such notice or of becoming aware of such condition, (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Trust at its sole discretion elects to cause the issuance of Definitive Securities.

          (c) Any Global Capital Security that is transferable to the beneficial owners thereof in the form of Definitive Capital Securities pursuant to this Section 7.9 shall be surrendered by the Clearing Agency to the Property Trustee located in Milwaukee, Wisconsin, to be so transferred, in whole or from time to time in part, without charge, and the Property Trustee shall authenticate and make available for delivery, upon such transfer of each portion of such Global Capital Security, an equal aggregate liquidation amount of Securities of authorized denominations in the form of Definitive Capital Securities. Any portion of the Global Capital Security transferred pursuant to this Section shall be registered in such names as the Clearing Agency shall direct. Any Definitive Capital Security delivered in exchange for an interest in the Restricted Global Capital Security shall, except as otherwise provided by Sections 7.3 and 9.1, bear the Restricted Securities Legend set forth in Exhibit A-1 hereto.

          (d) Subject to the provisions of Section 7.9(c), the Holder of the Global Capital Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which such Holder is entitled to take under this Declaration or the Securities.

          (e) In the event of the occurrence of any of the events specified in Section 7.9(b), the Trust will promptly make available to the Property Trustee a reasonable supply of certificated Capital Securities in fully registered form without distribution coupons.

SECTION 7.10   Cancellation.
               ------------

          The Trust at any time may deliver Capital Securities to the Property Trustee for cancellation. The Registrar, Paying Agent and Exchange Agent shall forward to the Property Trustee any Capital Securities surren-dered to them for registration of transfer, redemption, exchange or payment. The Property Trustee shall promptly cancel all Capital Securities, surrendered for registration of transfer, redemption, exchange, payment, replacement or cancellation and shall dispose of cancelled Capital Securities in accordance with its customary procedures unless the Trust otherwise directs. The Trust may not issue new Capital Securities to replace Capital Securities that it has paid or that have been delivered to the Property Trustee for cancellation or that any Holder has exchanged.

SECTION 7.11   CUSIP Numbers.
               -------------

          The Trust in issuing the Capital Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Property Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders of Capital Securities; provided that any such notice may state that no
                    -------- ----
representation is made as to the correctness of such numbers either as printed on the Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Sponsor will promptly notify the Property Trustee of any change in the CUSIP numbers.


                                 ARTICLE VIII
                             DISSOLUTION OF TRUST

SECTION 8.1    Dissolution of Trust.
               --------------------

          (a)  The Trust shall dissolve:

          (i)  upon the bankruptcy of the Sponsor;

          (ii) upon the filing of a certificate of dissolution or liquidation or its equivalent with respect to the Sponsor; or the revocation of the Sponsor's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

          (iii) following the distribution of a Like Amount of the Debentures to the Holders, provided that, the Property Trustee has
                                -------- ----
     received written notice from the Sponsor directing the Property Trustee to dissolve the Trust (which direction is optional, and except as otherwise expressly provided below, within the discretion of the
     Sponsor) and provided, further, that such direction and such distribution
                  --------  -------
     is conditioned on (a) the receipt by the Sponsor of any required regulatory approvals, and (b) the Administrative Trustees' receipt of an opinion of independent tax counsel experienced in such matters, which opinion may rely on public or private rulings of the Internal Revenue Service, to the effect that the Holders of the Capital Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of Debentures;

          (iv) upon the entry of a decree of judicial dissolution of the Trust by a court of competent jurisdiction;

          (v) when all of the Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the Holders in accordance with the terms of the Securities;

          (vi) upon the redemption or repayment of the Debentures or at such time as no Debentures are outstanding; or

          (vii)     the expiration of the term of the Trust provided in
     Section 3.14.

          (b) As soon as is practicable upon completion of winding up of the Trust following the occurrence of an event referred to in Section 8.1(a), the Administrative Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the Business Trust Act.

          (c) The provisions of Section 3.9 and Article X shall survive the termination of the Trust.


                                  ARTICLE IX
                            TRANSFER OF INTERESTS

SECTION 9.1    Transfer of Securities.
               ----------------------

          (a) Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration and in the terms of the Securities. Any transfer or purported transfer of any Secu-rity not made in accordance with this Declaration shall be null and void.

          (b) Subject to this Article IX, Capital Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Declaration. Any transfer or purported transfer of any Security not made in accordance with this Declaration shall be null and void.

          (c) For so long as the Securities remain outstanding, the Sponsor agrees (i) not to transfer ownership of the Common Securities of the Trust, provided that any permitted successor of the Sponsor under the Indenture may succeed to the Sponsor's ownership of the Common Securities, (ii) not to cause, as Sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except as provided in this Declaration and (iii) to use its best efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Debentures to the Holders in liquidation of the Trust, the redemption of all of the Securities, or certain mergers, consolidations or amalgamations, each as permitted by this Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

          (d) The Registrar shall provide for the registration of Capital Securities and of the transfer of Capital Securities, which will be effected without charge but only upon payment (with such indemnity as the Registrar may require) in respect of any tax or other governmental charges that may be imposed in relation to it. Upon surrender for registration of transfer of any Capital Securities, an Administrative Trustee shall cause one or more new Capital Securities to be issued in the name of the designated transferee or transferees. Every Capital Security surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Capital Security surrendered for registration of transfer shall be delivered to the Registrar and canceled in accordance with
Section 7.10. A transferee of a Capital Security shall be entitled to the rights and subject to the obligations of a Holder hereunder upon the receipt by such transferee of a Capital Security. By acceptance of a Capital Security or any interest therein, each transferee shall be deemed to have agreed to be bound by this Declaration.

SECTION 9.2    Transfer Procedures and Restrictions
               ------------------------------------

          (a)  General.  Except as otherwise provided in Section 9.2(b),
               -------
if Capital Securities are issued upon the transfer, exchange or replacement of Capital Securities bearing the Restricted Securities Legend set forth in Exhibit A-1 hereto, or if a request is made to remove such Restricted Securi-ties Legend on Capital Securities, the Capital Securities so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless there is delivered to the Trust and the Property Trustee such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Trust and the Property Trustee, that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that trans-fers thereof are made pursuant to an exception from the registration requirements of the Securities Act or, with respect to Restricted Capital Securities, that such Securities are not "restricted" within the meaning of Rule 144. Upon provision of such satisfactory evidence, the Property Trustee, at the written direction of the Trust, shall authenticate and deliver Capital Securities that do not bear the legend.

          (b)  Transfers After Effectiveness of a Registration Statement.
               ---------------------------------------------------------
After the effectiveness of a Registration Statement with respect to any Capital Securities, all requirements pertaining to legends on such Capital Securities will cease to apply (other than the legend requiring that transfers of Capital Securities be made in blocks having an aggregate liquidation amount of not less than $100,000), and beneficial interests in the Global Capital Security without legends will be available to transferees of such Capital Securities, upon exchange of the transferring Holder's Re-stricted Definitive Capital Security or directions to transfer such Holder's beneficial interest in the Global Capital Security, as the case may be. No such transfer or exchange of a Restricted Definitive Capital Security or of an interest in the Global Capital Security shall be effective unless the transferor delivers to the Property Trustee a certificate in a form substan-tially similar to that attached hereto as the form of "Assignment" in Exhibit A-1. Except as otherwise provided in Section 9.2(m), after the effectiveness of a Registration Statement, the Trust shall issue and the Property Trustee, upon a written order of the Trust signed by one Administrative Trustee, shall authenticate a Global Capital Security without the Restricted Securities Legend (the "Unrestricted Global Capital Security") to deposit with the Clearing Agency to evidence transfers of beneficial interests from the (i) Global Capital Security and (ii) Restricted Definitive Capital Securities.

          (c)  Transfer and Exchange of Definitive Capital Securities.
               ------------------------------------------------------
When Definitive Capital Securities are presented to the Registrar or co-registrar:

          (x)  to register the transfer of such Definitive Capital
     Securities; or

          (y) to exchange such Definitive Capital Securities which became mutilated, destroyed, defaced, stolen or lost, for an equal number of Definitive Capital Securities, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however,
                                                           --------  -------
     that the Definitive Capital Securities surrendered for registration of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Trust and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

          (ii) in the case of Definitive Capital Securities that are Restricted Definitive Capital Securities:

               (A) if such Restricted Capital Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, certification(s) from such Holder to that effect; or

               (B) if such Restricted Capital Securities are being trans-ferred: (i) certification(s) in a form substantially similar to that attached hereto as the form of "Assignment" in Exhibit A-1, and (ii) if the Trust or Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Securities Legend.

          (d)  Restrictions on Transfer of a Definitive Capital Security
               ---------------------------------------------------------
for a Beneficial Interest in the Global Capital Security.  A Definitive
--------------------------------------------------------
Capital Security may not be exchanged for a beneficial interest in the Global Capital Security except upon satisfaction of the requirements set forth below. Upon receipt by the Property Trustee of a Definitive Capital Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Property Trustee, together with:

          (i) if such Definitive Capital Security is a Restricted Capital Security, certification(s) in a form substantially similar to that attached hereto as the form of "Assignment" in Exhibit A-1; and

          (ii) whether or not such Definitive Capital Security is a Restricted Capital Security, written instructions directing the Property Trustee to make, or to direct the Clearing Agency to make, an adjustment on its books and records with respect to the Global Capital Security to reflect an increase in the number of the Capital Securities represented by such Global Capital Security, then the Property Trustee shall cancel such Definitive Capital Security and cause, or direct the Clearing Agency to cause, the aggregate number of Capital Securities represented by the Global Capital Security to be increased accordingly. If the Global Capital Security is not then outstanding, the Trust shall issue and the Property Trustee shall authenticate, upon written order of any Administrative Trustee, a new Global Capital Security representing an appropriate number of Capital Securities.

          (e)  Transfer and Exchange of the Global Capital Security.
               ----------------------------------------------------
Subject to Section 9.2(f), the transfer and exchange of Global Capital Security or beneficial interests therein shall be effected through the Clearing Agency in accordance with this Declaration (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Clearing Agency therefor.

          (f)  Transfer of a Beneficial Interest in the Global Capital
               -------------------------------------------------------
Security for a Definitive Capital Security.
------------------------------------------

          (i) Any Person having a beneficial interest in the Global Capital Security may upon request, but only upon 20 days prior notice to the Property Trustee, and if accompanied by the information specified below, exchange such beneficial interest for a Definitive Capital Security representing the same number of Capital Securities. Upon receipt by the Property Trustee from the Clearing Agency or its nominee on behalf of any Person having a beneficial interest in the Global Capital Security of written instructions or such other form of instructions as is cus-tomary for the Clearing Agency or the Person designated by the Clearing Agency as having such a beneficial interest in a Restricted Capital Security and certification(s) from the transferor in a form substantially similar to that attached hereto as the form of "Assignment" in Exhibit A-1, which may be submitted by facsimile, then the Property Trustee will cause the aggregate number of Capital Securities represented by the Global Capital Security to be reduced on its books and records and, following such reduction, the Trust will execute and the Property Trust-ee will authenticate and make available for delivery to the transferee a Definitive Capital Security.

          (ii) Definitive Capital Securities issued in exchange for a beneficial interest in the Global Capital Security pursuant to this
     Section 9.2(f) shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its Clearing Agency Participants or indirect participants or otherwise, shall instruct the Property Trustee in writing. The Property Trustee shall deliver such Capital Securities to the Persons in whose names such Capital Securities are so registered in accordance with such instruc-tions of the Clearing Agency.

          (g)  Restrictions on Transfer and Exchange of the Global Capital
               -----------------------------------------------------------
Security.  Notwithstanding any other provisions of this Declaration (other
--------
than the provisions set forth in subsection (h) of this Section 9.2), the Global Capital Security may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or another nominee of the Clearing Agency or by the Clearing Agency or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency.

          (h)  Authentication of Definitive Capital Securities.  If at any
               -----------------------------------------------
time:

          (i) a Default or an Event of Default has occurred and is continuing,

          (ii) the Trust, in its sole discretion, notifies the Property Trustee in writing that it elects to cause the issuance of Definitive Capital Securities under this Declaration, or

          (iii) the Clearing Agency notifies the Sponsor that it is unwilling or unable to continue as Clearing Agency for such Global Cap-ital Security or if at any time such Clearing Agency ceases to be a "clearing agency" registered under the Exchange Act, and, in each case, a clearing agency is not appointed by the Sponsor within 90 days of receipt of such notice or of becoming aware of such condition, then the Trust will execute, and the Property Trustee, upon receipt of a written order of the Trust signed by one Administrative Trustee requesting the authentication and delivery of Definitive Capital Securities to the Per-sons designated by the Trust, will authenticate and make available for delivery Definitive Capital Securities, equal in number to the number of Capital Securities represented by the Global Capital Security, in exchange for such Global Capital Security.


          (i)  Legend.
               ------

          (i) Except as permitted by the following paragraph (ii), each Capital Security Certificate evidencing the Global Capital Security and each Definitive Capital Security (and all Capital Securities issued in exchange therefor or substitution thereof) shall bear a legend (the "Restricted Securities Legend") in substantially the following form:

          THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLI-CABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRIC-TION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRSTFEDERAL FINANCIAL SERVICES CORP. (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DE-CLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITU-TIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURI-TY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOS-ES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CON-NECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECUR-ITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMP-TION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURI-TIES ACT, SUBJECT TO THE RIGHT OF SIGNAL CAPITAL TRUST I (THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR
          (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED FEBRUARY 10, 1998. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT
          TO SUCH PURCHASE OR HOLDING. ANY PURCHASE OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT A PLAN OR PLAN ASSET ENTITY OR (ii) THE ACQUISITION AND HOLDING OF THIS
          CAPITAL  SECURITY BY  IT  IS  NOT  PROHIBITED  BY  EITHER
          SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR IS EXEMPT FROM ANY SUCH PROHIBITION.

          In all circumstances, each Capital Security Certificate     shall
bear the following legend:

          THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANS-FERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT
          LESS THAN $100,000 (100 CAPITAL SECURITIES).  ANY
          ATTEMPTED TRANSFER OF CAPITAL SECURITIES IN A BLOCK
          HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

          (ii) Upon any sale or transfer of a Restricted Capital Security (including any Restricted Capital Security represented by the Global Capital Security) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144:

               (A) in the case of any Restricted Capital Security that is a Definitive Capital Security, the Registrar shall permit the Holder thereof to exchange such Restricted Capital Security for a Defini-tive Capital Security that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Re-stricted Capital Security; and

               (B) in the case of any Restricted Capital Security that is represented by the Global Capital Security, the Registrar shall permit the Holder of such Global Capital Security to exchange such Global Capital Security for another Global Capital Security that does not bear the Restricted Securities Legend.

          (j)  Cancellation or Adjustment of Global Capital Security.  At
               -----------------------------------------------------
such time as all beneficial interests in the Global Capital Security have either been exchanged for Definitive Capital Securities to the extent permit-ted by this Declaration or redeemed, repurchased or canceled in accordance with the terms of this Declaration, such Global Capital Security shall be returned to the Clearing Agency for cancellation or retained and canceled by the Property Trustee. At any time prior to such cancellation, if any benefi-cial interest in the Global Capital Security is exchanged for Definitive Capital Securities, Capital Securities represented by such Global Capital Security shall be reduced and an adjustment shall be made on the books and records of the Property Trustee and the Clearing Agency or its nominee to reflect such reduction.

          (k)  Obligations with Respect to Transfers and Exchanges of
               ------------------------------------------------------
Capital Securities.
------------------

          (i) To permit registrations of transfers and exchanges, the Trust shall execute and the Property Trustee shall authenticate Definitive Capital Securities and the Global Capital Security at the Registrar's or co-registrar's request in accordance with the terms of this Declaration.

          (ii) Registrations of transfers or exchanges will be effected without charge, but only upon payment (with such indemnity as the Trust or the Sponsor may require) in respect of any tax or other governmental charge that may be imposed in relation to it.

          (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) Capital Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Capital Securities for redemption and ending at the close of business on the day of such mailing or (b) any Capital Security so selected for redemption in whole or in part, except the unredeemed portion of any Capital Security being redeemed in part.

          (iv) Prior to the due presentation for registration of transfer of any Capital Security, the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Capital Security is registered as the absolute owner of such Capital Security for the purpose of receiving Distributions on such Capital Security and for all other purposes whatsoever, and none of the Trust, the Property Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Capital Securities issued upon any registration of trans-fer or exchange pursuant to the terms of this Declaration shall evidence the same security and shall be entitled to the same benefits under this Declaration as the Capital Securities surrendered upon such registration of transfer or exchange.

          (l)  No Obligation of the Property Trustee.
               -------------------------------------

          (i) The Property Trustee shall have no responsibility or obligation to any beneficial owner of the Global Capital Security, a Participant in the Clearing Agency or other Person with respect to the accuracy of the records of the Clearing Agency or its nominee or of any Participant thereof, with respect to any ownership interest in the Capi-tal Securities or with respect to the delivery to any Participant, bene-ficial owner or other Person (other than the Clearing Agency) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Capital Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Capital Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Clearing Agency or its nominee in the case of the Global Capital Security). The rights of beneficial owners in the Global Capital Security shall be exercised only through the Clearing Agency subject to the applicable rules and procedures of the Clearing Agency. The Proper-ty Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Clearing Agency or any agent thereof with respect to its Participants and any beneficial owners.

          (ii) The Property Trustee and the Registrar shall have no obliga-tion or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Declaration or under appli-cable law with respect to any transfer of any interest in any Capital Security (including any transfers between or among Clearing Agency Participants or beneficial owners in the Global Capital Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine substantial compliance as to form with the express require-ments hereof.

          (m)  Exchange of Series A Capital Securities for Series B
               ----------------------------------------------------
Capital Securities.  The Series A Capital Securities shall be exchanged
------------------
for Series B Capital Securities pursuant to the terms of the Exchange Offer if the following conditions are satisfied:

          The Sponsor shall present the Property Trustee with an Officers' Certificate certifying the following:

               (A) upon issuance of the Series B Capital Securities, the transactions contemplated by the Exchange Offer have been consummated; and

               (B) the number of Series A Capital Securities properly tendered in the Exchange Offer that are represented by the Global Capital Security and the number of Series A Capital Securities properly tendered in the Exchange Of-fer that are represented by Definitive Capital Securi-ties, the name of each Holder of such Definitive Capital Securities, the liquidation amount of Capital Securities properly tendered in the Exchange Offer by each such Holder and the name and address to which Definitive Capi-tal Securities for Series B Capital Securities shall be registered and sent for each such Holder.

          The Property Trustee, upon receipt of (i) such Officers' Certif-icate, (ii) an Opinion of Counsel (x) to the effect that the Series B Capital Securities and the Series B Capital Securities Guarantee have been registered under Section 5 of the Securities Act and that this Declaration and the Series B Capital Securities Guarantee have been qualified under the Trust Indenture Act and (y) with respect to the matters set forth in Section 3(p) of the Registration Rights Agreement, shall authenticate (A) the Global Capital Security, executed and delivered by the Trust to the Property Trustee, for Series B Capital Securities in aggregate liquidation amount equal to the aggregate liquidation amount of Series A Capital Securities rep-resented by the Global Capital Security indicated in such Officers' Certifi-cate as having been properly tendered and (B) Definitive Capital Securities, executed and delivered by the Trust to the Property Trustee, representing Se-ries B Capital Securities registered in the names and in the liquidation amounts indicated in such Officers' Certificate.

          If, upon consummation of the Exchange Offer, less than all the outstanding Series A Capital Securities shall have been properly tendered and not withdrawn, the Property Trustee shall make an endorsement on the Global Capital Security for Series A Capital Securities indicating the reduction in the number and aggregate liquidation amount represented thereby as a result of the Exchange Offer.

          The Trust shall deliver such authenticated Definitive Capital Securities for Series B Capital Securities to the Holders thereof as indicated in such Officers' Certificate.

          (n)  Minimum Transfers.  Series A Capital Securities and, if and
               -----------------
when issued, Series B Capital Securities may only be transferred in minimum blocks of $100,000 aggregate liquidation amount. Any attempted transfer of Series A Capital Securities or Series B Capital Securities in a block having an aggregate liquidation amount of less than $100,000 shall be deemed to be voided and of no legal effect whatsoever. Any such purported transferee shall be deemed not to be a Holder of such Series A Capital Securities or Series B Capital Securities for any purpose, including, but not limited to, the receipt of Distributions on such Capital Securities, and such purported transferee shall be deemed to have no interest whatsoever in such Capital Securities.

SECTION 9.3    Deemed Security Holders.
               -----------------------

          The Trustees may treat the Person in whose name any Security shall be registered on the books and records of the Trust as the sole owner and Holder of such Security for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Security on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

SECTION 9.4    Book-Entry Interests.
               --------------------

          The Global Capital Security shall initially be registered on the books and records of the Trust in the name of Cede & Co., the nominee of the Clearing Agency and no Capital Security Beneficial Owner will receive physical delivery of a definitive Capital Security certificate (a "Capital Security Certificate") representing such Capital Security Beneficial Owner's interests in such Global Capital Security, except as provided in Section 9.2 and Section 7.9. Unless and until Definitive Capital Securities have been issued to the Capital Security Beneficial Owners pursuant to Section 9.2 or
Section 7.9:

          (a) the provisions of this Section 9.4 shall be in full force and effect;

          (b) the Trust and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Declaration (including the payment of Distributions on the Global Capital Security and receiving approvals, votes or consents hereunder) as the sole Holder of the Global Capital Security and shall have no obligation to the Capital Security Beneficial Owners;

          (c) to the extent that the provisions of this Section 9.4 conflict with any other provisions of this Declaration, the provisions of this
     Section 9.4 shall control; and

          (d) the rights of the Capital Security Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Capital Security Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and the Clearing Agency shall receive and transmit payments of Distributions on the Global Capital Security to such Clear-ing Agency Participants; provided, however, that solely for the
                              --------  -------
     purposes of determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Declaration, the Trustees, with respect to the Global Capital Security, may conclusively rely on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Trustees by the Clearing Agency setting forth the Capital Security Beneficial Owners' votes or assigning the right to vote on any matter to any other Persons either in whole or in part; and the Clearing Agency will also make book-entry transfers among the Clearing Agency Participants.

SECTION 9.5    Notices to Clearing Agency.
               --------------------------

          Whenever a notice or other communication to the Capital Security Holders is required to be given by a Trustee under this Declaration, such Trustee shall give all such notices and communications specified herein to be given to the Holder of the Global Capital Security to the Clearing Agency and shall have no notice obligations to the Capital Security Beneficial Owners.

SECTION 9.6    Appointment of Successor Clearing Agency.
               ----------------------------------------

          If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Capital Securities, the Administrative Trustees may, in their sole discretion, appoint a successor Clearing Agency with respect to such Capital Securities.


                                  ARTICLE X
                          LIMITATION OF LIABILITY OF
                  HOLDERS OF SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1   Liability.
               ---------

          (a) Except as expressly set forth in this Declaration, the Securities Guarantees and the terms of the Securities, the Sponsor shall not be:

          (i) personally liable for the return of any portion of the capital contributions (or any return thereon) of the Holders which shall be made solely from assets of the Trust; and

          (ii) required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise.

          (b) The Sponsor shall be liable for all of the debts and obligations of the Trust (other than in respect of the Securities) to the extent not satisfied out of the Trust's assets.

          (c) Pursuant to Section 3803(a) of the Business Trust Act, the Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 10.2   Exculpation.
               -----------

          (a) No Indemnified Person shall be liable, responsible or ac-countable in damages or otherwise to the Trust or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Per-son's gross negligence (or, in the case of the Property Trustee or the Delaware Trustee, negligence) or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any Person as to matters the Indemnified Person reasonably believes are within such other Person's profes-sional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or state-ments as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 10.3   Fiduciary Duty.
               --------------

          (a) To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Covered Person, an Indemnified Person acting under this Declaration shall not be liable to the Trust or to any other Covered Person for its good faith reliance on the provisions of this Declaration.
The provisions of this Declaration, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity (other than the duties imposed on the Property Trustee under the Trust Indenture Act), are agreed by the parties hereto to replace such other duties and liabilities of such Indemnified Person.

          (b)  Unless otherwise expressly provided herein:

          (i) whenever a conflict of interest exists or arises between any Covered Persons, or

          (ii) whenever this Declaration or any other agreement contemplated herein or therein provides that an Indemnified Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any Holder of Securities, the Indemnified Person shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Indemnified Person, the resolution, action or term so made, taken or provided by the Indemnified Person shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Indemnified Person at law or in equity or otherwise.

          (c) Whenever in this Declaration an Indemnified Person is per-mitted or required to make a decision:

          (i) in its "discretion" or under a grant of similar authority, the Indemnified Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

          (ii) in its "good faith" or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Declara-tion or by applicable law.

SECTION 10.4   Indemnification.
               ---------------

          (a) (i) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person, against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not op-posed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (ii) The Sponsor shall indemnify, to the full extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses) actual-ly and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (iii) To the extent that a Company Indemnified Person shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a), or in defense of any claim, issue or matter therein, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (iv) Any indemnification under paragraphs (i) and (ii) of this
     Section 10.4(a) (unless ordered by a court) shall be made by the Sponsor only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the cir-cumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a Quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrative Trustees so di-rects, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

          (v) Expenses (including attorneys' fees and expenses) incurred by a Company Indemnified Person in defending a civil, criminal, administra-tive or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 10.4(a) shall be paid by the Sponsor in advance of the final disposition of such action, suit or pro-ceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Sponsor as authorized in this Section 10.4(a). Notwithstanding the foregoing, no advance shall be made by the Sponsor if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a Quorum of disinterested Administrative Trustees, (ii) if such a Quorum is not obtainable, or, even if obtainable, if a Quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) by the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, counsel or the Common Security Holder at the time such deter-mination is made, such Company Indemnified Person acted in bad faith or in a manner that the Common Security Holder did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trust-ees, independent legal counsel or Common Security Holder reasonably determine that a Company Indemnified Person deliberately breached his duty to the Trust or its Common or Capital Security Holders.

          (vi) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 10.4(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Sponsor or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this
     Section 10.4(a) shall be deemed to be provided by a contract between the Sponsor and each Company Indemnified Person who serves in such capacity at any time while this Section 10.4(a) is in effect. Any repeal or modification of this Section 10.4(a) shall not affect any rights or obligations then existing.

          (vii) The Sponsor or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Debenture Issuer would have the power to indemnify him against such liability under the provisions of this Section 10.4(a).

          (viii) For purposes of this Section 10.4(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 10.4(a) with respect to the resulting or surviving entity as he would have with respect to such constituent entity if its separate existence had contin-ued.

          (ix) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.4(a) shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a Person.

          (b) The Sponsor agrees to indemnify the (i) Property Trustee, (ii) the Delaware Trustee, (iii) any Affiliate of the Property Trustee or the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee or the Delaware Trustee (each of the Persons in (i) through
(iv), including the Property Trustee and the Delaware Trustee in their respective individual capacities, being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harm-less against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such Fiduciary Indemnified Person) incurred without negligence or bad faith on the part of such Fiduciary Indemnified Person, arising out of or in connection with the accep-tance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending against or investigating any claim or liability in connection with the exer-cise or performance of any of the powers or duties of such Fiduciary Indemnified Person hereunder. The obligation to indemnify as set forth in this Section 10.4(b) shall survive the resignation or removal of the Property Trustee or the Delaware Trustee and the satisfaction and discharge of this Declaration.

          (c) The Sponsor agrees to pay the Property Trustee and the Delaware Trustee, from time to time, such compensation for all services rendered by the Property Trustee and the Delaware Trustee hereunder as may be mutually agreed upon in writing by the Sponsor and the Property Trustee or the Delaware Trustee, as the case may be, and, except as otherwise expressly provided herein, to reimburse the Property Trustee and the Delaware Trustee upon its or their request for all reasonable expenses (including counsel fees and expenses), disbursements and advances incurred or made by the Property Trustee or the Delaware Trustee, as the case may be, in accordance with the provisions of this Declaration, except any such expense, disbursement or advance as may be attributable to its or their negligence or bad faith.

SECTION 10.5   Outside Businesses.
               ------------------

          Any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee may engage in or possess an interest in other business ven-tures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Covered Person, the Sponsor, the Delaware Trustee, or the Property Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Covered Person, the Sponsor, the Delaware Trustee and the Property Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular invest-ment or other opportunity. Any Covered Person, the Delaware Trustee and the Property Trustee may engage or be interested in any financial or other trans-action with the Sponsor or any Affiliate of the Sponsor, or may act as depos-itary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Sponsor or its Affiliates.


                                  ARTICLE XI
                                  ACCOUNTING

SECTION 11.1   Fiscal Year.
               -----------

          The fiscal year ("Fiscal Year") of the Trust shall be the calendar year, or such other year as is required by the Code.

SECTION 11.2   Certain Accounting Matters.
               --------------------------

          (a) At all times during the existence of the Trust, the Admi-nistrative Trustees shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied. The Trust shall use the accrual method of accounting for United States federal income tax purposes. The books of account and the records of the Trust shall be examined by and reported upon as of the end of each Fiscal Year of the Trust by a firm of independent certified public accountants selected by the Administrative Trustees.

          (b) The Administrative Trustees shall cause to be duly prepared and delivered to each of the Holders any annual United States federal income tax information statement required by the Code, containing such information with regard to the Securities held by each Holder as is required by the Code and the Treasury Regulations. Notwithstanding any right under the Code to deliver any such statement at a later date, the Administrative Trustees shall endeavor to deliver all such information statements within 30 days after the end of each Fiscal Year of the Trust.

          (c) The Administrative Trustees shall cause to be duly prepared and filed with the appropriate taxing authority, an annual United States fed-eral income tax return, on a Form 1041 or such other form required by United States federal income tax law, and any other annual income tax returns re-quired to be filed by the Administrative Trustees on behalf of the Trust with any state or local taxing authority.

SECTION 11.3   Banking.
               -------

          The Trust may maintain one or more bank accounts in the name and for the sole benefit of the Trust; provided, however, that all payments of
                                   --------  -------
funds in respect of the Debentures held by the Property Trustee shall be made directly to the Property Trustee Account and no other funds of the Trust shall be deposited in the Property Trustee Account. The sole signatories for such accounts shall be designated by the Administrative Trustees; provided,
                                                                  --------
however, that the Property Trustee shall designate the signatories for
-------
the Property Trustee Account.

SECTION 11.4   Withholding.
               -----------

          The Trust and the Administrative Trustees shall comply with all withholding requirements under United States federal, state and local law. The Trust shall request, and the Holders shall provide to the Trust, such forms or certificates as are necessary to establish an exemption from withholding with respect to each Holder, and any representations and forms as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding obligations. The Administrative Trustees shall cause to be filed required forms with applicable jurisdictions and, unless an exemption from withholding is properly established by a Holder, shall remit amounts withheld with respect to the Holder to applicable jurisdictions. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions or allocations to any Holder, the amount withheld shall be deemed to be a Distribution in the amount of the withholding to the Holder. In the event of any claim of excess withholding, Holders shall be limited to an action against the applicable jurisdiction. If the amount required to be withheld was not withheld from actual Distributions made, the Trust may reduce subsequent Distributions by the amount of such withholding.


                                 ARTICLE XII
                           AMENDMENTS AND MEETINGS

SECTION 12.1   Amendments.
               ----------

          (a)  Except as otherwise provided in this Declaration (including
Section 7 of Annex I hereto) or by any applicable terms of the Securities, this Declaration may only be amended by a written instrument approved and executed by:

          (i) the Sponsor and the Administrative Trustees (or, if there are more than two Administrative Trustees, a majority of the Administrative Trustees);

          (ii) if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee; and

          (iii) if the amendment affects the rights, powers, duties, obligations or immunities of the Delaware Trustee, the Delaware Trustee.

          (b) No amendment shall be made, and any such purported amendment shall be void and ineffective:

          (i) unless, in the case of any proposed amendment, the Property Trustee shall have first received an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities);

          (ii) unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the Property Trustee, the Property Trustee shall have first received:

               (A) an Officers' Certificate from each of the Trust and the Sponsor that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securities); and

               (B) an Opinion of Counsel (who may be counsel to the Sponsor or the Trust) that such amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Securi-ties) and that all conditions precedent to the execution and delivery of such amendment have been satisfied;

provided, however, that the Property Trustee shall not be required to sign
--------  -------
any such amendment; and

          (iii)     to the extent the result of such amendment would be to:

               (A) cause the Trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

               (B) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act; or

               (C) cause the Trust to be deemed to be an Investment Company required to be registered under the Investment Company Act;

          (c) At such time after the Trust has issued any Securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any Holder may be effected only with such addi-tional requirements as may be set forth in the terms of such Securities;

          (d) Section 10.1(c) and this Section 12.1 shall not be amended without the consent of all of the Holders;

          (e) Article Four shall not be amended without the consent of the Holders of a Majority in liquidation amount of the Common Securities;

          (f)  The rights of the Holders of the Common Securities under
Article V to increase or decrease the number of, and appoint and remove Trustees shall not be amended without the consent of the Holders of a Majori-ty in liquidation amount of the Common Securities; and

          (g) Notwithstanding Section 12.1(c), this Declaration may be amended without the consent of the Holders to:

          (i) cure any ambiguity, correct or supplement any provision in this Declaration that may be inconsistent with any other provision of this Declaration or to make any other provisions with respect to matters or questions arising under this Declaration which shall not be inconsistent with the other provisions of the Declaration;

          (ii) to modify, eliminate or add to any provisions of the Declara-tion to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an Investment Company under the Investment Company Act; and

          (iii) to modify, eliminate or add any provisions of the Declaration to such extent as shall be necessary to enable the Trust or the Sponsor to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement;

provided, however, that in each such case, such action shall not adversely
--------  -------
affect in any material respect the interests of the Holders, and any such amendments of this Declaration shall become effective when notice thereof is given to the Holders.

SECTION 12.2   Meetings of the Holders; Action by Written Consent.
               --------------------------------------------------

          (a) Meetings of the Holders of any class of Securities may be called at any time by the Administrative Trustees (or as provided in the terms of the Securities) to consider and act on any matter on which Holders of such class of Securities are entitled to act under the terms of this Declaration, the terms of the Securities or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading. The Administrative Trustees shall call a meeting of the Holders of such class if directed to do so by the Holders of at least 10% in liquidation amount of such class of Securities. Such direction shall be given by delivering to the Administrative Trustees one or more notices in writing stating that the signing Holders wish to call a meeting and indicating the general or specific purpose for which the meeting is to be called. Any Holders calling a meeting shall specify in writing the Capital Security Certificates held by the Hold-ers exercising the right to call a meeting and only those Securities spec-ified shall be counted for purposes of determining whether the required per-centage set forth in the second sentence of this paragraph has been met.

          (b) Except to the extent otherwise provided in the terms of the Securities, the following provisions shall apply to meetings of Holders:

          (i) notice of any such meeting shall be given to all the Holders having a right to vote thereat at least seven days and not more than 60 days before the date of such meeting. Whenever a vote, consent or approval of the Holders is permitted or required under this Declaration or the rules of any stock exchange on which the Capital Securities are listed or admitted for trading, such vote, consent or approval may be given at a meeting of the Holders; any action that may be taken at a meeting of the Holders may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Holders owning not less than the minimum amount of Securities in liquidation amount that would be necessary to authorize or take such action at a meeting at which all Holders having a right to vote thereon were present and voting; prompt notice of the taking of action without a meeting shall be given to the Holders entitled to vote who have not consented in writing; and the Administrative Trustees may specify that any written ballot submitted to the Security Holder for the purpose of taking any action without a meeting shall be returned to the Trust within the time specified by the Administrative Trustees;

          (ii) each Holder may authorize any Person to act for it by proxy on all matters in which a Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting; no proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy; every proxy shall be revocable at the pleasure of the Holder executing it; and, except as otherwise provided herein, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Holders were stockholders of a Delaware corporation;

          (iii) each meeting of the Holders shall be conducted by the Administrative Trustees or by such other Person that the Administrative Trustees may designate; and

          (iv) unless the Business Trust Act, this Declaration, the terms of the Securities, the Trust Indenture Act or the listing rules of any stock exchange on which the Capital Securities are then listed or trad-ing, otherwise provides, the Administrative Trustees, in their sole discretion, shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, waiver of any such notice, action by consent without a meeting, the establishment of a re-cord date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                 ARTICLE XIII
                     REPRESENTATIONS OF PROPERTY TRUSTEE
                             AND DELAWARE TRUSTEE

SECTION 13.1   Representations and Warranties of Property Trustee.
               --------------------------------------------------

          The Trustee that acts as initial Property Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Property Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Property Trustee's acceptance of its appointment as Property Trustee that:

          (a) the Property Trustee is a banking corporation, a national banking association or a bank or trust company, duly organized, validly existing and in good standing under the laws of the United States or the State of Wisconsin, as the case may be, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          (b) the execution, delivery and performance by the Property Trustee of this Declaration has been duly authorized by all necessary corporate action on the part of the Property Trustee; and this Declaration has been duly executed and delivered by the Property Trustee and under Wisconsin law (excluding any securities laws) constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accor-dance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          (c) the execution, delivery and performance of this Declaration by the Property Trustee does not conflict with or constitute a breach of the charter or by-laws of the Property Trustee; and

          (d) no consent, approval or authorization of, or registration with or notice to, any federal or Wisconsin banking authority governing the trust powers of the Property Trustee is required for the execution, delivery or performance by the Property Trustee of this Declaration.

SECTION 13.2   Representations and Warranties of Delaware Trustee.
               --------------------------------------------------

          The Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Sponsor at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Sponsor at the time of the Successor Delaware Trustee's acceptance of its appointment as Delaware Trustee that:

          (a) the Delaware Trustee is a banking corporation, a national banking association or a bank or trust company, duly organized, validly existing and in good standing under the laws of the United States or the State of Delaware, as the case may be, with corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration;

          (b) the execution, delivery and performance by the Delaware Trust-ee of this Declaration has been duly authorized by all necessary corporate action on the part of the Delaware Trustee; and this Declaration has been duly executed and delivered by the Delaware Trustee and under Delaware law (excluding any securities laws) constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law);

          (c) the execution, delivery and performance of this Declaration by the Delaware Trustee does not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee; and

          (d) no consent, approval or authorization of, or registration with or notice to, any federal or Delaware banking authority governing the trust powers of the Delaware Trustee is required for the execution, delivery or performance by the Delaware Trustee of this Declaration; and

          (e) the Delaware Trustee is a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware, and is a Person that satisfies for the Trust Section 3807(a) of the Business Trust Act.


                                 ARTICLE XIV
                             REGISTRATION RIGHTS

SECTION 14.1   Registration Rights Agreement; Liquidated Damages.
               -------------------------------------------------

     The Holders of the Series A Capital Securities, the Series A Debentures and the Series A Capital Securities Guarantee are entitled to the benefits of the Registration Rights Agreement. In certain limited circumstances set forth in the Registration Rights Agreement, the Debenture Issuer shall be required to pay liquidated damages with respect to the Debentures. Unless otherwise stated, the term "Distribution", as used in this Declaration, includes any and all liquidated damages.


                                  ARTICLE XV
                                MISCELLANEOUS

SECTION 15.1   Notices.
               -------

          All notices provided for in this Declaration shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, overnight courier service or confirmed telecopy, as follows:

          (a) if given to the Trust, in care of the Administrative Trustees at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Property Trustee, the Delaware Trustee and the Holders):

               Signal Capital Trust I
               c/o FirstFederal Financial Services Corp.
               135 E. Liberty Street
               Wooster, Ohio  44691
               Telecopier: (330) 262-1057
               Telephone: (330) 264-8001

               Attention:  Administrative Trustee

          (b) if given to the Delaware Trustee, at the mailing address set forth below (or such other address as Delaware Trustee may give notice of to the Holders):

               Delaware Trust Capital Management, Inc.
               3 Beaver Valley Road
               Wilmington, Delaware 19803
               Telecopier:  (302) 421-7387 or (302) 421-7742
               Telephone:  (302) 421-7339
               Attention: Corporate Trust Department

          (c) if given to the Property Trustee, at the Property Trustee's mailing address set forth below (or such other address as the Property Tr-ustee may give notice of to the Holders):

               Firstar Trust Company
               1555 North RiverCenter Drive, Suite 301
               Milwaukee, Wisconsin 53212
               Telecopier:  (414) 905-5049
               Telephone:  (414) 905-5013
               Attention:  Corporate Trust Department

          (d) if given to the Holder of the Common Securities, at the mailing address of the Sponsor set forth below (or such other address as the Holder of the Common Securities may give notice to the Trust):

               FirstFederal Financial Services Corp.
               135 E. Liberty Street
               Wooster, Ohio 44691
               Telecopier:  (330) 262-1057
               Telephone:  (330) 264-8001
               Attention:  Jon W. Park

          (e) if given to any other Holder, at the address set forth on the books and records of the Trust.

          All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 15.2   Governing Law.
               -------------
          This Declaration and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles thereof.

SECTION 15.3   Intention of the Parties.
               ------------------------

          It is the intention of the parties hereto that the Trust be classified for United States federal income tax purposes as a grantor trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

SECTION 15.4   Headings.
               --------

          Headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof.

SECTION 15.5   Successors and Assigns
               ----------------------

          Whenever in this Declaration any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Declaration by the Sponsor and the Trustees shall bind and inure to the benefit of their respective successors and assigns, whether so expressed.

SECTION 15.6   Partial Enforceability.
               ----------------------

          If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to Persons or cir-cumstances other than those to which it is held invalid, shall not be affected thereby.

SECTION 15.7   Counterparts.
               ------------

          This Declaration may contain more than one counterpart of the sig-nature page and this Declaration may be executed by the affixing of the signature of each of the Trustees to one or more of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.


          IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.


                                        /s/ James J. Little
                                        -----------------------------------
                                        James J. Little
                                        as Administrative Trustee


                                        /s/ Jon W. Park
                                        -----------------------------------
                                        Jon W. Park
                                        as Administrative Trustee


                                        /s/ H. Stewart Fitz Gibbon III
                                        -----------------------------------
                                        H. Stewart Fitz Gibbon III
                                        as Administrative Trustee


                                        DELAWARE TRUST CAPITAL
                                        MANAGEMENT, INC.
                                        as Delaware Trustee


                                        By: /s/ Richard N. Smith
                                            ______________________________
                                            Name: Richard N. Smith
                                            Title: Vice President


                                        FIRSTAR TRUST COMPANY
                                        as Property Trustee


                                        By: /s/ Charles F. Pedersen
                                            ______________________________
                                            Name: Charles F. Pedersen
                                            Title: Assistant Vice President

                                        By: /s/ Yvonne Siira
                                            ______________________________
                                            Name: Yvonne Sirra
                                            Title: Assistant Secretary


                                        FIRSTFEDERAL FINANCIAL SERVICES CORP.
                                        as Sponsor and Debenture Issuer


                                        By: /s/ James J. Little
                                            ______________________________
                                            Name: James J. Little
                                            Title: President and Chief
                                                   Operating Officer



                                   ANNEX I


                                   TERMS OF
                    8.67% CAPITAL SECURITIES, SERIES A/SERIES B
                           8.67% COMMON SECURITIES


          Pursuant to Section 7.1 of the Amended and Restated Declaration of Trust, dated as of February 13, 1998 (as amended from time to time, the "Declaration"), the designation, rights, privileges, restrictions, prefer-ences and other terms and provisions of the Securities are set out below (each capitalized term used but not defined herein has the meaning set forth in the Declaration or, if not defined in such Declaration, as defined in the Offering Memorandum referred to below in Section 2(c) of this Annex I):

          1.   Designation and Number.
               ----------------------

          (a)  Capital Securities.  50,000 Series A Capital Securities of
               ------------------
the Trust and 50,000 Series B Capital Securities of the Trust, each series with an aggregate liquidation amount with respect to the assets of the Trust of fifty million dollars ($50,000,000), and each with a liquidation amount with respect to the assets of the Trust of $1,000 per security, are hereby designated for the purposes of identification only as "8.67% Capital Securi-ties, Series A" and "8.67% Capital Securities, Series B", respectively (col-lectively, the "Capital Securities"). The certificates evidencing the Cap-ital Securities shall be substantially in the form of Exhibit A-1 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice or to conform to the rules of any exchange or quotation system on or in which the Capital Securi-ties are listed, traded or quoted.

          (b)  Common Securities.  1,547 Common Securities of the Trust
               -----------------
with an aggregate liquidation amount with respect to the assets of the Trust of one million two hundred thirty-eight thousand dollars ($1,547,000) and a liquidation amount with respect to the assets of the Trust of $1,000 per security, are hereby designated for the purposes of identification only as "8.67% Common Securities" (collectively, the "Common Securities"). The cer-tificates evidencing the Common Securities shall be substantially in the form of Exhibit A-2 to the Declaration, with such changes and additions thereto or deletions therefrom as may be required by ordinary usage, custom or practice.

          2.   Distributions.
               -------------

          (a) Distributions payable on each Security will be fixed at a rate per annum of 8.67% (the "Coupon Rate") of the liquidation amount of $1,000 per Security (the "Liquidation Amount"), such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear additional Distri-butions thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, in-cludes distributions of any and all such interest and Liquidated Damages, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Prop-erty Trustee and to the extent the Property Trustee has funds legally avail-able therefor.

          (b) Distributions on the Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from February 13, 1998 and will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing August 15, 1998 (each, a "Distribution Date"), except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such period (each an "Extension Peri-od"), during which Extension Period no interest shall be due and payable on the Debentures, provided that no Extension Period shall end on a date other
                -------- ----
than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, Distributions will continue to accumulate with additional Distributions thereon (to the extent permitted by applicable law but not at a rate greater than the rate at which interest is then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period.
Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period, provided that such extension does not cause such Extension Period,
        -------- ----
together with all such previous and further extensions within such Extension Period, to exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

          (c) Distributions on the Securities will be payable to the Holders thereof as they appear on the books and records of the Trust on the close of business on the 15th day of the month immediately preceding the month in which the relevant Distribution Date occurs, which Distribution Dates corre-spond to the Interest Payment Dates for the Debentures. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment in respect of the Capital Securities will be made as described under the heading "Description of Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer" in the Offering Memorandum dated February 10, 1998 of the Debenture Issuer and the Trust relating to the Securities and the Debentures. The relevant record dates for the Common Securities shall be the same as the record dates for the Capital Securities. Distributions payable on any Securities that are not punctually paid on any Distribution Date, as a result of the Debenture Issuer having failed to make a payment under the Debentures, will cease to be payable to the Holder on the relevant record date, and such defaulted Distribution will instead be payable to the Person in whose name such Securities are registered on the special record date or other specified date determined in accordance with the Indenture. If any date on which Distributions are payable on the Securities is not a Busi-ness Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

          (d) In the event that there is any money or other property held by or for the Trust that is not accounted for hereunder, such property shall be distributed Pro Rata (as defined herein) among the Holders.

          3.   Liquidation Distribution Upon Dissolution.
               -----------------------------------------

          In the event of any dissolution of the Trust, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing to the Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, a Like Amount (as defined below) of the Deben-tures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such Holders will be entitled to receive out of the assets of the Trust legally available for distribution to Holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount of $1,000 per Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution").

          "Like Amount" means (i) with respect to a redemption of the Securities, Securities having a Liquidation Amount equal to the principal amount of Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Debentures upon the liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Securities of the Holder to whom such Debentures are distributed.

          If, upon any such liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Securities shall be paid on a Pro Rata basis.

          4.   Redemption and Distribution.
               ---------------------------

          (a) Upon the repayment of the Debentures in whole or in part, at maturity or otherwise (either at the option of the Debenture Issuer or pursuant to a Special Event, as described below), the proceeds from such repayment shall be simultaneously applied by the Property Trustee (subject to the Property Trustee having received written notice no later than 45 days prior to such repayment) to redeem a Like Amount of the Securities at a re-demption price equal to (i) in the case of the repayment of the Debentures on the Maturity Date, the Maturity Redemption Price (as defined below), (ii) in the case of the optional prepayment of the Debentures prior to the Initial Optional Redemption Date and upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (as defined below) and
(iii) in the case of the optional prepayment of the Debentures on or after the Initial Optional Redemption Date, the Optional Redemption Price (as defined below). The Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price are referred to collectively as the "Redemption Price". Holders will be given not less than 30 nor more than 60 days' prior written notice of such redemption.

          (b) (i) The "Maturity Redemption Price", with respect to a redemption of Securities, shall mean an amount equal to the principal of and accrued and unpaid interest on the Debentures as of the Maturity Date thereof.

          (ii) In the case of an optional redemption, if fewer than all the outstanding Securities are to be so redeemed, the Common Securities and the Capital Securities shall be redeemed Pro Rata and the Capital Securities to be redeemed will be determined as described in Section 4(f)(ii) below. Upon the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Debentures thereafter will be subject to optional redemption, in whole, but not in part, on or after the Initial Optional Redemption Date.

          The Debenture Issuer shall have the right (subject to the conditions in the Indenture) to elect to redeem the Debentures, in whole or in part, at any time on or after February 15, 2008 (the "Initial Optional Redemption Date"), and, simultaneous with such redemption, to cause a Like Amount of the Securities to be redeemed by the Trust at the Optional Redemption Price on a Pro Rata basis. "Optional Redemption Price" shall mean a price equal to the percentage of the liquidation amount of Securities to be redeemed plus accumulated and unpaid Distributions thereon, if any, to the date of such redemption if redeemed during the 12-month period beginning February 15 of the years indicated below:

                                   Percentage of
     Year                            Principal
     ----                          -------------

     2008                             104.335%
     2009                             103.902%
     2010                             103.468%
     2011                             103.035%
     2012                             102.601%
     2013                             102.168%
     2014                             101.734%
     2015                             101.301%
     2016                             100.867%
     2017                             100.434%
     2018 and thereafter              100.000%

          (c) If at any time a Tax Event or a Regulatory Capital Event (each as defined below, and each a "Special Event") occurs, the Debenture Issuer shall have the right (subject to the conditions set forth in the Indenture) at any time prior to the Initial Optional Redemption Date, to redeem the Debentures in whole, but not in part, within the 90 days following the occur-rence of such Special Event (the "90 Day Period"), and, simultaneous with such redemption, to cause a Like Amount of the Securities to be redeemed by the Trust at the Special Event Redemption Price on a Pro Rata basis.

          "Make-Whole Amount" shall mean an amount equal to the greater of
(x) 100% of the principal of Debentures or (y) the sum, as determined by a Quotation Agent (as defined in the Indenture), of the present values of the remaining scheduled payments of principal and interest on the Debentures, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in the Indenture), plus, in the case of each of clauses (x) and (y), accrued and unpaid interest thereon, if any, to the date of redemption.

          A "Tax Event" shall occur upon receipt by the Debenture Issuer and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after February 10, 1998, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) the interest payable by the Debenture Issuer on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Debenture Issuer, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Regulatory Capital Event" shall mean the receipt by the Debenture Issuer and the Trust of an opinion of independent bank regulatory counsel experienced in such matters to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws(or any regulations thereunder) of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Debenture Issuer or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after February 10, 1998, the Capital Securities do not constitute, or within 90 days of the date of such opinion will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of the
                      --------  -------
Debentures in connection with the liquidation of the Trust by the Debenture Issuer shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

          "Special Event Redemption Price" shall mean, with respect to any redemption of Securities following a Special Event, an amount in cash equal to the Make-Whole Amount.

          (d) On and from the date fixed by the Administrative Trustees for any distribution of Debentures and liquidation of the Trust: (i) the Securi-ties will no longer be deemed to be outstanding, (ii) the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee), as the Holder of the Capital Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution, and (iii) any certificates representing Securities not held by the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) will be deemed to represent beneficial interests in a Like Amount of Debentures until such certificates are presented to the Debenture Issuer or its agent for transfer or reissue.

          (e) The Trust may not redeem fewer than all the outstanding Securities unless all accumulated and unpaid Distributions have been paid on all Securities for all semi-annual Distribution periods terminating on or before the date of redemption.

          (f) The procedure with respect to redemptions or distributions of Securities shall be as follows:

          (i) Notice of any redemption of, or notice of distribution of Debentures in exchange for, the Securities (a "Redemption/Distribution Notice") will be given by the Trust by mail to each Holder to be re-deemed or exchanged not fewer than 30 nor more than 60 days before the date fixed for redemption or exchange thereof which, in the case of a redemption, will be the date fixed for redemption of the Debentures.
     For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 4(f)(i), a Redemption/ Distribution Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage pre-paid, to Holders. Each Redemption/Distribution Notice shall be addressed to the Holders at the address of each such Holder appearing in the books and records of the Trust. No defect in the Redemp-tion/Distribution Notice or in the mailing of either thereof with re-spect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

          (ii) In the event that fewer than all the outstanding Securities are to be redeemed, the particular Securities to be redeemed shall be selected on a Pro Rata basis (based upon Liquidation Amounts) not more than 60 nor less than 30 days prior to the date fixed for redemption from the outstanding Securities not previously called for redemption; provided, however, that with respect to Holders that would be required to
     --------  -------
     hold less than 100 but more than zero Securities as a result of such redemption, the Trust shall redeem Securities of each such Holder so that after such redemption such Holder shall hold either 100 Securities or such Holder no longer holds any Securities, and shall use such method (including, without limitation, by lot) as the Trust shall deem fair and appropriate; provided, further, that any such redemption may be made
                  --------  -------
     on the basis of the aggregate Liquidation Amount of Securities held by each Holder thereof and may be made by making such adjustments as the Trust deems fair and appropriate in order that fractional Securities shall not thereafter remain outstanding. In respect of Capital Securities registered in the name of and held of record by the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee) or any nominee, the distribution of the proceeds of such redemption will be made to the Clearing Agency and disbursed by such Clearing Agency in accordance with the procedures applied by such agency or nominee.

          (iii) If Securities are to be redeemed and the Trust gives a Redemption/Distribution Notice (which notice will be irrevocable), then
     (A) with respect to Capital Securities issued in book-entry form, by 12:00 noon, New York City time, on the redemption date, provided that
                                                             -------- ----
     the Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures by 10:00 a.m., New York City time, on the Maturity Date or the date of redemption, as the case requires, the Property Trustee will deposit irrevocably with the Clearing Agency or its nominee (or successor Clearing Agency or its nominee) immediately available funds sufficient to pay the applicable Redemption Price with respect to such Capital Securities and will give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the relevant Clearing Agency Participants, and (B) with respect to Capital Securities issued in certificated form and Common Securities, provided that the
                                                        -------- ----
     Debenture Issuer has paid the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Debentures, the Property Trustee will irrevocably deposit with the paying agent for the Capital Securities (if other than the Property Trustee) funds sufficient to pay the applicable Redemption Price to the Holders by check mailed to the address of the relevant Holder appearing on the books and records of the Trust on the redemption date, and provided further, that any such payment shall become due only upon
     -------- -------
     surrender by the Holder of the related certificated Capital Securities. If a Redemption/ Distribution Notice shall have been given and funds deposited as required, if applicable, then immediately prior to the close of business on the date of such deposit, or on the redemption date, as applicable, Distributions will cease to accumulate on the Securities so called for redemption and all rights of Holders so called for redemption will cease, except the right of the Holders of such Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Securities shall cease to be outstanding.

          (iv) Payment of accumulated and unpaid Distributions on the Redemption Date of the Securities will be subject to the rights of Holders on the close of business on a regular record date in respect of a Distribution Date occurring on or prior to such Redemption Date.

          Neither the Administrative Trustees nor the Trust shall be required to register or cause to be registered the transfer of (i) any Securities beginning on the opening of business 15 days before the day of mailing of a notice of redemption or any notice of selection of Securities for redemption or (ii) any Securities selected for redemption except the unredeemed portion of any Security being redeemed. If any date fixed for redemption of Securi-ties is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). If payment of the Redemption Price in respect of any Securities is improperly withheld or refused and not paid either by the Property Trustee or by the Sponsor as guarantor pursuant to the relevant Securities Guarantee, Distribu-tions on such Securities will continue to accumulate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

          (v) Redemption/Distribution Notices shall be sent by the Property Trustee on behalf of the Trust to (A) in respect of Capital Securities issued in book-entry form, the Clearing Agency or its nominee (or any successor Clearing Agency or its nominee), (B) in respect of Capital Securities issued in certificated form, to the Holders thereof, and (C) in respect of the Common Securities, to the Holders thereof.

          (vi) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and banking laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

          5.   Voting Rights - Capital Securities.
               ----------------------------------

          (a) Except as provided under Sections 5(b), 6(b) and 7 and as otherwise required by law and the Declaration, the Holders of the Capital Securities will have no voting rights.

          (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on such Debenture Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section 5.07 of the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the
--------  -------
consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Capital Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes after taking any such action into account.

          If an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay principal of or premium, if any, or interest on the Debentures on the due date (or, in the case of redemption, on the redemption date), then a Holder of Capital Securities may institute a proceeding directly against the Debenture Issuer for enforcement of payment to such Holder of the principal of or premium, if any, or interest on a Like Amount of Debentures (a "Direct Action") on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Common Securities Holder will be subrogated to the rights of such Holder of Capital Securities to the extent of any payment made by the Debenture Issuer to such Holder of Capital Securities in such Direct Action. Except as provided in the second preceding sentence, the Holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

          Any approval or direction of Holders of Capital Securities may be given at a separate meeting of Holders of Capital Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which Holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Capital Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consent.

          No vote or consent of the Holders of the Capital Securities will be required for the Trust to redeem and cancel Capital Securities or to distribute the Debentures in accordance with the Declaration and the terms of the Securities.

          Notwithstanding that Holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Sponsor or any Affiliate of the Sponsor shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

          6.   Voting Rights - Common Securities.
               ---------------------------------

          (a) Except as provided under Sections 6(b), 6(c), and 7 or as otherwise required by law and the Declaration, the Holders of the Common Securities will have no voting rights.

          (b) Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by the Holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the Holders of a Majority in liquidation amount of the outstand-ing Capital Securities. In no event will the Holders of the Capital Securi-ties have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Sponsor as the Holder of the Common Securities. No resignation or removal of a Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

          (c) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Debenture Trustee with respect to the Debentures, (ii) waive any past default that is waivable under Section
5.07 of the Indenture, (iii) exercise any right to rescind or annul a decla-ration of acceleration of the maturity of the principal of the Debentures or
(iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of a Majority in liquidation amount of all outstanding Common Securities; provided,
                                                         --------
however, that where a consent under the Indenture would require the consent
-------
of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each Holder of the Common Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Common Securities except by subsequent vote of such Holders. The Property Trustee shall notify each Holder of Common Securities of any notice of default with respect to the Debentures. In addition to obtaining the foregoing approvals of such Holders of the Common Securities, prior to taking any of the foregoing actions, the Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes after taking any such action into account.

          If an Event of Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Debenture Issuer to pay principal of or premium, if any, or interest on the Debentures on the due date (or in the case of redemption, on the redemption date), then a Holder of Common Securities may institute a Direct Action directly against the Debenture Issuer for enforcement of payment to such Holder of the princi-pal of or premium, if any, or interest on a Like Amount of Debentures on or after the respective due date specified in the Debentures. In connection with such Direct Action, the rights of the Common Securities Holder will be subordinated to the rights of such Holder of Capital Securities in respect of any payment from the Debenture Issuer in such Direct Action. Except as provided in the second preceding sentence, the Holders of Common Securities will not be able to exercise directly any other remedy available to the holders of the Debentures.

          Any approval or direction of Holders of Common Securities may be given at a separate meeting of Holders of Common Securities convened for such purpose, at a meeting of all of the Holders of Securities in the Trust or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which Holders of Common Securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of Common Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such Holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents.

          No vote or consent of the Holders of the Common Securities will be required for the Trust to redeem and cancel Common Securities or to dis-tribute the Debentures in accordance with the Declaration and the terms of the Securities.

          7.   Amendments to Declaration.
               -------------------------

          In addition to the requirements set out in Section 12.1 of the Declaration, the Declaration may be amended from time to time by the Sponsor, the Property Trustee and the Administrative Trustees without the consent of the Holders (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provisions, or to make any other provisions with respect to matters or questions arising under the Declaration which shall not be inconsistent with the other provisions of the Declaration, (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Securities are outstanding or to ensure that the Trust will not be required to register as an Investment Company under the Investment Company Act or (iii) to modify, eliminate or add any provisions of the Declaration to such extent as shall be necessary to enable the Trust or the Sponsor to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement; provided, however, that in each case, such
                               --------  -------
action shall not adversely affect in any material respect the interests of any Holder, and any such amendments of the Declaration shall become effective when notice thereof is given to the Holders. The Declaration may also be amended by the Trustees and the Sponsor with (i) the consent of Holders representing a Majority in liquidation amount of all outstanding Securities, and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an Investment Company under the Investment Company Act; provided, however, that, without the consent of
                        --------  -------
each Holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on, or the payment required to be made in respect of, the Trust Securities as of a specified date or
(ii) restrict the right of a Holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

          8.   Pro Rata.
               --------

          A reference in these terms of the Securities to any payment, dis-tribution or treatment as being "Pro Rata" shall mean pro rata to each Holder according to the aggregate liquidation amount of the Securities held by the relevant Holder in relation to the aggregate liquidation amount of all Securities outstanding unless, in relation to a payment, an Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each Holder of the Capital Securities pro rata according to the aggregate liquidation amount of Capital Securities held by the relevant Holder relative to the aggregate liquidation amount of all Capital Securities outstanding and then, only after satisfaction of all amounts owed to the Holders of the Capital Securities, to each Holder of Common Securities pro rata according to the aggregate liquidation amount of Common Securities held by the relevant
Holder relative to the aggregate liquidation amount of all Common Securities outstanding.

          9.   Ranking.
               -------

          The Capital Securities rank pari passu with the Common
                                      ---- -----
Securities and payment thereon shall be made Pro Rata with the Common Securi-ties, except that, if an Event of Default under the Declaration occurs and is continuing, no payments in respect of Distributions on, or payments upon liquidation, redemption or otherwise with respect to, the Common Securities shall be made until the Holders of the Capital Securities shall be paid in full the Distributions, Redemption Price, Liquidation Distribution and other payments to which they are entitled at such time.

          10. Acceptance of Capital Securities Guarantee, Common Securities Guarantee, Indenture and Debentures.
               -----------------------------------

          Each Holder of Capital Securities and Common Securities, by the acceptance thereof, agrees to the provisions of the Capital Securities Guarantee, the Common Securities Guarantee, the Indenture and the Debentures, as applicable, including the subordination provisions therein.

          11.  No Preemptive Rights.
               --------------------

          The issuance of Capital Securities and the issuance of Common Securities is not subject to preemptive or other similar rights. The Holders shall have no preemptive or similar rights to subscribe for any additional securities.

          12.  Miscellaneous.
               -------------

          These terms constitute a part of the Declaration.

          The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee or the Common Securities Guarantee, as applicable, and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.



                                 EXHIBIT A-1

                     FORM OF CAPITAL SECURITY CERTIFICATE

                          (FORM OF FACE OF SECURITY)

          (IF THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY, INSERT:
THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGIS-TERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANS-FER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO THE TRUST OR ITS AGENT FOR REGIS-TRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)

          (THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANS-FERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRSTFEDERAL FINANCIAL SERVICES CORP. (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED
INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR,
FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CON-NECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF SIGNAL CAPITAL TRUST I
(THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
(i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED FEBRUARY 10, 1998. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.)

          THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASE OR HOLDER OF THE CAPITAL SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT A PLAN OR PLAN ASSET ENTITY OR
(ii) THE ACQUISITION AND HOLDING OF THIS CAPITAL SECURITY BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR IS EXEMPT FROM ANY SUCH PROHIBITION.

          THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY ATTEMPTED TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

Certificate Number: _______________     Aggregate Liquidation
                                        Amount: $_____________

CUSIP Number: ____________



                  Certificate Evidencing Capital Securities

                                     of

                            Signal Capital Trust I


                     8.67% Capital Securities, Series A
               (liquidation amount $1,000 per Capital Security)

          Signal Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________ (the "Holder") is the registered owner of ($_________ in aggregate liquidation amount of Capital Securities of the Trust)/F1/ (the aggregate liquidation amount of Capital Securities of the Trust specified in Schedule A hereto)/F2/ representing undivided preferred beneficial interests in the assets of the Trust designated the 8.67% Capital Securities, Series A// (liquidation amount $1,000 per Capital Security) (the "Capital Securiti-es"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all re-spects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of February 13, 1998, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declara-tion. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Decla-ration, the Capital Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

          Upon receipt of this Certificate, the Holder is bound by the Decla-ration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

--------------------
     /F1/ Insert in Definitive Capital Securities only.
     /F2/ Insert in Global Capital Securities only./

          By acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

          IN WITNESS WHEREOF, the Trust has executed this certificate this __ day of _________, ____.




                         SIGNAL CAPITAL TRUST I


                         By:________________________________
                            Name:
                            Administrative Trustee


          PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Capital Securities referred to in the within-mentioned Declaration.

Dated:  __________ __, ____


                         FIRSTAR TRUST COMPANY,
                         not in its individual capacity but solely as Proper-ty Trustee


                         By: _________________________________
                                   Authorized Signatory







                        (FORM OF REVERSE OF SECURITY)

          Distributions payable on each Capital Security will be fixed at a rate per annum of 8.67% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Deben-tures. The term "Distributions", as used herein, includes such cash distri-butions and any and all such interest and Liquidated Damages, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

          Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from February 13, 1998 and will be payable semi-annually in arrears, on February 15 and August 15 of each year, commencing August 15, 1998, except as otherwise described below. Distribu-tions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an
-------- ----
Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures.  As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period.  Prior to the termination of any
Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such
                                                     -------- ----
Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension
Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture
Issuer may commence a new Extension Period, subject to the above requirements.

          Subject to receipt by the Sponsor of any and all required regulato-ry approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time dissolve the Trust and cause, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

          The Capital Securities shall be redeemable as provided in the Declaration.

                            _____________________


                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
       (Insert assignee's social security or tax identification number)


_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
                  (Insert address and zip code of assignee)



and irrevocably appoints
_____________________________________________________________________________
_____________________________________________________________________________
___________________________________________________________ agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.


Date: _______________________

Signature: __________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee/***/:     ___________________________________


_______________
*** Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


(Include the following if the Capital Security bears a Restricted Securities Legend --

In connection with any transfer of any of the Capital Securities evidenced by this Certificate, the undersigned confirms that such Capital Securities are being:

CHECK ONE BOX BELOW

     (1)  / /  exchanged for the undersigned's own account without transfer;
               or

     (2) / / transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3) / / transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933 that is acquiring the Capital Securities for its own account, or for the account of such an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in con-nection with, any distribution in violation of the Securities Act of 1933; or

     (4) / / transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933; or

     (5)  / /  transferred pursuant to an effective registration statement.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Capital Securities evidenced by this Certificate in the name of any Person other than the Holder hereof; provided, however, that if box
                                     --------  -------
(3) or (4) is checked, the Registrar may require, prior to registering any such transfer of the Capital Securities, such legal opinions, certifications and other information as the Trust has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that (i) if box (2) is checked, by acceptance of this
          --------  -------
Certificate, the transferee shall be deemed to have certified that it is a "qualified institutional buyer" (as defined in Rule 144A) acquiring the Capital Securities for its own account or for the account of another QIB over which it exercises sole investment discretion and that it is aware that the Holder is relying upon the exemption from registration afforded by Rule 144A in respect of the Holder's transfer of Capital Securities to it or (ii) if box (3) is checked, the transferee must also provide to the Registrar a Transferee Letter of Representation in the form attached to the Offering Memorandum of the Trust dated February 10, 1998; provided, further, that
                                                 --------  -------
after the date that a registration statement has been filed and so long as such Registration Statement continues to be effective, only then may the Registrar permit transfers for which box (5) has been checked.



                              ___________________________________________
                                               Signature




                                 EXHIBIT A-2

                     FORM OF COMMON SECURITY CERTIFICATE

          THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS COMMON SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANS-FERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS COMMON SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS COMMON SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH FIRSTFEDERAL FINANCIAL SERVICES CORP. (THE "CORPORATION") OR ANY "AFFILIATE" OF THE CORPORATION WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE CORPORATION, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS COMMON SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS COMMON SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF SIGNAL CAPITAL TRUST I (THE "TRUST") AND THE CORPORATION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE
(D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED FEBRUARY 10, 1998. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS COMMON SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.



                   Certificate Evidencing Common Securities

                                      of

                            Signal Capital Trust I


                           8.67% Common Securities
               (liquidation amount $1,000 per Common Security)


          Signal Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that FirstFederal Financial Services Corp. (the "Holder") is the registered owner of ______________________________ ($______________) common securities of the
Trust representing undivided beneficial interests in the assets of the Trust designated the 8.67% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). The Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of February 13, 1998, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Common Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Common Securities Guarantee and the Indenture (including any supplemental indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

          Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Common Securities Guarantee to the extent provided therein.

          By acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.



          IN WITNESS WHEREOF, the Trust has executed this certificate this ____ day of _______________, ____.


                                   SIGNAL CAPITAL TRUST I


                                   By:________________________________
                                      Name:
                                      Administrative Trustee





                        (FORM OF REVERSE OF SECURITY)

          Distributions payable on each Common Security will be fixed at a rate per annum of 8.67% (the "Coupon Rate") of the liquidation amount of $1,000 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes such cash distributions and any and all such interest and Liquidated Damages, if any, payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Prop-erty Trustee and to the extent the Property Trustee has funds legally avail-able therefor.

          Distributions on the Common Securities will be cumulative, will accrue from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from February 13, 1998 and will be payable semi-annually in arrears, on February 15 and August 15 of each year, commenc-ing August 15, 1998, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an
-------- ----
Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwith-standing such deferral, Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period,
                                         -------- ----
together with all such previous and further extensions within such Extension Period, may not (i) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

          Subject to the receipt by the Sponsor of any and all required regulatory approvals and to certain other conditions set forth in the Decla-ration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time terminate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

          The Common Securities shall be redeemable as provided in the Declaration.

          Under certain circumstances, the right of the holders of the Common Securities shall be subordinate to the rights of the holders of the Capital Securities, as provided in the Declaration.







                                                                  EXHIBIT 4.6
                                                                  -----------

                         CAPITAL SECURITY CERTIFICATE

     (THIS CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("THE CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS CAPITAL SECURITY IS EXCHANGEABLE FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.)

     THE CAPITAL SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY SUCH TRANSFER OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.



Certificate Number:                             Aggregate Liquidation Amount:
CUSIP Number:                                             $

                  Certificate Evidencing Capital Securities
                                      of
                            SIGNAL CAPITAL TRUST I

                     8.67%  Capital Securities, Series B
             (liquidation amount of $1,000 per Capital Security)

     SIGNAL CAPITAL TRUST I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede &
Co. (the "Holder") is the registered owner of ($         ) in aggregate
liquidation amount of Capital Securities of the Trust representing undivided preferred beneficial interests in the assets of the Trust designated the 8.67% Capital Securities, Series B (liquidation amount of $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of February 13, 1998, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used but not defined herein shall have the meaning given them in the Declaration. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the Indenture (including any supplement indenture) to a Holder without charge upon written request to the Trust at its principal place of business.

     Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder and to the benefits of the Capital Securities Guarantee to the extent provided therein.

     By acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.


     IN WITNESS WHEREOF, the Trust has executed this certificate this   th
day of (      ), 1998.

                         SIGNAL CAPITAL TRUST I


                         By: ________________________________________
                             Name:
                             Administrative Trustee




               PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION


     This is one of the Capital Securities referred to in the within-mentioned Declaration.


Dated:  (      ), 1998

                              FIRSTAR TRUST COMPANY,
                                   as Property Trustee

                              By:________________________________________
                                           Authorized Signatory

                              By:________________________________________
                                           Authorized Signatory







                             REVERSE OF SECURITY

          Distributions payable on each Capital Security will be fixed at a rate per annum of 8.67% (the "Coupon Rate") of the liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). Pursuant to the Registration Rights Agreement, in certain limited circumstances the Debenture Issuer will be required to pay Liquidated Damages (as defined in the Registration Rights Agreement) with respect to the Debentures. The term "Distributions", as used herein, includes such cash distributions and any such interest and any Liquidated Damages payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds legally available therefor.

     Distributions on the Capital Securities will be cumulative, will accumulate from the most recent date to which Distributions have been paid or, if no Distributions have been paid, from February 13, 1998, and will be payable semi-annually in arrears on August 15 and February 15 of each year, commencing on August 15, 1998, except as otherwise described below. Distributions shall be computed on the basis of a 360-day year consisting of twelve 30-day months. As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 10 consecutive calendar semi-annual periods, including the first such semi-annual period during such extension period (each an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date for the Debentures or extend beyond the Maturity Date of the Debentures. As a consequence of such deferral, Distributions will also be deferred. Notwithstanding such deferral, semi-annual Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not (i) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, (ii) end on a date other than an Interest Payment Date for the Debentures or (iii) extend beyond the Maturity Date of the Debentures. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

     Subject to receipt by the Sponsor of any required regulatory approvals and to certain other conditions set forth in the Declaration and the Indenture, the Property Trustee may, at the direction of the Sponsor, at any time terminate the Trust and cause the Debentures to be distributed to the holders of the Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Securities to be redeemed by the Trust.

     The Capital Securities shall be redeemable as provided in the Declaration.



                         -------------------------

                                ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
     (Insert assignee's social security or tax identification number)

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
                 (Insert address and zip code of assignee)

and irrevocably appoints
_____________________________________________________________________________
_____________________________________________________________________________
__________________________________________________________________ agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:  ____________________

Signature: ________________________________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)

Signature Guarantee/*/: ________________________________________


--------------------------

/*/    Signature must be guaranteed by an "eligible guarantor institution"
that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.




                                                                  EXHIBIT 4.7
                                                                  -----------


                   ========================================

               SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT

                    FIRSTFEDERAL FINANCIAL SERVICES CORP.

                       Dated as of (           ), 1998

                   ========================================







                              TABLE OF CONTENTS


                                                                         Page
                                                                         ----

                                  ARTICLE I

                        DEFINITIONS AND INTERPRETATION

SECTION 1.1    Definitions and Interpretation . . . . . . . . . . . . . . -2-

                                  ARTICLE II
                             TRUST INDENTURE ACT

SECTION 2.1    Trust Indenture Act; Application . . . . . . . . . . . . . -5-
SECTION 2.2    Lists of Holders of Securities . . . . . . . . . . . . . . -6-
SECTION 2.3    Reports by the Capital Securities Guarantee Trustee  . . . -6-
SECTION 2.4    Periodic Reports to Capital Securities Guarantee Trustee . -6-
SECTION 2.5    Evidence of Compliance with Conditions Precedent . . . . . -7-
SECTION 2.6    Waiver of Events of Default  . . . . . . . . . . . . . . . -7-
SECTION 2.7    Notice of Events of Default  . . . . . . . . . . . . . . . -7-
SECTION 2.8    Conflicting Interests  . . . . . . . . . . . . . . . . . . -7-

                                 ARTICLE III
                         POWERS, DUTIES AND RIGHTS OF
                     CAPITAL SECURITIES GUARANTEE TRUSTEE . . . . . . . . -8-

SECTION 3.1    Powers and Duties of the Capital Securities Guarantee
               Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . -8-
SECTION 3.2    Certain Rights of Capital Securities Guarantee Trustee .  -10-
SECTION 3.3.   Not Responsible for Recitals or Issuance of Series B Capital
               Securities Guarantee . . . . . . . . . . . . . . . . . .  -12-

                                  ARTICLE IV
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1    Capital Securities Guarantee Trustee; Eligibility  . . .  -12-
SECTION 4.2    Appointment, Removal and Resignation of Capital
               Securities Guarantee Trustee . . . . . . . . . . . . . .  -13-

                                  ARTICLE V
                                  GUARANTEE

SECTION 5.1    Guarantee  . . . . . . . . . . . . . . . . . . . . . . .  -14-
SECTION 5.2    Waiver of Notice and Demand  . . . . . . . . . . . . . .  -14-
SECTION 5.3    Obligations Not Affected . . . . . . . . . . . . . . . .  -14-
SECTION 5.4    Rights of Holders  . . . . . . . . . . . . . . . . . . .  -15-
SECTION 5.5    Guarantee of Payment . . . . . . . . . . . . . . . . . .  -16-
SECTION 5.6    Subrogation  . . . . . . . . . . . . . . . . . . . . . .  -16-
SECTION 5.7    Independent Obligations  . . . . . . . . . . . . . . . .  -16-

                                  ARTICLE VI
                  LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1    Limitation of Transactions . . . . . . . . . . . . . . .  -16-
SECTION 6.2    Ranking  . . . . . . . . . . . . . . . . . . . . . . . .  -17-

                                 ARTICLE VII
                                 TERMINATION

SECTION 7.1    Termination  . . . . . . . . . . . . . . . . . . . . . .  -18-

                                 ARTICLE VIII
                               INDEMNIFICATION

SECTION 8.1    Exculpation  . . . . . . . . . . . . . . . . . . . . . .  -18-
SECTION 8.2    Compensation and Indemnification . . . . . . . . . . . .  -18-

                                  ARTICLE IX
                                MISCELLANEOUS

SECTION 9.1    Successors and Assigns . . . . . . . . . . . . . . . . .  -19-
SECTION 9.2    Amendments . . . . . . . . . . . . . . . . . . . . . . .  -19-
SECTION 9.3    Notices  . . . . . . . . . . . . . . . . . . . . . . . .  -19-
SECTION 9.4    Benefit  . . . . . . . . . . . . . . . . . . . . . . . .  -21-
SECTION 9.5    Governing Law  . . . . . . . . . . . . . . . . . . . . .  -21-





                            CROSS REFERENCE TABLE

Section of Trust                                                   Section of
Indenture Act of                                                    Guarantee
1939, as amended                                                    Agreement
----------------                                                   ----------

310(a)  .....................................................         4.1(a)
310(b)  .....................................................    4.1(c), 2.8
310(c)  .....................................................   Inapplicable
311(a)  .....................................................          2.2(b)
311(b)  .....................................................          2.2(b)
311(c)  .....................................................    Inapplicable
312(a)  .....................................................          2.2(a)
312(b)  .....................................................          2.2(b)
313     .....................................................             2.3
314(a)  .....................................................             2.4
314(b)  .....................................................    Inapplicable
314(c)  .....................................................             2.5
314(d)  .....................................................    Inapplicable
314(e)  .....................................................   1.1, 2.5, 3.2
314(f)  .....................................................        2.1, 3.2
315(a)  .....................................................          3.1(d)
315(b)  .....................................................             2.7
315(c)  .....................................................          3.1(c)
315(d)  .....................................................          3.1(d)
316(a)  .....................................................   1.1, 2.6, 5.4
316(b)  .....................................................             5.3
316(c)  .....................................................             9.2
317(a)  .....................................................    Inapplicable
317(b)  .....................................................    Inapplicable
318(a)  .....................................................          2.1(a)
318(c)  .....................................................          2.1(b)

__________________

* This Cross-Reference Table does not constitute part of this Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.







               SERIES A CAPITAL SECURITIES GUARANTEE AGREEMENT

          This SERIES B CAPITAL SECURITIES GUARANTEE AGREEMENT (the "Series B
Capital Securities Guarantee"), dated as of (          ), 1998, is executed
and delivered by FirstFederal Financial Services Corp., an Ohio corporation (the "Guarantor"), and Firstar Trust Company, as trustee (the "Capital Securities Guarantee Trustee" or "Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Series B Capital Securities (as defined herein) of Signal Capital Trust I, a Delaware statutory business trust (the "Issuer").

          WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of February 13, 1998, among the trustees of the Issuer, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof 50,000 capital securities, having an aggregate liquidation amount of $50,000,000, such capital securities being designated the 8.67% Capital Securities, Series B (the "Series B Capital Securities").

          WHEREAS, pursuant to a Guarantee Agreement (the "Series A Capital Securities Guarantee"), dated as of February 13, 1998, between the Guarantor and the Capital Securities Guarantee Trustee, the Guarantor has agreed, in the event it exchanges any Series B Capital Securities for Series A Capital Securities pursuant to the Registration Rights Agreement, dated as of February 10, 1998 (the "Registration Rights Agreement"), among the Guarantor, the Issuer and the Initial Purchaser named therein, to enter into this Series B Capital Securities Guarantee.

          WHEREAS, as incentive for the Holders to exchange the Series A Capital Securities for the Series B Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Series B Capital Securities Guarantee, to pay the Guarantee Payments (as defined below) to the Holders of the Series B Capital Securities, and the Guarantor agrees to make certain other payments on the terms and conditions set forth herein.

          WHEREAS, the Guarantor has executed and delivered a guarantee agreement (the "Common Securities Guarantee"), dated as of February 13, 1998, for the benefit of the holders of the Common Securities (as defined herein), the terms of which provide that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of Holders of Series A Capital Securities and the Series B Capital Securities to receive Guarantee Payments under the Series A Capital Securities Guarantee and this Series B Capital Securities Guarantee, as the case may be.

          NOW, THEREFORE, in consideration of the purchase by each Holder of Series B Capital Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Series B Capital Securities Guarantee for the benefit of the Holders.


                                  ARTICLE I
                        DEFINITIONS AND INTERPRETATION

     SECTION 1.1    Definitions and Interpretation
                    ------------------------------

          In this Series B Capital Securities Guarantee, unless the context otherwise requires:

          (a) capitalized terms used in this Series B Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

          (b) terms defined in the Declaration as at the date of execution of this Series B Capital Securities Guarantee have the same meaning when used in this Series B Capital Securities Guarantee unless otherwise defined in this Series B Capital Securities Guarantee;

          (c) a term defined anywhere in this Series B Capital Securities Guarantee has the same meaning throughout;

          (d) all references to "the Series B Capital Securities Guarantee" or "this Series B Capital Securities Guarantee" are to this Series B Capital Securities Guarantee as modified, supplemented or amended from time to time;

          (e) all references in this Series B Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Series B Capital Securities Guarantee, unless otherwise specified;

          (f) a term defined in the Trust Indenture Act has the same meaning when used in this Series B Capital Securities Guarantee, unless otherwise defined in this Series B Capital Securities Guarantee or unless the context otherwise requires; and

          (g) a reference to the singular includes the plural and vice versa.

          "Affiliate" has the same meaning as given to that term in Rule
           ---------
405 under the Securities Act of 1933, as amended, or any successor rule thereunder.

          "Business Day" shall mean any day other than a Saturday or a
           ------------
Sunday, or a day on which banking institutions in The City of New York, Wilmington, Delaware, Milwaukee Wisconsin and Wooster, Ohio are authorized or required by law or executive order to close.

          "Capital Securities Guarantee Trustee" shall mean Firstar Trust
           ------------------------------------
Company, until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Series B Capital Securities Guarantee and thereafter means each such Successor Capital Securities Guarantee Trustee.

          "Common Securities" shall mean the securities representing
           -----------------
common undivided beneficial interests in the assets of the Issuer.

          "Corporate Trust Office" shall mean the office of the Capital
           ----------------------
Securities Guarantee Trustee at which the corporate trust business of the Capital Securities Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 1555 North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin 53212.

          "Covered Person" shall mean any Holder or beneficial owner of
           --------------
Series B Capital Securities.

          "Debentures" shall mean the series of subordinated debt
           ----------
securities of the Guarantor designated the 8.67% Junior Subordinated Deferrable Interest Debentures due February 15, 2028, Series B, held by the Property Trustee (as defined in the Declaration) of the Issuer.

          "Event of Default" shall mean a default by the Guarantor on any
           ----------------
of its payment or other obligations under this Series B Capital Securities Guarantee; provided, however, that, except with respect to default in respect of any Guarantee Payment, no default by the Guarantor hereunder shall constitute an Event of Default unless the Guarantor shall have received written notice of the default and shall not have cured such default within 60 days after receipt thereof.

          "Guarantee Payments" shall mean the following payments or
           ------------------
distributions, without duplication, with respect to the Series B Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accumulated and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Series B Capital Securities, to the extent the Issuer has funds legally available therefor at such time, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Issuer has funds legally available therefor at such time, with respect to any Series B Capital Securities called for redemption, and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Series B Capital Securities or in connection with the redemption of the Series B Capital Securities, in each case as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Series B Capital Securities to the date of payment, to the extent the Issuer has funds legally available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to Holders after satisfaction of liabilities to creditors of the Issuer as required by applicable law (in either case, the "Liquidation Distribution"). If an Event of Default has occurred and is continuing, no Guarantee Payments under the Common Securities Guarantee with respect to the Common Securities or any guarantee payment under the Common Securities Guarantee or any Other Common Securities Guarantee shall be made until the Holders of Series B Capital Securities shall be paid in full the Guarantee Payments to which they are entitled under this Series B Capital Securities Guarantee.

          "Holder" shall mean any holder, as registered on the books and
           ------
records of the Issuer, of any Series B Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Series B Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Person actually known to a Responsible Officer of the Capital Securities Guarantee Trustee to be an Affiliate of the Guarantor.

          "Indemnified Person" shall mean the Capital Securities Guarantee
           ------------------
Trustee (including in its individual capacity), any Affiliate of the Capital Securities Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Securities Guarantee Trustee.

          "Indenture" shall mean the Indenture, dated as of February 13,
           ---------
1998, between FirstFederal Financial Services Corp., as issuer of Debentures (the "Debenture Issuer"), and Firstar Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Issuer.

          "Majority in liquidation amount of the Series B Capital
           ------------------------------------------------------
Securities" shall mean, except as provided by the Trust Indenture Act, a
----------
vote by Holder(s) of Series B Capital Securities, voting separately as a class, of more than 50% of the aggregate liquidation amount (including the amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Series B Capital Securities.

          "Officers' Certificate" shall mean, with respect to any person,
           ---------------------
a certificate signed by the chairman, a vice chairman, the chief executive officer, the president, an executive or senior vice president, a vice president, the treasurer or an assistant treasurer of the Guarantor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Series B Capital Securities Guarantee shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (c) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Other Common Securities Guarantees" shall have the same meaning
           ----------------------------------
as "Other Guarantees" in the Common Securities Guarantee.

          "Other Debentures" shall mean all junior subordinated
           ----------------
debentures, other than the Debentures and the Series B Debentures (as defined in the Indenture), issued by the Guarantor from time to time and sold to trusts other than the Issuer to be established by the Guarantor, in each case similar to the Issuer.

          "Other Guarantees" shall mean all guarantees, other than this
           ----------------
Series B Capital Securities Guarantee and the Series A Capital Securities Guarantee, to be issued by the Guarantor with respect to capital securities (if any) similar to the Series B Capital Securities issued by trusts other than the Issuer to be established by the Guarantor (if any), in each case similar to the Issuer.

          "Person" shall mean a legal person, including any individual,
           ------
corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

          "Responsible Officer" shall mean, with respect to the Capital
           -------------------
Securities Guarantee Trustee, any officer within the Corporate Trust Office of the Capital Securities Guarantee Trustee with direct responsibility for the administration of this Series B Capital Securities Guarantee and also means, with respect to a particular corporate trust matter, any other officer of the Capital Securities Guarantee Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Successor Capital Securities Guarantee Trustee" shall mean a
           ----------------------------------------------
successor Capital Securities Guarantee Trustee possessing the qualifications to act as Capital Securities Guarantee Trustee under Section 4.1.

          "Trust Indenture Act" shall mean the Trust Indenture Act of
           -------------------
1939, as amended.

          "Trust Securities" shall mean the Common Securities and the
           ----------------
Series A Capital Securities and Series B Capital Securities, collectively.


                                  ARTICLE II
                             TRUST INDENTURE ACT

SECTION 2.1    Trust Indenture Act; Application
               --------------------------------

          (a) This Series B Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Series B Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Series B Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2    Lists of Holders of Securities
               ------------------------------

          (a) The Guarantor shall provide the Capital Securities Guarantee Trustee (unless the Capital Securities Guarantee Trustee is otherwise the registrar of the Series B Capital Securities) with a list, in such form as the Capital Securities Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Series B Capital Securities ("List of Holders") as of such date, (i) within fourteen (14) days after February 15 and August 15 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Capital Securities Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Capital Securities Guarantee Trustee by the Guarantor. The Capital Securities Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Capital Securities Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3    Reports by the Capital Securities Guarantee Trustee
               ---------------------------------------------------

          Within 60 days after February 15 of each year, commencing February 15, 1999, the Capital Securities Guarantee Trustee shall provide to the Holders of the Series B Capital Securities such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Securities Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4    Periodic Reports to Capital Securities Guarantee Trustee
               --------------------------------------------------------

          The Guarantor shall provide to the Capital Securities Guarantee Trustee such documents, reports and information as are required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by
Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Capital Securities Guarantee Trustee is for informational purposes only and the Capital Securities Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Capital Securities Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 2.5    Evidence of Compliance with Conditions Precedent
               ------------------------------------------------

          The Guarantor shall provide to the Capital Securities Guarantee Trustee such evidence of compliance with the conditions precedent, if any, provided for in this Series B Capital Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6    Waiver of Events of Default
               ---------------------------

          The Holders of a Majority in liquidation amount of Series B Capital Securities may, by vote, on behalf of the Holders of all of the Series B Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Series B Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7    Notice of Events of Default
               ---------------------------

          (a) The Capital Securities Guarantee Trustee shall, within 10 Business Days after the occurrence of an Event of Default with respect to this Capital Securities Guarantee actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, transmit by mail, first class postage prepaid, to all Holders of the Series B Capital Securities, notices of all such Events of Default, unless such Events of Default have been cured before the giving of such notice; provided, that, except in the case of an Event of Default arising from the non-payment of any Guarantee Payment, the Capital Securities Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Securities Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the holders of the Series B Capital Securities.

          (b) The Capital Securities Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Securities Guarantee Trustee shall have received written notice, or a Responsible Officer of the Capital Securities Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge, of such Event of Default.

SECTION 2.8    Conflicting Interests
               ---------------------

          The Declaration shall be deemed to be specifically described in this Series B Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                 ARTICLE III
                         POWERS, DUTIES AND RIGHTS OF
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 3.1    Powers and Duties of the Capital Securities Guarantee
               -----------------------------------------------------
               Trustee
               -------

          (a) This Series B Capital Securities Guarantee shall be held by the Capital Securities Guarantee Trustee for the benefit of the Holders of the Series B Capital Securities, and the Capital Securities Guarantee Trustee shall not transfer this Series B Capital Securities Guarantee to any Person except a Holder of Series B Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Securities Guarantee Trustee on acceptance by such Successor Capital Securities Guarantee Trustee of its appointment to act as Successor Capital Securities Guarantee Trustee. The right, title and interest of the Capital Securities Guarantee Trustee shall automatically vest in any Successor Capital Securities Guarantee Trustee, and such vesting and succession of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Securities Guarantee Trustee.

          (b) If an Event of Default actually known to a Responsible Officer of the Capital Securities Guarantee Trustee has occurred and is continuing, the Capital Securities Guarantee Trustee shall enforce this Series B Capital Securities Guarantee for the benefit of the Holders of the Series B Capital Securities.

          (c) The Capital Securities Guarantee Trustee, before the occurrence of any Event of Default (of which, other than in the case of Events of Default under Sections 5.01(a) and 5.01(b) of the Indenture, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing of all such Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series B Capital Securities Guarantee against the Capital Securities Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall exercise such of the rights and powers vested in it by this Series B Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (d) No provision of this Series B Capital Securities Guarantee shall be construed to relieve the Capital Securities Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default (of which, other than in the case of Events of Default under Sections 5.01(a) and 5.01(b) of the Indenture, a Responsible Officer of the Property Trustee has actual knowledge) and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Capital Securities Guarantee Trustee shall be determined solely by the express provisions of this Series B Capital Securities Guarantee, and the Capital Securities Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Series B Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Series B Capital Securities Guarantee against the Capital Securities Guarantee Trustee; and

               (B) in the absence of bad faith on the part of the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Securities Guarantee Trustee and conforming to the requirements of this Series B Capital Securities Guarantee; provided, however, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Securities Guarantee Trustee, the Capital Securities Guarantee Trustee shall be under a duty to examine the same to determine whether or not on their face they conform to the requirements of this Series B Capital Securities Guarantee;

          (ii) the Capital Securities Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Securities Guarantee Trustee, unless it shall be proved that the Capital Securities Guarantee Trustee or such Responsible Officer was negligent in ascertaining the pertinent facts upon which such judgment was made;

          (iii) the Capital Securities Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Series B Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee, or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series B Capital Securities Guarantee; and

          (iv) no provision of this Series B Capital Securities Guarantee shall require the Capital Securities Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Securities Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Series B Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2    Certain Rights of Capital Securities Guarantee Trustee
               ------------------------------------------------------

          (a)  Subject to the provisions of Section 3.1:

          (i) the Capital Securities Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution, certificate, statement instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

          (ii) any direction or act of the Guarantor contemplated by this Series B Capital Securities Guarantee may be sufficiently evidenced by an Officers' Certificate;

          (iii) whenever, in the administration of this Series B Capital Securities Guarantee, the Capital Securities Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Securities Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

          (iv) the Capital Securities Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument or other document (or any rerecording, refiling or registration thereof);

          (v) the Capital Securities Guarantee Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion; and such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Securities Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Series B Capital Securities Guarantee from any court of competent jurisdiction;

          (vi) the Capital Securities Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Series B Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Securities Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Securities Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Securities Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Securities Guarantee Trustee; provided, however, that nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Securities Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Series B Capital Securities Guarantee;

          (vii) the Capital Securities Guarantee Trustee shall have no obligation to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Securities Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

          (viii) the Capital Securities Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Securities Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such person appointed with due care by it hereunder;

          (ix) any action taken by the Capital Securities Guarantee Trustee or its agents hereunder shall bind the Holders of the Series B Capital Securities, and the signature of the Capital Securities Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Capital Securities Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Series B Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Securities Guarantee Trustee's or its agent's taking such action;

          (x) whenever in the administration of this Series B Capital Securities Guarantee the Capital Securities Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Securities Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Series B Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions; and

          (xi) the Capital Securities Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith, without negligence, and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Series B Capital Securities Guarantee.

          (b) No provision of this Series B Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Securities Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Securities Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Securities Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.   Not Responsible for Recitals or Issuance of Series B
               ----------------------------------------------------
               Capital Securities Guarantee
               ----------------------------

     The recitals contained in this Series B Capital Securities Guarantee shall be taken as the statements of the Guarantor, and the Capital Securities Guarantee Trustee does not assume any responsibility for their correctness. The Capital Securities Guarantee Trustee makes no representation as to the validity or sufficiency of this Series B Capital Securities Guarantee.


                                  ARTICLE IV
                     CAPITAL SECURITIES GUARANTEE TRUSTEE

SECTION 4.1    Capital Securities Guarantee Trustee; Eligibility
               -------------------------------------------------

          (a) There shall at all times be a Capital Securities Guarantee Trustee that shall:

          (i) not be an Affiliate of the Guarantor; and

          (ii) be a corporation or other Person organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted by the Securities and Exchange Commission to act as an indenture trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 10 million U.S. dollars ($10,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority; it being understood that if such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time the Capital Securities Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Securities Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

          (c) If the Capital Securities Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Securities Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2    Appointment, Removal and Resignation of Capital Securities
               ----------------------------------------------------------
               Guarantee Trustee
               -----------------

          (a) Subject to Section 4.2(b), the Capital Securities Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default.

          (b) The Capital Securities Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor.

          (c) The Capital Securities Guarantee Trustee shall hold office until a Successor Capital Securities Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Securities Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Securities Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Securities Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Securities Guarantee Trustee and delivered to the Guarantor and the resigning Capital Securities Guarantee Trustee.

          (d) If no Successor Capital Securities Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Capital Securities Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Capital Securities Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Securities Guarantee Trustee.

          (e) No Capital Securities Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Securities Guarantee Trustee.

          (f) Upon termination of this Series B Capital Securities Guarantee or removal or resignation of the Capital Securities Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Securities Guarantee Trustee all amounts due to the Capital Securities Guarantee Trustee accrued to the date of such termination, removal or resignation.


                                  ARTICLE V
                                  GUARANTEE

SECTION 5.1    Guarantee
               ---------

          The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2    Waiver of Notice and Demand
               ---------------------------

          The Guarantor hereby waives notice of acceptance of this Series B Capital Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3    Obligations Not Affected
               ------------------------

          The obligations, covenants, agreements and duties of the Guarantor under this Series B Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Series B Capital Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Series B Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Series B Capital Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Series B Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Series B Capital Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor; it being the intent of this Section 5.3 that the obligations of the Guarantor with respect to the Guarantee Payments shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4    Rights of Holders
               -----------------

          (a) The Holders of a Majority in liquidation amount of the Series B Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee in respect of this Series B Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Securities Guarantee Trustee under this Series B Capital Securities Guarantee.

          (b) If the Capital Securities Guarantee Trustee fails to enforce this Series B Capital Securities Guarantee, any Holder of Series B Capital Securities may institute a legal proceeding directly against the Guarantor to enforce the Capital Securities Guarantee Trustee's rights under this Series B Capital Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Capital Securities Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5    Guarantee of Payment
               --------------------

          This Series B Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6    Subrogation
               -----------

          The Guarantor shall be subrogated to all (if any) rights of the Holders of Series B Capital Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Series B Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Series B Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Series B Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7    Independent Obligations
               -----------------------

          The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Series B Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Series B Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                  ARTICLE VI
                  LIMITATION OF TRANSACTIONS; SUBORDINATION

SECTION 6.1    Limitation of Transactions
               --------------------------

          So long as any Series B Capital Securities remain outstanding, the Guarantor shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Guarantor's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor (including Other Debentures) that rank pari passu with or junior in right of payment to the Debentures or (iii) make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Debentures (other than (a) dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Series B Capital Securities Guarantee and the Series A Capital Securities Guarantee, (d) as a result of a reclassification of the Guarantor's capital stock or the exchange or the conversion of one class or series of the Guarantor's capital stock for another class or series of the Guarantor's capital stock, (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Guarantor's benefit or compensation plans for its directors, officers or employees or any of the Guarantor's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Guarantor has actual knowledge that (A) is, or with the giving of notice or the lapse of time, or both, would be an Event of Default and (B) in respect of which the Guarantor shall not have taken reasonable steps to cure, (2) if such Debentures are held by the Property Trustee, the Guarantor shall be in default with respect to its payment of any obligations under this Series B Capital Securities Guarantee or (3) the Guarantor shall have given notice of its election of the exercise of its right to commence an Extended Interest Payment Period as provided in the Indenture and shall not have rescinded such notice, and such Extended Interest Payment Period, or an extension thereof, shall have commenced and be continuing.

SECTION 6.2    Ranking
               -------

          This Series B Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to Senior Indebtedness (as defined in the Indenture), to the same extent and in the same manner that the Debentures are subordinated to Senior Indebtedness pursuant to the Indenture (except as indicated below), it being understood that the terms of Article XV of the Indenture shall apply to the obligations of the Guarantor under this Series A Capital Securities Guarantee as if such Article XV were set forth herein in full, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Guarantor and with the Series A Capital Securities Guarantee, any Other Guarantee and, except to the extent set forth therein, the Common Securities Guarantee, any Other Common Securities Guarantee, and any guarantee now or hereafter entered into by the Guarantor in respect of any preferred or preference stock of any Affiliate of the Guarantor, and
(iii) senior to the Guarantor's common stock.


                                 ARTICLE VII
                                 TERMINATION

SECTION 7.1    Termination
               -----------

          This Series B Capital Securities Guarantee shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price (as defined in the Declaration) of all Series B Capital Securities, or (ii) dissolution, winding up or termination of the Issuer, immediately following the full payment of the amounts payable in accordance with the Declaration or the distribution of all of the Debentures to the Holders of the Trust Securities. Notwithstanding the foregoing, this Series B Capital Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Series B Capital Securities must restore payment of any sums paid under the Series B Capital Securities or under this Series B Capital Securities Guarantee.


                                 ARTICLE VIII
                               INDEMNIFICATION

SECTION 8.1    Exculpation
               -----------

          (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Series B Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Series B Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Series B Capital Securities might properly be paid.

SECTION 8.2    Compensation and Indemnification
               --------------------------------

          The Guarantor agrees to pay to the Capital Securities Guarantee Trustee such compensation for its services as shall be mutually agreed upon by the Guarantor and the Capital Securities Guarantee Trustee. The Guarantor shall reimburse the Capital Securities Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Capital Securities Guarantee Trustee's agents and counsel, except any expense as may be attributable to the negligence or bad faith of the Capital Securities Guarantee Trustee.

          The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 8.2 shall survive the termination of this Series B Capital Securities Guarantee and shall survive the resignation or removal of the Capital Securities Guarantee Trustee.


                                  ARTICLE IX
                                MISCELLANEOUS

SECTION 9.1    Successors and Assigns
               ----------------------

          All guarantees and agreements contained in this Series B Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Series B Capital Securities then outstanding.

SECTION 9.2    Amendments
               ----------

          Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Series B Capital Securities Guarantee may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

SECTION 9.3    Notices
               -------

               All notices provided for in this Series B Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

               (a) If given to the Issuer, in care of the Administrative Trustee at the Issuer's mailing address set forth below (or such other address as the Issuer may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series B Capital Securities):

               Signal Capital Trust I
               c/o FirstFederal Financial Services Corp.
               135 E. Liberty Street
               Wooster, Ohio  44691
               Attention:  Administrative Trustee
               Telecopy:  (330) 262-1057

               (b) If given to the Capital Securities Guarantee Trustee, at the Capital Securities Guarantee Trustee's mailing address set forth below (or such other address as the Capital Securities Guarantee Trustee may give notice of to the Holders of the Series B Capital Securities):

               Firstar Trust Company
               1555 North RiverCenter Drive, Suite 301
               Milwaukee, Wisconsin 53212
               Attention:  Corporate Trust Department
               Telecopy:  (414) 905-5049

               (c) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Capital Securities Guarantee Trustee and the Holders of the Series B Capital Securities):

               FirstFederal Financial Services Corp.
               135 E. Liberty Street
               Wooster, Ohio  44691
               Attention:  Administrative Trustee
               Telecopy:  (330) 262-1057

               (d) If given to any Holder of Series B Capital Securities, at the address set forth on the books and records of the Issuer.

               All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4    Benefit
               -------

               This Series B Capital Securities Guarantee is solely for the benefit of the Holders of the Series B Capital Securities and, subject to
Section 3.1(a), is not separately transferable from the Series B Capital Securities.

SECTION 9.5    Governing Law
               -------------

               THIS SERIES B CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.


               THIS SERIES B CAPITAL SECURITIES GUARANTEE is executed as of the day and year first above written.

                              FIRSTFEDERAL FINANCIAL SERVICES CORP.,
                              as Guarantor


                              By:_______________________________
                                 Name:
                                 Title:


                              FIRSTAR TRUST COMPANY,
                              as Capital Securities Guarantee Trustee


                              By:______________________________
                                 Name:
                                 Title:


                              By:______________________________
                                 Name:
                                 Title:




                                                                  Exhibit 4.8
                                                                  -----------





==============================================================================





                        REGISTRATION RIGHTS AGREEMENT



                        Dated as of February 10, 1998



                                    among




                    FIRSTFEDERAL FINANCIAL SERVICES CORP.

                            SIGNAL CAPITAL TRUST I


                                     and



                       SANDLER O'NEILL & PARTNERS, L.P.


                             as Initial Purchaser





==============================================================================




                        REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and
                                                   ---------
entered into as of February 10, 1998 among FIRSTFEDERAL FINANCIAL SERVICES CORP., an Ohio corporation (the "Company"), SIGNAL CAPITAL TRUST I, a
                                 -------
business trust formed under the laws of the state of Delaware (the "Trust"),
                                                                    -----
and SANDLER O'NEILL & PARTNERS, L.P. (the "Initial Purchaser").
                                           -----------------

          This Agreement is made pursuant to the Purchase Agreement dated February 10, 1998 (the "Purchase Agreement"), among the Company, as issuer
                        ------------------
of the 8.67% Junior Subordinated Deferrable Interest Debentures due February 15, 2028 Series A (the "Subordinated Debentures"), the Trust and the
                        -----------------------
Initial Purchaser, which provides for, among other things, the sale by the Trust to the Initial Purchaser of 50,000 of the Trust's 8.67% Capital Securities, Series A, liquidation amount $1,000 per Capital Security (the "Capital Securities"), the proceeds of which will be used by the Trust,
 ------------------
together with the proceeds from the sale of the Trust's Common Securities to the Company, to purchase Subordinated Debentures. The Capital Securities, together with the Subordinated Debentures and the Company's guarantee agreement in respect of the Capital Securities (the "Capital Securities
                                                     ------------------
Guarantee"), are collectively referred to as the "Securities".  In order
---------                                         ----------
to induce the Initial Purchaser to enter into the Purchase Agreement, the Company and the Trust have agreed to provide to the Initial Purchaser and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.  Definitions.  As used in this Agreement, the following
              -----------
capitalized defined terms shall have the following meanings:

     "Additional Distributions" shall have the meaning set forth in
      ------------------------
Section 2(e) hereof.

     "Advice" shall have the meaning set forth in the last paragraph of
      ------
Section 3 hereof.

     "Affiliate" has the same meaning as given to that term in Rule 405
      ---------
under the Securities Act or any successor rule thereunder.

     "Applicable Period" shall have the meaning set forth in Section 3(u)
      -----------------
hereof.

     "Business Day" means any day other than a Saturday, a Sunday, or a
      ------------
day on which banking institutions in New York, New York, Wilmington, Delaware, Milwaukee, Wisconsin and Wooster, Ohio are authorized or required by law or executive order to remain closed.

     "Closing Time" shall mean the Closing Time as defined in the Purchase
      ------------
Agreement.

     "Company" shall have the meaning set forth in the preamble to this
      -------
Agreement and also includes the Company's successors and permitted assigns.

     "Declaration" or "Declaration of Trust" shall mean the Amended and
      -----------      --------------------
Restated Declaration of Trust of Signal Capital Trust I, dated as of the Closing Time, by the trustees named therein and the Company as sponsor.

     "Debentures" shall collectively mean the Subordinated Debentures and
      ----------
the Exchange Debentures.

     "Depositary" shall mean The Depository Trust Company, or any other
      ----------
depositary appointed by the Trust; provided, however, that such depositary
                                   --------  -------
must have an address in the Borough of Manhattan, in The City of New York.

     "Effectiveness Period" shall have the meaning set forth in Section
      --------------------
2(b) hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as
      ------------
amended from time to time.

     "Exchange Offer" shall mean the offer by the Company and the Trust to
      --------------
the Holders to exchange all of the Registrable Securities (other than Private Exchange Securities) for a like amount of Exchange Securities pursuant to
Section 2(a) hereof.

     "Exchange Offer Registration" shall mean a registration under the
      ---------------------------
Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer
      -------------------------------------
registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "Exchange Period" shall have the meaning set forth in Section 2(a)
      ---------------
hereof.

     "Exchange Securities" shall mean (i) with respect to the Subordinated
      -------------------
Debentures, the 8.67% Junior Subordinated Deferrable Interest Debentures due February 15, 2028, Series B (the "Exchange Debentures") containing terms
                                  -------------------
substantially identical to the Subordinated Debentures (except that they will not contain terms with respect to the transfer restrictions under the Securities Act (other than requiring minimum transfers thereof to be in blocks of $100,000 aggregate principal amount) and will not provide for any Liquidated Damages thereon), (ii) with respect to the Capital Securities, the Trust's 8.67% Capital Securities, Series B, liquidation amount $1,000 per Capital Security (the "Exchange Capital Securities") containing terms
                           ---------------------------
substantially identical to the Capital Securities (except they will not contain terms with respect to transfer restrictions under the Securities Act (other than requiring minimum transfers thereof to be in blocks of $100,000 aggregate liquidation amount) and will not provide for any increase in Additional Distributions thereon) and (iii) with respect to the Capital Securities Guarantee, the Company's guarantee agreement in respect of the Exchange Capital Securities (the "Exchange Capital Securities Guarantee")
                                  -------------------------------------
containing terms substantially Securities Guarantee.

     "Holder" shall mean the Initial Purchaser, for so long as it  owns
      ------
any Registrable Securities, and each of its respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture or Declaration of Trust.

     "Indenture" shall mean the Indenture relating to the Subordinated
      ---------
Debentures and the Exchange Debentures, dated as of the Closing Time, between the Company, as issuer, and Firstar Trust Company, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

     "Initial Purchaser" shall have the meaning set forth in the preamble
      -----------------
to this Agreement.

     "Inspectors" shall have the meaning set forth in Section 3(o) hereof.
      ----------

     "Issue Date" shall mean February 13, 1998, the date of original issu
      ----------
ance of the Securities.

     "Liquidated Damages" shall have the meaning set forth in Section 2(e)
      ------------------
hereof.

     "Majority Holders" shall mean the Holders of a majority of the
      ----------------
aggregate liquidation amount of outstanding Capital Securities and Exchange Capital Securities.

     "Participating Broker-Dealer" shall have the meaning set forth in
      ---------------------------
Section 3(u) hereof.

     "Person" shall mean an individual, partnership, corporation, trust or
      ------
unincorporated organization, limited liability corporation, or a government or agency or political subdivision thereof.

     "Private Exchange" shall have the meaning set forth in Section 2(a)
      ----------------
hereof.

     "Private Exchange Securities" shall have the meaning set forth in
      ---------------------------
Section 2(a) hereof.

     "Prospectus" shall mean the prospectus included in a Registration
      ----------
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all documents incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble
      ------------------
to this Agreement.

     "Records" shall have the meaning set forth in Section 3(o) hereof.
      -------

     "Registrable Securities" shall mean the Securities and, if issued,
      ----------------------
the Private Exchange Securities; provided, however, that Securities or
                                 --------  -------
Private Exchange Securities, as the case may be, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Securities or Private Exchange Securities for the exchange or resale thereof, as the case may be, shall have been declared effective under the Securities Act and such Securities or Private Exchange Securities, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Securities or Private Exchange Securities, as the case may be, shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k), (iii) such Securities or Private Exchange Securities, as the case may be, shall have ceased to be outstanding or (iv) with respect to the Securities, such Securities shall have been exchanged for Exchange Securities upon consummation of the Exchange Offer and are thereafter freely tradeable by the holder thereof (other than an Affiliate of the Company).

     "Registration Expenses" shall mean any and all expenses incident to
      ---------------------
performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if
                    ----
applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Regis-trable Securities in accordance with the rules and regulations of the NASD,
(ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for all underwriters or Holders as a group in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amend-ments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and dis-bursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to the performance of and compliance with this Agreement, (vi) the reasonable fees and expenses of the Trustees and their counsel and any exchange agent or custodian, and (vii) the reasonable fees and expenses of any special experts retained by the Company in connec-tion with any Registration Statement.

     "Registration Statement" shall mean any registration statement of the
      ----------------------
Company and the Trust which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "Rule 144(k) Period" shall mean the period of two years (or such
      ------------------
shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Securities" shall have the meaning set forth in the preamble to this
      ----------
Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended
      --------------
from time to time.

     "Shelf Registration" shall mean a registration effected pursuant to
      ------------------
Section 2(b) hereof.

     "Shelf Registration Event" shall have the meaning set forth in
      ------------------------
Section 2(b) hereof.

     "Shelf Registration Event Date" shall have the meaning set forth in
      -----------------------------
Section 2(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration
      ----------------------------
statement of the Company and the Trust pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Securities or all of the Private Exchange Securities, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated by reference therein.

     "TIA" shall have the meaning set forth in Section 3(l) hereof.
      ---

     "Trustees" shall mean any and all trustees under the Declaration, the
      --------
Indenture, the Capital Securities Guarantee or the Exchange Capital Securities Guarantee.

          2.   Registration Under the Securities Act.
               -------------------------------------

          (a)  Exchange Offer.  Except as set forth in Section 2(b) below,
               --------------
the Company and the Trust shall, for the benefit of the Holders, at the Company's cost, use commercially reasonable efforts to (i) cause to be filed with the SEC within 140 days after the Issue Date an Exchange Offer Registra-tion Statement on an appropriate form under the Securities Act relating to the Exchange Offer, (ii) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 180 days after the Issue Date, and (iii) keep such Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. Promptly after the effectiveness of the Ex-change Offer Registration Statement, the Company and the Trust shall commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for a like principal amount of Exchange Debentures or a like liquidation amount of Exchange Capital Securities, together with the Exchange Guarantee, as applicable (provided that such Holder (i) is not an Affiliate of the Trust or the Company, (ii) is not a broker-dealer tendering Registrable Securities acquired directly from the Trust or the Company, (iii) acquires the Exchange Securities in the ordinary course of such Holder's business and (iv) has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities), to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws (other than requiring minimum transfers in blocks having an aggregate principal or liquidation amount, as the case may be, of $100,000).

          In connection with the Exchange Offer, the Company and the Trust shall:

     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (ii) keep the Exchange Offer open for acceptance for a period of not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");
 ---------------

     (iii) utilize the services of the Depositary for the Exchange Offer with respect to Capital Securities represented by a global certificate;

      (iv) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York City time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice to Holders, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the amount of Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securi-ties exchanged;

     (v) notify each Holder that any Security not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest or accumulate distributions, as the case may be, but will not retain any rights under this Agreement (except in the case of the Initial Purchaser and Partic-ipating Broker-Dealers as provided herein); and

     (vi) otherwise comply in all respects with all applicable laws relating to the Exchange Offer.

          If the Initial Purchaser determines upon advice of its outside counsel that it is not eligible to participate in the Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment in the initial placement, as soon as practicable upon receipt by the Company and the Trust of a written request from such Initial Purchaser, the Company and the Trust, as applicable, shall issue and deliver to the Initial Purchaser in exchange (the "Private Exchange") for the Securities
                                    ----------------
held by the Initial Purchaser a like liquidation amount of Exchange Capital Securities of the Trust or, in the event the Trust is liquidated and Subordinated Debentures are distributed, a like principal amount of the Exchange Debentures of the Company, together with the Exchange Capital Securities Guarantee, in each case that are identical (except that such securities may bear a customary legend with respect to restrictions on transfer pursuant to the Securities Act) to the Exchange Securities (the "Private Exchange Securities") and which are issued pursuant to the Indenture
 ---------------------------
or the Declaration (which provides that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture or the Declaration, as applicable (other than requiring minimum transfers in blocks having an aggregate principal or liquidation amount, as the case may be, of $100,000), and that the Exchange Securities, the Private Exchange Securities and the Securities will vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to vote or consent as a separate class on any matter). The Private Exchange Securities shall be of the same series as the Exchange Securities and the Company and the Trust will seek to cause the CUSIP Service Bureau to issue the same CUSIP numbers for the Private Exchange Securities as for the Exchange Securities issued pursuant to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer and, if applicable, the Private Exchange, the Company and the Trust, as the case requires, shall:

     (i) accept for exchange all Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

     (ii) deliver, or cause to be delivered, to the applicable Trustee for cancellation all Securities or portions thereof so accepted for exchange by the Company and the Trust; and

     (iii) issue, and cause the applicable Trustee under the Indenture or the Declaration, as applicable, to promptly authenticate and deliver to each Holder, new Exchange Securities or Private Exchange Securities, as applicable, equal in principal amount to the principal amount of the Subordi-nated Debentures or equal in liquidation amount to the liquidation amount of the Capital Securities as are surrendered by such Holder, and will execute, and cause the applicable Trustee to execute, the Exchange Capital Securities Guarantee.

          Distributions on each Exchange Capital Security and interest on each Exchange Debenture and Private Exchange Security issued pursuant to the Exchange Offer and in the Private Exchange will accrue from the last date on which a distribution or interest was paid on the Capital Security or the Subordinated Debenture surrendered in exchange therefor or, if no distribu-tion or interest has been paid on such Capital Security or Subordinated Debenture, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, the Company and the Trust shall use commercially reasonable efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any condi-tions other than the conditions referred to in Section 2(b)(i) and (ii) below and those conditions that are customary in similar exchange offers. Each Holder of Registrable Securities who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to make certain customary representations in connection therewith, including, in the case of any Holder of Capital Securities, representations that (i) it is not an Affiliate of the Trust or the Company, (ii) it is not a broker-dealer tendering Registrable Securities acquired directly from the Trust or Company, (iii) the Exchange Securities to be received by it were acquired in the ordinary course of its business and (iv) at the time of the Exchange Offer, it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities
Act) of the Exchange Capital Securities. The Company and the Trust shall inform the Initial Purchaser, after consultation with the applicable Trustees, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchaser shall have the right to contact such Holders in order to facilitate the tender of Registrable Securities in the Exchange Offer.

          Upon consummation of the Exchange Offer in accordance with this
Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are
----------------
Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Company and the Trust shall have no further obligation to register the Registrable Securities (other than Private Exchange Securities) held by any Holder pursuant to Section 2(b) of this Agreement.

          (b)  Shelf Registration.  In the event that (i) the Company or
               ------------------
the Trust reasonably determine, after conferring with counsel (which may be in-house counsel), that the Exchange Offer Registration provided in Section 2(a) above is not available under applicable law and regulations and currently prevailing interpretations of the staff of the SEC, (ii) the Company shall determine in good faith that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in (x) the Trust becoming subject to federal in-come tax with respect to income received or accrued on the Debentures, (y) the interest payable by the Company on the Debentures not being deductible by the Company for United States federal income tax purposes or (z) the Trust becoming subject to more than a de minimis amount of other taxes, duties or governmental charges, (iii) the Exchange Offer Registration Statement is not declared effective within 180 days of the Issue Date or (iv) upon the request of the Initial Purchaser with respect to any Registrable Securities held by it, if such Initial Purchaser is not permitted, in the reasonable opinion of Brown & Wood LLP, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i), (ii), (iii) or (iv) being a "Shelf Registration
                                                      ------------------
Event", and the date of occurrence thereof, the "Shelf Registration Event
-----                                            ------------------------
Date"), then in addition to or in lieu of conducting the Exchange Offer
----
contemplated by Section 2(a), as the case may be, the Company and the Trust shall, at their cost, use commercially reasonable efforts to cause to be filed as promptly as practicable after such Shelf Registration Event Date, as the case may be, and, in any event, within 45 days after such Shelf Registra-tion Event Date (provided that in no event shall such filing date be required to be earlier than 75 days after the Issue Date), a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, and shall use commercially reasonable efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company and the Trust in writing, within 15 days after receipt of a request therefor, such information as the Company and the Trust may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company and the Trust all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

          The Company and the Trust agree to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and usable for resales for (a) the Rule 144(k) Period in the case of a Shelf Registration Statement filed pursuant to Section 2(b)(i), (ii) or (iii) or
(b) 270 days in the case of a Shelf Registration Statement filed pursuant to
Section 2(b)(iv) (subject in each case to extension pursuant to the last paragraph of Section 3 hereof), or for such shorter period which will termi-nate when all of the Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities (the "Effectiveness Period"). The Company and the
                             --------------------
Trust shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company and the Trust will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and take certain other actions as are required to permit certain unrestricted resales of the Registrable Securities. The Company and the Trust further agree, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company and the Trust agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c)  Expenses.  The Company, as issuer of the Subordinated
               --------
Debentures, shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) and/or 2(b) hereof and will reimburse the Initial Purchaser for the fees and disbursements of Brown & Wood LLP, counsel for the Initial Purchaser, incurred in connection with the Exchange Offer and, if applicable, the Private Exchange, and either Brown & Wood LLP or any other single counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection with a Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          (d)  Effective Registration Statement.  An Exchange Offer
               --------------------------------
Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the
--------  -------
offering of Registrable Securities pursuant to such Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement or Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company and the Trust will be deemed not to have used commercially reasonable efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either of them volun-tarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registra-ble Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period, unless such action is required by applicable law.

          (e)  Liquidated Damages and Additional Distributions.  In the
               -----------------------------------------------
event that:

               (i) neither the Exchange Offer Registration Statement is filed with the SEC on or prior to the 140th day after the Issue Date nor a Shelf Registration Statement is filed with the SEC on or prior to the 45th day after the Shelf Registration Event Date in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i), (ii) and (iii) (provided that in no event shall such filing date be required to be earlier than 75 days after the Issue Date), then commencing on the day after the applicable required filing date, liquidated damages ("Liquidated Damages") shall accrue on the principal amount of the Subordinated Deben-tures, and additional distributions ("Additional Distributions") shall accumulate on the liquidation amount of the Trust Securities (as such term is defined in the Declaration), each at a rate of 0.25% per annum; or

               (ii) neither the Exchange Offer Registration Statement is declared effective by the SEC on or prior to the 180th day after the Issue Date nor a Shelf Registration Statement is declared effective by the SEC on or prior to the later of (A) the 40th day after the date such Shelf Registra-tion Statement was required to be filed and (B) the 180th day after the Issue Date, in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i), (ii) and (iii)), then, commencing on the day after the applicable required effectiveness date, Liquidated Damages shall accrue on the principal amount of the Subordinated Debentures, and Additional Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of 0.25% per annum;

               (iii) (A) the Trust has not exchanged Exchange Capital Securities for all Capital Securities or the Company has not exchanged Exchange Debentures for all Subordinated Debentures, validly tendered, or executed the Exchange Capital Securities Guarantee in respect of the Exchange Capital Securities, in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer
Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement in respect of Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i), (ii) and
(iii) has been declared effective and such Shelf Registration Statement ceases to be effective or usable for resales (whether as a result of an event contemplated by Section 3(e) or otherwise) at any time prior to the expiration of the Rule 144(k) Period (other than after such time as all Securities have been disposed of thereunder or otherwise cease to be Registered Securities), then Liquidated Damages shall accrue on the principal amount of Subordinated Debentures, and Additional Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of 0.25% per annum commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective or usable for resales, in the case of (B) above;

provided, however, that neither the Liquidated Damages rate on the
--------  -------
Subordinated Debentures, nor the Additional Distribution rate on the liquidation amount of the Trust Securities, may exceed in the aggregate 0.25% per annum; provided, further, however, that (1) upon the filing of
           --------  -------  -------
the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Capital Securi-ties and Exchange Debentures for all Capital Securities and Subordinated Debentures validly tendered and execution of the Exchange Capital Securities Guarantee (in the case of clause (iii)(A) above), or at such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of clause (iii)(B) above), Liquidated Damages on the principal amount of the Subordinated Debentures, and Additional Distributions on the liquidation amount of the Trust Securities, as a result of such clause (or the relevant subclause thereof) shall cease to accrue and accumulate, as the case may be.

     Any amounts of Liquidated Damages and Additional Distributions due pursuant to Section 2(e)(i), (ii) or (iii) above will be payable in cash on the next succeeding February 15 or August 15, as the case may be, to Holders on the relevant record dates for the payment of interest and distributions pursuant to the Indenture and the Declaration, respectively.

          (f)  Specific Enforcement.  Without limiting the remedies
               --------------------
available to the Holders, the Company and the Trust acknowledge that any failure by the Company or the Trust to comply with its obligations under
Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's and the Trust's obliga-tions under Section 2(a) and Section 2(b) hereof.

          (g)  Distribution of Subordinated Debentures. Notwithstanding
               ---------------------------------------
any other provisions of this Agreement, in the event that Subordinated Debentures are distributed to holders of Capital Securities in liquidation of the Trust pursuant to the Declaration, (i) all references in this Section 2 and in Section 3 to Securities, Registrable Securities and Exchange Securities shall not include the Capital Securities and Capital Securities Guarantee or the Exchange Capital Securities and Exchange Capital Securities Guarantee issued or to be issued in exchange therefor in the Exchange Offer and (ii) all requirements for any action to be taken by the Trust in this
Section 2 and in Section 3 shall cease to apply and all requirements for any action to be taken by the Company in this Section 2 and in Section 3 shall apply to the Subordinated Debentures and Exchange Debentures issued or to be issued in exchange therefor in the Exchange Offer.

          3.   Registration Procedures.  In connection with the
               -----------------------
obligations of the Company and the Trust with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Company and the Trust shall use commercially reasonable efforts to:

          (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and the Trust, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securi-ties by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Securities, and
     (iii) shall comply as to form in all material respects with the require-ments of the applicable form and include all financial statements re-quired by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, usable for resales) in accordance with Section 2 hereof; provided,
                                                              --------
     however, that if (1) such filing is pursuant to Section 2(b), or (2) a
     -------
     Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Trust shall furnish to and afford the Holders of the Registrable Securities and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. The Company and the Trust shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object in a timely manner;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented, if so determined by the Company or the Trust or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; and (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (d) in the case of a Shelf Registration, register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company and the Trust
                           --------  -------
     shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

          (e) (1) in the case of a Shelf Registration or (2) if Participating Broker-Dealers from whom the Company or the Trust has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in
     Section 3(u) hereof, are seeking to sell Exchange Securities and are required to deliver Prospectuses, promptly notify each Holder of Regis-trable Securities, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effec-tiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Securities to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that pur-pose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Trust contained in any purchase agreement, securities sales agreement or other similar agreement cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts, during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Pro-spectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the reasonable determination of the Company and the Trust that a post-effective amendment to the Regis-tration Statement would be appropriate;

          (f) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (other than with respect to restrictions requiring minimum transfers in blocks having an aggregate principal or liquidation amount, as the case may be, of $100,000) and in such denominations (consistent with the provisions of the Indenture and the Declaration) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Shelf Registration Statement;

          (i) in the case of a Shelf Registration or an Exchange Offer Registration, promptly after the occurrence of any event specified in
     Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, prepare a sup-plement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) in the case of a Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders; and make such of the representatives of the Company and the Trust as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchaser on behalf of such Holders available for discussion of such document;

          (k) obtain a CUSIP number for all Exchange Capital Securities and the Capital Securities (and, if the Trust has made a distribution of the Subordinated Debentures to the Holders of the Capital Securities, the Subordinated Debentures or the Exchange Debentures), as the case may be, not later than the effective date of a Registration Statement, and provide the applicable Trustee with certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

          (l) cause the Indenture, the Declaration, the Capital Securities Guarantee (in the case of a Shelf Registration) and the Exchange Capital Securities Guarantee (in the case of an Exchange Offer Registration) to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Securities
      ---
     or Registrable Securities, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and cause the applicable Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

          (m) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders of at least 25% in aggregate principal or liquidation amount, as the case may be, of the Registrable Securities in order to expedite or facilitate the registration or the disposition or the Registrable Securities;

          (n) in the case of a Shelf Registration, whether or not an under-writing agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) the Initial Purchaser, in the case where the Initial Purchaser holds Securities acquired by it as part of its initial placement and (y) Holders of at least 25% in aggregate principal or liquidation amount, as the case may be, of the Registrable Securities covered thereby: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Trust, the Company and the subsidiaries of the Company as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and the Trust and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions);
     (iii) obtain "cold comfort" letters and updates thereof in form and sub-stance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company and the Trust (and, if necessary, any other independent certified public accountants of any business acquired by the Company and the Trust for which finan-cial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with under-written offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal or liquidation amount, as the case may be, of Registrable Securities cov-ered by such Registration Statement and the managing underwriters) cus-tomary for such agreements with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such under-writers and selling Holders); and in the case of an underwritten regis-tration, the above requirements shall be satisfied at each closing under the related underwriting agreement or as and to the extent required thereunder;

          (o) if (1) a Shelf Registration is filed pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration
     Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make reasonably available for inspection by any selling Holder or Registrable Securities or Participating Broker-Dealer, as applicable, who certifies to the Company and the Trust that it has a current intention to sell
     Registrable Securities pursuant to the Shelf Registration, any under-writer participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder, Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where
                                     ----------
     normally kept, during the Company's normal business hours, all financial and other records, pertinent corporate documents and properties of the Trust, the Company and its subsidiaries (collectively, the "Records") as
                                                                 -------
     shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Trust, the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; records and information which the Company and the Trust determine, in good faith, to be confidential and any Records and information which it notifies the Inspectors are confidential shall not be disclosed to any Inspector except where (i) the disclosure of such Records or information is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) the release of such Records or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) such Records or information previously has been made generally available to the public; each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree in writing that Records and information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Trust or the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder; and each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records or information is sought in a court of competent jurisdiction, or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records and information deemed confidential;

          (p) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year)
     (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods, provided that the obligations under this paragraph (p) shall be satisfied by the timely filing of quarterly and annual reports on Forms 10-Q and 10-K under the Exchange Act;

          (q) upon consummation of an Exchange Offer or a Private Exchange, if requested by a Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, substantially to the effect that (i) each of the Company and the Trust, as the case requires, has duly authorized, executed and delivered the Exchange Securities and Private Exchange Securities, and (ii) each of the Exchange Securities or the Private Exchange Securities, as the case may be, constitutes a validly issued, fully paid and nonassessable undivided beneficial ownership interest in the assets of the Trust (in the case of an Exchange Capital Security) or a legal, valid and binding obligation of the Company, enforceable against the Company, in accordance with its respective terms (in the case of an Exchange Debenture and the Exchange Capital Securities Guarantee), as the case may be (in each case, with customary exceptions);

          (r) if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company or the Trust, as applicable (or to such other Person as di-rected by the Company or the Trust, respectively), in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company or the Trust, as applicable, shall mark, or cause to be marked, on such Registrable Securities delivered by such Holders that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; it being understood that in no event shall such Registrable Securi-ties be marked as paid or otherwise satisfied;

          (s) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (t) take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contem-plated hereby;

          (u)  (A)  in the case of the Exchange Offer Registration Statement
     (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchaser or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activ-ities (a "Participating Broker-Dealer") and that will be the beneficial
               ---------------------------
     owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchaser or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary Prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (each of the Company and the Trust hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto), (iii) use their best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Securities; provided, however, that such period shall not be required
                 --------  -------
     to exceed 90 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and
                                              -----------------
     (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

          "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the re-quirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer";

     and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act; and

          (B) in the case of any Exchange Offer Registration Statement, the Company and the Trust agree to deliver to the Initial Purchaser or to another representative of the Participating Broker-Dealers, if requested by the Initial Purchaser or such other representative of Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchaser or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reason-ably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officers' certificate containing certifications substantially similar to those set forth in Section 5(f) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) as well as upon the effectiveness of the Exchange Offer Registration Statement, a comfort letter, in each case, in customary form if permitted by Statement on Auditing Standards No. 72.

          The Company or the Trust may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company or the Trust, as applicable, such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company or the Trust may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

          In the case of a Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company and the Trust that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in this Section 3(u) hereof, are seeking to sell Exchange Securities and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company or the Trust of the occurrence of any event specified in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company and the Trust that the use of the applicable
 ------
Prospectus may be resumed, and, if so directed by the Company and the Trust, such Holder will deliver to the Company or the Trust (at the Company's or the Trust's expense, as the case requires) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities or Exchange Securities, as the case may be, current at the time of receipt of such notice. If the Company or the Trust shall give any such notice to suspend the disposition of Registrable Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement, the Company and the Trust shall use commercially reasonable efforts to file and have declared effective (if an amendment) as soon as practicable after the resolution of the related matters an amendment or supplement to the Registration
Statement and shall extend the period during which such Registration Statement is required to be maintained effective and usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company and the Trust shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

          4.   Indemnification and Contribution. (a) In connection with
               --------------------------------
any Registration Statement, the Company and the Trust shall, jointly and severally, indemnify and hold harmless the Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration State-ment (or any amendment or supplement thereto), covering Registrable Securities or Exchange Securities, as applicable, or the omission or al-leged omission therefrom of a material fact required to be stated therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or pro-ceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) hereof) any such settlement is effected with the prior written consent of the Company and the Trust; and

          (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Holder, such Participating Broker-Dealer, or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litiga-tion, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under sub-paragraph (i) or (ii) of this Section 4(a);

provided, however, that this indemnity does not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company or the Trust by the Initial Purchaser or such Holder, underwriter or Participating Broker-Dealer for use in a Registration State-ment (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b) The Initial Purchaser and each Holder, underwriter or Participating Broken-Dealer agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers (including each officer of the Company and the Trust who signed the Registration Statement), the Trust, each of the Trustees and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information fur-nished to the Company or the Trust by such Holder expressly for use in such Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that in the case of
                                      --------  -------
a Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4 to the extent that it is not materially prejudiced by such failure as a result thereof, and in any event shall not relieve it from liability which it may have otherwise on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 4(a) or (b) above, counsel to the indemnified parties shall be selected by such parties. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from their own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unenforceable by an indemnified party although applicable in accordance with its terms, the Company, the Trust, and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Trust, and the Holders, as incurred; provided,
                                                                  --------
however, that no Person guilty of fraudulent misrepresentation (within
-------
the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Trust, and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company and Trust, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company and the Trust, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each Affiliate of a Holder, and each director, officer and employee and Person, if any, who controls a Holder or such Affiliate within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company, each Trustee of the Trust and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as each of the Company or the Trust.

          5.   Participation in an Underwritten Registration.  No Holder
               ---------------------------------------------
may participate in an underwritten registration hereunder unless such Holder
(a) agrees to sell such Holder's Registrable Securities on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

          6.   Selection of Underwriters.  The Holders of Registrable
               -------------------------
Securities covered by the Shelf Registration Statement who desire to do so may sell the Securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(m) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal or liquidation amount, as applicable, of the Registrable Securities included in such offering; provided, however, that
                                                      --------  -------
such underwriters and managers must be reasonably satisfactory to the Company and the Trust.

          7.   Miscellaneous.
               -------------

          (a)  Rule 144 and Rule 144A.  For so long as the Company is
               ----------------------
subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder; provided, however, that if the Company ceases to be so required
            --------  -------
to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities
Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b)  No Inconsistent Agreements.  The Company or the Trust has
               --------------------------
not entered into, nor will the Company or the Trust on or after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Trust's other issued and outstanding securities under any such agreements.

          (c)  Amendments and Waivers.  The provisions of this Agreement,
               ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Trust have obtained the written consent of Holders of a majority in aggregate principal or liquidation amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided
                                                          --------
that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company, the Trust and the Initial Purchaser, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company, the Trust and the Initial Purchaser to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchaser, the Company and the Trust.

          (d)  Notices.  All notices and other communications provided for
               -------
or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company or the Trust by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; and
(ii) if to the Company or the Trust, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (e)  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors, assigns and transferees of the Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing
                                        --------  -------
herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement, the Declaration or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (f)  Third Party Beneficiaries.  Each Holder and any Participat
               -------------------------
ing Broker-Dealer shall be third party beneficiaries of the agreements made hereunder among the Initial Purchaser, the Company and the Trust, and the Initial Purchaser shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g)  Counterparts.  This Agreement may be executed in any number
               ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h)  Headings.  The headings in this Agreement are for
               --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i)  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN
               -------------
MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (j)  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k)  Securities Held by the Company, the Trust or its Affiliates.
               -----------------------------------------------------------
Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Trust or any Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              FIRSTFEDERAL FINANCIAL SERVICES CORP.


                              By:  /s/ Jon W. Park
                                   ________________________________________
                                   Name: Jon W. Park
                                   Title: Chief Financial Officer



                              SIGNAL CAPITAL TRUST I


                              By:  /s/ Jon W. Park
                                   ________________________________________
                                   Name: Jon W. Park
                                   Administrative Trustee





Confirmed and accepted as of
     the date first above
     written:

SANDLER O'NEILL & PARTNERS, L.P.


By:  SANDLER O'NEILL & PARTNERS CORP.,
     the sole general partner


By: /s/ Catherine A. Lawton
     ________________________________________
           Authorized Signatory



                                                                  EXHIBIT 4.9
                                                                  -----------

                         LIQUIDATED DAMAGES AGREEMENT


          THIS LIQUIDATED DAMAGES AGREEMENT (the "Agreement") is made and
                                                  ---------
entered into as of February 10, 1998 among FIRSTFEDERAL FINANCIAL SERVICES CORP., an Ohio corporation (the "Company"), SIGNAL CAPITAL TRUST I, a
                                 -------
business trust formed under the laws of the state of Delaware (the "Trust"),
                                                                    -----
and SANDLER O'NEILL & PARTNERS, L.P. ("Sandler O'Neill" or the "Initial
                                       ---------------          -------
Purchaser").
---------

          WHEREAS, as an inducement to the Initial Purchaser to enter into the Purchase Agreement, dated February 10, 1998 (the "Purchase
                                                      --------
Agreement"), among the Company, the Trust and the Initial Purchaser
---------
(providing for, among other things, the sale by the Trust to the Initial Pur-chaser of 50,000 of the Trust's 8.67% Capital Securities, Series A, liquida-tion amount of $1,000 per Capital Security (the "Capital Securities"),
                                                 ------------------
the proceeds of which will be used by the Trust to purchase 8.67%
Junior Subordinated Deferrable Interest Debentures due February 15, 2028, Series A, of the Company (the "Subordinated Debentures")), and as a condi-
                               -----------------------
tion to the several obligations of the Initial Purchaser thereunder, the Company and the Trust have agreed to provide to the Initial Purchaser and its direct and indirect transferees certain registration and related rights pursuant to and in accordance with the terms of the Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement"),
                                       -----------------------------
among the Company, the Trust and the Initial Purchaser; and

          WHEREAS, notwithstanding the fact that the Company and the Trust have consummated or will consummate an Exchange Offer, pursuant to Section 2(b) of the Registration Rights Agreement, the Initial Purchaser may, under certain circumstances, require the Company and the Trust to file a Shelf Registration Statement for the resale of certain Registrable Securities held by it;

          WHEREAS, the Registration Rights Agreement contains certain provisions concerning the time within which the Company and the Trust must file the Shelf Registration Statement and the period for which such Shelf Registration Statement must remain effective and usable for resales; and

          WHEREAS, the Company, the Trust and the Initial Purchaser desire to provide for the payment of liquidated damages by the Company directly to the Initial Purchaser in the event that the Company and the Trust fail to comply with such contractual provisions, as more fully set forth herein.

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Definitions.   Capitalized terms used (including in the
               -----------
foregoing recitals) but not defined herein shall have the meanings given to such terms in the Registration Rights Agreement, except that (a) the term "Shelf Registration Statement" shall refer only to a Shelf Registration Statement filed by the Company and the Trust pursuant to Section 2(b) of the Registration Rights Agreement, and (b) the term "Registrable Securities" shall refer only to those Registrable Securities held at such time by the Initial Purchaser.

          2.   Payment of Liquidated Damages.  (a)  In the event that (i)
               -----------------------------
the Shelf Registration Statement is not filed with the SEC on or prior to the 45th day after a request for such filing is made by the Initial Purchaser (provided that in no event shall such date be required to be earlier than 75 days after the Issue Date), or (ii) the Shelf Registration Statement is not declared effective by the SEC on or prior to the later of the 40th day after the date such Shelf Registration Statement was required to be filed pursuant to the terms of the Registration Rights Agreement and the 180th date after the Issue Date, or (iii) the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be continuously effective or usable for resales (whether as a result of an event contemplated by Section 3(e) of the Registration Rights Agreement or otherwise) at any time during the 180-day period (and any extensions of such period pursuant to the last paragraph of Section 3 of the Registration Rights Agreement) immedi-ately following the date on which the Shelf Registration Statement is first declared effective (other than after such time as all Registrable Securities have been disposed of thereunder or otherwise cease to be Registrable Securi-ties pursuant to the terms of the Registration Rights Agreement), then in each case the Company shall pay liquidated damages to the Initial Purchaser, at a rate of 0.25% per annum in respect of the aggregate liquidation amount of Capital Securities held by the Initial Purchaser or, in the event that the Trust is liquidated and Subordinated Debentures are distributed to holders of Capital Securities, the aggregate principal amount of Subordinated Debentures held by the Initial Purchaser, as the case may be, in respect of the period
(x) commencing on the 46th day after such request for the filing of a Shelf Registration Statement is made by the Initial Purchaser (provided that in no event shall such date be required to be earlier than 76 days after the Issue
Date) and terminating upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (y) commencing on the later of the 41st day after the date the Shelf Registration Statement was required to be filed and the 181st day after the Issue Date and terminating upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), or (z) commencing on the day the Shelf Registration Statement ceases to be effective or usable for resales and terminating at such time as the Shelf Registration Statement again becomes effective and usable for resales (in the case of clause (iii) above).

          (c) Any amounts of liquidated damages payable by the Company pursuant to this Section 2 shall be paid in cash directly to the Initial Purchaser on the next succeeding February 15 or August 15, as the case may be, following the period in respect of which such Liquidated Damages have become due and payable hereunder.

          3.  General.
              -------

          (a)  Counterparts.  This Agreement may be executed in any number
               ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (b)  Amendments.  This Agreement may be amended by the parties
               ----------
hereto by a written instrument duly executed on behalf of each of the parties hereto.

          (c)  Entire Agreement.  This Agreement and the Registration
               ----------------
Rights Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (d)  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law.

          (e)  Notices.  All notices and other communications hereunder
               -------
shall be in writing and shall be deemed given if delivered to the parties at the addresses set forth in, and in a manner contemplated by, the Registration Rights Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                    FIRSTFEDERAL FINANCIAL SERVICES CORP.


                    By:  /s/ Jon W. Park
                         ___________________________
                         Name: Jon W. Park
                         Title: Chief Financial Officer



                    SIGNAL CAPITAL TRUST I

                    By:  /s/ Jon W. Park
                         ___________________________
                         Name: Jon W. Park
                         Administrative Trustee



                    SANDLER O'NEILL & PARTNERS, L.P.


                    By:  SANDLER O'NEILL
                         & PARTNERS CORP.,
                         the sole general partner


                    By:  /s/ Catherine A. Lawton
                         ___________________________
                         Name: Catherine A. Lawton
                         Title: Vice President



                                                                  EXHIBIT 5.1
                                                                  -----------




                                                                 May   , 1998


FirstFederal Financial Services Corp.
135 East Liberty Street
Wooster, Ohio  44691


          Re:  FirstFederal Financial Services Corp.
               Signal Capital Trust I
               Registration Statement on Form S-4
               --------------------------------------

Ladies and Gentlemen:


          We have acted as counsel to FirstFederal Financial Services Corp., an Ohio corporation (the "Company") and Sponsor of Signal Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to: (i) the proposed issuance by the Trust of $50,000,000 aggregate Liquida-tion Amount of the Trust's 8.67% Series B Capital Securities (the "New Capital Securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for up to $50,000,000 aggregate Liquidation Amount of the Trust's outstanding 8.67% Series A Capital Securities (the "Old Capital Securities"); (ii) the proposed issuance by the Company to the Trust, in an aggregate principal amount corresponding to the aggregate Liquidation Amount of the New Capital Securities, of the Company's 8.67% Series B Junior Subordinated Deferrable Interest Debentures due February 15, 2028 (the "New Junior Subordinated Debentures") registered under the Securities Act in exchange for a comparable aggregate principal amount of the Company's outstanding 8.67% Series A Junior Subordinated Deferrable Interest Debentures due February 15, 2028 (the "Old Junior Subordinated Debentures"); and (iii) the Company's guarantee of the New Capital Securities (the "New Guarantee") registered under the Securities Act in exchange for the Company's guarantee of the Old Capital Securities (the "Old Guarantee"). The New Capital Securities will be issued under an Amended and Restated Declaration of Trust for the Trust, dated as of February 13, 1998 (the "Amended Declaration"), among the Company, as Sponsor, Firstar Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and the Administrative Trustees named therein, while the New Junior Subordinated Debentures will be issued under an Indenture, dated as of February 13, 1998 (the "Indenture"), between the Company and Firstar Trust Company, as Debenture Trustee.

     We have examined such documents and records as we deemed appropriate, including the following:

          (i) Copy of the Articles of Incorporation, as amended of the Company, certified as of a recent date by the Secretary of State of Ohio.

         (ii) Copy of the Code of Regulations of the Company, as amended, certified as of a recent date by the Secretary of the Company to be a true and complete copy.

        (iii) Copy, certified as of a recent date by the Secretary of the Company to be a true copy, of the resolutions duly adopted by the Board of Directors of the Company on January 27, 1998 authorizing the filing of the Registration Statement and the exchange of the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee in the circumstances referred to above.

         (iv)  Executed counterparts of the Amended Declaration.

          (v)  Specimen of the New Capital Security.

         (vi)  Executed counterparts of the Indenture.

        (vii)  Specimen of the New Junior Subordinated Debenture.

       (viii)  Executed counterparts of the New Guarantee.

         (ix) Executed counterparts of the Registration Rights Agreement, dated as of February 10, 1998 (the "Registration Rights Agreement"), among the Trust, the Company and the Initial Purchasers named therein.

     In addition, as to questions of fact material to our opinions, we have relied upon certificates of officers of the Company, the Administrative Trustees of the Trust and public officials.

     In the course of our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof on such parties.

     Based upon the foregoing, we are of the opinion that:

     (1) The New Junior Subordinated Debentures have been duly authorized by all requisite corporate action of the Company and, when executed and authenticated in the manner provided for in the Indenture and delivered against surrender and cancellation of a like aggregate principal amount of Old Junior Subordinated Debentures as contemplated in the Registration Rights Agreement, the New Junior Subordinated Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     (2) The New Guarantee has been duly authorized by all requisite corporate action of the Company and, when executed and delivered to Firstar Trust Company, as Guarantee Trustee, as contemplated in the Registration Rights Agreement, the New Guarantee will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether considered in a proceeding in equity or at law).

     We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America and, with respect to the laws of the State of Ohio, we have made no independent investigation of such laws and have relied exclusively on all matters governed by such laws upon the opinion of Critchfield, Critchfield & Johnston, Ltd.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Exchange Securities" contained in the Prospectus included therein.


                                   Very truly yours,

                                   /s/ BROWN & WOOD LLP

                                   BROWN & WOOD LLP



                                                                  EXHIBIT 5.2
                                                                  -----------


                  (Letterhead of Richards, Layton & Finger)





                                  May 13, 1998



Signal Capital Trust I
c/o FirstFederal Financial Services Corp.
135 E. Liberty Street
Wooster, OH 44691

     Re:  Signal Capital Trust I
          ----------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for FirstFederal Financial Services Corp., an Ohio corporation (the "Company"), and Signal Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For  purposes  of   giving  the  opinions  hereinafter  set  forth,  our
examination of documents has been limited to the examination of originals or copies of the following:

     (a) The Certificate of Trust of the Trust, dated February 4, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on February 4, 1998;

     (b) The Declaration of Trust of the Trust, dated as of February 4, 1998, by and among the Company and the trustees of the Trust named therein;

     (c) The Amended and Restated Declaration of Trust of the Trust, dated as of February 13, 1998 (including Annex I and Exhibits A-1 and A-2 thereto) (the "Declaration"), among the Company, as sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

     (d) The Registration Statement on Form S-4 (the "Registration Statement"), including a form of prospectus (the "Prospectus"), relating to the 8.67% Capital Securities of the Trust, Series B, representing undivided beneficial interests in the assets of the Trust (each, an "Exchange Capital Security" and collectively, the "Exchange Capital Securities"), as proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about May 13, 1998; and

Signal Capital Trust I
May 13, 1998
Page 2

     (e) A Certificate of Good Standing for the Trust, dated May __, 1998, obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom an Exchange Capital Security is to be issued by the Trust (collectively, the "Exchange Capital Security Holders") of a certificate substantially in the form attached as Exhibit A-1 to the Declaration, in accordance with the Declaration and the Prospectus, and (vii) that the Exchange Capital Securities are issued to the Exchange Capital Security Holders in accordance with the Declaration and the Prospectus. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.


Signal Capital Trust I
May 13, 1998
Page 3


     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

     2. The Exchange Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

     3. The Exchange Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Exchange Capital Security Holders may be obligated to make payments as set forth in the Declaration.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Validity of Exchange Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                         Very truly yours,




BJK/BJ/bjr




                                                                  EXHIBIT 8.1
                                                                  -----------


                                                                 May 13, 1998



FirstFederal Financial Services Corp.
135 East Liberty Street
Wooster, Ohio  44691


          Re:  FirstFederal Financial Services Corp.
               Signal Capital Trust I
               Registration Statement on Form S-4
               ----------------------------------------

Dear Sirs:

     We have acted as special tax counsel for FirstFederal Financial Services Corp. (the "Company") and Signal Capital Trust I (the "Trust") in connection with the offer to exchange up to U.S. $50,000,000 of the Trust's 8.67% Series B Capital Securities which have been registered under the Securities Act of 1933, as amended, for a like Liquidation Amount of the Trust's outstanding 8.67% Series A Capital Securities. In rendering our opinion, we have examined the Amended and Restated Trust Agreement dated as of February 13, 1998 (the "Trust Agreement") and have assumed that the Trustees will conduct the affairs of the Trust in accordance with the Trust Agreement.

    For purposes of such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents submitted to us as relevant to this opinion, and we have relied upon the documents referred to above (the "Documents"). We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite corporate actions, the due execution and delivery and the validity and binding effect and enforceability of such Documents. We have made investigations of such matters of law and fact as we have considered necessary or appropriate for this opinion. Our opinion is based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the Documents other than those contained in the Documents.
Furthermore, our opinion is based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

   We hereby confirm the opinions described under the caption "Certain United States
Federal Income Tax Consequences" in the prospectus (the "Prospectus") that is part of the Registration Statement on Form S-4 filed by the Company and the Trust with the Securities and Exchange Commission on May 13, 1998. Capitalized terms used herein but not defined have the meanings as provided in the Prospectus.

     We hereby consent to the use of our name under the caption "Certain United States Federal Income Tax Consequences" in the Prospectus. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

   The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other legal or income tax aspect of the transactions contemplated by the Documents relating to the transaction.

    In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of changes in the event there is any change in legal authorities, facts, assumptions or Documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. The opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.



                                   Very truly yours,



                                   BROWN & WOOD LLP



                                                                 EXHIBIT 12.1
                                                                 ------------

        COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                       (Excluding Interest on Deposits)


The Corporation's ratios of earnings to fixed charges (excluding interest on deposits) for the six months ended June 30, 1997 and for the five years ended December 31, 1996 were as follows:

                                                 Years Ended December 31,
                                                 ------------------------
(Dollars in thousands)             1997          1996           1995          1994          1993
                               --------------------------------------------------------------------

Net income                          $14,448       $9,850        $9,446        $9,021       $9,739

Extraordinary items, net of tax           0            0             0             0            0

Cumulative effect of changes in
accounting principles, net of
tax                                       0            0             0             0            0

Income tax expense                    8,895        5,884         4,946         4,490        5,054
                               --------------------------------------------------------------------
Pretax Earnings                     $23,343      $15,734       $14,392       $13,511      $14,793
                               ====================================================================


FIXED CHARGES:

Interest on borrowed funds          $26,587      $21,565       $19,645       $12,630      $ 9,539

Interest on deposits



Total fixed charges                 $26,587      $21,565       $19,645       $12,630       $9,539
                               ====================================================================
Earnings for ratio
  calculations                      $49,930      $37,299       $34,037       $26,141      $24,332
                               ====================================================================
Ratio of earnings to fixed
charges                               1.88x        1.73x         1.73x         2.07x        2.55x
                               ====================================================================




                                                                 EXHIBIT 12.2
                                                                 ------------

        COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                       (Including Interest on Deposits)

The Corporation's ratios of earnings to fixed charges (including interest on deposits) for the five years ended December 31, 1997 were as follows:

                                                 Years Ended December 31,
                                                 ------------------------
(Dollars in thousands)             1997          1996           1995          1994          1993
                               --------------------------------------------------------------------

Net income                       $14,448        $9,850         $9,446        $9,021        $9,739

Extraordinary items, net of
tax                                    0             0              0             0             0

Cumulative effect of changes
in accounting principles, net
of tax                                 0             0              0             0             0

Income tax expense                 8,895         5,884          4,946         4,490         5,054
                               --------------------------------------------------------------------

Pretax Earnings                  $23,343       $15,734        $14,392       $13,511       $14,793
                               ====================================================================

FIXED CHARGES:

Interest on borrowed funds       $26,587       $21,565        $19,645       $12,630       $ 9,539

Interest on deposits              35,522        29,143         24,118        18,671        17,308
                               --------------------------------------------------------------------

Total fixed charges              $62,109       $50,708        $43,763       $31,301       $26,847
                               ====================================================================

Earnings for ratio
calculations                     $85,452       $66,442        $58,155       $44,812       $41,640
                               ====================================================================

Ratio of earnings to fixed
charges                            1.38x         1.31x          1.33x         1.43x         1.55x
                               ====================================================================






                                                                 EXHIBIT 23.1
                                                                 ------------

                           CONSENT OF BROWN & WOOD LLP

                  (INCLUDED AS PART OF EXHIBITS 5.1 AND 8.1)



                                                                 EXHIBIT 23.2
                                                                 ------------

                          CONSENT OF RICHARDS, LAYTON & FINGER

                      (INCLUDED AS PART OF EXHIBIT 5.2)




                                                                 EXHIBIT 23.3
                                                                 ------------

                        Independent Auditors' Consent
                        -----------------------------

The Board of Directors and Shareholders
FirstFederal Financial Services Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-4 of FirstFederal Financial Services Corp. (the "Corporation"). The Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", in 1997.


/s/ KPMG Peat Marwick LLP

Cleveland, Ohio
May 12, 1998





                                                                 Exhibit 23.4
                                                                 ------------

                       CONSENT OF DELOITTE & TOUCHE LLP


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement relating to 500,000 shares of FirstFederal Financial Services Corp. on Form S-4 of our report dated January 26, 1996 appearing in the Annual Report on Form 10-K of FirstFederal Financial Services Corp. for the year ended December 31, 1997 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Columbus, Ohio
May 13, 1998



                                                                 EXHIBIT 26.1
                                                                 ------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM T-1



                        STATEMENT OF ELIGIBILITY UNDER
                     THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                   PURSUANT TO SECTION 305(B)(2) _________


                            FIRSTAR TRUST COMPANY
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

              WISCONSIN                                    39-0281260
   (JURISDICTION OF INCORPORATION OR                   (I.R.S. EMPLOYER
ORGANIZATION IF NOT A U.S. NATIONAL BANK)           IDENTIFICATION NUMBER)

777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN              53202
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

          KEVIN C. SCHULLER, VICE PRESIDENT AND ASSISTANT SECRETARY
                            FIRSTAR TRUST COMPANY
                          777 EAST WISCONSIN AVENUE
                          MILWAUKEE, WISCONSIN 53202
                           TELEPHONE (414) 765-5725
          (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                            SIGNAL CAPITAL TRUST I
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                        34-1856353
  (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)

     135 E. LIBERTY STREET
         WOOSTER, OHIO                                      44691
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                           8.67% CAPITAL SECURITIES
                       (TITLE OF INDENTURE SECURITIES)




Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Office of Commissioner of Banking, Madison, Wisconsin Federal Deposit Insurance Corporation, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               The corporate trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 3.   Voting Securities of the Trustee.

          Furnish the following information as to each class of voting securities of the trustee:

                             AS OF APRIL 8, 1998

               COL. A                             COL. B
            TITLE OF CLASS                      AMOUNT OUTSTANDING

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 4.   Trusteeships under Other Indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b)  A brief statement of the facts relied upon as a basis for the
               claim that   no  conflicting  interest  within  the  meaning
               of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 5.   Interlocking  Directorates  and  Similar  Relationships  with   the
          Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 6.   Voting Securities of  the Trustee Owned by the  Obligor or its
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              AS OF APRIL 8, 1998

              COL. A          COL. B          COL. C             COL. D
          NAME OF OWNER   TITLE OF CLASS   AMOUNT OWNED       PERCENTAGE OF
                                            BENEFICIALLY    VOTING SECURITIES
                                                             REPRESENTED BY
                                                              AMOUNT GIVEN
                                                                IN COL. C

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 7.   Voting Securities  of the  Trustee Owned  by Underwriters  or their
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                              AS OF APRIL 8, 1998

              COL. A          COL. B          COL. C             COL. D
          NAME OF OWNER   TITLE OF CLASS   AMOUNT OWNED       PERCENTAGE OF
                                           BENEFICIALLY     VOTING SECURITIES
                                                             REPRESENTED BY
                                                              AMOUNT GIVEN
                                                                IN COL. C

          Per General Instruction B to form T-1, no response is required to this item as the obligor is not presently in default.

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                AS OF APRIL 8, 1998

              COL. A           COL. B           COL. C            COL. D
          TITLE OF CLASS       WHETHER       AMOUNT OWNED       PERCENT OF
                           THE SECURITIES    BENEFICIALLY    CLASS REPRESENTED
                             ARE VOTING       OR HELD AS      BY AMOUNT GIVEN
                            OR NONVOTING      COLLATERAL         IN COL. C
                             SECURITIES        SECURITY
                                            FOR OBLIGATIONS
                                              IN DEFAULT

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 9.   Securities of Underwriters Owned or Held by the Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                             AS OF APRIL 8, 1998

                  COL. A                    COL. B                COL. C
          NATURE OF INDEBTEDNESS      AMOUNT OUTSTANDING         DATE DUE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

          Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the Articles of Association of Firstar Trust Company (f/k/a First Wisconsin Trust Company) as now in effect (filed herewith).

          2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1).

          3. Authorization of the Trustee to exercise trust powers (contained in Exhibit 1).

          4. A copy of the existing By-laws of Firstar Trust Company (f/k/a First Wisconsin Trust Company) (filed herewith).

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirement of its supervising or examining authority.

                              SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Trust Company, a corporation organized and existing under the laws of the State of Wisconsin, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 8th day of April, 1998.



                                 FIRSTAR TRUST COMPANY
                                        (Trustee)

                                 By: /s/ Gene E. Ploeger
                                     ________________________________________
                                     GENE E. PLOEGER, FIRST VICE PRESIDENT
                                                (Name and title)


                                 By: /s/ Charles F. Pedersen
                                     ________________________________________
                                     CHARLES F. PEDERSEN, ASSISTANT SECRETARY
                                                (Name and title)



                                  EXHIBIT 1

                              STATE OF WISCONSIN
                      OFFICE OF COMMISSIONER OF BANKING
                                BANKS DIVISION
                             POST OFFICE BOX 7876
                        MADISON, WISCONSIN 53707-7876
                          (TELEPHONE:  608-266-1621)

                            AMENDMENT TO ARTICLES

                                CERTIFICATION


I, Toby E. Sherry, Commissioner of Banking of the State of Wisconsin, do hereby certify that an amendment to the original Articles of Incorporation of First Wisconsin Trust Company, Milwaukee, Wisconsin, of which a duly verified copy is hereto attached, was on the 17th day of August, A.D. 1992, approved and filed in the Office of Commissioner of Banking. This amendment relates to corporate name and was adopted by stockholders of the above bank on July 16, 1992.

                                   IN TESTIMONY WHEREOF, I have set my hand and affixed my official seal. Done at my office in the City of Madison this 17th day of August, A.D. 1992.

                                   Toby E. Sherry
                                   Commissioner of Banking



IMPORTANT:     TO  BE  RECORDED  BY  THE  REGISTER  OF  DEEDS  TOGETHER  WITH
               THEATTACHED COPY OF THE AMENDMENT




We, Robert L. Webster as President, and James D. Hintz as Cashier of First Wisconsin Trust Company do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the bank in the City of Milwaukee, State of Wisconsin, on the 16th day of July, A.D. 1992, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that the majority stockholder was present or represented at said meeting; that the entire number of shares outstanding is 10,000; that the number of shares represented at the meeting was 9,952; that upon the adoption of such resolution 9,952 votes were cast in the affirmative; one vote for each share, and that 0 votes were cast in the negative.

In Testimony Whereof, First Wisconsin Trust Company has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 28th day of July, A.D. 1992, by its authority.

                                        First Wisconsin Trust Company
In presence of
Sharon L. Gazzana                       By   Robert L. Webster, President
Sandra L. Belongia                           James Hintz, Cashier




State of Wisconsin
                    ss.
Milwaukee County

                         Personally came  before me  this 28th  day of  July,
A.D. 1992, Robert L. Webster as President, and James D. Hintz as Cashier of the First Wisconsin Trust Company, who are to me known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

                                        Diane M. Rampacek
                                        Notary Public

                                        Milwaukee County, Wisconsin

My commission expires 1/3/99




                    AMENDMENT TO ARTICLES OF INCORPORATION

Which Articles were filed/recorded in the office of the Register of Deeds for Milwaukee County on the 6th day of July, 1903. Recorded in Volume S of Corporations, Page 134.

At a meeting of the stockholders of First Wisconsin Trust Company of Milwaukee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1992, at 9:30 o'clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said bank, and at which meeting 9,952 shares of the capital stock of said bank were duly represented, the following resolutions were adopted:

"Resolved That the Articles of Incorporation of the bank be amended by striking out the paragraph relating to the name reading as follows:

"The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

And Inserting in lieu thereof the following paragraph:

"The title of the Corporation shall be Firstar Trust Company, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

"It was further resolved, That the President and Cashier of said bank be authorized, under the seal of the Corporation, to file proper certificates of such amendment with the Commissioner of Banking as provided by law."



                           ARTICLES OF ASSOCIATION
                           OF FIRSTAR TRUST COMPANY
                             MILWAUKEE, WISCONSIN

KNOW ALL MEN BY THESE PRESENTS, that we, Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, of the City and County of Milwaukee and State of Wisconsin, have associated and do hereby associate for the purpose of forming a corporation, to wit, a trust company bank under and pursuant to the privileges and restrictions of the statutes of the State of Wisconsin, in that behalf made and provided; and particularly Chapters 221 and 223 of said statutes, and thereto adopt the following:

                                  ARTICLE 1

The purpose and business of this corporation shall be those of both a state bank and a trust company bank as defined by Wisconsin law, this corporation being a trust company bank which has been converted into a state bank in accordance with such law.

                                  ARTICLE 2

The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY," and its location shall be at the City and County of Milwaukee and State of Wisconsin.

                                  ARTICLE 3

The  capital  stock  of  this   Corporation  shall  be  One  Million  Dollars
($1,000,000), divided into ten thousand (10,000) shares of the par value of One Hundred Dollars ($100) each.

                                  ARTICLE 4

The Board of Directors shall consist of such number of individuals, not less than fifteen nor more than sixty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin and the majority of whom shall be residents of Milwaukee County or adjacent counties. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified.

In witness whereof, we have hereunto subscribed our names at Milwaukee, Wisconsin, on this first day of July, A.D. 1903.

                              (Signed)  Frederick Pabst
                                        L.J. Petit
                                        Fred Kasten
                                        Oliver C. Fuller
                                        Edward P. Vilas

State of Wisconsin
Milwaukee County




On this first day of July, A.D. 1903, personally appeared before me the above signed Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, to me known to be the persons who executed the foregoing instrument and severally acknowledge the same.

My commission will expire on the 30th day of December, 1906.

                              (Signed)  W.L. Cheney
                                           Notary Public
                                              Milwaukee County,
                                                 Wisconsin

          ss.



                                  EXHIBIT 4

                     AS AMENDED THROUGH FEBRUARY 19, 1997

                             RESTATED BY-LAWS OF
                            FIRSTAR TRUST COMPANY
                           ADOPTED JANUARY 15, 1963



                                  ARTICLE 1

The annual meeting of this Corporation for the election of its directors and the transaction of its general business shall be held on the third Thursday of February at the general office of this Corporation in the City of Milwaukee, at 8 o'clock in the morning, or at such other hour and place in the City of Milwaukee as shall be designated by the Board of Directors. If any hour other than 8 o'clock in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each stockholder at his last known address at least ten (10) days prior to the holding of said meeting.

                                  ARTICLE 2

Special meetings of the stockholders of this Corporation shall be held in the City of Milwaukee and may be called at any time by order of the Chairman of the Board, the President, or one of the Vice Presidents, or by the Board of Directors, by mailing to each stockholder at his last known address at least ten (10) days prior to the date of the holding of such special meeting, a notice specifying the time and place of such special meeting and the business to be transacted thereat, and no other business shall be transacted at said meeting.

                                  ARTICLE 3

SECTION 1. Every stockholder may vote and participate at any meeting of stockholders, either in person or by proxy. No proxy shall be recognized unless the same shall be in writing, subscribed by the stockholder nor unless filed with the Secretary prior to the meeting. No active or salaried officer may act as a proxy for a stockholder.

SECTION 2. The Cashier shall maintain a stock book showing the name, residence, and number of shares held by each stockholder, which shall at all times, during the usual hours for transacting business, be subject to inspection by the officers, directors, and stockholders of the Company.

                                  ARTICLE 4

SECTION 1. The Board of Directors shall consist of not less than five nor more than thirty directors, the number of directors to be determined by resolution adopted at each annual stockholders' meeting, or at any special stockholders' meeting duly called for such purpose. On and after January 1, 1978, no person shall be eligible to be elected or re-elected as a member of the Board of Directors if he shall have attained 70 years of age at the date of election.

SECTION 2. The election of directors by the stockholders shall be by ballot or other method as shall be adopted by the stockholders by resolution or motion adopted at the stockholders' meeting.


ARTICLE 4 (CONTINUED)

SECTION 3. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided that the directors may, once in six
(6) months, designate by resolution nine (9) members, any five (5) of whom shall constitute a quorum.

SECTION 4. Minutes of each meeting of the Board of Directors shall disclose the date and location of such meeting, and the names of directors absent; shall be subscribed by the presiding officer; and shall be approved by the Board of Directors at the next succeeding meeting, the minutes of which shall show such fact.

SECTION 5. A regular meeting of the Board of Directors shall be held at the general office of this Corporation in the City of Milwaukee at least once each calendar quarter, immediately following the annual meeting of the shareholders of this Corporation on the third Thursday of February, at 8:00 a.m. on the third Thursday of May, August and November of each year, or at such other time or place as shall from time to time, be designated by the president or by resolution of the Board of Directors. If any other time or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each director at his last known address at least two (2) days prior to the holding of said meeting.

SECTION 6. Special meetings of the Board of Directors shall be held at the general office of the Corporation in the City of Milwaukee or at such other place in the City of Milwaukee as shall be designated, and may be called by order of the Chairman of the Board, the President, or by any two of the directors by mailing notice of such meeting and the designated time and place thereof to each of the directors at his last known address two (2) days prior to the holding of such meeting.

                                  ARTICLE 5

SECTION 1. An Executive Committee consisting of the Chairman of the Board, the President, and not less than six (6) or more than twelve (12) other directors may be appointed by the Board of Directors to serve until their successors shall be appointed, and such Executive Committee shall direct the management of the affairs of this Corporation in the interim between meetings of the Board of Directors, subject to the control of the Board. The Chairman of the Board, or in his absence (through failure of the Board of Directors to elect a Chairman or otherwise), the President, shall preside at meetings of the Executive Committee. The person from time to time elected Secretary of the Board shall also serve as Secretary of the Executive Committee.

SECTION 2. Meetings of the Executive Committee may be held at any time when the Board of Directors is not in session, and may be prescribed by the Board of Directors or may be called by order of the Chairman of the Board, the President, or by any two (2) members of the Executive Committee, by mailing notice of such meeting designating the time and place thereof, addressed to each member of the Committee at his last known address two (2) days prior to the holding of such meeting, or by personal notice thereof given a sufficient length of time before such meeting to enable members to attend.

SECTION 3. The Executive Committee shall keep full and true minutes of all business transacted at each meeting and shall submit its report together with a copy of the minutes of its proceedings to the Board of Directors at its next meeting thereafter.

SECTION 4. The Board of Directors shall appoint Trust Investment Committee consisting of at least two (2) officers and at least four (4) directors who are not officers, which Committee shall meet at the general office of the Corporation at least once each calendar quarter, at 8:00 a.m. on the third Thursday of January, March, June and December of each year, or at such other time or place as shall from time to time be designated by the President or by resolution of the Board of Directors. If any hour other than 8:00 in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting. The Trust Investment Committee shall have such duties and authority as the Board of Directors shall from time to time prescribe. Members of such committee shall serve for such periods as the Board shall from time to time prescribe.


ARTICLE 5 (CONTINUED)

SECTION 5. The Board of Directors may appoint a Loan Committee consisting of two (2) or more directors, which, if appointed, shall meet at least once calendar quarter at such time and place as shall from time to time be designated by the resolution of the Board of Directors, and shall determine policies as to renewals and applications for new loans. All loans in excess of the amount officers designated by the Board have been authorized by resolution to make shall be presented to the Loan Committee (or, if the Loan Committee has not been appointed, to the Board of Directs or the Executive Committee) for approval. The Board of Directors may by resolution designate officers who may make loans without the prior approval of the Loan Committee or the Board, subject to the provisions of the Wisconsin Statutes, the regulations of the Commissioner of Banks, and these By-laws.

SECTION 6. Each year the Board of Directors shall appoint, from among its members, an Examining Committee consisting of at least three (3) directors, which upon receipt of a report of examination of the Corporation by the Division of Banking, shall have the duties specified in 221.0611(2), Wis. Stats... The Examining Committee shall also study and, if it deems necessary, recommend corrective action in response to any criticisms or suggestions contained in, reports of examination prepared by any other regulatory agency or the Firstar Corporation Auditing or Compliance areas, and shall perform such other duties as shall be prescribed from time to time by resolution of the Board of Directors. Meetings of the Examining Committee shall be called by the President as needed, and notice of a meeting shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting.

SECTION 7. The Board of Directors shall have the power to set the banking hours of this bank, subject to the provisions of the Wisconsin Statutes and the regulations of the Commissioner of Banks. Certified copies of all resolutions of the Board pertaining to banking hours shall be furnished to the State Banking Department.

SECTION 8. A detailed statement of all current expenses and taxes paid shall be presented to the Board in writing every month, or more often if required by the Board.

                                  ARTICLE 6

A written waiver signed by any director or member of any committee shall be the equivalent of due notice to him of any meeting therein mentioned. Actual attendance at or participation in any meeting by any director or member of any committee waives any required notice unless the director or member, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


                                  ARTICLE 7

Directors and members of committees appointed by the Board of Directors, except directors or members who are salaried officers or employees of this Corporation, shall be paid such fees for services and attendance at meetings as the Board of Directors shall from time to time prescribe.

                                  ARTICLE 8

SECTION 1. The general officers of this Corporation shall be a president, two or more vice presidents, a cashier and one or more assistant cashiers, a secretary and one or more assistant secretaries, one or more trust officers, and such other officers as may be appropriate for the transaction of its business. The officers of this Corporation shall be elected by a viva voce vote of the Board of Directors unless objection is made, whereupon such election shall be by ballot; provided, however, that whenever he deems it appropriate to take such action in the interim periods between meetings of the Board of Directors, the president may appoint any other officer. Any appointment made by the president shall take effect immediately but shall be reported and confirmed at the next regular meeting of the Board of Directors. The Chairman of the Board, if there be one, the senior executive officer in charge of conducting the business of this Corporation and the officer in charge of the Trust Department of this Corporation shall be chosen from among the directors.


ARTICLE 8 (CONTINUED)

SECTION 2. The Board of Directors and, with respect to other officers and to the extent not inconsistent with actin taken by the Board of Directors, the president, shall have authority to define the duties and obligations of all officers, and to fill vacancies in offices. The Board of Directors and, with respect to other officers appointed by him and to the extent not inconsistent with action taken by the Board of Directors, the president, shall have the authority to fix the compensation of officers, to dismiss them at pleasure, and to require any officer to provide a satisfactory bond for the faithful performance of his duties. Unless otherwise prescribed by the Board of Directors or, with respect to other officers, the president, each officer shall have the duties and authority prescribed by law or ordinarily incidental to his office in similar corporations.

SECTION 3. The Board of Directors shall designate the officer to be the chief executive officer in charge of the Trust Department of this Corporation. All fiduciary powers of this Corporation shall be exercised through such officer who shall be generally responsible for and supervise and direct the activities of the Trust Department and do and perform all acts and things necessary and proper in carrying on the business of the Trust Department in accordance with the provisions of applicable laws and regulations and the directions of the Board of Directors, appropriate committees of the Board and his superior officers and shall cause to be kept under his supervision books of account of the transactions of this Corporation in a fiduciary capacity.

SECTION 4. The executive officers shall have authority to employ and discharge all necessary agents and servants of this Corporation whose appointments shall not be provided for by the Board, to define their duties, and to fix their compensations.

                                  ARTICLE 9

The Board of Directors may by resolution provide for this Corporation to indemnify each director or officer, whether or not then in office, against all expense and liability relating to a claim, action, suit, or proceeding against him or to which he may be made a party by reason of his being or having been a director or officer of this Corporation, or of any other company which he served as a director of officer at the request of this Corporation, except in any case where he was finally adjudged to have been derelict in the performance of his duties as such director or officer. Such resolution may include provisions for this Corporation (1) to assume or provide at its expense and risk the defense or settlement of any such action,
(2) to purchase commercial insurance for the benefit of a director or officer, including one adjudged guilty of negligence or misconduct, and (3) to assume or share any additional expense or liability as the Board of Directors deems warranted upon consideration of the circumstances.

                                  ARTICLE 10

The Board of Directors may by resolution adopt emergency provisions to prevail notwithstanding any contrary provisions of these By-laws, to take effect when a state of emergency results in this Corporation being unable to continue its normal functions under the direction of established management or at its regular location (which provisions may include, but shall not be limited to procedures for establishing temporary offices, an emergency executive committee, and emergency officer succession).

                                  ARTICLE 11

The shares of stock of this Corporation shall be transferable only on the books of this Corporation upon surrender of the certificate issued therefor.

                                  ARTICLE 12

These by-laws may be altered, amended, or repealed in whole or in part in any manner not inconsistent with the provisions of law at any time by a resolution of the Board of Directors adopted at any regular or special meeting of the Board, or by vote of the stockholders representing a majority of the capital stock, such a vote to be taken at an annual or special meeting.



                                  EXHIBIT 6



              CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(B)
                      OF THE TRUST INDENTURE ACT OF 1939



Firstar Trust Company, as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                              FIRSTAR TRUST COMPANY,
                              as Trustee



                              By:  /s/Gene E. Ploeger
                                   ----------------------------------------
                                    GENE E. PLOEGER, FIRST VICE PRESIDENT
                                                 (Name and title)



                              By:  /s/Charles F. Pedersen
                                   ----------------------------------------
                                   CHARLES F. PEDERSEN, ASSISTANT SECRETARY
                                                 (Name and title)

Dated:  APRIL 8, 1998




                                  EXHIBIT 7

FIRSTAR TRUST COMPANY
BALANCE SHEET

                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)
ASSETS
------
Cash and balances due from depository institutions:
     Noninterest-bearing balances                                                71,523         65,896
     Interest-bearing balances                                                        0              0
Securities                                                                       35,030         27,243
Federal funds sold and securities purchased under agreements to resell:
     Federal funds sold                                                         151,887         60,651
     Securities purchased under agreements to resell                                  0              0
Loans and lease financing receivables:
     Loans and leases, net of unearned income                                    38,249         93,632
     LESS:  Allowance for loan and lease losses                                      73             73
     LESS:  Allocated transfer risk reserve                                           0              0
                                                                            -----------     ----------
     Loans and leases, net of unearned income, allowance, and reserve            38,176         93,632
Assets held in trading accounts                                                       0              0
Premises and fixed assets (including capitalized leases)                          1,984          5,379
Other real estate owned                                                               0              0
Investments in unconsolidated subsidiaries and associated companies                   0              0
Customers' liability to this bank on acceptances outstanding                          0              0
Intangible assets                                                                     0              0
Other assets                                                                     17,422         24,329
                                                                            -----------     ----------
Total assets                                                                    316,022        277,130
                                                                            ===========     ==========

LIABILITIES
-----------
Deposits:
     In domestic offices:
     Noninterest-bearing                                                        288,221        232,609
     Interest-bearing                                                               215            142
                                                                            -----------     ----------
     Total domestic deposits                                                    288,436        232,751
     In foreign offices:                                                              0              0
Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased                                                        744            806
     Securities sold under agreements to repurchase                                   0              0
Demand notes issued to the U.S. Treasury                                              0              0
Other borrowed money                                                                  0              0
Mortgage indebtedness and obligations under capitalized leases                        0              0
Bank's liability on acceptances executed and outstanding                              0              0
Notes and debentures subordinated to deposits                                         0              0
Other liabilities                                                                 7,131          8,814
                                                                            -----------     ----------
Total liabilities                                                               296,311        242,371

Limited-life preferred stock                                                          0              0



EQUITY CAPITAL
--------------
Perpetual preferred stock                                                             0              0
Common stock                                                                      1,000          1,000
Surplus                                                                          12,638         12,924
Undivided profits and capital reserves                                            5,935         20,732
LESS:  Net unrealized loss on marketable equity securities                          138            103
                                                                            -----------     ----------
Total equity capital                                                             19,711         34,759
                                                                            -----------     ----------
Total liabilities, limited-life preferred stock, and equity capital             316,022        277,130
                                                                            ===========     ==========

FIRSTAR TRUST COMPANY
INCOME STATEMENT
                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)
Interest Income
     Interest and fee income on loans:
     Loans secured by real estate                                                    14              1
     Loans to finance agricultural production and other loans to farmers              0              0
     Commercial and industrial loans                                                155             92
     Loans to individuals for household, family, and other personal expenditures:
     Credit cards and related plans                                                   0              0
     Other                                                                            0              0
     Loans to foreign governments and official institutions                           0              0
     Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
     Taxable obligations                                                              0              0
     Tax-exempt obligations                                                           0              0
     All other loans                                                                  0              0
     Income from lease financing receivables:
     Taxable leases                                                                   0              0
     Tax-exempt leases                                                                0              0
     Interest income on balances due from depository institutions                     0              0
     Interest and dividend income on securities:
     U.S. Treasury securities and U.S. Government agency and corporation          2,254          1,952
     obligations
     Securities issued by states and political subdivisions in the U.S.:
     Taxable securities                                                               0              0
     Tax-exempt securities                                                           38             36
     Other domestic debt securities                                                  34              0
     Foreign debt securities                                                          0              0
     Equity securities (including investments in mutual funds)                        0              0
     Interest income from assets held in trading accounts                             0              0
     Interest income on federal funds sold and securities purchased under
     agreements to resell                                                         4,876          6,679
                                                                            -----------     ----------
     Total interest income                                                        7,371          8,760

Interest expense
     Interest on deposits:
     Transaction accounts (NOW accounts, ATS accounts, and telephone and
     preauthorized transfer accounts)                                                 0              0
     Nontransaction accounts:
     Money market deposit accounts (MMDAs)                                            0              0
     Other savings deposits                                                           7              5
     Time certificates of deposit of $100,000 or more                                 0              0
     All other time deposits                                                          0              0
     Expense of federal funds purchased and securities sold under agreements to
     repurchase                                                                      47            227
     Interest on demand notes issued to the U.S. Treasury and on other                0              0
     borrowed money
     Interest on mortgage indebtedness and obligations under capitalized              0              0
     leases
     Interest on notes and debentures subordinated to deposits                        0              0
                                                                            -----------     ----------
     Total interest expense                                                          54            232

                                                                            -----------     ----------
Net interest income                                                               7,317          8,528

Provisions:
     Provision for loan and lease losses                                              0              0
     Provision for allocated transfer risk                                            0              0

FIRSTAR TRUST COMPANY
INCOME STATEMENT (CONTINUED)
                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)
Noninterest income
     Income from fiduciary activities                                            67,306         81,406
     Service charges on deposit accounts                                              0              0
     Trading gains (losses) and fees from foreign exchange transactions               0              0
     Other foreign transaction gains (losses)                                         0              0
     Gains (losses) and fees from assets held in trading accounts                     0              0
     Other noninterest income:
     Other fee income                                                               729            446
     All other noninterest income                                                 3,735          3,855
                                                                            -----------     ----------
     Total noninterest income                                                    71,770         85,707

Gains (losses) on securities not held in trading accounts                             0              0

Noninterest expense
     Salaries and employee benefits                                              25,803         29,507
     Expenses of premises and fixed assets (net of rental income)
     (excluding salaries and employee benefits and mortgage interest)             6,139          7,243
     Other noninterest expense                                                   24,457         32,708
                                                                            -----------     ----------
     Total noninterest expense                                                   56,399         69,458

Income (loss) before taxes and extraordinary items and other adjustments         22,688         24,777
Applicable income taxes                                                           9,162          9,980
                                                                            -----------     ----------
Income (loss) before extraordinary items and other adjustments                   13,526         14,797

Extraordinary items and other adjustments:
     Extraordinary items and other adjustments, gross of income taxes                 0              0
     Applicable income taxes                                                          0              0
                                                                            -----------     ----------
     Extraordinary items and other adjustments, net of income taxes                   0              0
                                                                            -----------     ----------
Net income (loss)                                                                13,526         14,797
                                                                            ===========     ==========




                                                                 EXHIBIT 26.2
                                                                 ------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM T-1

                        STATEMENT OF ELIGIBILITY UNDER
                     THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                   PURSUANT TO SECTION 305(B)(2) _________

                            FIRSTAR TRUST COMPANY
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                 WISCONSIN                               39-0281260
   (JURISDICTION OF INCORPORATION OR                  (I.R.S. EMPLOYER
ORGANIZATION IF NOT A U.S. NATIONAL BANK)          IDENTIFICATION NUMBER)

777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN              53202
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

          KEVIN C. SCHULLER, VICE PRESIDENT AND ASSISTANT SECRETARY
                            FIRSTAR TRUST COMPANY
                          777 EAST WISCONSIN AVENUE
                          MILWAUKEE, WISCONSIN 53202
                           TELEPHONE (414) 765-5725
          (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                    FIRST FEDERAL FINANCIAL SERVICES CORP.
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                     OHIO                                   34-1622711
       (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYER
     OFINCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

        135 E. LIBERTY STREET
            WOOSTER, OHIO                                     44691
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                         CAPITAL SECURITIES GUARANTEE
                       (TITLE OF INDENTURE SECURITIES)

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Office of Commissioner of Banking, Madison, Wisconsin Federal Deposit Insurance Corporation, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               The corporate trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 3.   Voting Securities of the Trustee.

          Furnish the following information as to each class of voting securities of the trustee:

                             AS OF APRIL 8, 1998

               COL. A                             COL. B
            TITLE OF CLASS                      AMOUNT OUTSTANDING

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 4.   Trusteeships under Other Indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b)  A brief statement of the facts relied upon as a basis for the
               claim that   no  conflicting  interest  within  the  meaning
               of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 5.   Interlocking  Directorates  and  Similar  Relationships  with   the
          Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 6.   Voting Securities of  the Trustee Owned by the  Obligor or its
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              AS OF APRIL 8, 1998

              COL. A          COL. B          COL. C             COL. D
          NAME OF OWNER   TITLE OF CLASS   AMOUNT OWNED       PERCENTAGE OF
                                            BENEFICIALLY    VOTING SECURITIES
                                                             REPRESENTED BY
                                                              AMOUNT GIVEN
                                                                IN COL. C

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 7.   Voting Securities  of the  Trustee Owned  by Underwriters  or their
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                              AS OF APRIL 8, 1998

              COL. A          COL. B          COL. C             COL. D
          NAME OF OWNER   TITLE OF CLASS   AMOUNT OWNED       PERCENTAGE OF
                                           BENEFICIALLY     VOTING SECURITIES
                                                             REPRESENTED BY
                                                              AMOUNT GIVEN
                                                                IN COL. C

          Per General Instruction B to form T-1, no response is required to this item as the obligor is not presently in default.

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                AS OF APRIL 8, 1998

              COL. A           COL. B           COL. C            COL. D
          TITLE OF CLASS       WHETHER       AMOUNT OWNED       PERCENT OF
                           THE SECURITIES    BENEFICIALLY    CLASS REPRESENTED
                             ARE VOTING       OR HELD AS      BY AMOUNT GIVEN
                            OR NONVOTING      COLLATERAL         IN COL. C
                             SECURITIES        SECURITY
                                            FOR OBLIGATIONS
                                              IN DEFAULT

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 9.   Securities of Underwriters Owned or Held by the Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                             AS OF APRIL 8, 1998

                  COL. A                    COL. B                COL. C
          NATURE OF INDEBTEDNESS      AMOUNT OUTSTANDING         DATE DUE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

          Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the Articles of Association of Firstar Trust Company (f/k/a First Wisconsin Trust Company) as now in effect (filed herewith).

          2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1).

          3. Authorization of the Trustee to exercise trust powers (contained in Exhibit 1).

          4. A copy of the existing By-laws of Firstar Trust Company (f/k/a First Wisconsin Trust Company) (filed herewith).

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirement of its supervising or examining authority.

                              SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Trust Company, a corporation organized and existing under the laws of the State of Wisconsin, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 8th day of April, 1998.



                                 FIRSTAR TRUST COMPANY
                                        (Trustee)

                                 By: /s/ Gene E. Ploeger
                                     ________________________________________
                                     GENE E. PLOEGER, FIRST VICE PRESIDENT
                                                (Name and title)


                                 By: Charles F. Pedersen
                                     ________________________________________
                                     CHARLES F. PEDERSEN, ASSISTANT SECRETARY
                                                (Name and title)



                                  EXHIBIT 1

                              STATE OF WISCONSIN
                      OFFICE OF COMMISSIONER OF BANKING
                                BANKS DIVISION
                             POST OFFICE BOX 7876
                        MADISON, WISCONSIN 53707-7876
                          (TELEPHONE:  608-266-1621)


                            AMENDMENT TO ARTICLES

                                CERTIFICATION



I, Toby E. Sherry, Commissioner of Banking of the State of Wisconsin, do hereby certify that an amendment to the original Articles of Incorporation of First Wisconsin Trust Company, Milwaukee, Wisconsin, of which a duly verified copy is hereto attached, was on the 17th day of August, A.D. 1992, approved and filed in the Office of Commissioner of Banking. This amendment relates to corporate name and was adopted by stockholders of the above bank on July 16, 1992.


                                   IN TESTIMONY WHEREOF, I have set my hand and affixed my official seal. Done at my office in the City of Madison this 17th day of August, A.D. 1992.

                                   Toby E. Sherry
                                   Commissioner of Banking




IMPORTANT:     TO  BE RECORDED  BY THE  REGISTER OF  DEEDS TOGETHER  WITH THE
               ATTACHED COPY OF THE AMENDMENT





We, Robert L. Webster as President, and James D. Hintz as Cashier of First Wisconsin Trust Company do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the bank in the City of Milwaukee, State of Wisconsin, on the 16th day of July, A.D. 1992, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that the majority stockholder was present or represented at said meeting; that the entire number of shares outstanding is 10,000; that the number of shares represented at the meeting was 9,952; that upon the adoption of such resolution 9,952 votes were cast in the affirmative; one vote for each share, and that 0 votes were cast in the negative.

In Testimony Whereof, First Wisconsin Trust Company has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 28th day of July, A.D. 1992, by its authority.

                              First Wisconsin Trust Company
In presence of
Sharon L. Gazzana             By   Robert L. Webster, President
Sandra L. Belongia                 James Hintz, Cashier




State of Wisconsin
                    ss.
Milwaukee County

               Personally came before me this 28th day of July, A.D. 1992, Robert L. Webster as President, and James D. Hintz as Cashier of the First Wisconsin Trust Company, who are to me known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

                              Diane M. Rampacek
                              Notary Public

                    Milwaukee County, Wisconsin

My commission expires 1/3/99




                    AMENDMENT TO ARTICLES OF INCORPORATION


Which Articles were filed/recorded in the office of the Register of Deeds for
Milwaukee County  on the  6th day  of July, 1903.   Recorded  in Volume  S of
Corporations, Page 134.

At a meeting of the stockholders of First Wisconsin Trust Company of Milwaukee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1992, at 9:30 o'clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said bank, and at which meeting 9,952 shares of the capital stock of said bank were duly represented, the following resolutions were adopted:

"Resolved That the Articles of Incorporation of the bank be amended by striking out the paragraph relating to the name reading as follows:

"The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

And Inserting in lieu thereof the following paragraph:

"The title of the Corporation shall be Firstar Trust Company, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

"It was further resolved, That the President and Cashier of said bank be authorized, under the seal of the Corporation, to file proper certificates of such amendment with the Commissioner of Banking as provided by law."


                           ARTICLES OF ASSOCIATION
                           OF FIRSTAR TRUST COMPANY
                             MILWAUKEE, WISCONSIN


KNOW ALL MEN BY THESE PRESENTS, that we, Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, of the City and
County of Milwaukee and State of Wisconsin, have associated and do hereby associate for the purpose of forming a corporation, to wit, a trust company bank under and pursuant to the privileges and restrictions of the statutes of the State of Wisconsin, in that behalf made and provided; and particularly Chapters 221 and 223 of said statutes, and thereto adopt the following:

                                  ARTICLE 1

The purpose and business of this corporation shall be those of both a state bank and a trust company bank as defined by Wisconsin law, this corporation being a trust company bank which has been converted into a state bank in accordance with such law.

                                  ARTICLE 2

The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY," and its location shall be at the City and County of Milwaukee and State of Wisconsin.

                                  ARTICLE 3

The  capital  stock  of  this   Corporation  shall  be  One  Million  Dollars
($1,000,000), divided into ten thousand (10,000) shares of the par value of One Hundred Dollars ($100) each.

                                  ARTICLE 4

The Board of Directors shall consist of such number of individuals, not less than fifteen nor more than sixty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin and the majority of whom shall be residents of Milwaukee County or adjacent counties. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified.

In witness whereof, we have hereunto subscribed our names at Milwaukee, Wisconsin, on this first day of July, A.D. 1903.


                              (Signed)  Frederick Pabst
                                        L.J. Petit
                                        Fred Kasten
                                        Oliver C. Fuller
                                        Edward P. Vilas

State of Wisconsin
Milwaukee County




On this first day of July, A.D. 1903, personally appeared before me the above signed Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, to me known to be the persons who executed the foregoing instrument and severally acknowledge the same.

My commission will expire on the 30th day of December, 1906.

                              (Signed)  W.L. Cheney
                                           Notary Public
                                             Milwaukee County,
                                                 Wisconsin

          ss.




                                  EXHIBIT 4

                     AS AMENDED THROUGH FEBRUARY 19, 1997

                             RESTATED BY-LAWS OF
                            FIRSTAR TRUST COMPANY
                           ADOPTED JANUARY 15, 1963




                                  ARTICLE 1

The annual meeting of this Corporation for the election of its directors and the transaction of its general business shall be held on the third Thursday of February at the general office of this Corporation in the City of Milwaukee, at 8 o'clock in the morning, or at such other hour and place in the City of Milwaukee as shall be designated by the Board of Directors. If any hour other than 8 o'clock in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each stockholder at his last known address at least ten (10) days prior to the holding of said meeting.

                                  ARTICLE 2

Special meetings of the stockholders of this Corporation shall be held in the City of Milwaukee and may be called at any time by order of the Chairman of the Board, the President, or one of the Vice Presidents, or by the Board of Directors, by mailing to each stockholder at his last known address at least ten (10) days prior to the date of the holding of such special meeting, a notice specifying the time and place of such special meeting and the business to be transacted thereat, and no other business shall be transacted at said meeting.

                                  ARTICLE 3

SECTION 1. Every stockholder may vote and participate at any meeting of stockholders, either in person or by proxy. No proxy shall be recognized unless the same shall be in writing, subscribed by the stockholder nor unless filed with the Secretary prior to the meeting. No active or salaried officer may act as a proxy for a stockholder.

SECTION 2. The Cashier shall maintain a stock book showing the name, residence, and number of shares held by each stockholder, which shall at all times, during the usual hours for transacting business, be subject to inspection by the officers, directors, and stockholders of the Company.

                                  ARTICLE 4

SECTION 1. The Board of Directors shall consist of not less than five nor more than thirty directors, the number of directors to be determined by resolution adopted at each annual stockholders' meeting, or at any special stockholders' meeting duly called for such purpose. On and after January 1, 1978, no person shall be eligible to be elected or re-elected as a member of the Board of Directors if he shall have attained 70 years of age at the date of election.

SECTION 2. The election of directors by the stockholders shall be by ballot or other method as shall be adopted by the stockholders by resolution or motion adopted at the stockholders' meeting.


ARTICLE 4 (CONTINUED)

SECTION 3. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided that the directors may, once in six
(6) months, designate by resolution nine (9) members, any five (5) of whom shall constitute a quorum.

SECTION 4. Minutes of each meeting of the Board of Directors shall disclose the date and location of such meeting, and the names of directors absent; shall be subscribed by the presiding officer; and shall be approved by the Board of Directors at the next succeeding meeting, the minutes of which shall show such fact.

SECTION 5. A regular meeting of the Board of Directors shall be held at the general office of this Corporation in the City of Milwaukee at least once each calendar quarter, immediately following the annual meeting of the shareholders of this Corporation on the third Thursday of February, at 8:00 a.m. on the third Thursday of May, August and November of each year, or at such other time or place as shall from time to time, be designated by the president or by resolution of the Board of Directors. If any other time or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each director at his last known address at least two (2) days prior to the holding of said meeting.

SECTION 6. Special meetings of the Board of Directors shall be held at the general office of the Corporation in the City of Milwaukee or at such other place in the City of Milwaukee as shall be designated, and may be called by order of the Chairman of the Board, the President, or by any two of the directors by mailing notice of such meeting and the designated time and place thereof to each of the directors at his last known address two (2) days prior to the holding of such meeting.

                                  ARTICLE 5

SECTION 1. An Executive Committee consisting of the Chairman of the Board, the President, and not less than six (6) or more than twelve (12) other directors may be appointed by the Board of Directors to serve until their successors shall be appointed, and such Executive Committee shall direct the management of the affairs of this Corporation in the interim between meetings of the Board of Directors, subject to the control of the Board. The Chairman of the Board, or in his absence (through failure of the Board of Directors to elect a Chairman or otherwise), the President, shall preside at meetings of the Executive Committee. The person from time to time elected Secretary of the Board shall also serve as Secretary of the Executive Committee.

SECTION 2. Meetings of the Executive Committee may be held at any time when the Board of Directors is not in session, and may be prescribed by the Board of Directors or may be called by order of the Chairman of the Board, the President, or by any two (2) members of the Executive Committee, by mailing notice of such meeting designating the time and place thereof, addressed to each member of the Committee at his last known address two (2) days prior to the holding of such meeting, or by personal notice thereof given a sufficient length of time before such meeting to enable members to attend.

SECTION 3. The Executive Committee shall keep full and true minutes of all business transacted at each meeting and shall submit its report together with a copy of the minutes of its proceedings to the Board of Directors at its next meeting thereafter.

SECTION 4. The Board of Directors shall appoint Trust Investment Committee consisting of at least two (2) officers and at least four (4) directors who are not officers, which Committee shall meet at the general office of the Corporation at least once each calendar quarter, at 8:00 a.m. on the third Thursday of January, March, June and December of each year, or at such other time or place as shall from time to time be designated by the President or by resolution of the Board of Directors. If any hour other than 8:00 in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting. The Trust Investment Committee shall have such duties and authority as the Board of Directors shall from time to time prescribe. Members of such committee shall serve for such periods as the Board shall from time to time prescribe.



ARTICLE 5 (CONTINUED)

SECTION 5. The Board of Directors may appoint a Loan Committee consisting of two (2) or more directors, which, if appointed, shall meet at least once calendar quarter at such time and place as shall from time to time be designated by the resolution of the Board of Directors, and shall determine policies as to renewals and applications for new loans. All loans in excess of the amount officers designated by the Board have been authorized by resolution to make shall be presented to the Loan Committee (or, if the Loan Committee has not been appointed, to the Board of Directs or the Executive Committee) for approval. The Board of Directors may by resolution designate officers who may make loans without the prior approval of the Loan Committee or the Board, subject to the provisions of the Wisconsin Statutes, the regulations of the Commissioner of Banks, and these By-laws.

SECTION 6. Each year the Board of Directors shall appoint, from among its members, an Examining Committee consisting of at least three (3) directors, which upon receipt of a report of examination of the Corporation by the Division of Banking, shall have the duties specified in 221.0611(2), Wis. Stats... The Examining Committee shall also study and, if it deems necessary, recommend corrective action in response to any criticisms or suggestions contained in, reports of examination prepared by any other regulatory agency or the Firstar Corporation Auditing or Compliance areas, and shall perform such other duties as shall be prescribed from time to time by resolution of the Board of Directors. Meetings of the Examining Committee shall be called by the President as needed, and notice of a meeting shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting.

SECTION 7. The Board of Directors shall have the power to set the banking hours of this bank, subject to the provisions of the Wisconsin Statutes and the regulations of the Commissioner of Banks. Certified copies of all resolutions of the Board pertaining to banking hours shall be furnished to the State Banking Department.

SECTION 8. A detailed statement of all current expenses and taxes paid shall be presented to the Board in writing every month, or more often if required by the Board.

                                  ARTICLE 6

A written waiver signed by any director or member of any committee shall be the equivalent of due notice to him of any meeting therein mentioned. Actual attendance at or participation in any meeting by any director or member of any committee waives any required notice unless the director or member, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE 7

Directors and members of committees appointed by the Board of Directors, except directors or members who are salaried officers or employees of this Corporation, shall be paid such fees for services and attendance at meetings as the Board of Directors shall from time to time prescribe.

                                  ARTICLE 8

SECTION 1. The general officers of this Corporation shall be a president, two or more vice presidents, a cashier and one or more assistant cashiers, a secretary and one or more assistant secretaries, one or more trust officers, and such other officers as may be appropriate for the transaction of its business. The officers of this Corporation shall be elected by a viva voce vote of the Board of Directors unless objection is made, whereupon such election shall be by ballot; provided, however, that whenever he deems it appropriate to take such action in the interim periods between meetings of the Board of Directors, the president may appoint any other officer. Any appointment made by the president shall take effect immediately but shall be reported and confirmed at the next regular meeting of the Board of Directors. The Chairman of the Board, if there be one, the senior executive officer in charge of conducting the business of this Corporation and the officer in charge of the Trust Department of this Corporation shall be chosen from among the directors.



ARTICLE 8 (CONTINUED)

SECTION 2. The Board of Directors and, with respect to other officers and to the extent not inconsistent with actin taken by the Board of Directors, the president, shall have authority to define the duties and obligations of all officers, and to fill vacancies in offices. The Board of Directors and, with respect to other officers appointed by him and to the extent not inconsistent with action taken by the Board of Directors, the president, shall have the authority to fix the compensation of officers, to dismiss them at pleasure, and to require any officer to provide a satisfactory bond for the faithful performance of his duties. Unless otherwise prescribed by the Board of Directors or, with respect to other officers, the president, each officer shall have the duties and authority prescribed by law or ordinarily incidental to his office in similar corporations.

SECTION 3. The Board of Directors shall designate the officer to be the chief executive officer in charge of the Trust Department of this Corporation. All fiduciary powers of this Corporation shall be exercised through such officer who shall be generally responsible for and supervise and direct the activities of the Trust Department and do and perform all acts and things necessary and proper in carrying on the business of the Trust Department in accordance with the provisions of applicable laws and regulations and the directions of the Board of Directors, appropriate committees of the Board and his superior officers and shall cause to be kept under his supervision books of account of the transactions of this Corporation in a fiduciary capacity.

SECTION 4. The executive officers shall have authority to employ and discharge all necessary agents and servants of this Corporation whose appointments shall not be provided for by the Board, to define their duties, and to fix their compensations.

                                  ARTICLE 9

The Board of Directors may by resolution provide for this Corporation to indemnify each director or officer, whether or not then in office, against all expense and liability relating to a claim, action, suit, or proceeding against him or to which he may be made a party by reason of his being or having been a director or officer of this Corporation, or of any other company which he served as a director of officer at the request of this Corporation, except in any case where he was finally adjudged to have been derelict in the performance of his duties as such director or officer. Such resolution may include provisions for this Corporation (1) to assume or provide at its expense and risk the defense or settlement of any such action,
(2) to purchase commercial insurance for the benefit of a director or officer, including one adjudged guilty of negligence or misconduct, and (3) to assume or share any additional expense or liability as the Board of Directors deems warranted upon consideration of the circumstances.

                                  ARTICLE 10

The Board of Directors may by resolution adopt emergency provisions to prevail notwithstanding any contrary provisions of these By-laws, to take effect when a state of emergency results in this Corporation being unable to continue its normal functions under the direction of established management or at its regular location (which provisions may include, but shall not be limited to procedures for establishing temporary offices, an emergency executive committee, and emergency officer succession).

                                  ARTICLE 11

The shares of stock of this Corporation shall be transferable only on the books of this Corporation upon surrender of the certificate issued therefor.

                                  ARTICLE 12

These by-laws may be altered, amended, or repealed in whole or in part in any manner not inconsistent with the provisions of law at any time by a resolution of the Board of Directors adopted at any regular or special meeting of the Board, or by vote of the stockholders representing a majority of the capital stock, such a vote to be taken at an annual or special meeting.



                                  EXHIBIT 6

              CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(B)
                      OF THE TRUST INDENTURE ACT OF 1939



Firstar Trust Company, as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                              FIRSTAR TRUST COMPANY,
                              as Trustee


                              By:  /s/Gene E. Ploeger
                                   ________________________________________
                                   GENE E. PLOEGER, FIRST VICE PRESIDENT
                                             (Name and title)

                              By: /s/Charles F. Pedersen
                                  ----------------------------------------
                                  CHARLES F. PEDERSEN, ASSISTANT SECRETARY
                                             (Name and title)

Dated:  APRIL 8, 1998



                                  EXHIBIT 7

FIRSTAR TRUST COMPANY
BALANCE SHEET
                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)
ASSETS
------
Cash and balances due from depository institutions:
     Noninterest-bearing balances                                                71,523         65,896
     Interest-bearing balances                                                        0              0
Securities                                                                       35,030         27,243
Federal funds sold and securities purchased under agreements to resell:
     Federal funds sold                                                         151,887         60,651
     Securities purchased under agreements to resell                                  0              0
Loans and lease financing receivables:
     Loans and leases, net of unearned income                                    38,249         93,632
     LESS:  Allowance for loan and lease losses                                      73             73
     LESS:  Allocated transfer risk reserve                                           0              0
                                                                            -----------     ----------
     Loans and leases, net of unearned income, allowance, and reserve            38,176         93,632
Assets held in trading accounts                                                       0              0
Premises and fixed assets (including capitalized leases)                          1,984          5,379
Other real estate owned                                                               0              0
Investments in unconsolidated subsidiaries and associated companies                   0              0
Customers' liability to this bank on acceptances outstanding                          0              0
Intangible assets                                                                     0              0
Other assets                                                                     17,422         24,329
                                                                            -----------     ----------
Total assets                                                                    316,022        277,130
                                                                            ===========     ==========

LIABILITIES
-----------
Deposits:
     In domestic offices:
     Noninterest-bearing                                                        288,221        232,609
     Interest-bearing                                                               215            142
                                                                            -----------     ----------
     Total domestic deposits                                                    288,436        232,751
     In foreign offices:                                                              0              0
Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased                                                        744            806
     Securities sold under agreements to repurchase                                   0              0
Demand notes issued to the U.S. Treasury                                              0              0
Other borrowed money                                                                  0              0
Mortgage indebtedness and obligations under capitalized leases                        0              0
Bank's liability on acceptances executed and outstanding                              0              0
Notes and debentures subordinated to deposits                                         0              0
Other liabilities                                                                 7,131          8,814
                                                                            -----------     ----------
Total liabilities                                                               296,311        242,371

Limited-life preferred stock                                                          0              0



EQUITY CAPITAL
--------------
Perpetual preferred stock                                                             0              0
Common stock                                                                      1,000          1,000
Surplus                                                                          12,638         12,924
Undivided profits and capital reserves                                            5,935         20,732
LESS:  Net unrealized loss on marketable equity securities                          138            103
                                                                            -----------     ----------
Total equity capital                                                             19,711         34,759
                                                                            -----------     ----------
Total liabilities, limited-life preferred stock, and equity capital             316,022        277,130
                                                                            ===========     ==========

FIRSTAR TRUST COMPANY
INCOME STATEMENT
                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)
Interest Income
     Interest and fee income on loans:
     Loans secured by real estate                                                    14              1
     Loans to finance agricultural production and other loans to farmers              0              0
     Commercial and industrial loans                                                155             92
     Loans to individuals for household, family, and other personal expenditures:
     Credit cards and related plans                                                   0              0
     Other                                                                            0              0
     Loans to foreign governments and official institutions                           0              0
     Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
     Taxable obligations                                                              0              0
     Tax-exempt obligations                                                           0              0
     All other loans                                                                  0              0
     Income from lease financing receivables:
     Taxable leases                                                                   0              0
     Tax-exempt leases                                                                0              0
     Interest income on balances due from depository institutions                     0              0
     Interest and dividend income on securities:
     U.S. Treasury securities and U.S. Government agency and corporation          2,254          1,952
     obligations
     Securities issued by states and political subdivisions in the U.S.:
     Taxable securities                                                               0              0
     Tax-exempt securities                                                           38             36
     Other domestic debt securities                                                  34              0
     Foreign debt securities                                                          0              0
     Equity securities (including investments in mutual funds)                        0              0
     Interest income from assets held in trading accounts                             0              0
     Interest income on federal funds sold and securities purchased under
     agreements to resell                                                         4,876          6,679
                                                                            -----------     ----------
     Total interest income                                                        7,371          8,760


Interest expense
     Interest on deposits:
     Transaction accounts (NOW accounts, ATS accounts, and telephone and
     preauthorized transfer accounts)                                                 0              0
     Nontransaction accounts:
     Money market deposit accounts (MMDAs)                                            0              0
     Other savings deposits                                                           7              5
     Time certificates of deposit of $100,000 or more                                 0              0
     All other time deposits                                                          0              0
     Expense of federal funds purchased and securities sold under
     agreements to repurchase                                                        47            227
     Interest on demand notes issued to the U.S. Treasury and on other
     borrowed money                                                                   0              0
     Interest on mortgage indebtedness and obligations under capitalized
     leases                                                                           0              0
     Interest on notes and debentures subordinated to deposits                        0              0
     Total interest expense                                                          54            232
                                                                            -----------     ----------

                                                                            -----------     ----------
Net interest income                                                               7,317          8,528

Provisions:
     Provision for loan and lease losses                                              0              0
     Provision for allocated transfer risk                                            0              0

FIRSTAR TRUST COMPANY
INCOME STATEMENT (CONTINUED)
                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)
Noninterest income
     Income from fiduciary activities                                            67,306         81,406
     Service charges on deposit accounts                                              0              0
     Trading gains (losses) and fees from foreign exchange transactions               0              0
     Other foreign transaction gains (losses)                                         0              0
     Gains (losses) and fees from assets held in trading accounts                     0              0
     Other noninterest income:
     Other fee income                                                               729            446
     All other noninterest income                                                 3,735          3,855
                                                                            -----------     ----------
     Total noninterest income                                                    71,770         85,707

Gains (losses) on securities not held in trading accounts                             0              0

Noninterest expense
     Salaries and employee benefits                                              25,803         29,507
     Expenses of premises and fixed assets (net of rental income)
     (excluding
     salaries and employee benefits and mortgage interest)                        6,139          7,243
     Other noninterest expense                                                   24,457         32,708
                                                                            -----------     ----------
     Total noninterest expense                                                   56,399         69,458

                                                                            -----------     ----------
Income (loss) before taxes and extraordinary items and other adjustments         22,688         24,777
Applicable income taxes                                                           9,162          9,980
                                                                            -----------     ----------
Income (loss) before extraordinary items and other adjustments                   13,526         14,797
Extraordinary items and other adjustments:
     Extraordinary items and other adjustments, gross of income taxes                 0              0
     Applicable income taxes                                                          0              0
                                                                            -----------     ----------
     Extraordinary items and other adjustments, net of income taxes                   0              0
                                                                            -----------     ----------
Net income (loss)                                                                13,526         14,797
                                                                            ===========     ==========



                                                                 EXHIBIT 26.3
                                                                 ------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM T-1
                        STATEMENT OF ELIGIBILITY UNDER
                     THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                   PURSUANT TO SECTION 305(B)(2) _________


                            FIRSTAR TRUST COMPANY
             (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

               WISCONSIN                                    39-0281260
   (JURISDICTION OF INCORPORATION OR                     (I.R.S. EMPLOYER
ORGANIZATION IF NOT A U. S. NATIONAL BANK)            IDENTIFICATION NUMBER)

777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN                 53202
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

          KEVIN C. SCHULLER, VICE PRESIDENT AND ASSISTANT SECRETARY
                            FIRSTAR TRUST COMPANY
                          777 EAST WISCONSIN AVENUE
                          MILWAUKEE, WISCONSIN 53202
                           TELEPHONE (414) 765-5725
          (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                    FIRSTFEDERAL FINANCIAL SERVICES CORP.
             (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                OHIO                                 34-1622711
    (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

          135 E. LIBERTY STREET
                WOOSTER, OHIO                             44691
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


   JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE FEBRUARY 15, 2028
                       (TITLE OF INDENTURE SECURITIES)


Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Office of Commissioner of Banking, Madison, Wisconsin Federal Deposit Insurance Corporation, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               The corporate trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 3.   Voting Securities of the Trustee.

          Furnish the following information as to each class of voting securities of the trustee:

                             AS OF APRIL 8, 1998

               COL. A                                COL. B
            TITLE OF CLASS                      AMOUNT OUTSTANDING

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 4.   Trusteeships under Other Indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b)  A brief statement of the facts relied upon as a basis for the
               claim that   no  conflicting  interest  within  the  meaning
               of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 5.   Interlocking  Directorates  and  Similar  Relationships  with   the
          Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 6.   Voting Securities of  the Trustee Owned by the  Obligor or its
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              AS OF APRIL 8, 1998

              COL. A          COL. B          COL. C             COL. D
          NAME OF OWNER   TITLE OF CLASS   AMOUNT OWNED       PERCENTAGE OF
                                            BENEFICIALLY    VOTING SECURITIES
                                                             REPRESENTED BY
                                                              AMOUNT GIVEN
                                                                IN COL. C

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 7.   Voting Securities  of the  Trustee Owned  by Underwriters  or their
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                              AS OF APRIL 8, 1998

              COL. A          COL. B          COL. C             COL. D
          NAME OF OWNER   TITLE OF CLASS   AMOUNT OWNED       PERCENTAGE OF
                                           BENEFICIALLY     VOTING SECURITIES
                                                             REPRESENTED BY
                                                              AMOUNT GIVEN
                                                                IN COL. C

          Per General Instruction B to form T-1, no response is required to this item as the obligor is not presently in default.

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                AS OF APRIL 8, 1998

              COL. A           COL. B           COL. C            COL. D
          TITLE OF CLASS       WHETHER       AMOUNT OWNED       PERCENT OF
                           THE SECURITIES    BENEFICIALLY    CLASS REPRESENTED
                             ARE VOTING       OR HELD AS      BY AMOUNT GIVEN
                            OR NONVOTING      COLLATERAL         IN COL. C
                             SECURITIES        SECURITY
                                            FOR OBLIGATIONS
                                              IN DEFAULT

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 9.   Securities of Underwriters Owned or Held by the Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

                                AS OF APRIL 8, 1998

             COL. A           COL. B           COL. C            COL. D
            NAME OF           AMOUNT        AMOUNT OWNED       PERCENT OF
           ISSUER AND       OUTSTANDING     BENEFICIALLY    CLASS REPRESENTED
         TITLE OF CLASS                      OR HELD AS      BY AMOUNT GIVEN
                                             COLLATERAL         IN COL. C
                                              SECURITY
                                           FOR OBLIGATIONS
                                             IN DEFAULT
                                             BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                             AS OF APRIL 8, 1998

                  COL. A                    COL. B                COL. C
          NATURE OF INDEBTEDNESS      AMOUNT OUTSTANDING         DATE DUE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

          Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the Articles of Association of Firstar Trust Company (f/k/a First Wisconsin Trust Company) as now in effect (filed herewith).

          2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1).

          3. Authorization of the Trustee to exercise trust powers (contained in Exhibit 1).

          4. A copy of the existing By-laws of Firstar Trust Company (f/k/a First Wisconsin Trust Company) (filed herewith).

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirement of its supervising or examining authority.

                              SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Trust Company, a corporation organized and existing under the laws of the State of Wisconsin, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 8th day of April, 1998.



                                 FIRSTAR TRUST COMPANY
                                        (Trustee)

                                 By: /s/Gene E. Ploeger
                                     ----------------------------------------
                                     GENE E. PLOEGER, FIRST VICE PRESIDENT
                                                (Name and title)


                                 By: /s/Charles F. Pedersen
                                     ----------------------------------------
                                     CHARLES F. PEDERSEN, ASSISTANT SECRETARY
                                                (Name and title)


                                  EXHIBIT 1



                              STATE OF WISCONSIN
                      OFFICE OF COMMISSIONER OF BANKING
                                BANKS DIVISION
                             POST OFFICE BOX 7876
                        MADISON, WISCONSIN 53707-7876
                          (TELEPHONE:  608-266-1621)

                            AMENDMENT TO ARTICLES

                                CERTIFICATION



I, Toby E. Sherry, Commissioner of Banking of the State of Wisconsin, do hereby certify that an amendment to the original Articles of Incorporation of First Wisconsin Trust Company, Milwaukee, Wisconsin, of which a duly verified copy is hereto attached, was on the 17th day of August, A.D. 1992, approved and filed in the Office of Commissioner of Banking. This amendment relates to corporate name and was adopted by stockholders of the above bank on July 16, 1992.

                                   IN TESTIMONY WHEREOF, I have set my hand and affixed my official seal. Done at my office in the City of Madison this 17th day of August, A.D. 1992.

                                   Toby E. Sherry
                                   Commissioner of Banking



IMPORTANT:     TO  BE RECORDED  BY THE  REGISTER OF  DEEDS TOGETHER  WITH THE
               ATTACHED COPY OF THE AMENDMENT


We, Robert L. Webster as President, and James D. Hintz as Cashier of First Wisconsin Trust Company do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the bank in the City of Milwaukee, State of Wisconsin, on the 16th day of July, A.D. 1992, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that the majority stockholder was present or represented at said meeting; that the entire number of shares outstanding is 10,000; that the number of shares represented at the meeting was 9,952; that upon the adoption of such resolution 9,952 votes were cast in the affirmative; one vote for each share, and that 0 votes were cast in the negative.

In Testimony Whereof, First Wisconsin Trust Company has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 28th day of July, A.D. 1992, by its authority.

                              First Wisconsin Trust Company
In presence of
Sharon L. Gazzana             By   Robert L. Webster, President
Sandra L. Belongia                 James Hintz, Cashier



State of Wisconsin
                    ss.
Milwaukee County

               Personally came before me this 28th day of July, A.D. 1992, Robert L. Webster as President, and James D. Hintz as Cashier of the First Wisconsin Trust Company, who are to me known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

                              Diane M. Rampacek
                              Notary Public

                              Milwaukee County, Wisconsin

My commission expires 1/3/99



                    AMENDMENT TO ARTICLES OF INCORPORATION

Which Articles were filed/recorded in the office of the Register of Deeds for
Milwaukee County  on the  6th day  of July, 1903.   Recorded  in Volume  S of
Corporations, Page 134.

At a meeting of the stockholders of First Wisconsin Trust Company of Milwaukee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1992, at 9:30 o'clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said bank, and at which meeting 9,952 shares of the capital stock of said bank were duly represented, the following resolutions were adopted:

"Resolved That the Articles of Incorporation of the bank be amended by striking out the paragraph relating to the name reading as follows:

"The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

And Inserting in lieu thereof the following paragraph:

"The title of the Corporation shall be Firstar Trust Company, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

"It was further resolved, That the President and Cashier of said bank be authorized, under the seal of the Corporation, to file proper certificates of such amendment with the Commissioner of Banking as provided by law."


                           ARTICLES OF ASSOCIATION
                           OF FIRSTAR TRUST COMPANY
                             MILWAUKEE, WISCONSIN

KNOW ALL MEN BY THESE PRESENTS, that we, Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, of the City and County of Milwaukee and State of Wisconsin, have associated and do hereby associate for the purpose of forming a corporation, to wit, a trust company bank under and pursuant to the privileges and restrictions of the statutes of the State of Wisconsin, in that behalf made and provided; and particularly Chapters 221 and 223 of said statutes, and thereto adopt the following:

                                  ARTICLE 1

The purpose and business of this corporation shall be those of both a state bank and a trust company bank as defined by Wisconsin law, this corporation being a trust company bank which has been converted into a state bank in accordance with such law.

                                  ARTICLE 2

The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY," and its location shall be at the City and County of Milwaukee and State of Wisconsin.

                                  ARTICLE 3

The  capital  stock  of  this   Corporation  shall  be  One  Million  Dollars
($1,000,000), divided into ten thousand (10,000) shares of the par value of One Hundred Dollars ($100) each.

                                  ARTICLE 4

The Board of Directors shall consist of such number of individuals, not less than fifteen nor more than sixty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin and the majority of whom shall be residents of Milwaukee County or adjacent counties. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified.

In witness whereof, we have hereunto subscribed our names at Milwaukee, Wisconsin, on this first day of July, A.D. 1903.


                              (Signed)  Frederick Pabst
                                        L.J. Petit
                                        Fred Kasten
                                        Oliver C. Fuller
                                        Edward P. Vilas

State of Wisconsin
Milwaukee County

On this first day of July, A.D. 1903, personally appeared before me the above signed Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, to me known to be the persons who executed the foregoing instrument and severally acknowledge the same.

My commission will expire on the 30th day of December, 1906.

                              (Signed)  W.L. Cheney
                                           Notary Public
                                              Milwaukee County,
                                                 Wisconsin
          ss.



                                  EXHIBIT 4

                     AS AMENDED THROUGH FEBRUARY 19, 1997

                             RESTATED BY-LAWS OF
                            FIRSTAR TRUST COMPANY
                           ADOPTED JANUARY 15, 1963




                                  ARTICLE 1

The annual meeting of this Corporation for the election of its directors and the transaction of its general business shall be held on the third Thursday of February at the general office of this Corporation in the City of Milwaukee, at 8 o'clock in the morning, or at such other hour and place in the City of Milwaukee as shall be designated by the Board of Directors. If any hour other than 8 o'clock in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each stockholder at his last known address at least ten (10) days prior to the holding of said meeting.

                                  ARTICLE 2

Special meetings of the stockholders of this Corporation shall be held in the City of Milwaukee and may be called at any time by order of the Chairman of the Board, the President, or one of the Vice Presidents, or by the Board of Directors, by mailing to each stockholder at his last known address at least ten (10) days prior to the date of the holding of such special meeting, a notice specifying the time and place of such special meeting and the business to be transacted thereat, and no other business shall be transacted at said meeting.

                                  ARTICLE 3

SECTION 1. Every stockholder may vote and participate at any meeting of stockholders, either in person or by proxy. No proxy shall be recognized unless the same shall be in writing, subscribed by the stockholder nor unless filed with the Secretary prior to the meeting. No active or salaried officer may act as a proxy for a stockholder.

SECTION 2. The Cashier shall maintain a stock book showing the name, residence, and number of shares held by each stockholder, which shall at all times, during the usual hours for transacting business, be subject to inspection by the officers, directors, and stockholders of the Company.

                                  ARTICLE 4

SECTION 1. The Board of Directors shall consist of not less than five nor more than thirty directors, the number of directors to be determined by resolution adopted at each annual stockholders' meeting, or at any special stockholders' meeting duly called for such purpose. On and after January 1, 1978, no person shall be eligible to be elected or re-elected as a member of the Board of Directors if he shall have attained 70 years of age at the date of election.

SECTION 2. The election of directors by the stockholders shall be by ballot or other method as shall be adopted by the stockholders by resolution or motion adopted at the stockholders' meeting.


ARTICLE 4 (CONTINUED)

SECTION 3. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided that the directors may, once in six
(6) months, designate by resolution nine (9) members, any five (5) of whom shall constitute a quorum.

SECTION 4. Minutes of each meeting of the Board of Directors shall disclose the date and location of such meeting, and the names of directors absent; shall be subscribed by the presiding officer; and shall be approved by the Board of Directors at the next succeeding meeting, the minutes of which shall show such fact.

SECTION 5. A regular meeting of the Board of Directors shall be held at the general office of this Corporation in the City of Milwaukee at least once each calendar quarter, immediately following the annual meeting of the shareholders of this Corporation on the third Thursday of February, at 8:00 a.m. on the third Thursday of May, August and November of each year, or at such other time or place as shall from time to time, be designated by the president or by resolution of the Board of Directors. If any other time or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each director at his last known address at least two (2) days prior to the holding of said meeting.

SECTION 6. Special meetings of the Board of Directors shall be held at the general office of the Corporation in the City of Milwaukee or at such other place in the City of Milwaukee as shall be designated, and may be called by order of the Chairman of the Board, the President, or by any two of the directors by mailing notice of such meeting and the designated time and place thereof to each of the directors at his last known address two (2) days prior to the holding of such meeting.

                                  ARTICLE 5

SECTION 1. An Executive Committee consisting of the Chairman of the Board, the President, and not less than six (6) or more than twelve (12) other directors may be appointed by the Board of Directors to serve until their successors shall be appointed, and such Executive Committee shall direct the management of the affairs of this Corporation in the interim between meetings of the Board of Directors, subject to the control of the Board. The Chairman of the Board, or in his absence (through failure of the Board of Directors to elect a Chairman or otherwise), the President, shall preside at meetings of the Executive Committee. The person from time to time elected Secretary of the Board shall also serve as Secretary of the Executive Committee.

SECTION 2. Meetings of the Executive Committee may be held at any time when the Board of Directors is not in session, and may be prescribed by the Board of Directors or may be called by order of the Chairman of the Board, the President, or by any two (2) members of the Executive Committee, by mailing notice of such meeting designating the time and place thereof, addressed to each member of the Committee at his last known address two (2) days prior to the holding of such meeting, or by personal notice thereof given a sufficient length of time before such meeting to enable members to attend.

SECTION 3. The Executive Committee shall keep full and true minutes of all business transacted at each meeting and shall submit its report together with a copy of the minutes of its proceedings to the Board of Directors at its next meeting thereafter.

SECTION 4. The Board of Directors shall appoint Trust Investment Committee consisting of at least two (2) officers and at least four (4) directors who are not officers, which Committee shall meet at the general office of the Corporation at least once each calendar quarter, at 8:00 a.m. on the third Thursday of January, March, June and December of each year, or at such other time or place as shall from time to time be designated by the President or by resolution of the Board of Directors. If any hour other than 8:00 in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting. The Trust Investment Committee shall have such duties and authority as the Board of Directors shall from time to time prescribe. Members of such committee shall serve for such periods as the Board shall from time to time prescribe.



ARTICLE 5 (CONTINUED)

SECTION 5. The Board of Directors may appoint a Loan Committee consisting of two (2) or more directors, which, if appointed, shall meet at least once calendar quarter at such time and place as shall from time to time be designated by the resolution of the Board of Directors, and shall determine policies as to renewals and applications for new loans. All loans in excess of the amount officers designated by the Board have been authorized by resolution to make shall be presented to the Loan Committee (or, if the Loan Committee has not been appointed, to the Board of Directs or the Executive Committee) for approval. The Board of Directors may by resolution designate officers who may make loans without the prior approval of the Loan Committee or the Board, subject to the provisions of the Wisconsin Statutes, the regulations of the Commissioner of Banks, and these By-laws.

SECTION 6. Each year the Board of Directors shall appoint, from among its members, an Examining Committee consisting of at least three (3) directors, which upon receipt of a report of examination of the Corporation by the Division of Banking, shall have the duties specified in 221.0611(2), Wis. Stats... The Examining Committee shall also study and, if it deems necessary, recommend corrective action in response to any criticisms or suggestions contained in, reports of examination prepared by any other regulatory agency or the Firstar Corporation Auditing or Compliance areas, and shall perform such other duties as shall be prescribed from time to time by resolution of the Board of Directors. Meetings of the Examining Committee shall be called by the President as needed, and notice of a meeting shall be given by mailing the same to each committee member at his last known address at least two (2) days prior to the holding of said meeting.

SECTION 7. The Board of Directors shall have the power to set the banking hours of this bank, subject to the provisions of the Wisconsin Statutes and the regulations of the Commissioner of Banks. Certified copies of all resolutions of the Board pertaining to banking hours shall be furnished to the State Banking Department.

SECTION 8. A detailed statement of all current expenses and taxes paid shall be presented to the Board in writing every month, or more often if required by the Board.

                                  ARTICLE 6

A written waiver signed by any director or member of any committee shall be the equivalent of due notice to him of any meeting therein mentioned. Actual attendance at or participation in any meeting by any director or member of any committee waives any required notice unless the director or member, at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE 7

Directors and members of committees appointed by the Board of Directors, except directors or members who are salaried officers or employees of this Corporation, shall be paid such fees for services and attendance at meetings as the Board of Directors shall from time to time prescribe.

                                  ARTICLE 8

SECTION 1. The general officers of this Corporation shall be a president, two or more vice presidents, a cashier and one or more assistant cashiers, a secretary and one or more assistant secretaries, one or more trust officers, and such other officers as may be appropriate for the transaction of its business. The officers of this Corporation shall be elected by a viva voce vote of the Board of Directors unless objection is made, whereupon such election shall be by ballot; provided, however, that whenever he deems it appropriate to take such action in the interim periods between meetings of the Board of Directors, the president may appoint any other officer. Any appointment made by the president shall take effect immediately but shall be reported and confirmed at the next regular meeting of the Board of Directors. The Chairman of the Board, if there be one, the senior executive officer in charge of conducting the business of this Corporation and the officer in charge of the Trust Department of this Corporation shall be chosen from among the directors.



ARTICLE 8 (CONTINUED)

SECTION 2. The Board of Directors and, with respect to other officers and to the extent not inconsistent with actin taken by the Board of Directors, the president, shall have authority to define the duties and obligations of all officers, and to fill vacancies in offices. The Board of Directors and, with respect to other officers appointed by him and to the extent not inconsistent with action taken by the Board of Directors, the president, shall have the authority to fix the compensation of officers, to dismiss them at pleasure, and to require any officer to provide a satisfactory bond for the faithful performance of his duties. Unless otherwise prescribed by the Board of Directors or, with respect to other officers, the president, each officer shall have the duties and authority prescribed by law or ordinarily incidental to his office in similar corporations.

SECTION 3. The Board of Directors shall designate the officer to be the chief executive officer in charge of the Trust Department of this Corporation. All fiduciary powers of this Corporation shall be exercised through such officer who shall be generally responsible for and supervise and direct the activities of the Trust Department and do and perform all acts and things necessary and proper in carrying on the business of the Trust Department in accordance with the provisions of applicable laws and regulations and the directions of the Board of Directors, appropriate committees of the Board and his superior officers and shall cause to be kept under his supervision books of account of the transactions of this Corporation in a fiduciary capacity.

SECTION 4. The executive officers shall have authority to employ and discharge all necessary agents and servants of this Corporation whose appointments shall not be provided for by the Board, to define their duties, and to fix their compensations.

                                  ARTICLE 9

The Board of Directors may by resolution provide for this Corporation to indemnify each director or officer, whether or not then in office, against all expense and liability relating to a claim, action, suit, or proceeding against him or to which he may be made a party by reason of his being or having been a director or officer of this Corporation, or of any other company which he served as a director of officer at the request of this Corporation, except in any case where he was finally adjudged to have been derelict in the performance of his duties as such director or officer. Such resolution may include provisions for this Corporation (1) to assume or provide at its expense and risk the defense or settlement of any such action,
(2) to purchase commercial insurance for the benefit of a director or officer, including one adjudged guilty of negligence or misconduct, and (3) to assume or share any additional expense or liability as the Board of Directors deems warranted upon consideration of the circumstances.

                                  ARTICLE 10

The Board of Directors may by resolution adopt emergency provisions to prevail notwithstanding any contrary provisions of these By-laws, to take effect when a state of emergency results in this Corporation being unable to continue its normal functions under the direction of established management or at its regular location (which provisions may include, but shall not be limited to procedures for establishing temporary offices, an emergency executive committee, and emergency officer succession).

                                  ARTICLE 11

The shares of stock of this Corporation shall be transferable only on the books of this Corporation upon surrender of the certificate issued therefor.

                                  ARTICLE 12

These by-laws may be altered, amended, or repealed in whole or in part in any manner not inconsistent with the provisions of law at any time by a resolution of the Board of Directors adopted at any regular or special meeting of the Board, or by vote of the stockholders representing a majority of the capital stock, such a vote to be taken at an annual or special meeting.



                                  EXHIBIT 6



              CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(B)
                      OF THE TRUST INDENTURE ACT OF 1939



Firstar Trust Company, as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                              FIRSTAR TRUST COMPANY,
                              as Trustee


                              By:  /s/Gene E. Ploeger
                                   ----------------------------------------
                                    GENE E. PLOEGER, FIRST VICE PRESIDENT
                                             (Name and title)

                              By:  /s/Charles F. Pedersen
                                   _______________________________________
                                   CHARLES F. PEDERSEN, ASSISTANT SECRETARY
                                             (Name and title)

Dated:  APRIL 8, 1998


                                  EXHIBIT 7

FIRSTAR TRUST COMPANY
BALANCE SHEET
                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)
ASSETS
------
Cash and balances due from depository institutions:
     Noninterest-bearing balances                                                71,523         65,896
     Interest-bearing balances                                                        0              0
Securities                                                                       35,030         27,243
Federal funds sold and securities purchased under agreements to resell:
     Federal funds sold                                                         151,887         60,651
     Securities purchased under agreements to resell                                  0              0
Loans and lease financing receivables:
     Loans and leases, net of unearned income                                    38,249         93,632
     LESS:  Allowance for loan and lease losses                                      73             73
     LESS:  Allocated transfer risk reserve                                           0              0
                                                                            -----------     ----------
     Loans and leases, net of unearned income, allowance, and reserve            38,176         93,632
Assets held in trading accounts                                                       0              0
Premises and fixed assets (including capitalized leases)                          1,984          5,379
Other real estate owned                                                               0              0
Investments in unconsolidated subsidiaries and associated companies                   0              0
Customers' liability to this bank on acceptances outstanding                          0              0
Intangible assets                                                                     0              0
Other assets                                                                     17,422         24,329
                                                                            -----------     ----------
Total assets                                                                    316,022        277,130
                                                                            ===========     ==========

LIABILITIES
-----------
Deposits:
     In domestic offices:
     Noninterest-bearing                                                        288,221        232,609
     Interest-bearing                                                               215            142
                                                                            -----------     ----------
     Total domestic deposits                                                    288,436        232,751
     In foreign offices:                                                              0              0
Federal funds purchased and securities sold under agreements to repurchase:
     Federal funds purchased                                                        744            806
     Securities sold under agreements to repurchase                                   0              0
Demand notes issued to the U.S. Treasury                                              0              0
Other borrowed money                                                                  0              0
Mortgage indebtedness and obligations under capitalized leases                        0              0
Bank's liability on acceptances executed and outstanding                              0              0
Notes and debentures subordinated to deposits                                         0              0
Other liabilities                                                                 7,131          8,814
                                                                            -----------     ----------
Total liabilities                                                               296,311        242,371

Limited-life preferred stock                                                          0              0


EQUITY CAPITAL
--------------
Perpetual preferred stock                                                             0              0
Common stock                                                                      1,000          1,000
Surplus                                                                          12,638         12,924
Undivided profits and capital reserves                                            5,935         20,732
LESS:  Net unrealized loss on marketable equity securities                          138            103
                                                                            -----------     ----------
Total equity capital                                                             19,711         34,759
                                                                            -----------     ----------
Total liabilities, limited-life preferred stock, and equity capital             316,022        277,130
                                                                            ===========     ==========

FIRSTAR TRUST COMPANY
INCOME STATEMENT
                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)
Interest Income
     Interest and fee income on loans:
     Loans secured by real estate                                                    14              1
     Loans to finance agricultural production and other loans to farmers              0              0
     Commercial and industrial loans                                                155             92
     Loans to individuals for household, family, and other personal expenditures:
     Credit cards and related plans                                                   0              0
     Other                                                                            0              0
     Loans to foreign governments and official institutions                           0              0
     Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
     Taxable obligations                                                              0              0
     Tax-exempt obligations                                                           0              0
     All other loans                                                                  0              0
     Income from lease financing receivables:
     Taxable leases                                                                   0              0
     Tax-exempt leases                                                                0              0
     Interest income on balances due from depository institutions                     0              0
     Interest and dividend income on securities:
     U.S. Treasury securities and U.S. Government agency and corporation          2,254          1,952
     obligations
     Securities issued by states and political subdivisions in the U.S.:
     Taxable securities                                                               0              0
     Tax-exempt securities                                                           38             36
     Other domestic debt securities                                                  34              0
     Foreign debt securities                                                          0              0
     Equity securities (including investments in mutual funds)                        0              0
     Interest income from assets held in trading accounts                             0              0
     Interest income on federal funds sold and securities purchased under agreements
     to resell                                                                    4,876          6,679
                                                                            -----------     ----------
     Total interest income                                                        7,371          8,760

Interest expense
     Interest on deposits:
     Transaction accounts (NOW accounts, ATS accounts, and telephone and
     preauthorized transfer accounts)                                                 0              0
     Nontransaction accounts:
     Money market deposit accounts (MMDAs)                                            0              0
     Other savings deposits                                                           7              5
     Time certificates of deposit of $100,000 or more                                 0              0
     All other time deposits                                                          0              0
     Expense of federal funds purchased and securities sold under
     agreements to repurchase                                                        47            227
     Interest on demand notes issued to the U.S. Treasury and on other
     borrowed money                                                                   0              0
     Interest on mortgage indebtedness and obligations under capitalized
     leases                                                                           0              0
     Interest on notes and debentures subordinated to deposits                        0              0
                                                                            -----------     ----------
     Total interest expense                                                          54            232

                                                                            -----------     ----------
Net interest income                                                               7,317          8,528

Provisions:
     Provision for loan and lease losses                                              0              0
     Provision for allocated transfer risk                                            0              0


FIRSTAR TRUST COMPANY
INCOME STATEMENT (CONTINUED)
                                                                                   December 31,
                                                                            --------------------------
                                                                                '96           '97
                                                                            -----------     ----------
                                                                              $(000)          $(000)

Noninterest income
     Income from fiduciary activities                                            67,306         81,406
     Service charges on deposit accounts                                              0              0
     Trading gains (losses) and fees from foreign exchange transactions               0              0
     Other foreign transaction gains (losses)                                         0              0
     Gains (losses) and fees from assets held in trading accounts                     0              0
     Other noninterest income:
     Other fee income                                                               729            446
     All other noninterest income                                                 3,735          3,855
                                                                            -----------     ----------
     Total noninterest income                                                    71,770         85,707

Gains (losses) on securities not held in trading accounts                             0              0

Noninterest expense
     Salaries and employee benefits                                              25,803         29,507
     Expenses of premises and fixed assets (net of rental income) (excluding
       salaries and employee benefits and mortgage interest)                      6,139          7,243
     Other noninterest expense                                                   24,457         32,708
                                                                            -----------     ----------
     Total noninterest expense                                                   56,399         69,458

                                                                            -----------     ----------
Income (loss) before taxes and extraordinary items and other adjustments         22,688         24,777
Applicable income taxes                                                           9,162          9,980
                                                                            -----------     ----------
Income (loss) before extraordinary items and other adjustments                   13,526         14,797
Extraordinary items and other adjustments:
     Extraordinary items and other adjustments, gross of income taxes                 0              0
     Applicable income taxes                                                          0              0
                                                                            -----------     ----------
     Extraordinary items and other adjustments, net of income taxes                   0              0
                                                                            -----------     ----------
Net income (loss)                                                                13,526         14,797
                                                                            ===========     ==========

                                                                 EXHIBIT 99.1
                                                                 ------------

                            LETTER OF TRANSMITTAL

                            SIGNAL CAPITAL TRUST I

                            SIGNAL CAPITAL TRUST I

                            OFFER TO EXCHANGE ITS

                      8.67% CAPITAL SECURITIES, SERIES B
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                      FOR ANY AND ALL OF ITS OUTSTANDING

                      8.67% CAPITAL SECURITIES, SERIES A
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

        FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                    FIRSTFEDERAL FINANCIAL SERVICES CORP.

             PURSUANT TO THE PROSPECTUS DATED (          ), 1998
        (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED, THE "PROSPECTUS")


-----------------------------------------------------------------------------

                THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL
       EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON              , 1998,
                                            -------------
                    OR ON SUCH LATER DATE OR TIME TO WHICH
                         THE CORPORATION OR THE TRUST
            MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE").
                 TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M.,
                 NEW YORK CITY TIME, ON THE EXPIRATION DATE.


-----------------------------------------------------------------------------

                The Exchange Agent For The Exchange Offer Is:
                            Firstar Trust Company
          BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:
                                 (         )
                                 (         )
                                 (         )
                                 (         )


                     CONFIRM BY TELEPHONE: (            )

                   FACSIMILE TRANSMISSIONS: (            )
                         (ELIGIBLE INSTITUTIONS ONLY)




     DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus. As used herein, the term "Holder" means a holder of 8.67% Capital Securities, Series A (the "Original Capital Securities"), including any participant ("DTC Participant") in the book-entry transfer facility system of The Depository Trust Company ("DTC") whose name appears on a security position listing as the owner of the Original Capital Securities. As used herein, the term "Certificates" means physical certificates representing Original Capital Securities.

     To participate in the Exchange Offer (as defined below), Holders must tender by (a) book-entry transfer pursuant to the procedures set forth in the Prospectus under "The Exchange Offer-Procedures for Tendering Original Capital Securities," or (b) forwarding Certificates herewith.

     Holders who are DTC Participants tendering by book-entry transfer must execute such tender through the Automated Tender Offer Program ("ATOP") of DTC. A Holder using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer (a "book-entry confirmation"), including an agent's message ("Agent's Message") confirming that DTC has received an express acknowledgment from such Holder that such Holder has received and agrees to be bound by this Letter of Transmittal and that the Trust and the Corporation may enforce this Letter of Transmittal against such Holder. The book-entry confirmation must be received by the Exchange Agent in order for the tender relating thereto to be effective. Book-entry transfer to DTC in accordance with DTC's procedures does not constitute delivery of the book-entry confirmation to the Exchange Agent.

     If the tender is not made through ATOP, Certificates, as well as this Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date in order for such tender to be effective.

     Holders of Original Capital Securities who cannot complete the procedures for delivery by book-entry transfer of such Original Capital Securities on a timely basis or who cannot deliver their Certificates for such Original Capital Securities and all other required documents to the Exchange Agent on or prior to the Expiration Date, must, in order to participate in the Exchange Offer, tender their Original Capital Securities according to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer--Procedures for Tendering Original Capital Securities."

     THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATION OR CERTIFICATES, THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.


                   NOTE: SIGNATURES MUST BE PROVIDED BELOW.

             PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                   ALL TENDERING HOLDERS COMPLETE THIS BOX:

                              DESCRIPTION OF ORIGINAL CAPITAL SECURITIES

 If blank, please print name
 and address of registered                     Original Capital Securities tendered
 holder.                                       (Attach additional list if necessary)
------------------------------    ------------------------------------------------------------------
                                                                               Liquidation Amount of
                                    Certificate        Aggregate Liquidation      Original Capital
                                     Number(s)           Amount of Original     Securities Tendered
                                                         Capital Securities     (if less than all)/**/
                                  ------------------   ----------------------  ----------------------







                                 TOTAL AMOUNT TENDERED


_______________
 *    Need not be completed by book-entry holders.
 ** Original Capital Securities may be tendered in whole or in part in Liquidation Amounts of $100,000 and integral multiples of $1,000 in excess thereof, provided that if any Original Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof. All Original Capital Securities held shall be deemed tendered unless a lesser number is specified in this column. See Instruction 4.


          (BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)



(__) CHECK HERE IF TENDERED ORIGINAL CAPITAL SECURITIES ARE BEING
     DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC, AND COMPLETE THE FOLLOWING:

Name of Tendering Institution________________________________________________

DTC Account Number __________________________________________________________

Transaction Code Number _____________________________________________________


(__) CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED
     DELIVERY IF TENDERED ORIGINAL CAPITAL SECURITIES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT, AND COMPLETE THE FOLLOWING:

     Name of Registered Holder(s) ___________________________________________

     Window Ticket Number (if any) __________________________________________

     Date of Execution of Notice of Guaranteed Delivery _____________________

     Name of Institution which Guaranteed Delivery __________________________

     If Guaranteed Delivery is to be made By Book-Entry Transfer:

     Name of Tendering Institution __________________________________________

     DTC Account Number _____________________________________________________

     Transaction Code Number ________________________________________________


(__) CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE ORIGINAL
CAPITAL SECURITIES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE TEN ADDITIONAL COPIES OF THE PROSPECTUS AND TEN COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: _______________________________________________________________________

Address: ____________________________________________________________________


Ladies and Gentlemen:

     The undersigned hereby tenders to Signal Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), and FirstFederal Financial Services Corp., an Ohio corporation (the "Corporation"), the above described aggregate Liquidation Amount of the Trust's Original Capital Securities in exchange for a like aggregate Liquidation Amount of the Trust's 8.67% Capital Securities, Series B (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer").

     Subject to and effective upon the acceptance for exchange of all or any portion of the Original Capital Securities tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Trust all right, title and interest in and to such Original Capital Securities as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as agent of the Corporation and the Trust in connection with the Exchange Offer) with respect to the tendered Original Capital Securities, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) subject only to the right of withdrawal described in the Prospectus, to (i) deliver Certificates for Original Capital Securities to the Corporation or the Trust together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Trust, upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Capital Securities to be issued in exchange for such Original Capital Securities, (ii) present Certificates for such Original Capital Securities for transfer, and to transfer the Original Capital Securities on the books of the Trust, and (iii) receive for the account of the Trust all benefits and otherwise exercise all rights of beneficial ownership of such Original Capital Securities, all in accordance with the terms and conditions of the Exchange Offer.

     THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS FULL POWER AND AUTHORITY TO TENDER, EXCHANGE, SELL, ASSIGN AND TRANSFER THE ORIGINAL CAPITAL SECURITIES TENDERED HEREBY AND THAT, WHEN THE SAME ARE ACCEPTED FOR EXCHANGE, THE TRUST WILL ACQUIRE GOOD, MARKETABLE AND UNENCUMBERED TITLE THERETO, FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES, AND THAT THE ORIGINAL CAPITAL SECURITIES TENDERED HEREBY ARE NOT SUBJECT TO ANY ADVERSE CLAIMS OR PROXIES. THE UNDERSIGNED WILL, UPON REQUEST, EXECUTE AND DELIVER ANY ADDITIONAL DOCUMENTS DEEMED BY THE TRUST OR THE EXCHANGE AGENT TO BE NECESSARY OR DESIRABLE TO COMPLETE THE EXCHANGE, ASSIGNMENT AND TRANSFER OF THE ORIGINAL CAPITAL SECURITIES TENDERED HEREBY, AND THE UNDERSIGNED WILL COMPLY WITH ITS OBLIGATIONS UNDER THE REGISTRATION AGREEMENT. THE UNDERSIGNED HAS READ AND AGREES TO ALL OF THE TERMS OF THE EXCHANGE OFFER.

     The name(s) and address(es) of the registered Holder(s) of the Original Capital Securities tendered hereby should be printed in the box entitled "Description of Original Capital Securities" above, if they are not already set forth in such box, as they appear on the Certificates representing such Original Capital Securities or on the records of DTC, as the case may be.
The Certificate number(s) of any such Certificates and the Liquidation Amount of such Original Capital Securities should be specified in such box as indicated therein.

     The undersigned understands that tenders of Original Capital Securities pursuant to any one of the procedures described in "The Exchange Offer-- Procedures for Tendering Original Capital Securities" in the Prospectus and in the instructions attached hereto will, upon the Corporation's and the Trust's acceptance for exchange of such tendered Original Capital Securities, constitute a binding agreement between the undersigned, the Corporation and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Corporation and the Trust may not be required to accept for exchange any of the Original Capital Securities tendered hereby.

     Unless otherwise indicated in the box entitled "Special Issuance Instructions" below, the undersigned hereby directs that the Exchange Capital Securities be issued in the name(s) of the undersigned or credited to the account at DTC indicated above in the case of a book-entry transfer of Original Capital Securities.

     If any Original Capital Securities are submitted for more Original Capital Securities than are tendered or accepted for exchange, then, without expense to the tendering Holder, promptly following the expiration or termination of the Exchange Offer, such non-exchanged or non-tendered Original Capital Securities will, if evidenced by Certificates, be returned, or will, if evidenced by book-entry, be credited to the account at DTC indicated above. If applicable, substitute Certificates representing non-exchanged Original Capital Securities will be issued to the undersigned or nonexchanges Original Capital Securities will be credited to the account at DTC indicated above in the case of a book-entry transfer of Original Capital Securities.

     Unless otherwise indicated under "Special Delivery Instructions," certificates for Original Capital Securities and for Exchange Capital Securities will be delivered to the undersigned at the address shown below the undersigned's signature.

     BY TENDERING ORIGINAL CAPITAL SECURITIES AND EXECUTING THIS LETTER OF TRANSMITTAL, THE UNDERSIGNED HEREBY REPRESENTS AND AGREES THAT (1) THE UNDERSIGNED IS NOT AN "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE CORPORATION OR THE TRUST, (2) ANY EXCHANGE CAPITAL SECURITIES TO BE RECEIVED BY THE UNDERSIGNED ARE BEING ACQUIRED IN THE ORDINARY COURSE OF ITS BUSINESS, (3) THE UNDERSIGNED HAS NO ARRANGEMENT OR UNDERSTANDING WITH ANY PERSON TO PARTICIPATE IN A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF EXCHANGE CAPITAL SECURITIES TO BE RECEIVED IN THE EXCHANGE OFFER, AND (4) IF THE UNDERSIGNED IS NOT A BROKER-DEALER, THE UNDERSIGNED IS NOT ENGAGED IN, AND DOES NOT INTEND TO ENGAGE IN, A DISTRIBUTION (WITHIN THE MEANING OF THE SECURITIES ACT) OF SUCH EXCHANGE CAPITAL SECURITIES. BY TENDERING ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER AND EXECUTING THIS LETTER OF TRANSMITTAL, A HOLDER OF ORIGINAL CAPITAL SECURITIES THAT IS A BROKER-DEALER REPRESENTS AND AGREES, CONSISTENT WITH CERTAIN INTERPRETIVE LETTERS ISSUED BY THE STAFF OF THE DIVISION OF CORPORATION FINANCE OF THE SECURITIES AND EXCHANGE COMMISSION TO THIRD PARTIES, THAT (1) SUCH ORIGINAL CAPITAL SECURITIES ARE HELD BY SUCH BROKER-DEALER ONLY AS A NOMINEE, OR (2) SUCH ORIGINAL CAPITAL SECURITIES WERE ACQUIRED BY IT FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND IT WILL DELIVER THE PROSPECTUS MEETING THE REQUIREMENTS OF THE SECURITIES ACT IN CONNECTION WITH ANY RESALE OF SUCH EXCHANGE CAPITAL SECURITIES (PROVIDED THAT, BY SO ACKNOWLEDGING AND BY DELIVERING THE PROSPECTUS, IT WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT).

     THE CORPORATION AND THE TRUST HAVE AGREED THAT, SUBJECT TO THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, THE PROSPECTUS MAY BE USED IN CONNECTION WITH RESALES OF EXCHANGE CAPITAL SECURITIES RECEIVED IN EXCHANGE FOR ORIGINAL CAPITAL SECURITIES BY A BROKER-DEALER WHO ACQUIRED ORIGINAL CAPITAL SECURITIES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES (A "PARTICIPATING BROKER-DEALER") FOR A PERIOD ENDING 90 DAYS AFTER THE EXPIRATION DATE (SUBJECT TO EXTENSION UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS) OR, IF EARLIER, WHEN ALL SUCH EXCHANGE CAPITAL SECURITIES HAVE BEEN DISPOSED OF BY SUCH PARTICIPATING BROKER-DEALER. IN THAT REGARD, EACH PARTICIPATING BROKER-DEALER, BY TENDERING SUCH ORIGINAL CAPITAL SECURITIES AND EXECUTING THIS LETTER OF TRANSMITTAL OR BY TENDERING THROUGH BOOK-ENTRY TRANSFER IN LIEU THEREOF, AGREES THAT, UPON RECEIPT OF NOTICE FROM THE CORPORATION OR THE TRUST OF THE OCCURRENCE OF ANY EVENT OR THE DISCOVERY OF ANY FACT WHICH MAKES ANY STATEMENT CONTAINED OR INCORPORATED BY REFERENCE IN THE PROSPECTUS UNTRUE IN ANY MATERIAL RESPECT OR WHICH CAUSES THE PROSPECTUS TO OMIT TO STATE A MATERIAL FACT NECESSARY IN ORDER TO MAKE THE STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE THEREIN, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING OR OF THE OCCURRENCE OF CERTAIN OTHER EVENTS SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT, SUCH PARTICIPATING BROKER-DEALER WILL SUSPEND THE SALE OF EXCHANGE CAPITAL SECURITIES PURSUANT TO THE PROSPECTUS UNTIL (1) THE CORPORATION AND THE TRUST HAVE AMENDED OR SUPPLEMENTED THE PROSPECTUS TO CORRECT SUCH MISSTATEMENT OR OMISSION AND HAVE FURNISHED COPIES OF THE AMENDED OR SUPPLEMENTED PROSPECTUS TO THE PARTICIPATING BROKER-DEALER OR (2) THE CORPORATION OR THE TRUST HAS GIVEN NOTICE THAT THE SALE OF THE EXCHANGE CAPITAL SECURITIES MAY BE RESUMED, AS THE CASE MAY BE. IF THE CORPORATION OR THE TRUST GIVES SUCH NOTICE TO SUSPEND THE SALE OF THE EXCHANGE CAPITAL SECURITIES, THEY SHALL EXTEND THE 90-DAY PERIOD REFERRED TO ABOVE DURING WHICH PARTICIPATING BROKER-DEALERS ARE ENTITLED TO USE THE PROSPECTUS IN CONNECTION WITH THE RESALE OF EXCHANGE CAPITAL SECURITIES BY THE NUMBER OF DAYS DURING THE PERIOD FROM AND INCLUDING THE DATE OF THE GIVING OF SUCH NOTICE TO AND INCLUDING THE DATE ON WHICH (1) PARTICIPATING BROKER-DEALERS SHALL HAVE RECEIVED COPIES OF THE SUPPLEMENTED OR AMENDED PROSPECTUS NECESSARY TO PERMIT RESALES OF THE EXCHANGE CAPITAL SECURITIES OR (2) THE CORPORATION OR THE TRUST HAS GIVEN NOTICE THAT THE SALE OF EXCHANGE CAPITAL SECURITIES MAY BE RESUMED, AS THE CASE MAY BE.

     AS A RESULT, A PARTICIPATING BROKER-DEALER WHO INTENDS TO USE THE PROSPECTUS IN CONNECTION WITH RESALES OF EXCHANGE CAPITAL SECURITIES RECEIVED IN EXCHANGE FOR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER MUST NOTIFY THE CORPORATION AND THE TRUST, OR CAUSE THE CORPORATION AND THE TRUST TO BE NOTIFIED, ON OR PRIOR TO THE EXPIRATION DATE, THAT IT IS A PARTICIPATING BROKER-DEALER. SUCH NOTICE MAY BE GIVEN IN THE SPACE PROVIDED ABOVE OR MAY BE DELIVERED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH IN THE PROSPECTUS UNDER "THE EXCHANGE OFFER-EXCHANGE AGENT."

     Holders whose Original Capital Securities are accepted for exchange on or prior to August 1, 1998 will not receive Distributions on such Original Capital Securities and the undersigned hereby waives the right to receive any Distributions on such Original Capital Securities accumulated from and including February 13, 1998. Accordingly, holders of Exchange Capital Securities as of the close of business on the record date for the payment of Distributions on August 1, 1998 will be entitled to Distributions accumulated from and including February 13, 1998.

     The undersigned will, upon request, execute and deliver any additional documents deemed by the Corporation or the Trust to be necessary or desirable to complete the sale, assignment and transfer of the Original Capital Securities tendered hereby. All authority herein conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

     THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF ORIGINAL CAPITAL SECURITIES" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE ORIGINAL CAPITAL SECURITIES AS SET FORTH IN SUCH BOX.





                             HOLDER(S) SIGN HERE
                    (SEE ATTACHED INSTRUCTIONS 2, 5 AND 6)
            (PLEASE COMPLETE SUBSTITUTE FORM W-9 ON THE LAST PAGE)
     (NOTE: SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 2)



     Must be signed by registered Holder(s) exactly as name(s) appear(s) on Certificate(s) for the Original Capital Securities hereby tendered or on the records of DTC, as the case may be, or by any person(s) authorized to become the registered Holder(s) by endorsements and documents transmitted herewith (including such opinions of counsel, certifications and other information as may be required by the Trust to comply with the restrictions on transfer applicable to the Original Capital Securities). If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary capacity or representative capacity, set forth the signatory's full title. See Instruction 5.





______________________________________________________________________________

______________________________________________________________________________
                         (SIGNATURE(S) OF HOLDER(S))


Date ________________________________________, 1998


Name(s) _____________________________________________________________________

______________________________________________________________________________
                                (PLEASE PRINT)


Capacity (full title) _______________________________________________________

Address _____________________________________________________________________
                              (INCLUDE ZIP CODE)


______________________________________________________________________________

______________________________________________________________________________

Area Code and Telephone Number _______________________________________________

______________________________________________________________________________
              (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S))




                          GUARANTEE OF SIGNATURE(S)
                     (SEE ATTACHED INSTRUCTIONS 2 AND 5)



______________________________________________________________________________
                            (AUTHORIZED SIGNATURE)



Date _______________, 1998


Name of Firm ________________________________________________________________

Capacity (full title) _______________________________________________________
                                (PLEASE PRINT)

Address _____________________________________________________________________
                              (INCLUDE ZIP CODE)

______________________________________________________________________________


______________________________________________________________________________


Area Code and Telephone Number ______________________________________________




                        SPECIAL ISSUANCE INSTRUCTIONS
                    (SEE ATTACHED INSTRUCTIONS 1, 5 AND 6)


     To be completed ONLY if certificates for Exchange Capital Securities or non-tendered or nonexchanged Original Capital Securities are to be issued in the name of someone other than the registered Holder(s) of the Original Capital Securities whose name(s) appear(s) above.

Issue

(__) Non-tendered or non-exchanged Original Capital Securities to:
(__) Exchange Capital Securities to:



Name(s) _____________________________________________________________________

Address _____________________________________________________________________
                              (INCLUDE ZIP CODE)

_____________________________________________________________________________


Area Code and
Telephone Number ____________________________________________________________

_____________________________________________________________________________
              (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S))





                        SPECIAL ISSUANCE INSTRUCTIONS
                    (SEE ATTACHED INSTRUCTIONS 1, 5 AND 6)


     To be completed ONLY if certificates for Exchange Capital Securities or non-tendered or nonexchanged Original Capital Securities are to be sent to someone other than the registered Holder(s) of the Original Capital Securities whose name(s) appear(s) at an address other than that above.

Mail

(__) Non-tendered or non-exchanged Original Capital Securities to:
(__) Exchange Capital Securities to:



Name(s) _____________________________________________________________________

Address _____________________________________________________________________
                              (INCLUDE ZIP CODE)

_____________________________________________________________________________

Area Code and
Telephone Number ____________________________________________________________

_____________________________________________________________________________
              (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S))





                                 INSTRUCTIONS
        FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER


     1. BOOK-ENTRY TRANSFER; DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES. To tender in the Exchange Offer, Holders must tender by (a) forwarding Certificates herewith or (b) book-entry transfer pursuant to the procedures set forth in "The Exchange Offer--Procedures for Tendering Original Capital Securities" in the Prospectus. Holders who are DTC Participants tendering by book-entry transfer must execute such tender through DTC's ATOP system. A Holder using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent a book-entry confirmation, including an Agent's Message confirming that DTC has received an express acknowledgment from such Holder that such Holder has received and agrees to be bound by this Letter of Transmittal and that the Trust and the Corporation may enforce this Letter of Transmittal against such Holder. The book-entry confirmation must be received by the Exchange Agent in order for the tender relating thereto to be effective. Book-entry transfer to DTC in accordance with DTC's procedure does not constitute delivery of the book-entry confirmation to the Exchange Agent.

     IF THE TENDER IS NOT MADE THROUGH ATOP, CERTIFICATES, AS WELL AS THIS LETTER OF TRANSMITTAL (OR FACSIMILE THEREOF), PROPERLY COMPLETED AND DULY EXECUTED, WITH ANY REQUIRED SIGNATURE GUARANTEES, AND ANY OTHER DOCUMENTS REQUIRED BY THIS LETTER OF TRANSMITTAL, MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH HEREIN ON OR PRIOR TO THE EXPIRATION DATE IN ORDER FOR SUCH TENDER TO BE EFFECTIVE.

     Original Capital Securities may be tendered in whole or in part in the Liquidation Amount of $100,000 (100 Capital Securities) and integral multiples of $1,000 Liquidation Amount (one Capital Security) in excess thereof, provided that, if any Original Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

     Holders who wish to tender their Original Capital Securities and (i) whose Original Capital Securities are not immediately available or (ii) who cannot deliver their Original Capital Securities, this Letter of Transmittal and all other required documents to the Exchange Agent on or prior to the Expiration Date or (iii) who cannot complete the procedures for delivery by book-entry transfer on a timely basis, may tender their Original Capital Securities by properly completing and duly executing a notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing the Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth in the Prospectus (the "Notice of Guaranteed Delivery"), pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer--Procedures for Tendering Original Capital Securities--Guaranteed Delivery." Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution (as defined below); (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying this Letter of Transmittal, must be received by the Exchange Agent on or prior to the Expiration Date; and (iii) (a) a book-entry confirmation or (b) the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under "The Exchange Offer-- Procedures for Tendering Original Capital Securities--Guaranteed Delivery".

     A Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent, and must include a guarantee by an Eligible Institution in the form set forth in such Notice. For Original Capital Securities to be properly tendered pursuant to the guaranteed delivery procedure, the Exchange Agent must receive a Notice of Guaranteed Delivery on or prior to the Expiration Date. As used herein and in the Prospectus, "Eligible Institution" means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein) (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association.

     THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATION OR CERTIFICATES, THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Neither the Corporation nor the Trust will accept any alternative, conditional or contingent tenders. Each tendering Holder, by book-entry transfer through ATOP or execution of a Letter of Transmittal (or facsimile thereof), waives any right to receive any notice of the acceptance of such tender.

     2. GUARANTEE OF SIGNATURES. No signature guarantee on this Letter of Transmittal is required if:

     (i) this Letter of Transmittal is signed by the registered Holder(s) of Original Capital Securities tendered herewith, unless such Holder(s) has completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" above, or

     (ii) such Original Capital Securities are tendered for the account of a firm that is an Eligible Institution.

     In all other cases, an Eligible Institution must guarantee the signature(s) on this Letter of Transmittal. See Instruction 5.

     3. INADEQUATE SPACE. If the space provided in the box captioned "Description of Original Capital Securities" is inadequate, the Certificate number(s) and/or the Liquidation Amount of Original Capital Securities and any other required information should be listed on a separate signed schedule which is attached to this Letter of Transmittal.

     4. PARTIAL TENDERS AND WITHDRAWAL RIGHTS. Tenders of Original Capital Securities will be accepted only in the Liquidation Amount of $100,000 (100 Capital Securities) and integral multiples of $1,000 Liquidation Amount (one Capital Security) in excess thereof, provided that if any Original Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. If less than all the Original Capital Securities are to be tendered, fill in the Liquidation Amount of Original Capital Securities that are to be tendered in the box entitled "Liquidation Amount of Original Capital Securities Tendered." If applicable, new Certificate(s) for the Original Capital Securities that were not tendered will be sent to the address designated herein by such Holder promptly after the Expiration Date. All Original Capital Securities represented by Certificates delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. In order for a withdrawal to be effective on or prior to such date, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth above or in the Prospectus on or prior to such date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate Liquidation Amount of Original Capital Securities to be withdrawn, and, if any Certificates for Original Capital Securities have been tendered, the name of the registered Holder of the Original Capital Securities as set forth on any such Certificates, if different from that of the person who tendered such Original Capital Securities. If Certificates for the Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Certificates, the tendering Holder must submit the serial numbers shown on the particular Certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in the Prospectus under "The Exchange Offer--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described herein.

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust or the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned or transferred by book-entry, as the case may be, to the Holder thereof without cost to such Holder promptly after withdrawal.

     5. SIGNATURES ON LETTER OF TRANSMITTAL, ASSIGNMENTS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered Holder(s) of the Original Capital Securities tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Certificate(s) for such Original Capital Securities, without alteration, enlargement or any change whatsoever, or as recorded in DTC's book-entry transfer facility system, as the case may be.

     If any Certificates tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

     If any tendered Original Capital Securities are registered in different names on several Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates. If any tendered Original Capital Securities are registered in different names in several book-entry accounts, proper procedures for book-entry transfer must be followed for each account.

     If this Letter of Transmittal or any Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Corporation and the Trust in their sole discretion, of each such person's authority so to act.

     When this Letter of Transmittal is signed by the registered Holder(s) of the Original Capital Securities listed and transmitted hereby, or book-entry transfer is effectuated by such Holder(s), no endorsement(s) of Certificate(s) or separate bond power(s) are required except if Exchange Capital Securities are to be issued in the name of a person other than the registered Holder(s). If such exception applies, signature(s) on such Certificate(s) or bond power(s) must be guaranteed by an Eligible Institution.

     If this Letter of Transmittal is signed by a person other than the registered Holder(s) of the Original Capital Securities listed, the Certificate(s) must be endorsed or accompanied by appropriate bond powers, signed exactly as the name(s) of the registered Holder(s) appear(s) on the Certificates, and also must be accompanied by such opinions of counsel, certifications and other information as the Corporation or the Trust may require in accordance with the restrictions on transfer applicable to the Original Capital Securities. In such event, signatures on such Certificates or bond powers must be guaranteed by an Eligible Institution.

     6. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If Exchange Capital Securities are to be issued in the name of a person other than the signer of this Letter of Transmittal, or if Exchange Capital Securities are to be sent to someone other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Original Capital Securities not exchanged will be returned, if evidenced by Certificates, by mail or, if tendered by book-entry transfer, by crediting the account at DTC indicated above in Instruction 4.

     7. IRREGULARITIES. The Corporation and the Trust will determine, in their sole discretion, all questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of Original Capital Securities, which determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right to reject any and all tenders determined by either of them not to be in proper form or the acceptance of which, or exchange for which, may in the view of counsel to the Corporation and the Trust be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer set forth in the Prospectus under "The Exchange Offer--Conditions to the Exchange Offer" or any conditions or irregularity in any tender of Original Capital Securities of any particular Holder whether or not similar conditions or irregularities are waived in the case of other Holders. The Corporation's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange
Agent nor any other person shall not be under any duty to give notification of any irregularities in tenders or incur any liability for failure to give such notification.

     8.   QUESTIONS, REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.
Questions and requests for assistance may be directed to the Exchange Agent at its address and telephone number set forth on the front cover of this Letter of Transmittal. Additional copies of the Prospectus, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from the Exchange Agent or from your broker, dealer, commercial bank, trust company or other nominee.

     9. 31% BACKUP WITHHOLDING; SUBSTITUTE FORM W-9. Under U.S. Federal income tax law, a Holder whose tendered Original Capital Securities are accepted for exchange is required to provide the Exchange Agent with such Holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the Exchange Agent is not provided with the correct TIN, the Internal Revenue Service (the "IRS") may subject the Holder or other payee to a $50 penalty. In addition, payments to such Holders or other payees with respect to Original Capital Securities exchanged pursuant to the Exchange Offer may be subject to 31% backup withholding.

     The box in Part 2 of the Substitute Form W-9 may be checked if the tendering Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 2 is checked, the Holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 2 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Exchange Agent will withhold 31% of all payments made prior to the time a properly certified TIN is provided to the Exchange Agent. The Exchange Agent will retain such amounts withheld during the 60-day period following the date of the Substitute Form W-9. If the Holder furnishes the Exchange Agent with its TIN within 60 days after the date of the Substitute Form W-9, the amounts retained during the 60-day period will be remitted to the Holder and no further amounts shall be retained or withheld from payments made to the Holder thereafter. If, however, the Holder has not provided the Exchange Agent with its TIN within such 60-day period, amounts withheld will be remitted to the IRS as backup withholding. In addition, 31% of all payments made thereafter will be withheld and remitted to the IRS until a correct TIN is provided.

     The Holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the registered owner of the Original Capital Securities or of the last transferee appearing on the transfers attached to, or endorsed on, the Original Capital Securities. If the Original Capital Securities are registered in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

     Certain Holders (including, among others, corporations, financial institutions and certain foreign persons) may not be subject to these backup withholding and reporting requirements. Such Holders should nevertheless complete the attached Substitute Form W-9 below, and write "exempt" on the face thereof, to avoid possible erroneous backup withholding. A foreign person may qualify as an exempt recipient by submitting a properly completed IRS Form W-8, signed under penalties of perjury, attesting to that holder's exempt status. Please consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which Holders are exempt from backup withholding.

     Backup withholding is not an additional U.S. Federal income tax. Rather, the U.S. Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

     10. WAIVER OF CONDITIONS. The Corporation and the Trust reserve the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

     11. NO CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal, shall waive any right to receive notice of the acceptance of Original Capital Securities for exchange.

     Neither the Corporation, the Trust, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Original Capital Securities nor shall any of them incur any liability for failure to give any such notice.

     12. LOST, DESTROYED OR STOLEN CERTIFICATES. If any Certificate(s) representing Original Capital Securities have been lost, destroyed or stolen, the Holder should promptly notify the Exchange Agent. The Holder will then be instructed as to the steps that must be taken in order to replace the Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Certificate(s) have been followed.

     13. SECURITY TRANSFER TAXES. Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the Holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer tax (whether imposed on the Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

             IMPORTANT: BOOK-ENTRY CONFIRMATION OR THIS LETTER OF
               TRANSMITTAL (OR FACSIMILE THEREOF) AND ALL OTHER
                  REQUIRED DOCUMENTS MUST BE RECEIVED BY THE
              EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.




               TO BE COMPLETED BY ALL TENDERING SECURITYHOLDERS

                             (SEE INSTRUCTION 9)


                     PAYOR'S NAME: BANKERS TRUST COMPANY


SUBSTITUTE            Part 1-PLEASE PROVIDE     TIN: _________________________
                      YOUR TIN IN THE BOX AT         Social Security Number or
                      RIGHT AND CERTIFY BY      Employer Identification Number
                      SIGNING AND DATING
                      BELOW:
Form W-9
Department of the
Treasury
Internal Revenue
Service

                        Part 2-TIN Applied For  / /

Payer's Request
for Taxpayer
Identification       CERTIFICATION-UNDER THE PENALTIES OF PERJURY,
Number ("TIN")       I CERTIFY THAT:
and Certification       (1)  The number shown on this form is my correct
                             taxpayer identification number (or I am waiting for a number to be issued to me).
                        (2)  I am not subject to backup withholding either
                             because (i) I am exempt from backup withholding,
                             (ii) I have not been notified by the Internal
                             Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding, and
                        (3)  any other information provided on this form is
                             true and correct.
                        The Internal Revenue Service does not require you consent to any provision of this document other than the certifications required to avoid backup withholding.

                        SIGNATURE______________________  DATE _______________


You must cross out item (3) in Part (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding.

NOTE:     FAILURE TO COMPLETE AND RETURN THIS FORM MAY IN CERTAIN
          CIRCUMSTANCES RESULT IN BACKUP WITHHOLDING OF 31% OF ANY AMOUNTS PAID TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
                     IN PART 2 OF THE SUBSTITUTE FORM W-9


          CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all payments made to me on account of the Exchange Capital Securities shall be retained until I provide a taxpayer identification number to the Exchange Agent and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 31% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.


__________________________________________   ___________________________
               Signature(s)                             Date


                                                                 EXHIBIT 99.2
                                                                 ------------

                        NOTICE OF GUARANTEED DELIVERY
                                FOR TENDER OF

                      8.67% CAPITAL SECURITIES, SERIES A
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                                      OF
                            SIGNAL CAPITAL TRUST I

                        UNCONDITIONALLY GUARANTEED BY

                    FIRSTFEDERAL FINANCIAL SERVICES CORP.


     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if
(i) certificates for the 8.67% Capital Securities, Series A, of Signal Capital Trust I (the "Original Capital Securities") are not immediately available, (ii) Original Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to Firstar Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Original Capital Securities" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Capital Securities pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Capital Securities (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.



                The Exchange Agent For The Exchange Offer Is:


                            Firstar Trust Company


          By Hand, Overnight Delivery, Registered or Certified Mail:

                            FIRSTAR TRUST COMPANY
                 C/O FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                 (         )
                                 (         )
                                 (         )

                     CONFIRM BY TELEPHONE: (            )

                   FACSIMILE TRANSMISSIONS: (            )
                         (ELIGIBLE INSTITUTIONS ONLY)



     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on thet Letter of Transmittal.




Ladies and Gentlemen:

     The undersigned hereby tenders to Signal Capital Trust I, a Delaware business trust (the "Trust"), and to FirstFederal Financial Services Corp., an Ohio corporation (the "Corporation"), upon the terms and subject to the
conditions set forth in the Prospectus dated (        ), 1998 (as the same
may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Original Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Aggregate Liquidation Amount: _______________________________________________

Name(s) of Registered Holder(s):_____________________________________________

Amount Tendered: $ _________________________

Certificate No(s) (if available): ___________________________________________


                    _______________________________

*Total Liquidation Amount Represented by Original Capital Securities Certificate(s):

$________________________________________

If Original Capital Securities will be tendered by book-entry transfer, provide the following information:

DTC Account Number: _________________________

Date: _______________________________________

_______________

* Must be in Liquidation Amounts of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.

_____________________________________________________________________________

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
_____________________________________________________________________________


              PLEASE SIGN HERE:

X_____________________________________________      _________________________



X_____________________________________________      _________________________
           Signature(s) of Owner(s)
Date
           or Authorized Signatory

Area Code and Telephone Number: _____________________________________________

     This Notice of Guaranteed Delivery must be signed by the holder(s) of the Original Capital Securities as their name(s) appear(s) on certificates for Original Capital Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es):

Name(s):  ___________________________________________________________________
          ___________________________________________________________________
          ___________________________________________________________________


Capacity: ___________________________________________________________________

Address(es): ________________________________________________________________
          ___________________________________________________________________
          ___________________________________________________________________



                                  GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Capital Securities to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


___________________________________    ___________________________________
           Name of Firm                       Authorized Signature

___________________________________    ___________________________________
             Address                                  Title

___________________________________    ___________________________________
            Zip Code                          (Please Type or Print)


Area Code and Telephone No. ___________________ Dated: ___________________


NOTE: DO NOT SEND CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES WITH THIS FORM. CERTIFICATES FOR ORIGINAL CAPITAL SECURITIES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                                                 EXHIBIT 99.3
                                                                 ------------


                              (          ), 1998




Firstar Trust Company
1555 North RiverCenter Drive, Suite 301
Milwaukee, Wisconsin 53212

Ladies and Gentlemen:

     FirstFederal Financial Services Corp., an Ohio corporation, as Sponsor (the "Corporation"), and Signal Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby appoint FIRSTAR TRUST COMPANY to act as exchange agent (the "Exchange Agent") in connection with an exchange offer by the Corporation and the Trust to exchange up to and including $50,000,000 aggregate Liquidation Amount of the Trust's 8.67% Capital Securities, Series B (the "Exchange Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like aggregate Liquidation Amount of the Trust's outstanding 8.67% Capital Securities, Series A (the "Original Capital Securities"). The terms and conditions of the exchange offer are set forth in a Prospectus
dated (          , 1998) (as the same may be amended or supplemented from
time to time, the "Prospectus") and in the related Letter of Transmittal, which together constitute the "Exchange Offer." The registered holders of the Original Capital Securities and the Exchange Capital Securities (the "Capital Securities") are hereinafter referred to as the "Holders." Capitalized terms used herein and not defined shall have the respective meanings assigned thereto in the Prospectus.

     The Exchange Offer is expected to be commenced by the Trust on or about
(          ), 1998.  The Letter of Transmittal accompanying the Prospectus
(or, in the case of book-entry securities, the ATOP system) is to be used by the Holders of the Original Capital Securities to accept the Exchange Offer and contains instructions with respect to (i) the delivery of certificates for Original Capital Securities tendered in connection therewith and (ii) the book-entry transfer of Original Capital Securities to the Exchange Agent's account.

     The Exchange Offer shall expire at 5:00 p.m. New York City time, on
(          ), 1998, or on such later date or time to which the Trust may extend the Exchange Offer from time to time by giving oral (to be confirmed in writing) or written notice to the Exchange Agent before 9:00 a.m., New York City time, on the business day following the previously scheduled Expiration Date.

     The Trust expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange and Original Capital Securities not theretofore accepted for exchange, based upon any conditions of the Exchange Offer described in the Prospectus. The Trust will give oral (to be confirmed in writing) or written notice of any amendment, termination or nonacceptance of Original Capital Securities to the Exchange Agent promptly after any amendment, termination or nonacceptance.

     On the basis of the representations, warranties and agreements of the Corporation, the Trust and the Exchange Agent contained herein and subject to the terms and conditions hereof, the following sets forth the agreement between the Corporation, the Trust and the Exchange Agent for the Exchange
Offer:

1.   APPOINTMENT AND DUTIES AS EXCHANGE AGENT.

     a. The Corporation and the Trust hereby authorize and appoint Firstar Trust Company to act as Exchange Agent in connection with the Exchange Offer and Firstar Trust Company agrees to act as Exchange Agent in connection with the Exchange Offer. As Exchange Agent, Firstar Trust Company will perform those services as are specifically set forth in the section of the Prospectus captioned "The Exchange Offer" and as are outlined herein.

     b. The Corporation and the Trust acknowledge and agree that Firstar Trust Company has been retained pursuant to this Agreement to act solely as Exchange Agent in connection with the Exchange Offer, and in such capacity, the Exchange Agent shall perform such duties in good faith.

     c. The Exchange Agent will establish an account with respect to the Original Capital Securities at The Depository Trust Company ("DTC") for the purposes of the Exchange Offer within two business days after the date of the Prospectus, and any financial institution that is a participant in DTC's system may make book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account in accordance with DTC's procedure for such transfer.

     d. The Exchange Agent will examine each of the Letters of Transmittal and certificates for Original Capital Securities and any book-entry confirmations and any other documents delivered or mailed to the Exchange Agent by or for Holders of the Original Capital Securities to ascertain whether: (i) the Letters of Transmittal and any such other documents are duly executed and properly completed in accordance with the instructions set forth therein and that such book-entry confirmations are in due and proper form and contain the information required to be set forth therein, (ii) the Original Capital Securities have otherwise been properly tendered, and (iii) Holders have provided their correct Tax Identification Number or required certification. Determination of all questions as to validity, form, eligibility and acceptance for exchange of any Original Capital Securities shall be made by the Corporation or the Trust, whose determination shall be final and binding. In each case where the Letters of Transmittal or any other documents have been improperly completed or executed or where book-entry confirmations are not in due and proper form or omit certain information, or any of the certificates for Original Capital Securities are not in proper form for transfer or some other irregularity in connection with the tender of the Original Capital Securities exists, the Exchange Agent will endeavor to advise the tendering Holders of the irregularity and to take any other action may be necessary or advisable as to cause such irregularity to be corrected. Notwithstanding the foregoing, the Exchange Agent shall not incur any liability for failure to give any such notification.

     e. With the approval of any Administrative Trustee of the Trust or any person designated in writing by the Corporation (a "Designated Officer") (such approval, if given orally, to be confirmed in writing) or any other party designated by any such Administrative Trustee or Designated Officer, the Exchange Agent is authorized to waive any irregularities in connection with any tender of Original Capital Securities pursuant to the Exchange Offer.

     f. Tenders of Original Capital Securities may be made only as set forth in the Letter of Transmittal and in the section of the Prospectus captioned "The Exchange Offer" and Original Capital Securities shall be considered properly tendered only when tendered in accordance with the procedures set forth therein. Notwithstanding the provisions of this paragraph, Original Capital Securities which any Administrative Trustee or Designated Officer shall approve (such approval, if given orally, to be confirmed in writing) as having been properly tendered shall be considered to be properly tendered.

     g. The Exchange Agent shall advise the Corporation and the Trust with respect to any Original Capital Securities received after 5:00 p.m., New York City time, on the Expiration Date and accept their instructions with respect to disposition of such Original Capital Securities.

     h.   The Exchange Agent shall accept tenders:

          (a) in cases where the Original Capital Securities are registered in two or more names only if signed by all named Holders;

          (b) in cases where the signing person (as indicated on the Letter of Transmittal) is acting in a fiduciary or a representative capacity only when proper evidence of such person's authority so to act is submitted; and

          (c) from persons other than the Holder of Original Capital Securities provided that customary transfer requirements, including any applicable transfer taxes, are fulfilled.

     The Exchange Agent shall accept partial tenders of Original Capital Securities where so indicated and as permitted in the Letter of Transmittal and deliver certificates for Original Capital Securities to the transfer agent for split-up and return any untendered Original Capital Securities or Original Capital Securities which have not been accepted by the Corporation and the Trust to the Holder (or such other person as may be designated in the Letter of Transmittal) as promptly as practicable after expiration or termination of the Exchange Offer.

     i. Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Trust will notify the Exchange Agent (such notice if given orally, to be confirmed in writing) of its acceptance, promptly after the Expiration Date, of all Original Capital Securities properly tendered and the Exchange Agent, on behalf of the Trust, will exchange such Original Capital Securities for Exchange Capital Securities and cause such Original Capital Securities to be canceled. Delivery of Exchange Capital Securities will be made on behalf of the Trust by the Exchange Agent at the rate of $1,000 Liquidation Amount of Original Capital Securities tendered promptly after notice (such notice if given orally, to be confirmed in writing) of acceptance of said Original Capital Securities by the Trust; provided, however, that in all cases, Original Capital Securities tendered pursuant to the Exchange Offer will be exchanged only after timely receipt by the Exchange Agent of certificates for such Original Capital Securities (or confirmation of book-entry transfer into the Exchange Agent's account at
DTC), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents. You shall issue Exchange Capital Securities only in Liquidation Amounts of $100,000 or any integral multiples of $1,000 in excess thereof.

     j. Tenders pursuant to the Exchange Offer are irrevocable, except that, subject to the terms and the conditions set forth in the Prospectus and the Letter of Transmittal, Original Capital Securities tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date.

     k. The Trust shall not be required to exchange any Original Capital Securities tendered if any of the conditions set forth in the Exchange Offer are not met. Notice of any decision by the Corporation and the Trust not to exchange any Original Capital Securities tendered shall be given by the Corporation or the Trust orally (and confirmed in writing) to the Exchange Agent.

     l. If, pursuant to the Exchange Offer, the Corporation and the Trust do not accept for exchange all or part of the Original Capital Securities tendered because of an invalid tender, the occurrence of certain other events set forth in the Prospectus under the caption "The Exchange Offer--Conditions to the Exchange Offer" or otherwise, the Exchange Agent shall promptly after the expiration or termination of the Exchange Offer return such certificates for unaccepted Original Capital Securities (or effect appropriate book-entry transfer), together with any related required documents and the Letters of Transmittal relating thereto that are in the Exchange Agent's possession, to the persons who deposited such certificates.

     m. Certificates for reissued Original Capital Securities, unaccepted Original Capital Securities or for Exchange Capital Securities shall be forwarded by (a) first-class certified mail, return receipt requested under a blanket surety bond obtained by the Exchange Agent protecting the Exchange Agent, the Corporation and the Trust from loss or liability arising out of the non-receipt or non-delivery or such certificates or (b) by registered mail insured by the Exchange Agent separately for the replacement value of each such certificate.

     n. The Exchange Agent is not authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, commercial bank, trust company or other persons or to engage or use any person to solicit tenders.

     o.   As Exchange Agent, Firstar Trust Company:

          (i) shall have no duties or obligations other than those specifically set forth in the section of the Prospectus captioned "The Exchange Offer," the Letter of Transmittal or herein or as may be subsequently agreed to in writing;

          (ii) will make no representations and will have no responsibilities as to the validity, value or genuineness of any of the certificates for the Original Capital Securities deposited pursuant to the Exchange Offer, and will not be required to and will make no representation as to the validity, value or genuineness of the Exchange Offer;

          (iii) shall not be obligated to take any legal action hereunder which might in the Exchange Agent's reasonable judgment involve any expense or liability, unless the Exchange Agent shall have been furnished with reasonable indemnity;

          (iv) may reasonably rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to the Exchange Agent and reasonably believed by the Exchange Agent to be genuine and to have been signed by the proper party or parties;

          (v) may reasonably act upon any tender, statement, request, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Exchange Agent believes in good faith to be genuine and to have been signed or represented by a proper person or persons;

          (vi) may rely on and shall be protected in acting upon written or oral instructions from any Administrative Trustee or Designated Officer;

          (vii)may consult with its own counsel with respect to any questions relating to the Exchange Agent's duties and responsibilities and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Exchange Agent hereunder in good faith and in accordance with the advice or opinion of such counsel;

        (viii) shall not advise any person tendering Original Capital Securities pursuant to the Exchange Offer as to whether to tender or refrain from tendering all or any portion of its Original Capital Securities or as to the market value, decline or appreciation in market value of any Original Capital Securities or as to the market value of the Exchange Capital Securities; and

          (ix) The Exchange Agent shall take such action as may from time to time be requested by the Corporation or the Trust to furnish copies of the Prospectus, Letter of Transmittal and the Notice of Guaranteed Delivery, or such other forms as may be approved from time to time by the Corporation and the Trust, to all persons requesting such documents and to accept and comply with telephone requests for information relating to the procedures for accepting (or withdrawing from) the Exchange Offer. The Corporation and the Trust will furnish you with copies of such documents at your request.

     p. The Exchange Agent shall advise by facsimile transmission or telephone and promptly thereafter confirm in writing to the Corporation and the Trust and such other persons as the Corporation and the Trust may request, daily (and more frequently during the week immediately preceding the Expiration Date and if otherwise requested), up to and including the Expiration Date, the aggregate Liquidation Amount of Original Capital Securities which have been tendered pursuant to the Exchange Offer and the items received by the Exchange Agent pursuant to the Exchange Offer and this Agreement, reporting separately and cumulatively as to items properly received and items improperly received. In addition, the Exchange Agent will also provide, and cooperate in making available to the Corporation and the Trust or any such other persons as requested from time to time, such other information in its possession as the Corporation and the Trust may reasonably request. Such cooperation shall include, without limitation, the granting by the Exchange Agent to the Corporation and the Trust, and such persons as the Corporation and the Trust may request, of access to those persons on the Exchange Agent's staff who are responsible for receiving tenders, in order to ensure that immediately prior to the Expiration Date the Corporation and the Trust shall have received information in sufficient detail to enable the Corporation and the Trust to decide whether to extend the Exchange Offer. The Exchange Agent shall prepare a final list of all persons whose tenders were accepted, the aggregate Liquidation Amount of Original Capital Securities tendered and the aggregate Liquidation Amount of Original Capital Securities accepted and deliver said list to the Corporation and the Trust.

     q. Letters of Transmittal, book-entry confirmation and Notices of Guaranteed Delivery shall be stamped by the Exchange Agent as to the date and time of receipt thereof and shall be preserved by the Exchange Agent for a period of time at least equal to the period of time the Exchange Agent preserves other records pertaining to the transfer of securities, or one year, whichever is longer, and thereafter shall be delivered by the Exchange Agent to the Corporation and the Trust. The Exchange Agent shall dispose of unused Letters of Transmittal and other surplus materials by returning them to the Corporation or the Trust.

     r. The Exchange Agent hereby expressly waives any lien, encumbrance or right of set-off whatsoever that the Exchange Agent may have respect to funds deposited with it for the payment of transfer taxes by reasons of amounts, if any, borrowed by the Corporation or the Trust, of any of its or their subsidiaries or affiliates pursuant to any loan or credit agreement with the Exchange Agent or for compensation owed to the Exchange Agent hereunder or for any other matter.

     s. The Exchange Agent hereby acknowledges receipt of the Prospectus and the Letter of Transmittal and the Notice of Guaranteed Delivery and further acknowledges that it has examined each of them. Any inconsistency between this Agreement, on the one hand, and the Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery (as they may be amended or supplemented from time to time), on the other hand, shall be resolved in favor of the latter three documents, except with respect to the duties, liabilities and indemnification of the Exchange Agent which shall be controlled by this Agreement.

2.   COMPENSATION

     For services rendered as Exchange Agent hereunder, the Exchange Agent shall be entitled to such compensation as is set forth on Schedule I attached hereto.

3.   INDEMNIFICATION

     a. The Trust hereby agrees to indemnify and hold harmless the Exchange Agent against and from any and all costs, losses, liabilities and expenses (including reasonable counsel fees and disbursements) arising out of or in connection with any act, omission, delay or refusal made by the Exchange Agent in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document reasonably believed by the Exchange Agent to be valid, genuine and sufficient and in accepting any tender or effecting any transfer of Original Capital Securities reasonably believed by the Exchange Agent in good faith to be authorized, and in delaying or refusing in good faith to accept any tenders or effect any transfer of Original Capital Securities. Anything in this Agreement to the contrary notwithstanding, neither the Corporation nor the Trust shall be liable for indemnification or otherwise for any loss, liability, cost or expense to the extent arising out of the Exchange Agent's bad faith, negligence or willful misconduct. In no case shall the Trust be liable under this indemnity with respect to any claim against the Exchange Agent until the Trust shall be notified by the Exchange Agent, by letter, of the written assertion of a claim against the Exchange Agent or of any other action commenced against the Exchange Agent, promptly after the Exchange Agent shall have received any such written assertion or notice of commencement of action. The Trust shall be entitled to participate at its own expense in the defense of any such claim or other action, and, if the Trust so elects, the Trust may assume the defense of any pending or threatened action to enforce any such claim. In the event that the Trust shall assume the defense of any such suit or threatened action in respect of which indemnification may be sought hereunder, the Trust shall not be liable for the fees and expenses incurred thereafter of any additional counsel retained by the Exchange Agent so long as the Exchange Agent consents to the Trust's retention of counsel, which consent may not be unreasonably withheld; provided, however, that the Trust shall not be entitled to assume the defense of any such action if the named parties to such action include the Corporation or the Trust and the Exchange Agent and representation of the parties by the same legal counsel would, in the written opinion of counsel for the Exchange Agent, be inappropriate due to actual or potential conflicting interests among them. It is understood that neither the Corporation nor the Trust shall be liable under this paragraph for the fees and disbursements of more than one legal counsel for the Exchange Agent. In the event that the Trust shall assume the defense of any such suit with counsel reasonably acceptable to the Exchange Agent, the Trust shall not thereafter be liable for the fees and expenses of any counsel retained by the Exchange Agent.

     b. The Exchange Agent agrees that, without the prior written consent of the Trust, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought in accordance with the indemnification provision of this Agreement (whether or not the Exchange Agent, the Corporation and the Trust or any of their directors, officers and controlling persons is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Corporation and the Trust and its directors, officers and controlling persons from all liability arising out of such claim, action or proceeding.

4.   TAX INFORMATION

     a. The Exchange Agent shall arrange to comply with all requirements under the tax laws of the United States, including those relating to missing Tax Indemnification Numbers, and shall file any appropriate reports with the Internal Revenue Service. The Corporation and the Trust understand that the Exchange Agent is required, in certain instances,to deduct 31% with respect to interest paid on the Exchange Capital Securities and proceeds from the sale, exchange, redemption or retirement of the Exchange Capital Securities from Holders who have not supplied their correct Taxpayer Identification Number or required certification. Such funds will be turned over to the Internal Revenue Service in accordance with applicable regulations. The Exchange Agent shall notify the Corporation and the Trust of any Holder who has failed to supply such Taxpayer Identification Number or certification.

     b. The Exchange Agent shall notify the Trust of the amount of any transfer taxes payable in respect of the exchange of Original Capital Securities and, upon receipt of written approval from the Trust, the Exchange Agent shall deliver or cause to be delivered, in a timely manner to each governmental authority to which any transfer taxes are payable in respect of the exchange of Original Capital Securities, its check in the amount of all transfer taxes so payable, and the Trust shall reimburse the Exchange Agent for the amount of any and all transfer taxes payable in respect of the exchange of Original Capital Securities; provided, however, that the Exchange Agent shall reimburse the trust for amounts refunded to the Exchange Agent in respect of you payment of any such transfer taxes, as such time as such refund is received by the Exchange Agent.

5. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state without regard to conflicts of laws principles.

6. NOTICES. Any communication or notice provided for hereunder shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, telecopy, or overnight delivery or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the address indicated below:

     If to the Trust:

          Signal Capital Trust I
          c/o FirstFederal Financial Services Corp.
          135 East Liberty Street
          Wooster, Ohio 44691
          Telephone: (330) 264-8001
          Telecopy:  (330) 263-9278
          Attention:  Jon W. Park

     If to the Exchange Agent:

          Firstar Trust Company
          1555 North RiverCenter Drive, Suite 301
          Milwaukee, Wisconsin 53212
          Telephone:  (414) 905-5013
          Telecopy:   (414) 905-5049
          Attention:  Charles F. Pedersen

or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section.

7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns and noting in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Without limitation to the foregoing, the parties hereto expressly agree that no Holder of Original Capital Securities or Exchange Capital Securities shall have any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8. COUNTERPARTS; SEVERABILITY. This Agreement may be executed in one or more counterparts, and each of such counterparts shall together constitute one and the same agreement. If any term or other provision of this Agreement or the application thereto is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision or the application thereof is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

9. CAPTIONS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified nor may any provision hereof be waived except in writing signed by each party to be bound thereby.

11. TERMINATION. This Agreement shall terminate upon the earlier of (a) the 90th day following the expiration, withdrawal, or termination of the Exchange Offer, (b) the close of business on the date of actual receipt of written notice by the Exchange Agent from the Corporation and the Trust stating that this Agreement is terminated, (c) one year following the date of this Agreement, or (d) the time and date on which this Agreement shall be terminated by mutual consent of the parties hereto. Notwithstanding the foregoing, Paragraphs 2, 3 and 4 shall survive termination of this Agreement.



     Kindly indicate the Exchange Agent's acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to the Corporation a copy of this Agreement so signed, whereupon this Agreement shall constitute a binding agreement among the Exchange Agent, the Corporation and the Trust.

                              Very truly yours,

                              FIRSTFEDERAL FINANCIAL SERVICES CORP.


                              By:  __________________________________________
                              Name:     James J. Little
                              Title:    Executive Vice President

                              SIGNAL CAPITAL TRUST I


                              By:  __________________________________________
                              Name:     Jon W. Park
                              Title:    Administrative Trustee



Accepted and agreed to as of
the date first written above:

FIRSTAR TRUST COMPANY


By:
   -------------------------------
Name:
Title:

                                  SCHEDULE I

                            FIRSTAR TRUST COMPANY
                                 FEE SCHEDULE
                           EXCHANGE AGENT SERVICES
                            SIGNAL CAPITAL TRUST I
      ----------------------------------------------------------------


I.   Exchange Agency
     ---------------

     A fee for the receipt of exchanged 8.67% Capital Securities, Series A,
     of Signal Capital Trust I will be charged at $(     ) per Letter of
     Transmittal.  The total charge will be subject to a minimum of $(     )
     and maximum of $(     ).

     This fee covers examination and execution of all required documentation, receipt of transmittal letters, reporting as required to the Company and communication with DTC.

II.  Miscellaneous
     -------------

     Fees for services not specifically covered in this schedule will be assessed in amounts commensurate with the services rendered.



                                                           (          ), 1998

                                                                 EXHIBIT 99.4
                                                                 ------------

                            SIGNAL CAPITAL TRUST I
                          Offer for all Outstanding
                      8.67% Capital Securities, Series A
                               in Exchange for
                      8.67% Capital Securities, Series B

To:  Brokers, Dealers, Commercial Banks,
     Trust Companies and Other Nominees:

     Signal Capital Trust I (the "Trust") is offering, upon and subject to
the terms and conditions set forth in a prospectus dated (         ), 1998
(as the same may be amended or supplemented from time to time, the "Prospectus"), and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 8.67% Capital Securities, Series B (the "Exchange Capital Securities") for any and all of its outstanding 8.67% Capital Securities, Series A (the "Original Capital Securities"). The Exchange Offer is being made in order to satisfy certain obligations of the Trust and FirstFederal Financial Services Corp. (the "Corporation") contained in the Registration Rights Agreement, dated as of February 10, 1998, among the Trust, the Corporation and Sandler O'Neill & Partners, L.P.

     We are requesting that you contact your clients for whom you hold Original Capital Securities regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Capital Securities registered in your name or in the name of your nominee, or who hold Original Capital Securities registered in their own names, we are enclosing the following documents:

     1.   The Prospectus dated (       ), 1998;

     2. The Letter of Transmittal for your use and for the information (or the use, where relevant) of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4. A form of letter which may be sent to your clients for whose account you hold Original Capital Securities registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M, NEW YORK CITY TIME, ON ________, 1998, OR ON SUCH LATER DATE
OR TIME TO WHICH THE CORPORATION OR THE TRUST MAY EXTEND THE EXCHANGE OFFER (THE "EXPIRATION DATE"). THE ORIGINAL CAPITAL SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Capital Securities should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Original Capital Securities wish to tender, but it is impracticable for them to forward their certificates for Original Capital Securities prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Procedures for Tendering Original Capital Securities--Guaranteed Delivery."

     The Trust will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Capital Securities held by them as nominee or in a fiduciary capacity. The Trust will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Capital Securities pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Firstar Trust Company, the Exchange Agent for the Original Capital Securities, at its address and telephone number set forth on the front of the Letter of Transmittal.


                         Very truly yours,




                         SIGNAL CAPITAL TRUST I


     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE TRUST OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures




                                                                 Exhibit 99.5




                            SIGNAL CAPITAL TRUST I
                          Offer for all Outstanding
                      8.67% Capital Securities, Series A
                               in Exchange for
                      8.67% Capital Securities, Series B

To Our Clients:

     Enclosed for you consideration is a prospectus dated (         ), 1998
(as the same may be amended or supplemented from time to time, the "Prospectus"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Signal Capital Trust I (the "Trust") and FirstFederal Financial Services Corp. (the "Corporation") to exchange the Trust's 8.67% Capital Securities, Series B (the "Exchange Capital Securities") for any and all of the Trust's outstanding 8.67% Capital Securities, Series A (the "Original Capital Securities"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Trust and the Corporation contained in the Registration Rights Agreement, dated as of February 10, 1998, among the Trust, the Corporation and Sandler O'Neill & Partners, L.P.

     This material is being forwarded to you as the beneficial owner of the Original Capital Securities carried by us in your account but not registered in your name. A tender of such Original Capital Securities may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Capital Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Capital Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer shall expire at 5:00 p.m., New York City time, on ________, 1998, or on such later date or time to which the Corporation or the Trust may extend the Exchange Offer. Any Original Capital Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.   The Exchange Offer is for any and all Original Capital Securities.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-- Conditions to the Exchange Offer".

     3. Any transfer taxes incident to the transfer of Original Capital Securities from the holder to the Corporation will be paid by the Corporation, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 p.m., New York City time, on ________, 1998, or on such later date or time to which the Corporation or the Trust may extend the Exchange Offer.

     If you wish to have us tender your Original Capital Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Capital Securities.


               INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Signal Capital Trust I with respect to its Original Capital Securities.

     This will instruct you to tender the Original Capital Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Original Capital Securities held by you for my account as indicated below:

                                     AGGREGATE LIQUIDATION AMOUNT AT MATURITY
                                     OF ORIGINAL CAPITAL SECURITIES TENDERED
                                     ---------------------------------------


8.67% Capital Securities, Series A

/ /   Please do not tender any Original Capital Securities held by you for my account.


Dated: ____________, 1998 __________________________________________________

                          __________________________________________________
                                              Signature(s)

                          __________________________________________________


                          __________________________________________________
                                        Please print name(s) here

                          __________________________________________________

                          __________________________________________________

                          __________________________________________________
                                               Addresses

                          __________________________________________________
                                     Area code and telephone number


                          __________________________________________________
                            Tax Identification or Social Security number(s)




     None of the Original Capital Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Capital Securities held by us for your account.